                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                             HALSEY DRUG CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
     Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             HALSEY DRUG CO., INC.
                         616 N. NORTH COURT, SUITE 120
                            PALATINE, ILLINOIS 60067

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     Notice is hereby given that the 2004 Annual Meeting of Shareholders (the "Meeting") of Halsey Drug Co., Inc., a New York corporation, doing business as Halsey Pharmaceuticals (the "Company"), will be held at the Wyndham Newark Airport Hotel, 1000 Spring Street, Elizabeth, New Jersey 07201 on August 12, 2004 at 11:00 a.m., Eastern Time, for the purposes listed below:


          1. To elect six directors to the Board of Directors who shall serve until the 2005 Annual Meeting of Shareholders, or until their successors have been elected and qualified;

          2. To amend and restate the Company's Certificate of Incorporation (the "Charter") to (i) increase the number of authorized shares of its $.01 par value common stock (the "Common Stock") from 80.0 million shares to
     650.0 million shares, (ii) authorize 290.0 million shares of preferred stock (collectively, the "Preferred Stock"), of which 45.0 million shares shall be designated series A convertible preferred stock, $.01 par value per share (the "Series A Preferred"), 25.0 million shares shall be designated series B convertible preferred stock $.01 par value per share (the "Series B Preferred"), 70.0 million shares shall be designated series C-1 convertible preferred stock, $.01 par value per share (the "Series C-1 Preferred"), 50.0 million shares shall be designated series C-2 convertible preferred stock, $.01 par value per share (the "Series C-2 Preferred") and
     100.0 million shares shall be designated series C-3 convertible preferred stock, $.01 par value per share (the "Series C-3 Preferred"), and (iii) eliminate the voting rights of the holders of the Company's outstanding 5% convertible senior secured debentures issued in 1998 and 1999 and having a maturity date of March 31, 2006;

          3. To authorize an amendment to the Charter to change the name of the Company from Halsey Drug Co., Inc. to Acura Pharmaceuticals, Inc.;

          4. To approve the sale of substantially all of the assets used in the Company's manufacturing, labeling, packaging, storage, distribution and sale of finished dosage generic pharmaceutical products at its Congers, New York locations pursuant to an asset purchase agreement between the Company and IVAX Pharmaceuticals New York LLC;

          5.  To adopt an amendment to the Company's 1998 Stock Option Plan to
     (a) increase the number of shares available for grant under the Plan, (b) permit the grant of non-qualified stock options having an exercise price per share which is less than the fair market value of the Company's Common Stock, and (c) set a limit of 8,750,000 option awards that may be granted to one individual in any calendar year;

          6. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2004; and

          7. To transact such other business as may properly come before the Meeting or any adjournment thereof.


     Only shareholders of record at the close of business on July 6, 2004 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


     For a period of 10 days prior to the Meeting, a shareholders list will be kept at the Company's administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

     Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Meeting and further information regarding each proposal to be made.

     SHAREHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors

                                          JERRY KARABELAS
                                          Chairman


July 6, 2004

Palatine, Illinois

                             HALSEY DRUG CO., INC.
                         616 N. NORTH COURT, SUITE 120
                            PALATINE, ILLINOIS 60067

                                PROXY STATEMENT

                      2004 ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Halsey Drug Co., Inc., doing business as Halsey Pharmaceuticals (the "Company") of proxies in the accompanying form, to be voted at the 2004 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on August 12, 2004, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy were first mailed to shareholders on or about July 6, 2004.



     The close of business on July 6, 2004 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, the Company's outstanding voting securities consisted of 66,453,864 shares of common stock, $.01 par value per share (the "Common Stock"), which is comprised of 21,927,944 shares of Common Stock issued and outstanding and 44,525,920 shares of Common Stock underlying the Company's issued and outstanding 5% convertible senior secured debentures issued by the Company in 1998 and 1999 (including debentures issued in satisfaction of interest payments under such debentures) (collectively, the "1998 and 1999 Debentures") for which the holders of the 1998 and 1999 Debentures are entitled to vote on shareholder matters on an as-converted basis. Under the New York Business Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, and each holder and the holders of the 1998 and 1999 Debentures will be entitled to one vote for each share of Common Stock into which such debenture holder's 1998 and 1999 Debentures are convertible at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock and holders of 1998 and 1999 Debentures issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal. Holders of Common Stock and the holders of the 1998 and 1999 Debentures have no cumulative voting rights in the election of directors.

                               TABLE OF CONTENTS

ITEM                                                                           PAGE
----                                                                           ----
Summary of the Transaction for the Sale of Assets located at our Congers, New    4
York Facilities..............................................................
Voting of Proxies............................................................    8
The Board of Directors.......................................................    8
Proposal 1  --   Election of Directors.......................................   11
            --   Executive Officers and Key Employees........................   12
            --   Agreements Governing Appointment of Directors...............   13
Compensation of Executive Officers and Directors.............................   14
Summary Compensation Table...................................................   14
            --   Other Compensatory Arrangements.............................   14
            --   Employment Agreements.......................................   15
            --   Compensation of Directors...................................   17
            --   Stock Option Plans..........................................   17
            --   Securities Authorized for Issuance Under Equity Compensation
                 Plans.......................................................   18
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option       19
  Values.....................................................................
Compensation Committee Interlocks and Insider Participation..................   19
Section 16(a) Beneficial Ownership Reporting Compliance......................   19
Report of the Compensation Committee on Executive Compensation...............   20
Performance Graph............................................................   23
Certain Relationships and Related Transactions...............................   23
Vote Required................................................................   27
Proposal 2  --   Amendment to Certificate of Incorporation to Increase
                 Authorized Capital Stock....................................   27
            --   General.....................................................   28
            --   Background..................................................   28
            --   Negotiations Between the Company and the Lead 2004
                 Investors...................................................   29
            --   2004 Debenture Offering.....................................   36
            --   Dilution to Common Shareholders and Holders of the 1998-2002
                 Debentures..................................................   38
            --   Proceeds of 2004 Debenture Offering.........................   38
            --   Description of Charter Amendment............................   39
            --   Board Recommendation........................................   41
            --   Description of Debentures...................................   41
            --   Terms of Preferred Stock....................................   48
            --   Board Approval of the Charter Amendment.....................   53
            --   Effect of the Charter Amendment.............................   59
            --   Interests of Investors in the 2004 Debenture Offering.......   63
            --   Vote Required...............................................   64
            --   Dissenting Shareholders' Right of Appraisal.................   64
Proposal 3  --   Amendment to Certificate of Incorporation to Change the Name
                 of the Company..............................................   67
Proposal 4  --   Sale of the Assets used in our Generic Finished Dosage
                 Product Operations Located in Congers, New York.............   68
            --   The Companies...............................................   68
            --   Background of the Sale of Assets used in the Operation of
                 the Congers Facilities......................................   71
            --   Reasons for the Sale of the Congers Facilities Assets.......   76
            --   Recommendation of the Board of Directors....................   79

ITEM                                                                           PAGE
----                                                                           ----
            --   Proceeds of the Sale of the Congers Facilities Assets.......   79
            --   Shareholder Approval of the Sale of the Congers Facilities
                 Assets; Vote Required.......................................   80
            --   Dissenter's Rights..........................................   80
            --   Regulatory Matters..........................................   82
            --   Accounting Treatment........................................   82
            --   Material United States Federal Income Tax Consequences......   82
            --   Voting Agreement............................................   83
            --   Special Considerations Shareholders Should Take into Account in Deciding How to Vote on the Proposal to Sell the Assets
                 Used in the Operation of the Congers Facilities.............   83
            --   Special Considerations Regarding the Proposal to Sell the
                 Congers Facilities Assets...................................   84
            --   Special Considerations Relating to the Company if the Assets
                 Used in the Operation of the Congers Facilities are Sold....   85
            --   The Asset Purchase Agreement................................   89
            --   Cautionary Statements Concerning Forward Looking
                 Information.................................................   96
            --   Selected Historical Consolidated Financial Data.............   97
Proposal 5  --   Amendment to the Company's 1998 Stock Option Plan...........   97
            --   Administration..............................................   99
            --   Shares Subject to the 1998 Plan.............................  100
            --   Eligibility.................................................  100
            --   Exercise Price of Options...................................  100
            --   Terms.......................................................  101
            --   Exercise of Options.........................................  101
            --   Federal Income Tax Consequences Relating to Incentive Stock
                 Options.....................................................  101
            --   Federal Income Tax Consequences Relating to Non-Qualified
                 Stock Options...............................................  102
            --   Previously Granted Options..................................  103
            --   2003 and 2004 Stock Option Commitments......................  103
            --   Amendments and Discontinuance of the 1998 Plan..............  104
            --   Vote Required...............................................  104
            --   Recommendation of the Board of Directors....................  105
Proposal 6  --   Ratification of Appointment of Independent Certified Public
                 Accountants.................................................  105
            --   Audit Fees..................................................  105
            --   Audit-Related Fees..........................................  105
            --   Tax Fees....................................................  105
            --   All Other Fees..............................................  105
            --   Audit Committee's Pre-Approval Policies and Procedures......  105
            --   Audit Committee Report......................................  106
            --   Recommendation of the Board of Directors....................  106
Security Ownership of Certain Beneficial Owners and Management...............  107
General......................................................................  110
Shareholder Proposals for 2005 Annual Meeting................................  111
Appendix A -- Charter of Audit Committee.....................................  A-1
Appendix B -- Section 623 of the New York Business Corporation Law relating to Dissenters' Appraisal Rights............................................  B-1
Appendix C -- Restated Certificate of Incorporation..........................  C-1

ITEM                                                                           PAGE
----                                                                           ----
Appendix D -- Fairness Opinion...............................................  D-1
Appendix E -- Resolutions of Independent Committee of Board of Directors.....  E-1
Appendix F -- Amended 1998 Stock Option Plan.................................  F-1
Appendix G -- Debenture and Share Purchase Agreement.........................  G-1
Appendix H -- Form of 2004 Debenture.........................................  H-1
Appendix I -- Asset Purchase Agreement.......................................  I-1
Appendix J -- Voting Agreement Relating to Charter Amendment.................  J-1
Appendix K -- Voting Agreement Relating to Sale of Congers Assets............  K-1

               SUMMARY OF THE TRANSACTION FOR THE SALE OF ASSETS
                  LOCATED AT OUR CONGERS, NEW YORK FACILITIES

     The following summary describes the material terms of the proposed sale of substantially all of the assets located at our Congers, New York locations to IVAX Pharmaceuticals New York LLC ("IVAX"), a wholly-owned subsidiary of IVAX Corporation. This summary does not contain all of the information that may be important for you to consider when evaluating the proposed transaction. We encourage you to read the entire Proxy Statement (including the Asset Purchase Agreement attached as Appendix I) before voting.

     We have entered into an Asset Purchase Agreement with IVAX, dated March 19, 2004, pursuant to which we will sell and transfer to IVAX substantially all of the assets used in the Company's manufacturing, labeling, packaging, storage, distribution and sale of finished dosage generic pharmaceutical products located at our Congers, New York locations (collectively, the "Congers Assets").


THE PARTIES TO THE ASSET PURCHASE AGREEMENT (SEE PAGE 68)


     Halsey Drug Co., Inc.
     616 N. North Court, Suite 120
     Palatine, Illinois 60067
     Telephone: (847) 705-7709
     Website: www.halseydrug.com

     The Company is engaged in the development of proprietary opioid synthesis technologies for manufacturing of active pharmaceutical ingredients ("APIs") and abuse deterrent formulation technologies for use in orally administered opioid containing pharmaceutical products. The Company conducts research and development activities at its Culver, Indiana facility. The Culver facility is approved by the U.S. Drug Enforcement Administration ("DEA") for research, development and manufacturing Schedule II to V controlled substances in bulk and finished dosage forms. The Company, through its wholly-owned subsidiary, Houba, Inc., has made an application to the DEA for registration to import narcotic raw materials directly from foreign sources for use in the Company's API manufacturing process development and manufacturing activities at the Culver, Indiana facility. In the event the Company is successful in developing and scaling up for commercial production its API and finished dosage formulation technologies, the Company will enter into license and supply agreements with strategic partners providing that such partners will further develop orally administered products incorporating the Company's abuse deterrent formulation technologies, file for applicable regulatory approval and market and sell such products. It is the Company's intention to manufacture clinical trial supplies for use in obtaining regulatory approvals and commercial supplies of such products for marketing, sale and distribution by the Company's licensees.

     IVAX Pharmaceuticals New York LLC
     77 Brenner Drive
     Congers, New York 10920
     Telephone: (305) 575-6000

     IVAX , a wholly-owned subsidiary of IVAX Corporation, was formed for the purpose of completing the purchase of the assets used in the operation of the Congers Facilities. IVAX Corporation is a multi-national company engaged in the research, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary products in the United States and internationally. IVAX Corporation has direct operations in 30 countries and markets its products in more than 80 countries around the world.


REASONS FOR THE SALE OF THE CONGERS FACILITIES ASSETS (SEE PAGE 76)


     We are proposing to sell the Congers Assets to IVAX because we believe that the sale and the terms of the related Asset Purchase Agreement are in the best interests of our Company and our shareholders. The

Board of Directors has identified various benefits that are likely to result from the sale of the Congers Assets. The Board of Directors believes that the sale of the Congers Assets will:

     - Allow us to direct our resources to what the Board of Directors believes are the potentially better overall returns that may be derived from the development and commercialization of our proprietary opioid API synthesis and finished dosage formulation technologies while increasing our cash balance, reducing our cash burn and eliminating expenses primarily associated with the operation of the Congers Assets in the manufacture and sale of a variety of prescription and over-the-counter generic drugs;

     - Provide an improved organizational focus and free up senior management from directing the operation of multiple development, manufacturing and administrative locations;

     - Allow us to focus on a streamlined business strategy that the Board of Directors believes will provide competitive advantages potentially leading to greater returns for our shareholders; and

     - Allow us to increase our cash reserves by approximately $2.35 million (net of expenses) and thereby providing greater flexibility to develop and, if successful in development, commercialize opioid APIs and finished dosage pharmaceutical products incorporating our proprietary opioid synthesis and finished dosage formulation technologies.

     In reaching the conclusion that the sale of the Congers Assets to IVAX pursuant to the related Asset Purchase Agreement was in the best interests of our Company and our shareholders, the Board did, however, consider the potential adverse effects of other factors relating to the proposed asset sale, including:

     - The risk that, after the asset sale, the Company will have no ability to manufacture finished dosage generic products and that all of the Company's previous revenue generating products will have been sold;

     - The fact that the finished dosage manufacturing, packaging, labeling and distribution operations conducted at the Congers Facilities represented essentially all of the Company's product revenues for fiscal 2003 and 2002;

     - The risk that the Company will be able to develop and commercialize the Company's proprietary technologies;

     - The fact that in the absence of the Company's ability to successfully develop and commercialize the Company's proprietary technologies, the Company will have no ability to generate revenues from sales of generic products to partially offset operating expenses; and

     - The risk that the Company's cash resources to fund the development and commercialization of the Company's proprietary technologies and continuing operating losses may be insufficient to sustain the Company's cash needs until such time as revenues may be generated from such technologies.

     These and other reasons for approving and recommending the sale of our Congers Assets are discussed further under Proposal 4 of this Proxy Statement.


PROCEEDS FROM THE SALE OF OUR CONGERS ASSETS (SEE PAGE 79)


     Our Company will retain the proceeds of the sale of our Congers Assets. We do not intend to distribute any of the proceeds to our shareholders, but will use the proceeds along with our cash and cash equivalents, in implementing our future business plans, including the development and commercialization of our proprietary opioid synthesis and finished dosage formulation technologies.


TERMS OF ASSET PURCHASE AGREEMENT (SEE PAGE 89)



  WHAT WE WILL RECEIVE (SEE PAGE 90)


     IVAX will acquire all of the Congers Assets for the sum of $2.5 million and the assumption of certain contractual liabilities related to operation of such assets. We received $2.0 million of the purchase price at the time of the signing of the Asset Purchase Agreement. The remaining $0.5 million will be paid at the closing of the asset sale following receipt of shareholder approval to sell the Congers Assets.

     We believe the source of the funds from which IVAX will pay the cash consideration for the Congers Assets will be from IVAX' working capital.


  WHAT IS BEING SOLD (SEE PAGE 89)


     We are selling to IVAX substantially all of the assets used in manufacturing, labeling, packaging, distributing and selling finished dosage generic pharmaceutical products located at our Congers, New York locations. These assets include the leases to both of our facilities in Congers, New York, consisting of our facility located on Brenner Drive (the "Brenner Drive Facility"), including our option to purchase the Brenner Drive Facility, and our lease agreement for our facility located on Wells Avenue (the "Wells Avenue Facility"), as well as all of our equipment, manufacturing information relating to such equipment, intellectual property, regulatory approvals, licenses, registrations and supporting documentation and records relating to certain generic products manufactured at the Brenner Drive Facility.


  WHEN WILL THE ASSET SALE BE COMPLETED (PAGE 90)


     The closing of the asset sale transaction will take place three business days following our receipt of shareholder approval of the proposal to sell the Congers Assets. In accordance with the terms of a use and license agreement between us and IVAX, IVAX is permitted to use the Congers Assets from the date of signing of the Asset Purchase Agreement until the closing of the asset sale following receipt of shareholder approval.


  ASSUMED LIABILITIES (PAGE 90)


     As partial consideration for the purchase of our Congers Assets, at the signing of the Asset Purchase Agreement, IVAX assumed our obligations under the lease agreement of the Wells Avenue Facility. The lease for the Wells Avenue Facility has an initial term expiring June 30, 2004 and provides for a monthly rental payment of $11,255. On March 19, 2004, we exercised the purchase option under the lease for the Brenner Drive Facility and assigned our rights under the contract of sale to IVAX. On the same day, simultaneous with the closing of the sale of the Brenner Drive Facility from Par Pharmaceutical, Inc. to IVAX, we terminated the lease for the Brenner Drive Facility.


  REPRESENTATIONS AN WARRANTIES (PAGE 91)


     The Asset Purchase Agreement contains customary representations and warranties included in similar transactions. The representations and warranties will survive the completion of the sale of the Congers Assets for a period of three years, excluding our representations and warranties relating to title to the Congers Assets, environmental conditions and taxes, which survive without limitation.


  TERMINATION (PAGE 93)


     The Asset Purchase Agreement may be terminated under certain circumstances, including the following:

     - Upon the mutual written consent of Halsey and IVAX;

     - By either Halsey or IVAX if a governmental authority takes action to enjoin or otherwise prohibit the transactions contemplated in the Asset Purchase Agreement;

     - By IVAX in the event the sale of the Congers Assets does not occur within 10 days following our receipt of shareholder approval of our sale of the Congers Asset; and

     - By either party upon notice on or after January 1, 2005 in the event that by January 1, 2005 we have not obtained shareholder approval to sell the Congers Assets and a meeting of our shareholders has been held during which our sale of the Congers Assets was considered by our shareholders for approval.

     If the Asset Purchase Agreement is terminated for the reasons specified above, we must refund to IVAX the $2.0 million payment received by us at the signing of the Asset Purchase Agreement. The termination of the Asset Purchase Agreement shall not affect the assignment of the lease for the Wells Avenue Facility.


  CONDITIONS TO COMPLETION OF THE ASSET PURCHASE (PAGE 93)


     Each parties' obligation to complete the sale of the Congers Assets is subject to the prior satisfaction or waiver of certain conditions. In addition to customary closing conditions, we have to comply with the following material conditions that must be satisfied or waived before completion of the sale of the Congers Assets:

     - We will have obtained approval of our shareholders in accordance with the New York Business Corporation Law.

     - We will have filed with the U.S. Food and Drug Administration the information required to transfer to IVAX the regulatory approvals relating to the prescription generic pharmaceutical products manufactured at the Congers, New York locations and conveyed to IVAX pursuant to the Asset Purchase Agreement.

     - We will have delivered to IVAX evidence that all liens, security interests, mortgages or encumbrances on the Congers Assets have been terminated or removed.


ADDITIONAL AGREEMENTS RELATED TO THE ASSET PURCHASE AGREEMENT (SEE PAGE 95)



  USE AND LICENSE AGREEMENT (PAGE 95)


     Concurrently with the execution of the Asset Purchase Agreement, Halsey and IVAX executed a use and license agreement providing for IVAX' use of the Congers Assets during the term of the Asset Purchase Agreement until the Congers Assets are conveyed to IVAX.


  VOTING AGREEMENT (PAGE 95)


     Concurrently with the execution of the Asset Purchase Agreement, certain of our major securityholders entered into a voting agreement with IVAX pursuant to which these securityholders have granted IVAX an irrevocable proxy to vote their voting securities at a meeting of the Company's shareholders or any adjournment therefore in favor of the proposed sale of the Congers Assets to IVAX.

                               VOTING OF PROXIES

     Proxies may be revoked by shareholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or by voting in person at the Meeting.

     If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted at the Meeting and will be voted in accordance with the specifications made thereon. IF NO INSTRUCTIONS ARE INDICATED, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR the restatement of the Company's Certificate of Incorporation (the "Charter") to increase the number of authorized shares of the Company's Common Stock from 80,000,000 shares to 650,000,000 shares and to authorize 290,000,000 shares of Preferred Stock, (iii) FOR the amendment to the Company's Charter to change the name of the Company to Acura Pharmaceuticals, Inc., (iv) FOR the approval of the sale of substantially all of the assets used in the operation of the Company's Congers, New York locations, (v) FOR the adoption of the amendment to the Company's 1998 Stock Option Plan, and (vi) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2004.

                             THE BOARD OF DIRECTORS

     During the year ended December 31, 2003, the Board of Directors held nine meetings. None of the Company's Board members attended less than 75% of the Board meetings held during 2003.

     It is the policy of the Board that Directors are strongly encouraged to attend all board meetings and shareholder meetings.

BOARD COMMITTEES

     During 2003, the Company had an Audit Committee, a Compensation Committee, a Stock Option Committee, an Executive Committee and a Technology Committee of the Board of Directors.

  AUDIT COMMITTEE

     During 2003, the Audit Committee was composed of Messrs. William A. Sumner, Chairman, Immanuel Thangaraj, Alan Smith and Bruce F. Wesson. The Audit Committee is responsible for selecting the Company's independent auditors, approving the audit fee payable to the auditors, working with independent auditors, reviewing the scope and results of the audit by, and the recommendations of, the Company's independent auditors, approving the services provided by the auditors, reviewing the financial statements of the Company and reporting on the results of the audits to the Board, reviewing the Company's insurance coverage, financial controls and filings with the Securities and Exchange Commission (the "Commission"), including, meeting quarterly prior to the filing of the Company's quarterly and annual reports containing financial statements filed with the Commission, and submitting to the Board its recommendations relating to the Company's financial reporting, accounting practices and policies and financial, accounting and operational controls. The Audit Committee held three formal meetings and numerous informal meetings during 2003. A report of the Audit Committee is also contained under Proposal 6 in this Proxy Statement. The Charter of the Audit Committee is attached as Appendix A to this Proxy Statement.

     In assessing the independence of the Company's Audit Committee members during 2003, the Company has reviewed and analyzed the standards for independence provided in Section 121A of the American Stock Exchange Listing Standards. Based on this analysis, the Company has determined that each of Messrs. Sumner and Smith are deemed independent members of the Audit Committee. While Messrs. Wesson and Thangaraj do not satisfy the standards for independence set forth in the American Stock Exchange Listing Standards as a result of the controlling interest held by each of Galen Partners III, L.P., of which Mr. Wesson is a general partner, and Essex Woodlands Health Ventures, of which Mr. Thangaraj is a general partner, the Board values the experience of Messrs. Wesson and Thangaraj in the review of the Company's financial statements and believes that each is able to exercise independent judgment in the performance of his duties on the Audit Committee.

     The Audit Committee does not have a financial expert (as defined under applicable regulations of the Commission) serving on the Committee. The Board has determined that while none of the Audit Committee members meet all of the criteria established by the Commission to be classified as a "financial expert", the Company believes that in general the members of the Audit Committee have a sufficient understanding of audit committee functions, internal control over financial reporting and financial statement evaluation so as to capably perform the tasks required of the Audit Committee.

     Commencing with the date of the Meeting, the Audit Committee will be composed of Messrs. Sumner, Wesson and Thangaraj.

  COMPENSATION COMMITTEE

     The Company's Compensation Committee, composed of Messrs. Bruce F. Wesson, Srini Conjeevaram, William Skelly and Immanuel Thangaraj during 2003, is responsible for consulting with and making recommendations to the Board of Directors about executive compensation arrangements and the compensation of employees. See "Compensation of Executive Officers and Directors -- Report of the Compensation Committee on Executive Compensation" below. The Compensation Committee met four times in 2003. Commencing with the date of the Meeting, the Compensation Committee will be comprised of Messrs. Karabelas, Skelly and Reddick.

  STOCK OPTION COMMITTEE

     The Stock Option Committee, composed of Messrs. William Skelly, Alan Smith and William A. Sumner during 2003, is responsible for reviewing Management's recommendations as to employee option grants and to grant options under the Company's stock option plans to employees, directors and consultants. The Stock Option Committee met once in 2003. Commencing with the date of the Meeting, the Stock Option Committee will be dissolved and the Board of Directors will thereafter perform the functions previously conducted by the Stock Option Committee.

  EXECUTIVE COMMITTEE

     The Executive Committee, composed of Messrs. Srini Conjeevaram, Joel D. Liffmann, Bruce F. Wesson, William Skelly, Peter A. Clemens, Jerry Karabelas and Immanuel Thangaraj during 2003, is responsible for acting on behalf of the Board of Directors in lieu of a full Board meeting on such matters that are not of the type required to be considered by the full Board of Directors and to advise the Board as to the issues and matters under review by the Executive Committee at the meetings of the Board of Directors. The Executive Committee met three times in 2003. In view of the reduced size of the Company's Board, effective as of the date of the Meeting the Executive Committee will be dissolved.

  TECHNOLOGY COMMITTEE

     The Technology Committee, composed of Messrs. Zubeen Shroff, Alan Smith and Jerry Karabelas during 2003, is responsible for addressing and reviewing regulatory oversight of the Company's operations, including compliance with applicable Drug Enforcement Administration and Food and Drug Administration regulations, compliance with state agency and regulatory requirements, compliance with Medicare reimbursement requirements and consulting with the Board regarding current and future compliance with applicable Federal and state regulations, including current Good Manufacturing Practice regulations. The Technology Committee met twice in 2003. In view of the reduced size of the Company's Board, effective as of the date of the Meeting the Technology Committee will be dissolved and the Board of Directors will thereafter perform the functions previously conducted by the Technology Committee.

  NOMINATING COMMITTEE

     The Company does not have a standing nominating committee. Currently the Board of Directors functions as the Company's nominating committee. The Board performs the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the

Company. Two of the six members of the Board (Messrs. Sumner and Skelly) are "independent" as that term is defined by Section 121(A) of the American Stock Exchange Listing Standards and participate with entire Board in the consideration of director nominees. The nominees for election as directors at the Meeting were unanimously recommended by the Board. The Board believes that a nominating committee separate from itself is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company's size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

     Additionally, as described below under "Proposal 1 -- Agreements Governing Appointment of Directors", the Company is a party to a Voting Agreement dated as of February 6, 2004 which provides, among other things, that the Board of Directors shall be comprised of not more than seven (7) members, four (4) of whom shall be designees of the principal investors in the Company's 2004 Debentures, two (2) of whom shall be independent directors and one (1) of whom shall be the Company's Chief Executive Officer. In view of the contractual provisions contained in the Voting Agreement relating to the composition of the Board of Directors, the Board does not believe that the existence of a nominating committee of the Board would add to the effectiveness of the director evaluation and nomination process.

     The Board's process for recruiting and selecting nominees is for Board members to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company's governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

     To date, no shareholder has presented any candidate for Board membership to the Company for consideration, and the Company does not have a specific policy on shareholder-recommended director candidates. However, the Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company's Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies.

     Messrs. Reicher and Liffmann resigned as Directors of the Company effective September 18, 2003 and November 13, 2003, respectively.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

     Shareholders who wish to send communications to the Company's Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on cover page of this Proxy Statement. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication" or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. The Secretary of the Company will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropri-ate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Meeting, six individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During the fiscal year ended December 31, 2003, each of nominees to the Board with the exception of Andrew Reddick, the Company's President and Chief Executive Officer, served as Directors. See "Agreements Governing Appointment of Directors" below.

     Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     Although the Company's Charter provides for a maximum of 11 directors, in accordance with the terms of a certain Voting Agreement dated February 6, 2004 by and among the Company and the holders of the Company's outstanding senior secured convertible debentures, the Company has agreed that the Board of Directors shall be comprised of not more than seven members. The Voting Agreement provides that each of Care Capital Investments II, LP ("Care Capital"), Essex Woodlands Health Ventures V, L.P. ("Essex") and Galen Partners III, L.P. ("Galen") shall designate one member to the Board of Directors, and that Care Capital, Essex and Galen collectively may designate one additional member to the Board. The designees to the Board of Care Capital, Essex and Galen are Messrs. Karabelas, Thangaraj and Wesson, respectively, each of whom are current Board members. The collective designee to the Board of Care Capital, Essex and Galen has not yet been identified and designated. Accordingly, their remains a vacancy on the Board. Once identified and designated by Care Capital, Essex and Galen, their collective designee to the Board would serve in office until the next annual meeting of shareholders following such appointment. See "Agreements Governing Appointment of Directors" below.

     The name and age of each of the six nominees, his principal occupation and the period during which such person has served as a Director are set out below.

                                                                                       DIRECTOR
NAME OF NOMINEE                             AGE       POSITION WITH THE COMPANY         SINCE
---------------                             ---       -------------------------        --------
Jerry Karabelas(2)........................  51    Chairman of the Board of Directors     2002
Andrew D. Reddick(2)......................  51    President and Chief Executive            --
                                                  Officer
Bruce F. Wesson(1)........................  62    Director                               1998
William A. Sumner(1)......................  66    Director                               1997
William Skelly(2).........................  53    Director                               1996
Immanuel Thangaraj(1).....................  33    Director                               2002

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

     Jerry Karabelas has been a Director of the Company since December, 2002 and Chairman of the Board since May 2003. Mr. Karabelas was Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis AG from 1998 until July 2000. Prior to joining Novartis, Mr. Karabelas was Executive Vice President of SmithKline Beecham. From July, 2000 until December, 2001, Mr. Karabelas was the Founder and Chairman of the Novartis Bio Venture Fund. Since November, 2001 he has been a Partner with Care Capital LLC. Mr. Karabelas holds a Ph.D. in pharmacokinetics from the Massachusetts College of Pharmacy and serves as a Director of SykePharma Plc., Human Genome Sciences, Nitromed, Anadys and Renova.

     Andrew D. Reddick has been President and Chief Executive Officer since August, 2003. From April, 2000 to September, 2002 Mr. Reddick was Chief Operating Officer and Sr. Vice President Commercial Operations for Adolor Corporation, a pharmaceutical company. From June, 1999 to March, 2000 he served as President of Faulding Laboratories, Inc. and he served as Executive Vice President Marketing, Sales & Business Development with Purepac Pharmaceuticals from August, 1996 to June, 1999.

     Bruce F. Wesson has been a Director of the Company since March, 1998. Mr. Wesson has been a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. since January 1991. Prior to January, 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Encore Medical Corporation, QMed, Inc., and Crompton Corporation, each a publicly traded company, and several privately held companies. Mr. Wesson earned a degree from Colgate University and a Masters of Business Administration from Columbia University.

     William A. Sumner has been a Director of the Company since August, 1997. From 1974 until his retirement in 1995, Mr. Sumner held various positions within Hoechst-Roussel Pharmaceuticals, Inc., a manufacturer and distributor of pharmaceutical products, including Vice President and General Manager, Dermatology Division from 1991 through 1995, Vice President, Strategic Business Development, from 1989 to 1991 and Vice President, Marketing from 1985 to 1989. Since his retirement from Hoechst-Roussel Pharmaceuticals, Inc. in 1995, Mr. Sumner has acted as a consultant to various entities in the pharmaceutical field.

     William Skelly has been a Director of the Company since May, 1996 and served as Chairman of the Company from October, 1996 through June, 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc., companies involved in the animal health industry including veterinary biologicals and custom manufacturing of animal sera products. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc., a distributor and manufacturer of generic prescription pharmaceuticals.

     Immanuel Thangaraj has been a Director of the Company since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped form a telecommunication services company, for which he served as its CEO. Mr. Thangaraj also worked as an Associate for ARCH Venture Partners, LP and managing one of its portfolio companies, a medical information technology company. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago and serves as a Director of iKnowMed Systems, Sound ID and CBR Systems.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     Andrew D. Reddick, President and Chief Executive Officer.

     Ron J. Spivey has been Senior Vice President and Chief Scientific Officer since April, 2004. From June, 2002 to March, 2004 Dr. Spivey was President of Gibraltar Associates, a private company providing consulting services to the pharmaceutical industry relating to product research and development. From March, 1998 to May, 2002 he served as Vice President, Scientific Affairs for Alpharma/Purepac Pharmaceuticals. Additionally, Dr. Spivey has served in a number of senior level scientific and leadership positions at Zenith Goldline Pharmaceuticals, Cima Labs Inc., Marion Merrell Dow, Burroughs Wellcome Company and Warner Chilcott Division of Warner Lambert. Dr. Spivey holds a BA degree from Indiana University and a Ph.D. degree in pharmaceutics from the University of Iowa. Age 57.

     Vijai Kumar has been Chief Operations Officer of the Company since November, 2002. From 1996 to 2002, Mr. Kumar was President & CEO of Pharmalogix Inc., a pharmaceutical research and development company. From 1992 to 1996, Mr. Kumar was Director, Research and Development for the Warner Chilcott Division of Warner Lambert. In that capacity, he coordinated all technical aspects of the Division responsible for cGMP compliance, formulation development, analytical development and clinical and bioequivalence studies. Mr. Kumar holds B.Sc. in Chemistry from the University of Lucknow, India, a D.Pharm. from the College of Pharmacy, New Delhi, an M.B.A. from Fairleigh Dickinson University and an M.S. in Industrial Pharmacy from Long Island University. Age: 57.

     Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was Vice President and Chief Financial Officer and Secretary of the Company from February 1998 to April 2004. From February, 1988 until joining the Company, Mr. Clemens was employed by TC Manufacturing Co., Inc. ("TC") which, through its various subsidiaries and divisions, manufactures generic pharmaceuticals, industrial coatings and flexible packaging. Mr. Clemens was TC's President from February, 1996 through February, 1998. Prior to that time, he held the position of Vice President and Chief Financial Officer. Mr. Clemens is a Certified Public Accountant and earned a B.B.A. degree from the University of Notre Dame and an MBA from Indiana University. Age: 51

     James Emigh has been Vice President of Marketing and Administration since April 2004. Prior to such time, Mr. Emigh was Vice President of Sales and Marketing. Mr. Emigh joined the Company in May, 1998, serving first as Executive Director of Customer Relations and then as Vice President of Operations until November, 2002. From 1991 until joining the Company, Mr. Emigh was employed by Organon, Inc., a pharmaceutical company, in various management positions and most recently as its Director of Managed Care and Trade Relations. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University. Age: 47.

     Robert Seiser has been a Vice President, Corporate Controller and Treasurer since April 2004. Prior to such time, Mr. Seiser was Corporate Controller and Treasurer. From 1992 until joining the Company in March 1998, Mr. Seiser served as Treasurer and Corporate Controller of TC Manufacturing Co., Inc., a privately held company based in Evanston, Illinois. Mr. Seiser is a Certified Public Accountant and earned a B.B.A. degree from Loyola University of Chicago. Age:
41.

     The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Andrew D. Reddick, the Company's President and Chief Executive Officer, Vijai Kumar, the Company's Chief Operations Officer, Ron J. Spivey, the Company's Senior Vice President and Chief Scientific Officer, and Peter A. Clemens, the Company's Senior Vice President and Chief Financial Officer, are subject to the provisions of their respective Employment Agreements. See "Compensation of Executive Officers and Directors -- Employment Agreements."

AGREEMENTS GOVERNING APPOINTMENT OF DIRECTORS

     On February 10, 2004, the Company consummated a certain Debenture and Share Purchase Agreement (the "2004 Purchase Agreement") providing for a private offering of convertible senior secured debentures up to $14 million (the "2004 Debenture Offering"). On June 6, 2004, the 2004 Purchase Agreement was amended to increase the principal amount of the debentures issuable thereunder from $14.0 million to $17.5 million. As a condition to the initial closing of the 2004 Purchase Agreement on February 6, 2004, the Company, each of the investors in the 2004 Debenture Offering and the holders of the Company's outstanding 5% convertible senior secured debentures due March 31, 2006 executed a Voting Agreement dated as of February 6, 2004. The Voting Agreement provides, among other things, that the Board of Directors shall be comprised of not more than seven members, four of whom shall be the designees of the Lead 2004 Investors (as defined below), two of whom shall be independent directors and one of whom shall be the Company's Chief Executive Officer. The Lead 2004 Investors consist of Care Capital Investment II, LP ("Care Capital"), Essex Woodlands Health Ventures V, L.P. ("Essex") and Galen Partners III, L.P. ("Galen"). Each of Care Capital, Essex and Galen has the right, subject to shareholder approval, to designate one member of the Company's Board of Directors and the Lead 2004 Investors collectively may designate one additional member of the Board (collectively, the "Designees"). The Voting Agreement further provides that the Company will permit one observer selected by Galen to attend all meetings of the Board of Directors. The Designees of Care Capital, Essex and Galen are Messrs. Karabelas, Thangaraj and Wesson, respectively, each of whom are current Board members. The collective Designee of the Lead 2004 Investors has not yet been identified and designated. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, one Designee of each of Care Capital, Essex and Galen, and one collectively designee of the Lead 2004 Investors, for so long as each holds a minimum of 50% of the Series A Preferred shares initially issued to such party upon conversion of the convertible debentures issued in the 2004 Debenture Offering (or at least 50% of the shares of Common Stock issuable upon conversion of the Series A Preferred shares into which such debentures are convertible). See Proposal 2 contained in this Proxy Statement for a more detailed description of the 2004 Purchase Agreement and the Series A Shares issuable upon conversion of the convertible debentures issued in the 2004 Debenture Offering.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 2003, 2002 and 2001 to the Company's Chief Executive Officer and the Company's next four most highly compensated executive officers (collectively, the "named executive officers") whose total annual compensation for 2003 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                           -------------------------
                                              ANNUAL COMPENSATION          SECURITIES
                                       ---------------------------------   UNDERLYING
                                                            OTHER ANNUAL     STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS    COMPENSATION    OPTIONS     COMPENSATION
---------------------------     ----   --------   -------   ------------   ----------   ------------
Andrew D. Reddick.............  2003   $ 96,923         0         --             --           --
  President and Chief           2002          0         0         --             --           --
  Executive Officer             2001          0         0         --             --           --
Michael K. Reicher(1).........  2003   $119,231   110,000         --             --           --
  Chairman and Chief            2002    200,000         0         --             --           --
  Executive Officer             2001    191,346         0         --             --           --
Peter A. Clemens..............  2003   $155,000    60,000         --             --           --
  Vice President and            2002    155,000         0         --             --           --
  Chief Financial Officer       2001    149,807         0         --             --           --
Vijai Kumar...................  2003   $180,000         0         --             --           --
  Chief Operating Officer       2002     18,000         0         --        400,000           --
                                2001          0         0         --             --           --
James Emigh...................  2003   $132,000         0         --             --           --
  Vice President--Sales         2002    132,000         0         --             --           --
  and Marketing                 2001    125,000         0         --             --           --

---------------

(1) Mr. Reicher's services as Chief Executive Officer ceased effective June 16, 2003.

OTHER COMPENSATORY ARRANGEMENTS

     Executive Officers and key employees are eligible to participate in medical and disability insurance plans offered to all employees of the Company. The Company also pays the automobile expenses of an executive officer. Such expenses are less than the lesser of $6,000 or 10% of such officer's compensation reported above in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

     Andrew D. Reddick is employed pursuant to an Employment Agreement effective as of August 26, 2003, which provides that Mr. Reddick will serve as the Company's Chief Executive Officer and President for term expiring August 26, 2005. The Employment Agreement provides for an annual base salary of $300,000, plus the payment of annual bonus of up to thirty-five percent (35%) of Mr. Reddick's base salary based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. The Employment Agreement also provides for the Company to issue stock options exercisable for up to 5,500,000 shares of Common Stock at an exercise price of $0.34 per share. The grant of such stock options was subject to the receipt of shareholder approval to amend the Company's 1998 Stock Option Plan to permit the grant of such options. In May, 2004, the Employment Agreement was amended to adjust the Company's commitment to issue stock options to Mr. Reddick from 5,500,000 shares to 8,750,000 shares and to provide for an exercise price of $0.13 per share for such options . The grant of the stock options to Mr. Reddick exercisable for up to 8,750,000 shares of Common stock is subject to the receipt of shareholder approval to amend the Company's 1998 Stock Option Plan as sought pursuant to Proposal 5 of this Proxy Statement. Upon grant, Mr. Reddick's options will provide for vesting of 2,750,000 shares on June 30, 2004 with the balance vesting in monthly increments of 250,000 shares at the expiration of each monthly period thereafter commencing with the month ending July 31, 2004. The Employment Agreement also permits the Company to purchase the vested portion of Mr. Reddick's options upon his termination for Cause (as defined in the Employment Agreement) or his resignation other than for Good Reason (as defined in the Employment Agreement) at a purchase price equal to the positive difference, if any, between (i) the average of the closing bid and asked prices of the Company's Common Stock for the five trading days prior to the date of termination or resignation, and (ii) the exercise price of the option shares, multiplied by the numbers shares which, as of the date of termination or resignation, are vested under the stock option. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated due to death or disability, the Company is required to pay Mr. Reddick, or his designee, a pro rata portion of the annual bonus that would have been payable to Mr. Reddick during such year assuming full achievement of the bonus criteria established for such bonus. Additionally, Mr. Reddick or his designees shall have a period of twelve (12) months following such termination to exercise Mr. Reddick's vested stock options. In the event that the Employment Agreement is terminated by the Company without Cause or by Mr. Reddick for Good Reason, the Company is required to pay Mr. Reddick an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year, as well as Mr. Reddick's base salary for the greater of (i) the remainder of the initial term of the Employment Agreement, and (ii) one year (the "Severance Pay"), payable in equal monthly installments over a period of twelve (12) months. In addition, Mr. Reddick is entitled to continued coverage under the Company's then existing benefit plans, including medical and life insurance, for a term equal to the greater of (i) the remainder of the initial term of the Employment Agreement, or (ii) twelve (12) months from the date of termination. The Employment Agreement permits Mr. Reddick to terminate the Employment Agreement in the event of a Change of Control (as defined in the Employment Agreement), in which case such termination is considered to be made without Cause, entitling Mr. Reddick to the benefits described above, except that (i) the Severance Pay is payable in a lump sum within thirty (30) days of the date of termination, and (ii) all outstanding stock options granted to Mr. Reddick shall fully vest and be immediately exercisable. The Employment Agreement restricts Mr. Reddick from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement from competing with the Company at any time prior to one year after the termination of his employment with the Company.

     Ron J. Spivey is employed pursuant to an Employment Agreement effective as of April 5, 2004 which provides that Mr. Spivey will serve as the Company's Senior Vice President and Chief Scientific Officer for term expiring April 4, 2006. The Employment Agreement provides for an annual base salary of $260,000, plus the payment of annual bonus of up to thirty-five percent (35%) of Mr. Spivey's base salary based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of

Directors or the Compensation Committee of the Board of Directors. The Employment Agreement also provides for the Company to issue stock options exercisable for up to 3,000,000 shares of the Company's Common Stock at an exercise price of $0.13 per share. The grant of such stock option is subject to the receipt of shareholder approval to amend the Company's 1998 Stock Option Plan. Upon grant, the stock option will provide for vesting of 1,000,000 shares on October 1, 2004 with the remaining balance vesting in quarterly increments of 333,333 shares at the expiration of each quarterly period commencing with the quarterly period ending December 31, 2004. The Employment Agreement also permits the Company to purchase the vested portion of Mr. Spivey's options upon his termination for Cause (as defined in the Employment Agreement) or his resignation other than for Good Reason (as defined in the Employment Agreement) at a purchase price equal to the positive difference, if any, between (i) the average of the closing bid and asked prices of the Company's Common Stock for the five trading days prior to the date of termination or resignation, and (ii) the exercise price of the option shares, multiplied by the numbers shares which, as of the date of termination or resignation, are vested under the stock options. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated due to death or disability, Mr. Spivey or his designees shall have a period of twelve (12) months following such termination to exercise Mr. Spivey's vested stock options. In the event that the Employment Agreement is terminated by the Company without Cause or by Mr. Spivey for Good Reason, the Company is required to pay Mr. Spivey an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year, as well as Mr. Spivey's base salary for one year (the "Severance Pay"), payable in equal monthly installments over a period of twelve (12) months. In addition, Mr. Spivey is entitled to continued coverage under the Company's then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement permits Mr. Spivey to terminate the Employment Agreement in the event of a Change of Control (as defined in the Employment Agreement), in which case such termination is considered to be made without Cause, entitling Mr. Spivey to the benefits described above, except that (i) the Severance Pay is payable in a lump sum within thirty (30) days of the date of termination, and (ii) all outstanding stock options granted to Mr. Spivey shall fully vest and be immediately exercisable. The Employment Agreement restricts Mr. Spivey from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement from competing with the Company at any time prior to one year after the termination of his employment with the Company.

     Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, which after giving effect to amendments dated June 28, 2000 and May 4, 2001, provides that Mr. Clemens will serve as the Company's Vice President and Chief Financial Officer for a term expiring April 30, 2005. The Employment Agreement provides for an annual base salary of $180,000 plus the payment of an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. Mr. Clemens received a bonus of $60,000 in fiscal 2003. The Employment Agreement also provides for the grant of stock options on March 10, 1998 to purchase 300,000 shares of the Company's common stock at an exercise price of $2.375 per share, which options vest in equal increments of 25,000 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors). The Employment Agreement also permits the Company to repurchase the vested portion of Mr. Clemens' options upon his termination for Cause (as defined in the Employment Agreement) or his resignation (other than for Good Reason as defined therein), at a purchase price equal to the positive difference, if any, between
(i) the average of the closing price of the Company's common stock for the five trading days prior to the date of termination or resignation, and (ii) the exercise price of the option shares, multiplied by the number of option shares which, as of the date of termination, are vested under the option. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by the Company without Cause or by Mr. Clemens for Good Reason, the Company is required to pay Mr. Clemens an amount equal to $360,000 or twice his then base salary, whichever is greater, payable in a lump sum within 30 days of termination and to continue to provide

Mr. Clemens coverage under the Company's then existing benefit plans, including medical and life insurance, for a term of 24 months. The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change of Control (as defined in the Employment Agreement) and for Good Reason. The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment.

     Vijai Kumar is employed pursuant to an Employment Agreement effective as of November 18, 2002, which provides that Mr. Kumar will serve as the Company's Chief Operations Officer for a term expiring November 18, 2004. The Employment Agreement provides for an annual base salary of $180,000 plus the payment of an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. The Employment Agreement also provides for the grant of stock options on November 18, 2002 to purchase 400,000 shares of the Company's common stock at an exercise price of $1.125 per share, which options vest in equal increments of 100,000 annually commencing on November 18, 2003. The Employment Agreement permits the Company to repurchase the vested portion of Mr. Kumar's options upon his termination for Cause (as defined in the Employment Agreement) or his resignation, at a purchase price equal to the positive difference, if any, between the average of the closing price of the Company's common stock for the five trading days prior to the date of termination or resignation, multiplied by the number of option shares which, as of the date of termination, are vested under the option. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause (as defined in the Employment Agreement) and without Cause. The Employment Agreement also provides that in the event of a Change of Control (as defined in the Employment Agreement), or if Mr. Kumar's employment with the Company is terminated without Cause, he is entitled to his base salary for the lesser of (i) the remaining term of the Employment Agreement, and (ii) one year. The Employment Agreement also restricts Mr. Kumar from disclosing, disseminating or using for his personal benefit or the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided the Company has not breached the terms of the Employment Agreement, from competing with the Company at any time prior to one year after the earlier to occur of the expiration of the term and the termination of his employment.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional or special remuneration for their services as Directors. Directors who are not employees of the Company receive an annual grant of options to purchase 10,000 shares of the Company's common stock (15,000 shares in the case of the Chairman of the Board) and $500 for each meeting attended ($250 in the case of telephonic meetings). The Company also reimburses Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors who serve on any of the Committees established by the Board of Directors receive $250 for each Committee meeting attended unless held on the day of a full Board meeting.

STOCK OPTION PLANS

     The Company currently maintains two stock option plans adopted in 1995 and 1998, respectively. The Company in the past has used, and will continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

     The 1995 Stock Option Plan. In September, 1995, the Company established the 1995 Halsey Drug Co., Inc. Stock Option and Restricted Stock Purchase Plan (the "1995 Stock Option Plan"). Under the 1995 Stock Option Plan, the Company may grant options to purchase up to 1,000,000 shares of the Company's Common Stock. Incentive Stock Options ("ISO's") may be granted to employees of the Company and its subsidiaries and non-qualified options may be granted to employees, directors and other persons employed by, or performing services for, the Company and its subsidiaries. Subject to the 1995 Stock Option Plan, the Stock

Option Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. An employee may not receive ISO's exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

     As of June 1, 2004, ISO's to purchase 630,608 shares and non-qualified options to purchase 257,780 shares have been granted under the 1995 Stock Option Plan, leaving 111,612 shares available for grant under the Plan. The average per share exercise price for all outstanding options under the 1995 Stock Option Plan is approximately $1.44. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock. For grants made to any person who owned stock possessing more than 10% of the total voting power of the Company the exercise price was set at not less than 110% of the fair market value of the underlying Common Stock.

     The 1998 Stock Option Plan. The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by the Company's shareholders in June 1998. The 1998 Stock Option Plan was amended by the Board of Directors in April, 1999 to increase the number of shares available for the grant of options under the Plan from 2,600,000 to 3,600,000 shares. The Company's shareholders ratified the Plan amendment on August 19, 1999. The 1998 Stock Option Plan was further amended by Board of Directors in April, 2001 to increase the number of shares available for grant of options under the Plan from 3,600,000 to 8,100,000 shares. The Company's shareholders ratified the Plan amendment on June 14, 2001. In accordance with the description contained under the caption "Proposal
5 -- Amendment to the Company's 1998 Stock Option Plan" the Board is seeking authorization to amend the 1998 Stock Option Plan to (a) increase the number of shares available for grant of options under the Plan from 8,100,000 to 20,000,000 shares, (b) permit the grant of non-qualified stock options having an exercise price per share which is less than the fair market value of the Company's Common Stock, and (c) set a limit of 8,750,000 option awards that may be granted to one individual in any calendar year. The 1998 Stock Option Plan permits the grant of ISO's and non-qualified stock options to purchase shares of the Company's Common Stock. As of June 1, 2004, stock options to purchase 2,691,342 shares had been granted under the 1998 Stock Option Plan. Of such option grants, 1,562,466 are ISOs and 1,128,876 are non-qualified options. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is approximately $1.94. For a description of the 1998 Stock Option Plan as well as the proposed amendment thereto, see "Proposal
5 -- Amendment to the Company's 1998 Stock Option Plan" contained in this Proxy Statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table includes information as of December 31, 2003 relating to the Company's 1995 Stock Option Plan and 1998 Stock Option Plan, which comprise all of the equity compensation plans of the Company. The table provides the number of securities to be issued upon the exercise of outstanding options under such plans, the weighted-average exercise price of such outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                NUMBER OF SECURITIES
                                  NUMBER OF                                   REMAINING AVAILABLE FOR
                           SECURITIES TO BE ISSUED     WEIGHTED-AVERAGE     FUTURE ISSUANCE UNDER EQUITY
                              UPON EXERCISE OF        EXERCISE PRICE OF          COMPENSATION PLANS
                            OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
                             WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      REFLECTED IN COLUMN(A))
PLAN CATEGORY              -----------------------   --------------------   ----------------------------
-------------                        (A)                     (B)                        (C)
Equity Compensation Plans
  Approved by Security
  Holders................         3,417,270                 $1.83                    5,520,270
Equity Compensation Plans
  Not Approved by
  Security Holders.......                 0                     0                            0
  TOTAL..................         3,417,270                 $1.83                    5,520,270(1)

---------------

(1) See "Proposal 5 -- Amendment to the Company's 1998 Stock Option Plan" for a discussion of the proposed amendment to the 1998 Stock Option Plan.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     No stock options were granted to or exercised by the named executive officers during 2003. The following table presents information regarding the value of options outstanding at December 31, 2003 for each of the named executive officers.

                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                        OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(2)
                                        ---------------------------   ---------------------------
NAME                                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   -------------   -----------   -------------
Andrew D. Reddick....................           --            --          $--            $--
Michael K. Reicher(1)................    1,083,920            --          $--            $--
Peter A. Clemens.....................      600,000        25,000          $--            $--
Vijai Kumar..........................      100,000       300,000          $--            $--
James Emigh..........................      116,000        35,000          $--            $--

---------------

(1) Mr. Reicher's services as Chief Executive Officer ceased effective June 16, 2003.

(2) Value is based upon the average of the closing bid and asked price of $0.47 per share at December 31, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consisted of Messrs. Wesson, Conjeevaram, Skelly, Reicher and Thangaraj during fiscal 2003. During 2003, except for Mr. Reicher, there were no Compensation Committee interlocks or insider participation in compensation decisions. Mr. Reicher resigned as a Director of the Company effective September 18, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Commission and, during the period in which the Company's common stock was traded on the American Stock Exchange, the AMEX. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors, executive officers and greater than ten percent (10%) beneficial owners of the Company's Common Stock complied with all Section 16(a) filing requirements during the year ended December 31, 2003, except that
(i) Mr. Reicher filed two Form 4 filings late, (ii) Mr. Thangaraj filed three Form 4 filings late, (iii) Mr. Feinberg filed two Form 4 filings late, and (iv) a Form 3 filing requirement by Mr. Dennis Adams, a beneficial owner of in excess of 10% of the Company's Common Stock, has not been filed to date.

     The following report of the Compensation Committee and the performance graph in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Compensation Committee was formed in February, 1993. Messrs. Wesson, Conjeevaram, Skelly, Reicher and Thangaraj served as members of the Compensation Committee during 2003. Mr. Reicher resigned as a director of the Company effective September 18, 2003. The Committee meets at least annually or more frequently, as the Company's Board of Directors may request. The Compensation Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits, and other annual compensation, of the Company's executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     In 2004, the Company's executive compensation program will reflect the following executive compensation philosophy, which was developed by the Compensation Committee of the Board of Directors:

          The Company's mission is to develop and, in concert with our prospective partners, commercialize opioid abuse deterrent formulation technology and opioid active pharmaceutical ingredient synthesis technologies with an objective of providing cost effective solutions intended to deter abuse of legally prescribed opioids in the US and other key territories around the world. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive and scientific talent during periods of both favorable and unfavorable business conditions.

     The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. Consistent with this philosophy, the program has been carefully conceived and will be independently administered by the Compensation Committee of the Board of Directors, a majority of whom are independent non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between performance and share price.

     To align shareholder interests and executive rewards, portions of each of the Company's executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

     The program is designed and administered to:

     - provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Compensation Committee, should increase long-term shareholder value;

     - link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

     - reward individual and team achievements that contribute to the attainment of the Company's business goals; and

     - provide a balance of total compensation opportunities, including salary, bonus, and longer term equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

     In seeking to link executive pay to corporate performance, the Compensation Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Compensation Committee may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity of the Company's businesses,
(iii) success in developing business strategies, managing costs and improving the quality of the Company's technologies, (iv) the general performance of individual job responsibilities, and (v) the successful development and patent protection for opioid synthesis and abuse deterrent formulation technologies useful in finished dosage pharmaceutical products.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of (i) an annual salary and bonus and (ii) long-term incentives represented by the issuance of stock options. As explained below, the bonuses and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

     Salary and Bonus. The Company's Chief Executive Officer, Chief Scientific Officer, Chief Operations Officer and Chief Financial Officer are parties to employment contracts with the Company which provide the minimum annual base salary to be payable to such officers. In addition, the employment contracts provide for an annual bonus, in the discretion of the Compensation Committee, subject to the satisfaction of such targets, conditions or parameters as may be set from time to time by the Compensation Committee. For those executive officers not subject to an employment contract, the Compensation Committee will set the annual salary for such executive officers in or about March of each year and establish potential bonus compensation (including Messrs. Reddick, Spivey, Kumar and Clemens) that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee. The goals for 2004 will consist of a mix of targets and performance measures of corporate revenue, development milestones relating to the Company's opiate synthesis and finished dosage formulation technologies and qualitative goals relating to each officer's job function. No bonus will be earned with respect to a performance measure unless a performance "floor" for that measure is exceeded; the bonus opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower bonus with respect to that performance measure. An amount larger than the bonus opportunity for each performance measure can be earned, up to a specified limit, for exceeding the target for that measure. In setting compensation levels, the Compensation Committee compares the Company to companies of comparable business focus, market capitalization, technological capabilities and market in which the Company competes for executives.

     In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are "compensation neutral" for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

     Stock Options. The long-term component of the Company's executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price fixed at the time of grant. While the Company historically has granted stock options having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, during 2003 and 2004, the Company made commitments to issue stock options to its employees at a discount to the market price. The grant of such options is subject to the receipt of shareholder approval to the amendments to the Company's 1998 Stock Option Plan (see "Proposal 5 -- Amendment to the Company's 1998 Stock Option Plan"). It is the expectation of the Compensation Committee that discounted stock option grants will occur on only an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to or greater than the market price of the Company's Common Stock on the date of grant, such options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time and expire no later than ten years, and in some cases five years after grant. Executives will generally be subject to limitations in selling the option stock immediately, and therefore will be incentivized to increase shareholder value.

     During fiscal 2003, the Company's Chief Executive Officer, Chief Operations Officer and Chief Financial Officer were parties to employment contracts which provided for a certain minimum annual base salary. Total bonuses paid during 2003 to executive officers aggregated $170,000.

     In conclusion, the Compensation Committee believes the compensation policies and practices of the Company, as described, are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

     Submitted May 4, 2004 and signed by the members of the Compensation Committee.

Bruce F. Wesson      Srini Conjeevaram     William Skelly     Immanuel Thangaraj

                               PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the yearly percentage change over the last five fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the American Stock Exchange ("AMEX") of all domestic issuers traded on the AMEX and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (283-Drug Manufacturers) (the "Industry Index"). Such yearly percentage change has been measured by dividing (i) the sum of (A) the amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The AMEX Index has been selected as the required broad equity market index. The Industry Index consists of publicly traded companies in a business similar to that of the Company. The price of each investment unit has been set at $100 on December 31, 1998 for purposes of preparing this graph.

PERFORMANCE GRAPH

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                          AMONG HALSEY DRUG CO., INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                              (PERFORMANCE CHART)

                     ASSUMES $100 INVESTED ON JAN. 01, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

COMPANY/INDEX/MARKET         12/31/1998   12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003
--------------------         ----------   ----------   ----------   ----------   ----------   ----------
HALSEY DRUG CO.............    100.00        68.18        50.91       141.82        67.04        32.73
SIC CODE INDEX.............    100.00        96.08       125.48       107.04        82.55       100.73
AMEX MARKET INDEX..........    100.00       124.67       123.14       117.47       112.78       153.50

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 20, 2002, the Company completed a private offering of securities for an approximate aggregate purchase price of $26,394,000 (the "2002 Debenture Offering"). The securities issued in the 2002 Debenture Offering consisted of 5% convertible senior secured debentures maturing March 31, 2006 (the "2002 Debentures"). The Debentures were issued by the Company pursuant to a certain Debenture Purchase

Agreement dated December 20, 2002 (the "2002 Purchase Agreement") by and among the Company, Care Capital, Essex, Galen and each of the purchasers listed on the signature page thereto. The Company believes the terms of the 2002 Purchase Agreement were at least as favorable to the Company as could have been obtained from unrelated third parties. In accordance with the terms of the 2002 Purchase Agreement, each of Jerry Karabelas, a designee of Care Capital, and Immanuel Thangaraj, a designee of Essex, were appointed to the Company's Board of Directors.

     As part of the closing of the 2002 Debenture Offering, the Company's term loan agreement (the "Watson Loan Agreement") with Watson Pharmaceuticals, Inc. ("Watson") was amended to (i) extend the maturity date of the Watson Loan Agreement from March 31, 2003 to March 31, 2006, and (ii) increase the principal amount of the Watson Loan Agreement from $17,500,000 to $21,401,331 (the "Watson Term Loan") to reflect the inclusion of approximately $3,901,331 owed by the Company to Watson under a product supply agreement between the parties. The Company believes the terms of the Watson Loan Agreement, as amended, were at least as favorable to the Company as could have been obtained from unrelated third parties. In consideration for the amendment to the Watson Loan Agreement, the Company issued to Watson a Common Stock purchase warrant exercisable for 10,700,665 shares of the Company's Common Stock (the "Watson Warrant"). The Watson Warrant has a term expiring December 31, 2009 and an exercise price of $0.34 per share.

     At the Company's request, on May 5, 2003, the Company received a letter executed by each of Care Capital, Galen and Essex (the "Majority 2002 Debentureholders") advising that the Majority 2002 Debentureholders would provide funding to meet the Company's 2003 capital requirements, up to an aggregate amount not to exceed $8.6 million (the "2003 Letter of Support"). In consideration for the issuance of the 2003 Letter of Support, the Company authorized the issuance of warrants to the Majority 2002 Debentureholders exercisable for an aggregate of 645,000 shares of the Company's Common Stock at an exercise price of $0.34 per share (such exercise price being equal to the conversion price of the 2002 Debentures). In accordance with the terms of the Letter of Support, the Majority 2002 Debentureholders advance to the Company an aggregate principal amount of $8.6 million during the period from June 16, 2004 through and including December 31, 2003 to fund the Company's operating losses and working capital requirements (the "Letter of Support Advances"). The Letter of Support Advances were made in accordance with the terms of the 2002 Purchase Agreement resulting in the Company's issuance of additional 2002 Debentures in an aggregate principal amount of $8.6 million (plus additional 2002 Debentures issued in satisfaction of accrued interest on the Letter of Support Advances). The Company believes the terms of the 2003 Letter of Support and the Letter of Support Advances were at least as favorable to the Company as could have been obtained from unrelated third parties.

     On February 10, 2004, the Company consummated a private offering of convertible senior secured debentures (the "2004 Debentures") in the aggregate principal amount of approximately $12.3 million (the "2004 Debenture Offering"). The 2004 Debentures were issued by the Company pursuant to a certain Debenture and Share Purchase Agreement dated as of February 6, 2004, as amended June 6, 2004 (the "2004 Purchase Agreement") by and among the Company, Care Capital, Essex, Galen and each of the purchasers listed on the signature page thereto. The Company believes the terms of the 2004 Purchase Agreement and the 2004 Debentures were at least as favorable to the Company as could have been obtained from unrelated third parties. Of the approximate $12.3 million in debentures issued on February 10, 2004 under in the 2004 Debenture Offering, approximately $2.0 million of 2004 Debentures were issued in exchange for the surrender of a like amount of principal plus accrued and unpaid interest under the Company's 2002 Debentures issued to Care Capital, Essex and Galen during November and December, 2003 pursuant to the Letter of Support. On April 14, 2004 and May 28, 2004, the Company completed an additional closing under the 2004 Purchase Agreement pursuant to which the Company issued additional 2004 Debentures in the aggregate principal amount of $579,000 and $1.121 million, respectively, bringing the aggregate principal amount of 2004 Debentures issued by the Company under the 2004 Purchase Agreement to $14.0 million. After giving effect to the amendment to the 2004 Purchase Agreement dated June 6, 2004, to, among other things, increase the principal amount of the 2004 Debentures issuable under the 2004 Purchase Agreement from $14.0 million to

$17.5 million, as of June 6, 2004 there remained $3.5 million in principal amount of 2004 Debentures available for issuance under the 2004 Purchase Agreement.

     The 2004 Debentures (including the principal amount plus interest accrued at the date of conversion) will convert automatically into the Company's series A convertible preferred stock (the "Series A Preferred") immediately following the Company's receipt of shareholder approval of the Company's restated Certificate of Incorporation (the "Charter Amendment") as described in Proposal 2 of this Proxy Statement, and the filing of the Charter Amendment with the Office of New York Department of State (the date of such filing, the "Charter Amendment Filing Date"). The Debentures will convert into Series A Preferred at a price per share (the "Conversion Price") of $0.6425, representing the average of the closing bid and asked prices of the Company's Common Stock for the 20 trading days ending February 4, 2004, as reported by the Over-the-Counter ("OTC") Bulletin Board. The closing bid price for the Company's Common Stock on January 20, 2004, the date of Board approval of the 2004 Debenture Offering, was $0.64 per share. Based on the $0.6425 Conversion Price of the Series A Preferred and estimating the interest accrual under the 2004 Debentures prior to the Charter Amendment Filing Date, the 2004 Debentures issued as of June 1, 2004 in the aggregate principal amount of $14.0 million are convertible into an aggregate of approximately 21.9 million Series A Preferred shares, of which 5.2 million, 6.8 million and 6.8 million are issuable to Care Capital, Essex and Galen, respectively, under the 2004 Debentures held by such parties (representing 23.8%, 30.9% and 30.9%, respectively, of the total Series A Preferred issuable upon conversion of the 2004 Debentures). The 2004 Purchase Agreement also provides that the holders of the Series A Shares shall have the right to vote as part of the single class with all holders of the Company's voting securities on all matters to be voted on by such security holders. Each holder of Series A Preferred shall have such number of votes as shall equal the number of votes he would have had if such holder converted all Series A Preferred held by such holder into shares of Common Stock immediately prior to the record date relating to such vote. Reference is made to Proposal 2 under the caption "Terms of Preferred Stock" for a more detailed description of the Series A Preferred.

     As a condition to the completion of the 2004 Purchase Agreement, the Company, the investors in the 2004 Debentures and the holders of the Company's outstanding 5% convertible senior secured debentures due March 31, 2006 issued by the Company in 1998, 1999, 2002 and 2003 (collectively, the "1998-2002 Debentures"), executed a certain Voting Agreement dated as of February 6, 2004 (the "Voting Agreement"). The Voting Agreement provides that each of Care Capital, Essex and Galen (collectively, the "Lead 2004 Investors") has the right to designate for nomination one member of the Company's Board of Directors, and that the Lead 2004 Investors collectively may designate one additional member of the Board (collectively, the "Designees"). The Designees of Care Capital, Essex and Galen are Messrs. Karabelas, Thangaraj and Wesson, respectively, each of whom are current Board members. The collective Designee of the Lead 2004 Investors has not yet been identified and designated. The Company believes the terms of the Voting Agreement were at least as favorable to the Company as could have been obtained from unrelated third parties.

     Simultaneous with the execution of a 2004 Purchase Agreement, and as a condition to the initial closing of the 2004 Purchase Agreement, the Company, the investors in the 2004 Debentures and each of the holders of the 1998-2002 Debentures (the 2004 Debentures and the 1998-2002 Debentures are collectively referred to as the "Outstanding Debentures") executed a certain Debenture Conversion Agreement dated as of February 6, 2004 (the "Conversion Agreement"). In accordance with the terms of the Conversion Agreement, each holder of the Outstanding Debentures agreed to convert their debentures into the Company's Preferred Stock. Specifically, the Conversion Agreement provides, among other things, for the automatic conversion of the 2004 Debentures into the Company's Series A Preferred and the automatic conversion of the 1998-2002 Debentures into the Company's Series B convertible preferred stock (the "Series B Preferred") and/or the Company's series C convertible preferred stock (the "Series C Preferred") immediately upon the Charter Amendment Filing Date. The Series B Preferred and the Series C Preferred are referred to collectively as the "Junior Preferred Shares", and the Junior Preferred Shares, together with the Series A Preferred are referred to collectively as the "Preferred Stock". Reference is made to Proposal 2 of this Proxy Statement for a more detailed description of the Conversion Agreement. The Company believes the terms of the Conversion Agreement were at least as favorable to the Company as could have been obtained from unrelated third parties.

     After giving effect to the 2004 Debenture Offering and assuming (i) the receipt of shareholder approval of the Charter Amendment as provided in Proposal 2 of this Proxy Statement, (ii) the filing of the Charter Amendment, (iii) the conversion of the 2004 Debentures in the aggregate principal amount of $14.0 million outstanding as of June 1, 2004 into Series A Preferred, and (iv) the conversion of the 1998-2002 Debentures into Junior Preferred Shares, Care Capital, Essex and Galen would control approximately 14.7%, 17.1% and 45.5%, respectively, of the Company's voting securities (or approximately 13.3%, 15.5% and 46.9%, respectively, after giving effect to the conversion of all of the Company's issued and outstanding Common Stock purchase options and warrants).

     It was a condition to the completion of the 2004 Debenture Offering that the Watson Loan Agreement be restructured to provide for a reduction in the principal amount of the Watson Term Loan and for the assignment of the Watson Term Loan as restructured to Care Capital, Essex, Galen and the other investors in the 2004 Debentures as of February 10, 2004 (collectively, the "Watson Note Purchasers"). Accordingly, simultaneous with the closing of the 2004 Purchase Agreement, each of the Company, Watson and the Watson Note Purchasers executed an Umbrella Agreement dated as of February 6, 2004 (the "Umbrella Agreement"). The Umbrella Agreement provides for (i) the Company's payment to Watson of approximately $4.3 million and certain Company assets in consideration of amendments to the Watson term notes in the aggregate principal amount of approximately $21.4 million evidencing the Watson Term Loan (the "Watson Notes")
(A) to forgive approximately $16.4 million of indebtedness under that Watson Notes, leaving a $5.0 million principal balance, (B) to extend the maturity date of the Watson Notes from March 31, 2006 to June 30, 2007, (C) to provide for the satisfaction of future interest payments under the Watson Notes in the form of the Company's Common Stock, and (D) to provide for the forbearance from the exercise of rights and remedies upon the occurrence of certain events of default under the Watson Notes (the Watson Notes as so amended, the "Amended and Restated Watson Note"), and (ii) Watson's sale and conveyance of the Amended and Restated Watson Note to the Watson Note Purchasers for cash consideration of $1.0 million. The Company believes the terms of the Umbrella Agreement were at least as favorable to the Company as could have been obtained from unrelated third parties.

     In accordance with the terms of the Umbrella Agreement, simultaneous with the Company's payment to Watson of approximately $4.3 million, the Company conveyed to Watson approximately $165,000 in finished dosage product, free of charge, as well as the Company's Abbreviated New Drug Application ("ANDA") for its butalbital, acetaminophen and caffeine tablet finished dosage product, the ANDA for its doxycycline hyclate capsule finished dosage product, and the drug master files and certain related assets for the Company's doxycycline monohydrate active pharmaceutical ingredient ("API") and doxycycline hyclate API, the Company's equipment dedicated to the production of doxycycline hyclate API and doxycycline monohydrate API (collectively, the "Transferred Assets"). The Company also granted to Watson an option to obtain a preferred source of supply of the hydrocodone bitartrate API (the "Hydrocodone Option"). In addition to Watson forgiveness of approximately $16.4 million of indebtedness under the Watson Notes, as additional consideration for the payment to Watson of approximately $4.3 million, the conveyance of the Transferred Assets, and the grant of the Hydrocodone Option, all current supply agreements between the Company and Watson were cancelled and Watson waived the dilution protections contained in the Watson Warrant, to the extent such dilution protections were triggered by the transactions contemplated in the 2004 Debenture Offering.

     The Amended and Restated Watson Note in the principal amount of $5.0 million is secured by a first lien on all of the Company's and its subsidiaries' assets, senior in right of payment and lien priority over all other Company indebtedness, carries a floating rate of interest equal to the prime rate plus 4.5% and matures on June 30, 2007.

     After giving effect to the transactions provided in the Umbrella Agreement, the Watson Note Purchasers represent the Company's senior lenders. The allocation of ownership of the $5.0 million Amended and Restated Watson Note among each of the Watson Note Purchasers was based on the quotient of the principal amount of the 2004 Debentures purchased by such Watson Note Purchaser, divided by approximately $12.3 million, representing the aggregate principal amount of the 2004 Debentures issued by the Company on February 10, 2004. As such, of the $5.0 million principal amount of the Amended and Restated Watson Note, approximately $1,352,000, $1,754,000, and $1,754,000, is owed by the Company to Care Capital, Essex and Galen, respectively (representing approximately 27%, 35% and 35%, respectively, of the Amended and Restated Watson Note).

     Each of Michael and Susan Weisbrot and Dennis Adams beneficially own in excess of 5% of the Company's voting securities. Each of such security holders participated as an investor in the 2004 Debentures, agreed to convert their 1998-2002 Debentures into Junior Preferred Shares and purchased a portion of the Amended and Restated Watson Note a member of the Watson Note Purchasers. In addition, Bernard Selz, Hemant and Varsha Shah and Oracle Strategic Partners, L.P., each a beneficial owner of in excess of 5% of the Company's voting securities, is a party to the Conversion Agreement pursuant to which each has agreed to automatically convert their respective 1998-2002 Debentures into Junior Preferred Shares on the Charter Amendment Filing Date. See "Security Ownership of Certain Beneficial Owners and Management".

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast. The six candidates receiving the highest number of votes will be elected as directors.

     In accordance with the terms of 2004 Purchase Agreement, the Company and the holders of the Outstanding Debentures executed a certain Voting Agreement dated as of February 6, 2004. The Voting Agreement provides, among other things, that the parties will vote all of their respective voting securities of the Company in favor of one designee to the Board of Directors of each of Care Capital, Essex and Galen, as well as one collective designee to the Board specified by Care Capital, Essex and Galen. The Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, one designee of each of Care Capital, Essex and Galen, and one collective designee of Care Capital, Essex and Galen, for so long as each holds a minimum of 50% of the Series A Preferred shares initially issued to such party upon conversion of the 2004 Debentures (or at least 50% of the shares of the Company's Common Stock issuable upon conversion of the Series A Preferred). Messrs. Karabelas, Thangaraj and Wesson are the designees of each of Care Capital, Essex and Galen, respectively. The collective designee of each of Care Capital, Essex and Galen has not yet been identified and designated.

     The voting securities held by the parties to the Voting Agreement represent an aggregate of approximately 78.6% percent of the aggregate voting rights under the Company's outstanding voting securities.

     The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

                                   PROPOSAL 2

     AUTHORIZATION TO AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF INCORPORATION TO (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF ITS COMMON STOCK, $.01 PAR VALUE PER SHARE, FROM 80.0 MILLION SHARES TO 650.0 MILLION SHARES, AND (II) AUTHORIZE 290.0 MILLION SHARES OF CONVERTIBLE PREFERRED STOCK, $.01 PAR VALUE PER SHARE, OF WHICH 45.0 MILLION SHARES SHALL BE DESIGNATED SERIES A CONVERTIBLE PREFERRED STOCK, 25.0 MILLION SHARES SHALL BE DESIGNATED SERIES B CONVERTIBLE PREFERRED STOCK, 70.0 MILLION SHARES SHALL BE DESIGNATED SERIES C-1 CONVERTIBLE PREFERRED STOCK, 50.0 MILLION SHARES SHALL BE DESIGNATED SERIES C-2 CONVERTIBLE PREFERRED STOCK, AND 100.0 MILLION SHARES SHALL BE DESIGNATED SERIES C-3 CONVERTIBLE PREFERRED STOCK.

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

GENERAL

     At the Meeting, the Company's Shareholders will be asked to consider and approve the Company's Restated Certificate of Incorporation (the "Charter") to
(i) to increase the number of authorized shares of the Company's Common Stock, $.01 par value per share, from 80,000,000 shares to 650,000,000 shares in order to provide sufficient authorized shares of Common Stock for issuance upon conversion of the Company's proposed classes of Preferred Stock (as hereinafter defined), and the exercise of the Company's outstanding Common Stock purchase options and warrants, and (ii) provide for additional capital stock consisting of 290,000,000 shares of convertible preferred stock, par value $.01 per share, of which 45,000,000 shares shall be series A convertible preferred stock (the "Series A Preferred"), 25,000,000 shares shall be designated series B convertible preferred stock (the "Series B Preferred"), 70,000,000 will be designated series C-1 convertible preferred stock (the "Series C-1 Preferred"), 50,000,000 will be designated series C-2 convertible preferred stock (the "Series C-2 Preferred"), and 100,000,000 shall be designated series C-3 convertible preferred stock (the "Series C-3 Preferred") The Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred are referred to collectively as the "Series C Preferred. The Series B Preferred and the Series C Preferred are referred to collectively as the "Junior Preferred." The Series A Preferred, Series B Preferred and Series C Preferred are referred to collectively as the "Preferred Stock". The description of the liquidation preference, voting rights, conversion rights and other material terms of the Preferred Stock is set forth below under the caption "Terms of Preferred Stock". The amendment to the Charter to authorize the Preferred Stock is to allow for the conversion of all of the Company's outstanding convertible senior secured debentures (collectively, the "Outstanding Debentures") into Preferred Stock. Following such conversion, the Company will have no convertible debentures outstanding. As such, the amendment to the Charter also provides for the elimination of voting rights provided to the holders of the Company's convertible debentures issued in 1998 and 1999, each of which currently possess "as converted" voting rights. (See "Description of Charter Amendment" below). As of June 1, 2004, the principal and accrued and unpaid interest on the Outstanding Debentures aggregated $107.5 million. Unless this Proposal 2 is approved, the Company will not have the ability to convert the Outstanding Debentures into shares of Preferred Stock.

BACKGROUND

     For the year ended December 31, 2003 the Company incurred a loss from operations of $17.2 million. During 2003, revenues from the sale of the Company's products to its primary customer, Watson Pharmaceuticals, had diminished significantly and the Company was unable to replace these revenues from other customers. Consequently, the Company failed to generate positive cash flow from operations and this prevented the Company from securing additional working capital from traditional banking sources.

     In view of the Company's continuing losses from operations and diminishing sources of working capital, during 2002 and 2003 the Company's Management engaged in extensive capital raising efforts. During the period from August 2001 through and including December 2002, Galen Partners III L.P. and its affiliates (collectively "Galen") advanced an aggregate of approximately $15.9 million in bridge loans to the Company to fund ongoing operations. The Galen bridge loans were evidenced by 10% convertible promissory notes and were secured by a lien on all of the Company's assets. In July 2002, the Board of Directors retained MTS Partners and CIBC as the Company's financial advisors to assist the Company in analyzing, planning, negotiating and executing the Company's strategic and financial plan, including the identification of a strategic partner or source of financing, or alternatively, an acquirer of the Company's business. Through the efforts of Senior Management and the Company's financial advisors, the Company solicited approximately 36 entities in an effort to form a strategic partnership, secure financing or negotiate a sale of the Company. As part of the discussions with such third parties, Management presentations were made and a descriptive memorandum describing the Company's operations was provided. While there was initial interest by a number of prospects, with the exception of Care Capital Investments II, LP and Essex Woodlands Health Ventures V, L.P. (as described in the paragraph below), all of such prospects indicated an unwillingness to entertain even preliminary discussions or negotiations with the Company relating to a financing, strategic partnership or acquisition transaction. Reasons provided by such parties included, but were not limited to, the absence of a strategic fit and the dilutive impact the acquisition of the Company would have on the acquirer's earnings.

     On December 20, 2002, the Company completed a private offering of securities for an aggregate purchase of approximately $26.4 million (the "2002 Offering"). Securities issues in the 2002 Offering consisted of 5% convertible senior secured debentures (the "2002 Debentures"). The 2002 Debentures were issued by the Company pursuant to a certain Debenture Purchase Agreement dated December 20, 2002 (the "2002 Purchase Agreement") by and among the Company, Care Capital Investments II LP, Essex Woodlands Health Ventures V, L.P., Galen and other purchasers listed on the signature page thereto. Of the approximate $26.4 million in 2002 Debentures issued in the 2002 Offering, approximately $15.9 million of 2002 Debentures were issued in exchange for the surrender of a like amount of principal and accrued interest under the Company's 10% convertible promissory notes issued to Galen and certain other lenders pursuant to bridge financing made during the period from August 2001 through December 2002. The proceeds of the 2002 Offering were used by the Company for working capital and to fund continuing operating losses.

     Subsequent to the completion of the 2002 Offering, Senior Management continued its efforts to identify third- party financing, a strategic partner or a potential acquirer of the Company's business. Additionally, Senior Management implemented changes designed to contain costs and increase product sales. In March 2003, the Company notified Watson Pharmaceuticals ("Watson") that the Company intended to commence the direct marketing and sale of the Company's core products in addition to sales of such products to Watson, as provided for under the Core Products Supply Agreement with Watson. The Company commenced the direct sales of its products in the summer of 2003. In view of the limited number of the Company's products and the intense market competition for these products, the Company's direct sales of its core products did not result in significant revenue enhancement. This combined with steadily declining purchases by Watson under the Core Products Supply Agreement resulted in increasing operating losses and a shortfall of cash to fund operations.

     In order to provide interim financing to fund operations during the period of Management's capital raising efforts, at the Company's request, each of Care Capital Investments II, LP ("Care Capital"), Essex Woodlands Health Ventures V, L.P. ("Essex") and Galen issued a letter of support dated May 5, 2003 (the "Letter of Support"). The Letter of Support provided that Care Capital, Essex and Galen would provide funds to meet the Company's 2003 capital requirements, up to an amount not to exceed $8.6 million, on terms to be negotiated by the parties. During the period from June 16, 2003 through October 7, 2003, an aggregate of $6.6 million was advanced to the Company by Care Capital, Essex and Galen under the Letter of Support, under the same terms as the Company's 5% convertible senior secured debentures issued in 2002 (as described below). Despite Management's efforts to obtain other sources of financing during this period, the Company was unable to identify any third party willing to entertain even preliminary discussions to provide financing to the Company. As of October 31, 2003, the Company had cash and cash equivalents of approximately $1,070,000 as compared to approximately $9,211,000 at December 31, 2002. Additionally, the Company was in default under its $21.4 million senior term loan agreement with Watson as well as its then outstanding debentures.

     As of November 1, 2003, $2.0 million remained available for advance to the Company under the Letter of Support with no assurances from the Majority 2002 Debentureholders that such amount would actually be transferred to the Company pursuant to the terms of the Letter of Support. The Company projected that if advanced, such amount would likely fund operations only through January 2004.

NEGOTIATIONS BETWEEN THE COMPANY AND THE LEAD 2004 INVESTORS

     In view of the Company's current financial condition and limited cash resources, the early stage of the Company's proprietary technologies, the efforts of Management and each of MTS Partners and CIBC, the Company's financial advisors, to identify and obtain additional sources of financing and/or provide for a sale of the Company, all of which efforts were unsuccessful, at its meeting held on October 30, 2003, the Board of Directors determined that the Company's current securityholders could be the sole source of financing to fund the Company's ongoing operations. As a result, during the October 30, 2003 Board meeting, the Board formally requested that each of Care Capital, Galen Partners, Essex Woodlands and Oracle Strategic Partners, each of which had a designee on the Board of Directors, respond to the Board as expeditiously as possible as to whether additional financing would be provided to the Company by such entities and, if so, the proposed terms of such financing. The representatives of each of Galen Partners, Care Capital, Essex Woodlands and Oracle Strategic Partners in attendance at the Board meeting advised that they would commence internal discussions as to the provision of additional financing to the Company and would endeavor to provide the Board with their response as soon as possible.

     During the October 30, 2003 Board meeting, the Board of Directors also authorized the creation of the Independent Committee of the Board of Directors, consisting of Messrs. Sumner, Skelly and Smith, to review the terms of any proposed financing to be obtained by the Company in order to ensure that the Company's efforts with respect to any such financing transaction were reasonable, unbiased and made on an informed basis and that all reasonable alternatives were considered and that such transactions were fair from a financial point of view to all holders of the Company's securities. During the period from November 3 to November 11, 2003, the Independent Committee convened three meetings. Also participating in such meetings was special legal counsel to the Independent Committee and Peter Clemens, the Company's Chief Financial Officer. At each of such meetings, Mr. Clemens provided an update to the Independent Committee as to the Company's capital raising efforts and advised that the Company awaited a proposed term sheet from Galen Partners, Care Capital, Essex Woodlands and Oracle Strategic Partners providing the terms of a proposed financing for the Company. Mr. Clemens also advised the Independent Committee as to the Company's cash position and cash burn rate.

     On November 11, 2003, a teleconference was held with representatives of each Oracle Strategic Partners, Care Capital, Essex Woodlands and Galen Partners, the Company's Chief Executive Officer, the Company's Chief Financial Officer and Company legal counsel to discuss, in general, the terms of a proposal for the investor group to provide financing to the Company. Such discussions were conceptual in nature. The representatives of the investor group indicated that such group may be willing to provide up to $15 million in new debenture financing on terms to be determined, provided that the $21.4 million term loan agreement (the "Watson Term Loan") with Watson Pharmaceuticals ("Watson") could be restructured on terms acceptable to the investors. The teleconference between the parties concluded with the investor group indicating that a draft term sheet relating to a proposed financing would be provided to the Company.

     On November 12, 2003, a representative of Care Capital provided to the Company and Company counsel a summary of terms relating to a proposed debenture financing to provided by Galen Partners, Care Capital, Essex Woodlands and Oracle Strategic Partners. The summary of terms was delivered by the investor group with the express understanding that it was to serve solely as a basis of introductory discussions and that definitive financial terms were to be negotiated on a going-forward basis. In general, the summary of terms provided for a financing in the form of 8% convertible senior secured debentures. The debentures would be convertible into the Company's Common Stock at a conversion price to be negotiated between the parties. The summary of terms contemplated that aggregate financing of approximately $15 million would be provided, that the debentures would be secured by a lien on all assets of the Company and that the financing documents would contain customary affirmative and negative covenants and dilution protections. The summary of terms also provided that it was a condition to the completion of any such financing that the Watson Term Loan be retired in full in consideration for a payment to Watson not exceeding $5 million.

     Over the next few days, Management reviewed with Company counsel the summary of terms and evaluated the financing proposal presented by the investor group. In the interim, the Company's Chief Executive Office and Chief Operations Officer coordinated with representatives of each of Care Capital, Essex Woodlands and Galen Partners to facilitate such parties' due diligence investigation of the Company's proprietary technologies. Additionally, on November 14, 2003, the Board of Directors held an informational teleconference in order for Management to advise the Board as to the status of discussions with the investor group relating to the summary of terms received on November 12, 2003.

     On November 18, 2003, the Company's Chief Executive Officer participated in a teleconference with representatives of Care Capital and Essex Woodlands to discuss, in general, the summary of terms dated November 12, 2003 and the condition to the completion of any such financing that the Watson Term Loan be retired at a substantial discount. The representatives of Care Capital and Essex Woodlands participating in the teleconference again advised the Company that the summary of terms provided on November 12, 2003 was intended solely to commence discussions as to the terms of any proposed financing and that following a more detailed internal review of the financing by the investor group, a more comprehensive summary of terms would be provided to the Company. On the same date, the Independent Committee of the Board convened a meeting at which the Company's Chief Financial Officer participated. Mr. Clemens advised the Independent Committee as to the current status of the Company's capital raising efforts as well as ongoing discussions with Watson in an effort to restructure the Watson Term Loan and retire all or a significant portion of such indebtedness at a substantial discount.

     On November 20, 2003, a teleconference was held between Company counsel and special legal counsel for the Independent Committee. During the call, Company counsel provided an overview of the summary of terms dated November 12, 2003 received from the investor group and the November 18, 2003 teleconference among the Company's Chief Executive Officer and the representatives of the investor group.

     Pending the Company's receipt of a definitive term sheet, the investor group continued their due diligence investigation of the Company's proprietary technologies. In addition, on November 25, 2003, the Board of Directors of the Company convened a meeting to, among other things, review the Company's financial condition, current cash resources, the status of the Company's capital raising efforts, the discussions with the investor group and the summary of terms dated November 12, 2003 provided by the investor group. Management also advised the Board that the Company expected a definitive term sheet relating to a proposed financing from Galen, Care Capital and Essex Woodlands (the "Lead 2004 Investors") by the end of November.

     On December 1, 2003, Baker & McKenzie, as lead legal counsel for the Lead 2004 Investors ("Lead Investor Counsel") delivered to Company counsel a discussion draft of a term sheet containing the general terms of a debenture financing proposed to be provided to the Company by the Lead 2004 Investors. In general, the December 1, 2003 term sheet provided for the Company's issuance of up to $12 million in 5% convertible senior secured debentures, which debentures would have a liquidation preference equal to five times their principal amount, be fully secured by a lien on all of the Company's assets and mature on June 30, 2005. It was also contemplated that such debentures would be convertible on terms substantially identical to the Company's 2002 Debentures and that the investors would receive Common Stock purchase warrants exercisable for such number of shares as equaled 125% of the principal amount of the debentures issued by the Company. The term sheet also provided that the investors would be entitled to appoint up to six of the Company's 11 Board positions. Among other customary conditions to the completion of the debenture financing, it was condition that the Lead 2004 Investors acquire from Watson the promissory notes issued by the Company under the Watson Term Loan. On the date of receipt of the term sheet, Company counsel and counsel for each of Galen Partners, Essex Woodlands and Care Capital convened a conference call to review in general the December 1, 2003 term sheet and respond to questions from Company counsel. The parties did not negotiate any specific provisions of the term sheet during this call.

     Following a review of the December 1, 2003 term sheet with Company counsel, Andrew Reddick, the Company's Chief Executive Officer, spoke with a representative of Care Capital by telephone. During the call, Mr. Reddick advised that, based on his discussions with Company counsel, the debenture structure and five times liquidation preference proposed by the Lead 2004 Investors in the December 1, 2003 term sheet would likely have original issue discount (deemed interest) ramifications that would be unacceptable to the Company and likely, the Lead 2004 Investors. Mr. Reddick requested that Care Capital consult with the other representatives of the Lead 2004 Investors in an effort to provide a term sheet that would contemplate a financing structure involving the Company's equity securities as opposed to debentures and warrants.

     On December 2, 2003, the Board of Directors convened a teleconference to discuss, among other things, the Company's cash flow and cash reserves and the status of discussions with the Lead 2004 Investors. In the course of the Board's general review of the December 1 term sheet, Company counsel advised the Board that in view of the implication of original issue discount contained in the term sheet, it was likely that the financing structure proposed by the Lead 2004 Investors would be substantially revised. The Board authorized Management to continue discussions with the Lead 2004 Investors in an effort to identify a financing structure and financing terms acceptable to the Company.

     On December 3, 2003, Lead Investor Counsel contacted Company counsel by telephone to discuss the general framework of a revised financing structure under consideration by the Lead 2004 Investors. Lead Investor Counsel advised that the structure would likely take the form of secured notes that would be subordinate to the existing Watson Term Loan. The secured notes would be convertible into senior participating and convertible series A preferred stock having a fives times liquidation preference, five times conversion right and five times participation right. Lead Investor Counsel further advised that the financing would be conditioned on the holders of the Company's 1998-2002 Debentures agreeing to convert all such debentures into classes of junior preferred stock. Lead Investor Counsel further advised that it was contemplated that the Lead 2004 Investors would acquire from Watson, at a discount to be negotiated with Watson, the promissory notes issued by the Company under the Watson Term Loan.

     On December 4, 2003, Lead Investor Counsel and a representative of Essex Woodlands contacted Company counsel by telephone to further discuss the financing structure under consideration by the Lead 2004 Investors. During the call, Lead Investor Counsel and Essex Woodlands provided an overview of the general terms of the such financing structure, consisting of the following:

     - A financing in the form of senior secured notes (subordinated to the Watson Term Loan indebtedness), bearing interest at the Applicable Federal Rate on the date of issuance. The notes would be convertible into Series A Preferred Shares which would be senior to all other equity securities of the Company and have a five times liquidation preference, a five times conversion right and a five times participation right.

     - The holders of the 1998-2002 Debentures would agree to convert such debentures into series of preferred stock which would be junior to the Series A Preferred Shares, have a one time liquidation preference and be convertible into the Company's Common Stock at the conversion prices currently provided for in such debentures.

     - The Lead 2004 Investors would provide aggregate funding under the Senior Secured Notes of approximately $10 million and such notes would convert automatically into the Series A Preferred Shares upon receipt of shareholder approval of the Company's Charter amendment to create the Series A Preferred Shares and Junior Preferred Shares.

     - The Lead 2004 Investors would acquire from Watson the promissory notes in the aggregate principal amount of $21.4 million issued by the Company under the Watson Term Loan on terms acceptable to the Lead 2004 Investors and that such notes would remain outstanding.

     - The Board of Directors would be comprised of six members, four of whom would be appointed by the Lead 2004 Investors.

     On December 5, 2003, Lead Investor Counsel provided a discussion draft of a term sheet dated December 5, 2003. The December 5, 2003 term sheet was consistent in all material respects with the outline of terms discussed with Company counsel in the prior teleconferences held with Lead Investor Counsel on December 3 and December 4, 2003. A copy of the draft term sheet was provided to the Independent Committee and its special legal counsel.

     On December 5, 2003, the Independent Committee convened a meeting to review the draft term sheet dated December 5, 2003 provided by the Lead 2004 Investors. During the meeting, each of the Company's Chief Executive Officer and Chief Financial Officer and Company counsel reviewed the material issues raised by the December 5 term sheet, including (i) the need to include a mandatory conversion provision such that all of the Company's preferred shares would convert into Common Stock upon the satisfaction of an agreed upon trading value for the Common Stock, (ii) the need to extend the proposed July 31, 2004 maturity date of the senior secured notes in order to provide the Company with sufficient time to obtain shareholder approval to amend its Charter to authorize the preferred shares, (iii) the need to reduce the five times multiple for each of the liquidation preference, conversion right and participation right of the Series A Preferred Shares contained in the term sheet, (iv) the need to include a waiver of the dilution protections provided to each of the Company's outstanding debentureholders, and (v) that the Company be permitted to use the proceeds of the financing to retire the promissory notes issued by the Company under the Watson Term Loan. During the meeting, it was agreed that special legal counsel for the Independent Committee would prepare a memorandum of issues relating to the December 5, 2003 term sheet for review by the Independent Committee.

     The Independent Committee convened a meeting on December 8, 2003 to review the memorandum dated December 8 prepared by special legal counsel for the Independent Committee (the "Issue Memorandum"). The Independent Committee adopted the Issue Memorandum and requested that Management and Company counsel further negotiate the issues contained in the Issue Memorandum with the Lead 2004 Investors and their counsel. In summary, the Issue Memorandum addressed the following:

     - The need for minimum aggregate additional financing of at least $7.5 million.

     - A maturity date of the senior secured notes of July 31, 2004, subject to extension for up to 90 days to complete SEC review of the Company's proxy statement soliciting shareholder approval of the Charter amendment to authorize the preferred shares.

     - That the proposed five times multiple for each of the liquidation preference, conversion right and participation right of the Series A Preferred Shares be reduced to a multiple in the range of 1.5 to 1.

     - The waiver of the dilution protections provided to the holders of the 1998-2002 Debentures relating to the proposed financing.

     - A limitation on legal and other professional fees payable by the Company on behalf of the Lead 2004 Investors.

     - The automatic conversion of all preferred shares based on a trading value of the Company's Common Stock, in an amount to be mutually agreed.

     - The Company's direct purchase from Watson of the promissory notes issued by the Company under the Watson Term Loan with the proceeds of the financing provided by the Lead 2004 Investors.

     On December 8, 2003, Company counsel provided the Issue Memorandum to the Lead Investor Counsel. Company counsel and Lead Investor Counsel convened a teleconference on December 8, 2003 to review the Lead 2004 Investors' response to each of the requests of the Independent Committee contained in the Issue Memorandum. Lead Investor Counsel advised that the Lead 2004 Investors were willing to extend the maturity date of the senior secured notes, waive the dilution protections relating to the 1998-2002 Debentures, and limit the professional fees payable by the Company on behalf of the Lead 2004 Investors. Lead Investor Counsel further advised, however, that the Lead 2004 Investors were unwilling to revise the December 5, 2003 term sheet to address the remaining requests of the Independent Committee contained in the Issue Memorandum. Company counsel requested that Lead Investor Counsel again discuss the remaining issues described in the Issue Memorandum with the Lead 2004 Investors in an effort to reach mutually agreeable terms. On the same date, the Company's Chief Executive Officer contacted a representative of Essex Woodlands to review the issues outlined in the Issue Memorandum. During such discussions, Essex Woodlands indicated that the Lead 2004 Investors would consider structuring the acquisition of the Company's promissory notes issued under the Watson Term Loan to provide that, following the Lead 2004 Investor's acquisition of such notes for a payment of $5 million to Watson, the remaining $16.4 million of indebtedness under the Watson Term Loan would be forgiven. Essex Woodlands also advised that it would discuss with the other Lead 2004 Investors the aggregate amount of the financing that would be provided in an effort to satisfy the Company's request for net funding of approximately $7.5 million (after giving effect to any payments made by the Company to Watson to retire $16.4 million of indebtedness under the Watson Term Loan).

     On December 11, 2003, Lead Investor Counsel provided a revised discussion draft term sheet to Company counsel. The revised term sheet addressed some of the issues raised by the Independent Committee in its Issue Memorandum, including:

     - Providing for aggregate funding of up to $14.0 million of which a minimum of $11.0 million would be funded by the Lead 2004 Investors at the initial closing of the financing.

     - Permitting the Company to use $4.0 million of the proceeds raised in the financing to retire approximately $16.4 million of the indebtedness under the Watson Term Loan. The remaining $5.0 million indebtedness under the Watson Term Loan would be purchased from Watson directly by the Lead 2004 Investors.

     - Extending the maturing date of the senior secured notes to be issued in the financing from July 31, 2004 by a period of up to 90 days thereafter.

     - Limiting the legal and other professional fees payable by the Company on behalf of the Lead 2004 Investors.

     The December 11, 2003 term sheet retained the proposed five times multiple for each of the liquidation preference, conversion right and participation right of the Series A Preferred Shares.

     Following Management's review of the December 11, 2003 term sheet with Company counsel, on December 11, 2003, Company counsel telephoned Lead Investor Counsel to convey comments and proposed changes to the December 11 term sheet. The material comments consisted of:

     - A reduction in the five times multiple for each of the liquidation preference, conversion right and participation right for the Series A Preferred Shares.

     - The mandatory conversion of all preferred shares based on a trading value of the Company's Common Stock in an amount to be mutually agreed.

     - That, upon the Lead 2004 Investors' purchase of the remaining $5.0 million of indebtedness under the Watson Term Loan, the maturity date of such indebtedness be extended from March 31, 2006 to June 30, 2007.

     - That interest under the remaining $5.0 million Watson note be payable in the Company's Common Stock.

     - That the Lead 2004 Investors forbear from the exercise of rights and remedies under the acquired $5.0 million Watson note upon the occurrence of non-monetary events of default under such note.

     Discussions on these issues continued by telephone between Company counsel and Lead Investor Counsel as well as between the Company's Chief Executive Officer and representatives of Essex Woodlands, acting in its capacity as the primary contact for the Lead 2004 Investors.

     On December 12, 2003, Lead Investor Counsel provided to Company counsel a revised draft of the term sheet. The December 12 term sheet retained the proposed five times multiple for each of the liquidation preference, conversion right and participation right for the Series A Preferred Shares. Such term sheet did, however, address the amendments requested by the Company with respect to the remaining $5.0 million note issued under the Watson Term Loan. The Term sheet provided that, after the purchase of such note by the Lead 2004 Investors, the maturity date of the note would be extended from March 31, 2006 to June 30, 2007, and future interest payments under the note would be payable in the Company's Common Stock based on the trading value of Common Stock at the time of each interest payment. The note would also be amended to provide for forbearance from the exercise of rights and remedies upon a non-monetary event of default by the Company, subject to certain customary exceptions.

     A meeting of the Independent Committee was held on December 14, 2003, to, among other things, review the December 12, 2003 term sheet received from the Lead 2004 Investors. While acknowledging that the terms contained in the December 12 term sheet were more favorable to the Company than those contained in earlier versions of the term sheet, the Independent Committee requested that Management continue to negotiate with the Lead 2004 Investors in an effort to reduce the proposed five times multiple for each of the liquidation preference, the conversion right and the participation right of the Series A Preferred Shares and to provide for the automatic conversion of all preferred shares based on a mutually agreeable trading value of the Company's Common Stock. During the period from December 15, 2003 through December 18, 2003, the Company's Chief Executive Officer held a number of telephone conferences with representatives of the Lead 2004 Investors in an effort to negotiate reductions to the liquidation preference, conversion right and participation right of the Series A Preferred Shares and to provide for an automatic conversion mechanism relating to the preferred shares. During the same period, Company counsel and Lead Investor Counsel held a number a teleconferences relating to these issues.

     On December 17, 2003, a representative of Care Capital, the Company's Chief Executive Officer, and certain holders of the Company's 1998-2002 debentures met to discuss the liquidation preference, conversion right and participation right of the Series A Preferred Shares contained in the December 12, 2003 term sheet. Following extended discussions on these items, Care Capital advised that in the absence of a five times multiple for each of the liquidation preference and the conversion right for the Series A Preferred Shares, the Lead 2004 Investors would not provide financing to the Company. Care Capital advised, however, that the Lead 2004 Investors would agree to a reduction of the participation right for the Series A Preferred Shares from 5 times to 1.5 times.

     On December 19, 2003, special legal counsel for the Independent Committee and Company counsel contacted Lead Investor Counsel by telephone to discuss a proposal to include a mandatory conversion mechanism relating to the preferred shares. Following a number of teleconferences on December 19, 2003 among counsel for the Lead 2004 Investors, the Company and the Independent Committee, the Lead 2004 Investors agreed to provide for the automatic conversion of all preferred shares into the Company's Common Stock provided that the Common Stock trades at an average price of $2.80 per share for any 30 consecutive trading day period and the average daily trading value of the Company's Common Stock during such 30 day trading period equals or exceeds $1.75 million.

     On December 19, 2003, Lead Investor Counsel provided Company counsel with a definitive term sheet relating to the proposed financing. Such term sheet reflected the changes previously discussed and agreed to in concept by the parties, all as described above.

     The Independent Committee convened a meeting on December 20, 2003 to review the definitive term sheet provided by the Lead 2004 Investors dated December 19, 2003. In addition to a discussion of the mandatory conversion feature for the preferred shares contained in the term sheet, the Independent Committee reviewed each of the issues previously raised by the Independent Committee in its Issue Memorandum dated December 8, 2003. Following a detailed review and discussion of such issues and the final terms contained in the December 19, 2003 term sheet, and considering the extensive information reviewed by the Independent Committee (See "Information Reviewed by the Independent Committee" below) and the fairness opinion of Agema LLC, the independent financial advisor retained by the Independent Committee, the Independent Committee unanimously adopted a resolution approving the terms of the December 19, 2003 term sheet and the transactions contemplated therein.

     At a meeting of the Board of Directors held on December 21, 2003, Mr. Sumner, as Chairman of the Independent Committee, presented to the Board the unanimous resolution of the Independent Committee approving the terms of the December 19, 2003 term sheet and the transactions contemplated therein. After extensive discussion of the terms of the December 19, 2003 term sheet and the findings of the Independent Committee, including the fairness opinion provided by Agema LLC, the Board of Directors approved and ratified the December 19, 2003 term sheet. Each of Messrs. Thangaraj, Karabelas, Wesson, Conjeevaram and Shroff (each being a designee of Care Capital, Essex Woodlands and Galen Partners) abstained from such action.

     During the period from December 31, 2003 through January 7, 2004, Company counsel and Lead Investor Counsel exchanged drafts of the relevant transaction documents prepared by such counsel intended to memorialize the December 19, 2003 term sheet. Between January 9, 2004 and January 19, 2004, Lead Investor Counsel and Company counsel exchanged marked drafts of the various documents and participated in numerous telephone conferences in an effort to finalize the financing agreements. During this period, no changes were made to the financial or other material terms contained in the December 13, 2003 term sheet. Also during this period, Company counsel, Lead Investor Counsel and counsel for Watson finalized the agreements by which the Company would retire $16.4 million of the Watson Term Loan indebtedness and Watson would convey the remaining $5.0 million of such indebtedness to the Lead 2004 Investors.

     On January 20, 2004, the Board of Directors convened a meeting to, among other things, review the status of the 2004 Debenture Offering and the completion of the documentation relating to the such transaction. At such meeting, the Board approved the terms of such documentation and authorized Management to negotiate such changes to the financing documents and relating agreements as were necessary to conclude the 2004 Debenture Offering. Each of Messrs. Wesson, Conjeevaram, Shroff, Thangaraj and Karabelas abstained from such action as such directors are designees of the Lead 2004 Investors. Any changes made to the definitive 2004 Purchase Agreement and related agreements during the period subsequent to the receipt of the approval of the Board of Directors were not material and did not alter the financial terms of the 2004 Debenture Offering as previously discussed and approved by the Board.

     During the period from January 20 through February 5, 2004, legal counsel for the Company, the Lead 2004 Investors and Watson finalized the 2004 Debenture Offering documents for execution. On February 6, 2004, the 2004 Purchase Agreement and related transaction documents were executed and held in escrow pending the completion of the funding of the transaction on February 10, 2004, at which time all documents were released from escrow.

2004 DEBENTURE OFFERING

     On February 10, 2004, the Company consummated a private offering of convertible senior secured debentures (the "2004 Debentures") for an aggregate purchase price of approximately $12.3 million (the "2004 Debenture Offering"). The 2004 Debentures were issued pursuant to a certain Debenture and Share Purchase Agreement dated as of February 6, 2004, as amended June 6, 2004 (the "2004 Purchase Agreement") by and among the Company, the Lead 2004 Investors and each of the purchasers listed on the signature page thereto. The 2004 Purchase Agreement provided for the Company to issue additional 2004 Debentures in the principal amount of up to approximately $1.7 million on or before June 5, 2004 (the date 120 days from the date of the 2004 Purchase Agreement) provided that the aggregate principal amount of the 2004 Debentures issued pursuant to the 2004 Purchase Agreement shall not exceed $14.0 million without the consent of the holders of 60% of the principal amount of the 2004 Debentures then held by the Lead 2004 Investors. On April 14, 2004 and May 28, 2004, the Company completed an additional closing under the 2004 Purchase Agreement pursuant to which the Company issued additional 2004 Debentures in the aggregate principal amount of $579,000 and $1.121 million, respectively, bringing the aggregate principal amount of 2004 Debentures issued by the Company under the 2004 Purchase Agreement to $14.0 million.

     On June 6, 2004, the 2004 Purchase Agreement was amended to (i) increase the principal amount of the 2004 Debentures issuable under the 2004 Purchase Agreement from $14.0 million to $17.5 million, and (ii) extend the date for the issuance of additional 2004 Debentures from June 5, 2004 to June 30, 2004 (the "2004 Purchase Agreement Amendment").

     Of the approximate $14.0 million in 2004 Debentures issued in the 2004 Debenture Offering as of June 1, 2004, $2.0 million of 2004 Debentures were issued in exchange for the surrender of a like amount of principal plus accrued and unpaid interest outstanding under the Company's 5% convertible senior secured debentures issued to the Lead 2004 Investors in November and December, 2003 pursuant to the Letter of Support. The Company will use the net proceeds of the 2004 Debenture Offering to fund working capital requirements.

     The 2004 Debentures, issued at par, bear interest at the rate of 1.62% per annum, the short term Applicable Federal Rate on the date of issuance, and are secured by a lien on all the Company's and its subsidiaries' assets.

     The 2004 Debentures (including the principal amount plus accrued interest at the date of conversion) will convert automatically into the Company's Series A Preferred shares immediately following the Company's receipt of shareholder approval of this Proposal 2 to restate the Company's Charter (the "Charter Amendment") and the filing of the Charter Amendment with the Office of the New York Department of State (the date of such filing, the "Charter Amendment Filing Date") as provided in the 2004 Purchase Agreement, the Charter Amendment and the Conversion Agreement (as discussed below). The 2004 Debentures will convert into Series A Preferred shares at a price per share (the "Series A Conversion Price") of $0.6425, representing the average of the closing bid and asked prices of the Company's Common Stock for the twenty (20) trading days ending February 4, 2004, as reported by the Over-the-Counter ("OTC") Bulletin Board. The closing bid price for the Company's Common Stock on January 20, 2004, the date of Board approval of the 2004 Debenture Offering, was $0.64 per share. The Series A Conversion Price is subject to adjustment from time to time, as described below under the caption "Terms of Preferred Stock".

     Based on the $0.6425 Series A Conversion Price, and estimating the interest accrual under the 2004 Debentures prior to the Charter Amendment Filing Date, the 2004 Debentures with an aggregate principal amount of $17.5 million would be convertible into an aggregate of approximately 27.2 million Series A Preferred shares.

     As of February 10, 2004, the date of the initial closing of the 2004 Purchase Agreement, the Company had issued an outstanding an aggregate of approximately $87.7 million in principal amount of 5% convertible senior secured debentures maturing March 31, 2006 issued pursuant to three separate Debenture Purchase Agreements dated March 10, 1998, as amended (the "1998 Debentures"), May 26, 1999, as amended (the "1999 Debentures") and December 20, 2002 (the "2002 Debentures"), respectively. The 1998 Debentures, 1999 Debentures and 2002 Debentures are referred to collectively as the "1998-2002 Debentures". The terms of the 1998-2002 Debentures are consistent in all material respects with the 2004 Debentures and are described below under the caption "Description of Debentures". After giving effect to the Company's issuance of additional 5% convertible senior secured debentures in satisfaction of interest payments on the 1998-2002 Debentures, as of February 10, 2004 , the 1998-2002 Debentures were convertible into an aggregate of approximately 190.4 million shares of the Company's Common Stock. After considering the Company's other outstanding convertible securities, as of June 1, 2004, the Company had committed to issue approximately 277,593,519 shares of Common Stock in excess of its currently authorized 80.0 million shares of Common Stock.

     Simultaneous with the execution of the 2004 Purchase Agreement, and as a condition to the initial closing of the 2004 Purchase Agreement, the Company, the investors in the 2004 Debentures and each of the holders of the 1998-2002 Debentures execute a certain Debenture Conversion Agreement dated as of February 6, 2004 (the "Conversion Agreement"). In accordance with the terms of the Conversion Agreement, each holder of 2004 Debentures agreed to convert the 2004 Debentures held by such holder into the Company's Series A Preferred shares and each holder of 1998-2002 Debentures agreed to convert the 1998-2002 Debentures held by such holder into the Company's Junior Preferred Shares. The Conversion Agreement provides, among other things, for the automatic conversion of the 2004 Debentures and the 1998-2002 Debentures (collectively, the "Outstanding Debentures") into the appropriate class of Preferred Stock immediately following the Company's receipt of shareholder approval to the Charter Amendment pursuant to this Proposal 2 and the filing of the Charter Amendment with the Office of the New York Department of State.

     Under the Conversion Agreement, the holders of approximately $6.6 million in principal amount of 2002 Debentures issued pursuant to the Letter of Support during 2003 will convert such 2002 Debentures (plus accrued and unpaid interest) into Series B Preferred Shares. Of the remaining approximate $81.1 million in principal amount of the 1998-2002 Debentures, approximately $31.6 million is comprised of 1998 Debentures, approximately $21.8 million is comprised of 1999 Debentures and approximately $27.7 million is comprised of 2002 Debentures. The 1998 Debentures (plus accrued and unpaid interest) will be converted into Series C-1 Preferred shares. The 1999 Debentures (plus accrued and unpaid interest) will be converted into Series C-2 Preferred shares. The 2002 Debentures (plus accrued and unpaid interest) shall be converted into Series C-3 Preferred shares.

     The number of Junior Preferred Shares to be received by each holder of 1998-2002 Debentures is based on the respective prices at which the 1998-2002 Debentures were convertible into Common Stock. The 2002 Debentures issued pursuant to the Letter of Support in 2003 have a conversion price of $0.3420 per share. The closing bid price for the Company's Common Stock on December 17, 2002, the date of Board approval of the 2002 Purchase Agreement, was $0.98 per share. The 1998 Debentures, 1999 Debentures and the remaining balance of the 2002 Debentures have conversion prices of $0.5776, $0.5993 and $0.3481 per share, respectively. The closing bid price for the Company's Common Stock on February 19, 1998, May 20, 1999 and

December 17, 2002, the dates of Board approval of the debenture purchase agreements pursuant to which the 1998 Debentures, the 1999 Debentures and the 2002 Debentures were issued, was $2.63, $1.94 and $0.98 per share, respectively. Based on the respective conversion prices of the 1998-2002 Debentures, and estimating the interest accrual on the 1998-2002 Debentures prior to the Charter Amendment Filing Date, the 1998-2002 Debentures are convertible into an aggregate of approximately 20 million Series B Preferred shares, 56.5 million Series C-1 Preferred shares, 37.5 million Series C-2 Preferred shares and 80.9 million Series C-3 Preferred shares.


DILUTION TO COMMON SHAREHOLDERS AND HOLDERS OF THE 1998-2002 DEBENTURES


     Prior to the completion of the 2004 Debenture Offering, the Company had issued and outstanding an aggregate of approximately $87.7 million in principal amount of 1998-2002 Debentures which were convertible into an aggregate of approximately 190.4 million shares of the Company's Common Stock. After giving effect to the conversion rights of the 1998-2002 Debentures, and the Company's stock options and warrants then outstanding, the aggregate ownership interest in the Company held by holders of the 1998-2002 Debentures as a group was approximately 76.2% (calculated on a fully-diluted basis). As of February 9, 2004, the day preceding the initial closing of the 2004 Purchase Agreement, the Company's public, non-affiliated shareholders as a group held an aggregate of approximately 14,238,911 shares, representing approximately 5.7% of the Company's Common Stock (calculated on a fully-diluted basis).

     The following table provides the ownership percentages in the Company held by the 2004 Debentureholders as a group, the holders of the 1998-2002 Debentures as a group and the Company's public, non-affiliated shareholders as a group, both before and after giving effect to the completion of the 2004 Debenture Offering (calculated on a fully-diluted basis).

                                                                                FULLY DILUTED OWNERSHIP PERCENTAGE
                                                                                IN THE COMPANY AFTER THE COMPLETION
                                                                                  OF THE 2004 DEBENTURE OFFERING
                                                                              ---------------------------------------
                                        FULLY DILUTED OWNERSHIP PERCENTAGE         ASSUMES              ASSUMES
                                       IN THE COMPANY BEFORE THE COMPLETION     $14.0 MILLION        $17.5 MILLION
SECURITY HOLDERS                          OF THE 2004 DEBENTURE OFFERING      IN 2004 DEBENTURES   IN 2004 DEBENTURES
----------------                       ------------------------------------   ------------------   ------------------
- 2004 Debentureholders as a Group...                    --                          30.5%               35.4%
- 1998-2002 Debentureholders as a
  Group..............................                  76.2%                         53.3%               49.5%
- Public, Non-Affiliated Shareholders
  as a Group.........................                   5.7%                          4.0%                3.7%

PROCEEDS OF 2004 DEBENTURE OFFERING

     As of June 1, 2004, the Company had issued 2004 Debentures in the aggregate principal amount of $14 million. Approximately $2.0 million in principal amount of the 2004 Debentures were issued in exchange for the surrender of a like amount of principal plus accrued interest outstanding under Company debentures issued in November and December 2003 pursuant to the Letter of Support. Of the $12 million in gross proceeds received by the Company under the 2004 Debenture Offering, approximately $4.3 million was paid to Watson to retire $16.4 million of the Company's indebtedness to Watson under the $21.4 million Watson Term Loan Agreement. (See "Interests of Investors in the 2004 Debenture Offering"). After giving effect to the payment to Watson and the satisfaction of legal and other professional fees of approximately $400,000, assuming no further 2004 Debentures are issued, the Company estimates that it will realize net proceeds from the 2004 Debenture Offering of approximately $7.3 million.

     As described under Proposal 4 under the caption "Proceeds of the Sale of the Congers Facilities Assets", the Company estimates that it will realize net proceeds from the asset sale transaction of approximately $2.3 million. The net proceeds of each of the asset sale transaction and the 2004 Debenture Offering received as of June 1, 2004, aggregating approximately $9.1 million, combined with the Company's other cash balances and reduced by operating expenses though May 31, 2004, provided the Company with approximately $7.3 million in cash reserves as of June 1, 2004 to fund the development and commercialization of its proprietary technologies. Set forth below is a summary of the Company's estimated allocation of its cash resources as of June 1, 2004 to the development of its proprietary technologies and funding of operations:

USE ITEM                                                         AMOUNT
--------                                                      ------------
Research & Development of ADF Technology Product, including
  clinical trials...........................................  $  3,250,000
Research & Development of Opiod Synthesis Technologies......  $    600,000
Administration (i.e., insurance, finance, investor
  relations, employee benefits, legal, market research).....  $  2,000,000
Personnel (i.e., salaries, bonuses, payroll taxes)..........  $  1,450,000
                                                              ------------
                                                              $7.3 million
                                                              ============

While no assurance can be given, Management estimates that the existing cash on hand at June 1, 2004 of $7.3 million will fund activities through the first quarter of 2005. As of such time, the Company estimates that it will have completed initial clinical trials of a product incorporating its ADF Technology and will have entered into one or more licensing agreements for such product with a third party. The Company expects that the payments to be derived from such licensing agreements will provide the Company with the necessary additional funding to continue operations and to expand and expedite its development efforts.

The ability of the Company to enter into a license agreement with a third party and the consideration to be received by the Company as part of any such agreement is primarily dependent upon the favorable outcome of the initial clinical trials of the Company's products, of which no assurance can be given.

DESCRIPTION OF CHARTER AMENDMENT

     Prior to giving effect to the Charter Amendment described in this Proposed 2 and attached as Appendix C to this Proxy Statement, the Company's Charter provides for authorized capital stock consisting of 80.0 million shares of Common Stock, $.01 par value per share. The Charter provides that each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of stockholders of the Company. In addition, the Company's 1998 Debentures and 1999 Debentures have the right to vote with holders of the Company's Common Stock on all matters submitted to stockholders of the Company on as-converted basis giving effect to the conversion of the 1998 Debentures and 1999 Debentures into Common Stock (without the requirement of such conversion) as of the record date set for the shareholder vote. No shares of Preferred Stock are currently authorized for issuance under the Charter.

     On January 20, 2004, the Board of Directors unanimously approved and recommended that the Company's shareholders consider and approve the Charter Amendment providing for (i) an increase in the number of authorized shares of capital stock of the Company from 80.0 million to 940.0 million, consisting of
650.0 million shares of Common Stock, $.01 par value per share, and 290.0 million shares of Preferred Stock, $.01 par value per share, and (ii) designating 45.0 million shares of the Preferred Stock as Series A Preferred, designating 25.0 million shares of the Preferred Stock as Series B Preferred, designating 70.0 million shares of the Preferred Stock as Series C-1 Preferred, designating 50.0 million shares of the Preferred Stock as Series C-2 Preferred and designating 100.0 million shares of the Preferred Stock as Series C-3 Preferred, with each class of Preferred Stock to have the rights, preferences and limitations described in the Charter Amendment.

     The Series A Preferred shares have a liquidation preference equal to five
(5) times the initial $0.6425 Series A Conversion Price (the "Series A Liquidation Preference"). In addition, the Series A Preferred shares are convertible into the Company's Common Stock, with each Series A Preferred share convertible into five shares of the Company's Common Stock, subject to adjustment, from time to time, pursuant to the dilution protections described below under the caption "Terms of Preferred Stock". The closing bid price for the Company's Common Stock on January 20, 2004, the date of Board approval of the 2004 Debenture Offering, was $0.64 per share. Without limiting the Series A Liquidation Preference, the holders of Series A Preferred shares also have the right to participate with the holders of the Company's Common Stock upon the occurrence of a liquidation event, including the Company's merger, sale of all or substantially all of its assets or a change of control transaction, on an as-converted basis (but for these purposes only, assuming the Series A Preferred shares to be convertible into only thirty percent (30%) of the shares of Common Stock into which they are otherwise then convertible). The holders of Series A Preferred shares also have the right to vote as part of a single class with all holders of the Company's voting securities on all matters to be voted on by such security holders. Each holder of Series A Preferred shares will have such number of votes as shall equal the number of votes he would have had if such holder converted all Series A Preferred shares held by such holder into shares of Common Stock immediately prior to the record date relating to such vote.

     The Junior Preferred Shares have a liquidation preference equal to one (1) time the principal amount plus accrued and unpaid interest of the 1998-2002 Debentures converted into Junior Preferred Shares The liquidation preference of the Series B Preferred has priority over, and will be satisfied prior to, the liquidation preference of the Series C Preferred. The liquidation preference for each class of the Junior Preferred Shares is equal to the conversion prices of such shares. The Junior Preferred Shares are convertible into the Company's Common Stock, with each Junior Preferred Share convertible into one share of Common Stock. The holders of the Junior Preferred Shares have the right to vote as part of the single class with all holders of the Company's Common Stock and the holders of the Series A Preferred on all matters to be voted on by such stockholders, with each holder of Junior Preferred Shares having such number of votes as shall equal the number of votes he would have had if such holder had converted all Junior Preferred Shares held by such holder into Common Stock immediately prior to the record date relating to such vote.

     The Charter Amendment also provides for the elimination of the voting rights of the holders of the 1998 Debentures and the 1999 Debentures. Effective on the Charter Amendment Filing Date, all of the 1998 Debentures and 1999 Debentures will convert automatically into Junior Preferred Shares. As a result, no 1998 Debenture or 1999 Debentures will remain outstanding following the Charter Amendment Filing Date for which such voting rights could be exercised.

     REFERENCE IS MADE TO THE DESCRIPTION PROVIDED UNDER THE CAPTION "TERMS OF PREFERRED STOCK" AS WELL AS THE COPY OF THE CHARTER AMENDMENT ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT FOR A MORE DETAILED DESCRIPTION OF THE TERMS OF THE PREFERRED STOCK.

     As of June 1, 2004, the Company had 21,716,025 shares of Common Stock issued and outstanding. In addition, as of June 1, 2004, the Company had issued Common Stock purchase options and warrants exercisable for approximately 36,492,654 shares of Common Stock. Assuming the receipt of shareholder approval of the Proposal 2 and after giving effect to the conversion of the Company's Outstanding Debentures into Preferred Stock, (including an estimate of accrued interest under the Outstanding Debentures prior to the Charter Amendment Filing
Date), the Company's outstanding shares of Common Stock and Preferred Stock, shares available under Company stock option plans, shares underlying outstanding warrants, and shares of Common Stock remaining available for future issuance are as follows:

AUTHORIZED SHARES OF COMMON STOCK.....................                              650,000,000(1)
Shares of Common Stock issued and outstanding.........                 21,716,025
Shares of Common Stock issuable by the Company under
  convertible securities(1)
  - Series A Preferred(2).............................  136,845,321
  - Series B Preferred(2).............................   20,001,925
  - Series C-1 Preferred(2)...........................   56,490,706
  - Series C-2 Preferred(2)...........................  37,523,0431
  - Series C-3 Preferred(2)...........................   80,937,570
  - Common Stock Purchase Warrants....................   33,075,384
  - Stock Option Plans................................    3,417,270
                                                        -----------
                                                        368,291,219   368,291,219
                                                                      -----------
TOTAL SHARE OF COMMON STOCK ISSUABLE UPON CONVERSION
  OF CONVERTIBLE SECURITIES...........................                390,007,245   390,007,245
                                                                                    -----------
SHARES OF COMMON STOCK UNRESERVED AND AVAILABLE FOR
  ISSUANCE............................................                              259,992,755(1)
                                                                                    ===========

---------------

(1) Assumes receipt of shareholder approval of this Proposal 2.

(2) Gives effect to the conversion of the Company's Outstanding Debentures in the aggregate principal amount of $107.5 million (assuming $17.5 million in principal amount of 2004 Debentures ) (including an estimate of accrued and unpaid interest through the date of the Chapter Amendment Filing Date projected to be July 1, 2004) into the applicable class of Preferred Stock. Upon conversion of the Outstanding Debentures into Preferred Stock, the Company will have 17,630,936, 4,998,075 and 45,048,681 shares of Series A Preferred, Series B Preferred and Series C Preferred, respectively, unreserved and available for issuance. Pursuant to an Investor Rights Agreement dated as of February 6, 2004 between the Company and the holders of the Outstanding Debentures, except for the Preferred Stock issuable upon conversion of the Outstanding Debentures, the Company is precluded for issuing any additional shares of any class of Preferred Stock in the absence of the written consent of the holders of 60% of the Series A Preferred shares.

BOARD RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE CHARTER AMENDMENT TO (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 80.0 MILLION SHARES TO 650.0 MILLION SHARES IN ORDER TO PROVIDE SUFFICIENT AUTHORIZED SHARES OF COMMON STOCK FOR ISSUANCE UPON CONVERSION OF THE COMPANY'S PREFERRED STOCK AND THE EXERCISE OF THE COMPANY'S COMMON STOCK PURCHASE OPTIONS AND WARRANTS, AND (II) PROVIDE FOR ADDITIONAL CAPITAL STOCK CONSISTING OF 290.0 MILLION SHARES OF CONVERTIBLE PREFERRED STOCK, OF WHICH 45.0 MILLION SHARES SHALL BE DESIGNATED SERIES A PREFERRED, 25.0 MILLION SHARES SHALL BE DESIGNATED SERIES B PREFERRED, 70.0 MILLION SHARES WILL BE DESIGNATED SERIES C-1 PREFERRED,
50.0 MILLION SHARES WILL BE DESIGNATED SERIES C-2 PREFERRED, AND 100.0 MILLION SHARES SHALL BE DESIGNATED SERIES C-3 PREFERRED. ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL 2.

DESCRIPTION OF DEBENTURES

  2004 DEBENTURES

     The following description summarizes the material terms of the 2004 Debentures. Shareholders are urged to carefully review the Debenture and Share Purchase Agreement by and among the Company and other signatories thereto, dated as of February 6, 2004 (the "2004 Purchase Agreement") a copy of which is attached hereto as Appendix G in its entirety. These 2004 Debentures have been issued in the form of Appendix H attached hereto.

     Principal, Maturity and Interest. As of June 1, 2004, the aggregate principal amount of the outstanding 2004 Debentures was $14.0 million. The Company has a right to issue additional 2004 Debentures in the aggregate principal amount of up to $3.5 million no later than June 30, 2004 or the time of conversion of the 2004 Debentures, whichever is earlier, provided, however, that such amount may be increased with prior written consent of the holders of at least 60% of the principal amount of the 2004 Debentures then held by Capital Investment II, LP, Essex Woodlands Health Ventures V, L.P., and Galen Partners III, L.P. (the "Lead 2004 Investors")

     Unless otherwise converted into Preferred Stock (as provided below under the caption "Automatic Conversion of 2004 Debentures") each 2004 Debenture generally becomes due and payable on July 31, 2004 (the "Maturity Date"), provided, however, that (i) the Company may extend the Maturity Date, for a period not to exceed ninety (90) days, to the extent the effectiveness of the amendment to its Certificate of Incorporation (discussed in Proposal 2) (the "Charter Amendment") is delayed due to the review of this Proxy Statement by the Commission, and (ii) the holders of 2004 Debentures holding at least percent (60%) of the aggregate principal amount of the 2004 Debentures then outstanding may extend the Maturity Date from time to time in their sole discretion.

     Interest on each 2004 Debenture accrues at the rate of the rate of (i) 1.62% per annum (the February 2004 Short Term Applicable Federal Rate) prior to the Maturity Date, and (ii) fifteen percent (15%) per annum on and after the Maturity Date, in each case subject to the limitations of applicable law.

     Automatic Conversion of 2004 Debentures. The 2004 Debentures (including the principal amount plus interest accrued at the date of conversion) will convert automatically into the Company's Series A convertible preferred stock (the "Series A Preferred") immediately following (i) the Company's receipt of shareholder approval at its next shareholder's meeting of the Charter Amendment to authorize, among other things, the creation of the Series A Preferred and
(ii) the filing of the Charter Amendment with the Office of the New York Department of State (the date of such filing, the "Charter Amendment Filing Date"), as provided in the Purchase Agreement. The 2004 Debentures will convert into Series A Preferred Shares at a price per share (the "Series A Conversion Price") of $0.6425, representing the average of the closing bid and asked prices of the Company's common stock, $.01 par value per share (the "Common Stock") for the twenty (20) trading days ending February 4, 2004, as reported by the Over-the-Counter ("OTC") Bulletin Board. The closing bid price for the Company's Common Stock on January 20, 2004, the date of Board approval of the 2004 Debenture Offering, was $0.64 per share.

     The Series A Conversion Price is subject to adjustment, from time to time, to equal the consideration per share received by the Company for its Common Stock, or the conversion/exercise price per share of the Company's Common Stock issuable under rights or options for the purchase of, or stock or other securities convertible into, Common Stock, if lower than the then applicable Series A Conversion Price.

     After giving effect to the issuance of the 2004 Debentures in the principal amount of $14.0 million as of June 1, 2004, the ownership in the Company of each of the 2004 Debentureholders as a group, the 1998-2002 Debentureholders as a group, and the Company's public, non-affiliated shareholders as a group (calculated on a fully-diluted basis) is 30.5%, 53.3% and 4.0%, respectively (35.4%, 49.5% and 3.7%, respectively, in the event the Company issues the maximum principal amount of $17.5 million in 2004 Debentures under the 2004 Purchase Agreement).

     Negative Covenants. Without the prior written consent of the holders of sixty percent (60%) of the then outstanding principal amount of the 2004 Debentures, the Company may not, nor may allow any of its guaranteeing subsidiaries, either directly or indirectly to, generally:

          1) Effect any reclassification, combination or reverse stock split of the Company's Preferred Stock or Common Stock

          2) Incur, assume or permit to exist any liens except:

          - liens in favor of Galen Partners III, L.P. and Oracle Strategic Partners, L.P. on behalf of the holders of 1998-2002 Debentures and the 2004 Debentures to secure payment of principal of and interest on the 1998-2002 Debentures and the 2004 Debentures;

          - liens in favor of the holders of a certain promissory note in the principal amount of $5.0 million in favor of the Lead 2004 Investors and the other investors in the 2004 Debentures as of February 10, 2004 (collectively, the "Watson Note Purchasers"), as assignee of the Term Loan Agreement dated March 29, 2000 between the Company and Watson Pharmaceuticals, Inc., as amended, (the "Amended and Restated Watson Note") to secure payment of principal thereof and interest thereon;

          - liens securing the Company' indebtedness under a working capital line of credit up to $5.0 million;

          - attachments or judgment liens not constituting an Event of Default under the 2004 Purchase Agreement;

          - liens for taxes, assessments and other government charges;

          - liens for workmen, materialmen, vendors, suppliers, mechanics, landlords and other similar liens in the ordinary course of business;

          - liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, etc.;

          - easements, rights of way, etc. not interfering with the Company's ordinary conduct of business;

          - certain lessor or sublessor interests under a lease;

          - liens in favor of customs and revenue authorities arising as a matter of law; and

          - zoning or similar government rights.

          3) Create, incur, assume or permit to exist or guarantee any indebtedness except:

          - indebtedness under the 2004 Debentures;

          - indebtedness in existence on the date of the 2004 Purchase Agreement, including, without limitation, the 1998-2002 Debentures;

          - indebtedness incurred in the ordinary course of business;

          - indebtedness not to exceed $500,000, which is subordinate to the indebtedness of the Company to the holders of the 2004 Debentures;

          - indebtedness relating to contingent obligations of the Company and its subsidiaries to their suppliers, customers and licensees incurred in the ordinary course of business;

          - indebtedness under intercompany loans between the Company and its subsidiaries;

          - indebtedness under capital leases in the amount not to exceed $500,000;

          - indebtedness under a working capital line of credit not to exceed $5.0 million; and

          - accounts or notes payable for purchase of merchandise or services in the ordinary course of business;

          4) Other than capital expenditures contained in any budget approved by the Board of Directors, make or permit any subsidiary to make any capital expenditure in excess of $250,000 in any fiscal year;

          5) Except as contemplated by the 2004 Purchase Agreement, amend the 2004 Purchase Agreement, the 2004 Debentures, the 1998-2002 Debentures, the Amended and Restated Watson Note and the documents relative thereto without the prior written consent of the holders of 60% of the then outstanding principal amount of the 2004 Debentures;

          6) Make any cash interest payments to the holders of the 1998-2002 Debentures without the prior written consent of all holders of the 2004 Debentures;

          7) Engage in non-arms-length transactions;

          8) Form or permit to form any new entity in which the Company, its subsidiaries or their respective directors have more than a 50% interest or a material minority interest;

          9) Permit The Medi-Gum Corporation, a dormant subsidiary of the Company, to commence business or own assets not conducted or owned on the date of the 2004 Purchase Agreement;

          10) Make any loan or advance, or guarantee any obligation (except intercompany loans in the ordinary course of business) except those loans, advances or guarantees existing on the date of the 2004 Purchase Agreement;

          11) Engage in intercompany transfers or transactions, transactions with officers, directors or affiliates except as permitted in the 2004 Purchase Agreement or divert a corporate opportunity of the Company or its subsidiary;

          12) Make any investments in stock, option, warrant or other security except the repurchase right of the Company's stock as contemplated by the 2004 Purchase Agreement and the purchase obligations of the US Government or certificates of deposit or other instruments having a term of no more than one year;

          13) Engage in any business, whether directly or indirectly, not currently conducted by the Company or any of its subsidiaries;

          14) Except as otherwise approved by the Board of Directors, materially amend any employee benefit plan, program or other arrangement with current or former employees of the Company or its subsidiaries except as expressly permitted by the existing arrangements or approved by the Board of Directors, provided same does not have a material affect on the terms of employment of such employees;

          15) Except as otherwise approved by the Board of Directors, agree to materially increase any benefit to current or former employees of the Company or its subsidiaries from the levels provided on the date of the 2004 Purchase Agreement unless approved by the Company's Board of Directors; or

          16) Except as otherwise approved by the Board of Directors, agree to increase the annual compensation of any employee except (i) in the ordinary course of business not to exceed 10% of the annual salary on the date of the 2004 Purchase Agreement, and (ii) customary annual employee bonuses not to exceed $350,000 in the aggregate in any fiscal year.

     Affirmative Covenants. The Company has agreed that so long as the 2004 Debentures remain outstanding, the Company will:

          1) Maintain, and will cause its guaranteeing subsidiaries to maintain, their corporate existence, rights, franchises, trademarks, patents, copyrights and other intellectual property rights, which are necessary for the conduct of the Company's business;

          2) Maintain, and will cause its guaranteeing subsidiaries to maintain, and keep in good repair its properties and to comply with the terms of their respective leases;

          3) Pay, withhold, discharge all taxes and will cause its guaranteeing subsidiaries to do so;

          4) Pay, and will cause its guaranteeing subsidiaries to pay, all items of indebtedness, which, if unpaid, may become a lien on the property of the Company;

          5) Maintain, and will cause its subsidiaries to maintain, customary insurance on the assets of the Company and its guaranteeing subsidiaries with reputable insurer(s);

          6) Furnish information and financial statements to the holders of the 20004 Debentures, including, without limitation a certificate of compliance with the terms of the 2004 Agreement and other material contracts;

          7) Provide notice of any adverse change, including, without limitation, an Event of Default (as defined in the 2004 Purchase Agreement);

          8) Comply, and will cause its subsidiaries to comply, with the terms and conditions of all material agreements, commitments and instruments and the terms of the applicable law;

          9) Maintain and defend, and shall cause its subsidiaries to maintain and defend, the licenses, sublicenses and intellectual property of the Company and its subsidiaries;

          10) Maintain proper books and records and permit the holders of the 2004 Debentures to inspect such books and records and discuss the affairs, finances and accounts of the Company and its subsidiaries with their accountants, officers and directors;

          11) Maintain a board of directors in accordance with the Voting Agreement executed in connection with the 2004 Purchase Agreement, which board shall meet at least 4 times a year;

          12) Maintain a principal office where notices, demands and presentments with respect to 2004 Purchase Agreement can be made and provide a 30-day notice of any change in the principal office address;

          13) Use $4.3 million of the proceeds received pursuant to the 2004 Purchase Agreement to retire $16.4 million of the $21.4 million indebtedness to Watson Pharmaceuticals, Inc.

          14) Make timely payments of principal and interest on the 2004 Debentures;

          15) Take all necessary actions to facilitate the conversion of the 1998-2002 Debentures and the 2004 Debentures into Preferred Stock of the Company in accordance with the terms of the Conversion Agreement executed in connection with the 2004 Purchase Agreement;

          16) Condition the completion of (i) any transaction among the Company and the purchasers of the 2004 Debentures or (ii) any Liquidation Event (as defined in the 2004 Purchase Agreement) upon the approval of same by an Independent Committee of the Board of Directors of the Company;

          17) Provide any and all documents and take such actions as to effectuate the transactions contemplated by the 2004 Purchase Agreement;

          18) Promptly convene a meeting of the Company's shareholders to approve, among other things, the amendment to the Company's Certificate of Incorporation;

          19) File, on a timely basis, all required Commission reports, which shall be true and accurate; and

          20) Consult with the Lead 2004 Investors prior to making any press release or public statement relating to the 2004 Purchase Agreement except where such press release or public statement is required by law.

     Events of Default. Each of the following constitutes a Event of Default under the 2004 Purchase Agreement and the 2004 Debentures:

          1) Company's default in the payment of principal of or interest on any 2004 Debenture;

          2) Company's failure to issue the shares of its Common Stock and/or Preferred Stock upon conversion of the 2004 Debentures;

          3) Company's default with respect to its Negative Covenants and/or Affirmative Covenants, subject to the applicable cure periods;

          4) Company's or any of its guaranteeing subsidiaries' default under any agreement executed in connection with the 2004 Purchase Agreement, which remains unremedied to the satisfaction of the holders of 60% of the 2004 Debentures;

          5) If any representation or warranty of the Company, its officer or guaranteeing subsidiary was incorrect in any material respect when made;

          6) Company's or its subsidiary's (i) default under any indenture, mortgage, agreement, instrument or indebtedness of the Company in excess of $500,000, or which results in the acceleration the Company's indebtedness in excess of $1,000,000, (ii) default under the Amended and Restated Watson Note or the 1998-2002 Debentures; or (iii) a Change of Control event (as such term is defined in the 2004 Purchase Agreement);

          7) Company's or its subsidiary's default under any agreement, which, if uncured, will have a Material Adverse Effect (as such term is defined in the 2004 Purchase Agreement);

          8) A final judgment against the Company or its subsidiaries in excess of $2,000,000, which continues unstayed and undischarged for sixty (60) days after the entry thereof;

          9) Failure of the Company or any of its subsidiaries to generally pay their debts as they become due;

          10) Commencement of bankruptcy or similar proceeding by or against the Company or any of its subsidiaries;

          11) Invalidity of any provision of the 2004 Purchase Agreement or any document relative thereto or assertion thereof in writing by the Company or its guaranteeing subsidiaries;

          12) Invalidity or unenforceability of any documents creating or evidencing a lien or security interest in the Company's and the guaranteeing subsidiaries' collateral in favor of the holders of the 2004 Debentures or its priority; and

          13) Failure to cause the conversion of the 2004 Debentures and the 1998-2002 Debentures into Preferred Stock by November 1, 2004.

     Security and Intercreditor Relationship. The 2004 Debentures are secured by a lien on all assets of the Company, tangible and intangible. In addition, each of Houba, Inc. and Axiom Pharmaceutical Corporation has executed in favor of the holders of the 2004 Debentures an Unconditional Agreement of Guaranty of the Company's obligations under the 2004 Purchase Agreement. Each Guaranty is secured by all assets of such guaranteeing subsidiary. In addition, the Company has pledged the stock of each such guaranteeing subsidiary to the holders of the 2004 Debentures to further secure its obligations under the 2004 Purchase Agreement.

     In accordance with the terms of an Amended and Restated Subordination Agreement dated February 6, 2004 between the Company, the holders of the 2004 Debentures and the holders of the 1998-2002 Debentures, the liens on the Company's and its guaranteeing subsidiaries' assets as well as the payment priority of the 2004 Debentures are (i) subordinate to the Company's lien and payment obligations in favor of the Watson Note Purchasers under the Amended and Restated Watson Note, and (ii) senior to the Company's lien and payment obligations in favor of the holders of the 1998-2002 Debentures in the aggregate principal amount of approximately $87.7 million.

  1998-2002 DEBENTURES

     The Company's 1998-2002 Debentures are comprised of the following:

          1) 5% Convertible Senior Secured Debentures (the "1998 Debentures"), issued pursuant to that certain Debenture and Warrant Purchase Agreement by and among the Company, Galen Partners III, L.P., and other signatories thereto, dated as of March 10, 1998 (the "1998 Purchase Agreement");

          2) 5% Convertible Senior Secured Debentures (the "1999 Debentures"), issued pursuant to that certain Debenture and Warrant Purchase Agreement by and among the Company, Oracle Strategic Partners, L.P., and other signatories thereto, dated May 26, 1999 (the "1999 Purchase Agreement"); and

          3) 5% Convertible Senior Secured Debentures (the "2002 Debentures), issued pursuant to that certain Debenture Purchase Agreement by and among the Company, Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners III, L.P. and other signatories thereto, dated as of December 20, 2002 (the "2002 Purchase Agreement").

     Principal, Maturity and Interest. The aggregate principal amount of the 1998-2002 Debentures is approximately $87.7 million. The 1998-2002 Debenture generally become due and payable on March 31, 2006. Interest on each 1998-2002 Debenture accrues at the rate of (ii) five percent (5%) per annum prior to the Maturity Date and (ii) seven percent (7%) per annum on upon the happening of an event of default under the 1998-2002 Debentures.

     Conversion At Holder's Option. Each 1998-2002 Debenture is convertible at the option of its holder into Common Stock of the Company at various conversion prices, determined at the time of the issuance of such 1998-2002 Debentures (the "Conversion Price"). The Conversion Price is subject to adjustment, from time to time (i) on a weighted-average dilution basis in the case of the 1998 Debentures and 1999 Debentures and (ii) full ratchet dilution basis in the case of 2002 Debentures.

     As-Converted Voting Rights. The holders of the 1998 Debentures and the 1999 Debentures are entitled to vote as part of a single class with the holders of the Company's Common Stock on all matters to be voted on by such stockholders. Each holder of the 1998 Debentures and the 1999 Debenture shall have such number of votes as shall equal the number of votes he would have had if such holder converted the entire outstanding principal amount of his 1998 Debentures and 1999 Debentures into shares of Common Stock immediately prior to the record date relating to such vote.

     Automatic Conversion of Existing Debentures. The 1998-2002 Debentures (including the principal amount plus interest accrued at the date of conversion) will convert automatically into the Company's Junior Preferred Shares immediately following (i) the Company's receipt of shareholder approval of the Charter Amendment, and (ii) the Charter Amendment Filing Date, as provided in the Purchase Agreement.

     - The 1998 Debentures will convert into Series C-1 convertible preferred stock ("Series C-1 Preferred") at a conversion price per share of $0.5776 ("Series C-1 Conversion Price"). The closing bid price for the Company's Common Stock on February 19, 1998, the date of Board approval of the issuance of the 1998 Debentures, was $2.63 per share;

     - The 1999 Debentures will convert into Series C-2 convertible preferred stock ("Series C-2 Preferred") at a conversion price per share of $0.5993 ("Series C-2 Conversion Price"). The closing bid price for the Company's Common Stock on May 20, 1999, the date of Board approval of the issuance of the 1999 Debentures, was $1.94 per share;

     - The 2002 Debentures issued on or before December 31, 2002 will convert into Series C-3 convertible preferred stock ("Series C-3 Preferred') at a conversion price per share of $0.3481 ("Series C-3 Conversion Price"); and

     - The 2002 Debentures issued during 2003 up to October 31, 2003 (the "2003 Debentures") will convert into Series B convertible preferred stock ("Series B Preferred") at a conversion price per share of $0.3420 ("Series B Conversion Price"). The closing bid price for the Company's Common Stock on December 17, 2002, the date of Board approval of the issuance of the 2002 Debentures, was $0.98 per share;

     Negative Covenants. The Negative Covenants set forth in the 1998 Purchase Agreement, the 1999 Purchase Agreement and the 2002 Purchase Agreement are substantially similar to the Negative Covenants set forth in the 2004 Purchase Agreement and described in more detail above.

     Affirmative Covenants. The Affirmative Covenants set forth in the 1998 Purchase Agreement, the 1999 Purchase Agreement and the 2002 Purchase Agreement are substantially similar to the Affirmative Covenants set forth in the 2004 Purchase Agreement and described in more detail above.

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

     Events of Default. The Events of Default set forth in the 1998 Purchase Agreement, the 1999 Purchase Agreement and the 2002 Purchase Agreement are substantially similar to the Events of Default set forth in the 2004 Purchase Agreement and described in more detail above.

     Security and Intercreditor Relationship. The 1998-2002 Debentures are secured by a lien on all assets of the Company, tangible and intangible. In addition, each of Houba, Inc. and Axiom Pharmaceutical Corporation has executed in favor of the holders of the 1998-2002 Debentures an Unconditional Agreement of Guaranty of the Company's obligations under the 1998 Purchase Agreement, the 1999 Purchase Agreement and the 2002 Purchase Agreement. Each Guaranty is secured by all assets of such guaranteeing subsidiary. In addition, the Company has pledged the stock of each such guaranteeing subsidiary to the holders of the 1998-2002 Debentures to further secure its obligations under the 1998 Purchase Agreement, the 1999 Purchase Agreement and the 2002 Purchase Agreement.

     In accordance with the terms of an Amended and Restated Subordination Agreement dated February 6, 2004 between the Company, the holders of the 2004 Debentures and the holders of the 1998-2002 Debentures, the liens on the Company's and its guaranteeing subsidiaries' assets as well as the payment priority of the holders of the 2003 Debentures are (i) subordinate to the Company's lien and payment obligations in favor of (w) the Watson Note Purchasers under the Amended and Restated Watson Note and (x) the holders of the 2004 Debentures, and (ii) senior to the Company's lien and payment obligations in favor of the holders of the 1998 Debentures, the 1999 Debentures and the 2002 Debentures.

     The liens on the Company's and its guaranteeing subsidiaries' assets as well as the payment priority of the holders of the 2002 Debentures are (i) subordinate to the Company's lien and payment obligations in favor of (w) the Watson Note Purchasers under the Amended and Restated Watson Note, (x) the holders of the 2004 Debentures and (y) the holders of the 2003 Debentures, and
(ii) senior to the Company's lien and payment obligations in favor of the holders of the 1998 Debentures and the 1999 Debentures.

     The liens on the Company's and its guaranteeing subsidiaries' assets as well as the payment priority of the holders of the 1998 Debentures and the 1999 Debentures are (i) subordinate to the Company's lien and payment obligations in favor of (w) the Watson Note Purchasers under the Amended and Restated Watson Note, (x) the holders of the 2004 Debentures, (y) the holders of the 2003 Debentures, and (z) the holders of the 2002 Debentures and (ii) senior to the Company's lien and payment obligations in favor of any other creditors, provided that the liens and payment priority of the holders of the 1998 Debentures and the 1999 Debentures shall at all times be pari passu relative to each other.

TERMS OF PREFERRED STOCK

  DESCRIPTION OF SERIES A PREFERRED AND JUNIOR PREFERRED SHARES

     The following description summarizes the material terms of the Preferred Stock of the Company. Shareholders are urged to read carefully review in its entirety the proposed Restated Certificate of Incorporation of the Company a copy of which is attached hereto as Appendix C.

     Dividends. In the event that the Company declares dividends of its Common Stock, each holder of shares of Preferred Stock shall be entitled to receive dividends which such holder would have received if, as of the record date for the Common Stock dividends, such holder of Preferred Stock was a holder of the number of whole shares of Common Stock into which his shares of Preferred Stock were then convertible.

     Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the preference of the shares of Preferred Stock shall be as follows:

          1) Series A Preferred shares have a liquidation preference equal to $3.2125 per share, representing five (5) times the initial $0.6425 Series A Conversion Price (the "Series A Liquidation Preference").

          2) Series B Preferred shares have a liquidation preference equal to the $0.3420 per share, the initial Series B Conversion Price (the "Series B Liquidation Preference").

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

          3) Series C-1 Preferred shares have a liquidation preference equal to the $0.5776 per share, the initial Series C-1 Conversion Price (the "Series C-1 Liquidation Preference").

          4) Series C-2 Preferred shares have a liquidation preference equal to $0.5993 per share, the initial Series C-2 Conversion Price (the "Series C-2 Liquidation Preference").

          5) Series C-3 Preferred shares have a liquidation preference equal to $0.3481 per share, the initial Series C-3 Conversion Price (the Series C-3 Liquidation Preference").

     The liquidation preference of the Series A Preferred shares has priority over, and will be satisfied prior to, the liquidation preference of Series B Preferred shares and the Series C Preferred shares. The liquidation preference of Series B Preferred shares has priority over, and will be satisfied prior to, the liquidation preference of the Series C Preferred Shares. Liquidation Preference of Series C-1 Preferred shares, Series C-2 Preferred shares and Series C-3 Preferred shares shall rank pari passu.

     Participation Rights. The assets and funds of the Company remaining after full payment has been made to the holders of Series A Preferred shares, Series B Preferred shares and Series C Preferred shares of the liquidation preferences described above, if any, shall be distributed ratably among the holders of the Company's Common Stock and the Series A Preferred shares, in proportion to the number of shares of the Common Stock held by them on an as-converted basis, calculated such that each of Series A Preferred Shares shall be deemed to be convertible into only 30% of the shares of the Common into which it is otherwise then convertible using the Series A Conversion Price, as adjusted.

     Conversion Price. Each share of the Company's Preferred Stock is convertible into the following number of shares:

          1) Except as provided for in the anti-dilution provisions described below, each of the Series A Preferred shares is convertible into five shares of the Company's Common Stock.

          2) Except as provided for in the anti-dilution provisions described below, each of the Series B Preferred shares and Series C Preferred shares are convertible into one share of the Company's Common Stock.

     Anti-Dilution. The conversion price of the Company's Preferred Stock into the Company's Common Stock, described in the immediately preceding paragraph, is subject to the following anti-dilution adjustments:

     - The conversion price of Series A Preferred shares into Common Stock is subject to an anti-dilution adjustment in the event of the Company's issuance after the Charter Amendment Filing Date of Common Stock or securities convertible into Common Stock at a price less than $0.1285. Upon such adjustment, the conversion price of Series A Preferred shares shall be equal to the consideration per share received by the Company for the issuance of such Common Stock or securities convertible into Common Stock, provided, however, that such anti-dilution provisions shall not apply to customarily excluded issuances of the Company's Common Stock or convertible securities, including (i) to officers, directors, employees and consultants of the Company pursuant to stock option or purchase plans approved by the Board of Directors, or (ii) upon conversion or exercise of existing convertible securities or other rights to purchase Common Stock.

     - The conversion price of Series B Preferred shares and Series C Preferred shares into Common Stock is subject to an anti-dilution adjustment in the event of the Company's issuance after the Charter Amendment Filing Date of Common Stock or securities convertible into Common Stock at a price less than the applicable conversion price of the Series B Preferred shares and/or the Series C Preferred shares, as appropriate. Upon such adjustment, the conversion price of the Series B Preferred shares and the Series C Preferred shares shall be equal to a price determined by dividing:

        (x) the sum of (a) the product of the conversion price of Series B Preferred shares or Series C Preferred shares, as appropriate, in effect for such shares immediately prior to such additional Common Stock issuance times the number of shares of the Common Stock (on a fully-diluted basis) outstanding immediately prior to such Common Stock issuance, plus (b) the aggregate consideration received by or deemed to have been received by the Company upon such Common Stock issuance; by

        (y) the sum of (a) the number of shares of the Common Stock (on a fully-diluted basis) outstanding immediately prior to such additional Common Stock issuance, plus (b) the number of shares of the newly issued or deemed to be issued shares of the Common Stock.

     provided, however, that such anti-dilution provisions shall not apply to customarily excluded issuances of the Company's Common Stock or convertible securities, including (i) to officers, directors, employees and consultants of the Company pursuant to stock option or purchase plans approved by the Board of Directors, or (ii) upon conversion or exercise of existing convertible securities of the Company or other rights to purchase Common Stock.

     Conversion by the Holders. Each share of the Company's Preferred Stock is convertible at any time at the option of its holder, in whole or in part, into the number of shares of the Company's Common Stock as determined by the conversion price described above.

     Conversion by the Company. All Series A Preferred shares, Series B Preferred shares and Series C Preferred shares shall be automatically converted into the Company's Common Stock in the event that

     - the average of the closing bid and asked prices per share of the Company's Common Stock as reported by the OTC Bulletin Board (or such other over-the-counter market or exchange on which the Company's Common Stock may then be traded or admitted for traded) during thirty (30) consecutive trading days exceeds $2.80 (as adjusted for stock splits and similar recapitalizations), and during such thirty (30) consecutive trading days the average daily trading volume is at least $1.75 million (based on the number of shares traded, multiplied by the average of the closing bid and asked prices for each such trading day), or

     - the Company has obtained the written consent of the holders of at least 51% of the then outstanding Series A Preferred shares to such conversion; provided, however, that pursuant to the terms of the Investor Rights Agreement, dated as of February 6, 2004, by and among the Company, the holders of the 2004 Debentures and the holders of the 1998-2002 Debentures (the "Investor Rights Agreement") no party thereto may give written consent in furtherance of the mandatory conversion of the Preferred Stock in the manner described in this paragraph, unless such mandatory conversion has been approved by the holders of 75% of the Series A Preferred shares then held by the Lead 2004 Investors.

     Voting Rights. Assuming the approval of the Charter Amendment, the holders of Preferred Stock will have the right to vote on all matters submitted to a vote of the stockholders of the Company. The holders of Preferred Stock shall vote with the holders of the Common Stock, as a single class, on an as-converted basis and shall have the number of votes equal to the number of whole shares of the Common Stock into which such shares of Preferred Stock are then convertible at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective.

     Preemptive Rights. Pursuant to the terms of the Investor Rights Agreement, the holders of the Preferred Stock have a right of first refusal with respect to any subsequent issuance, sale or exchange of any shares of the Company's Common Stock or securities convertible into Common Stock. Each Preferred Stock holder's participation in such subsequent issuance shall be equal to the product of (i) number of shares of the newly issued or deemed to be issued shares of the Common Stock multiplied by (ii) the quotient of (x) the number of shares of Preferred Stock owned by such holder as of the date of such subsequent issuance divided by
(y) the aggregate number of Preferred Stock shares held by all Preferred Stock holders as of such date.

     Veto Rights of the Holders of Series A Preferred Shares. The Investor Rights Agreement requires approval of the holders of at least sixty percent (60%) of the Series A Preferred shares to authorize certain material Company transactions, including, without limitation (a) any amendment to the Company's Certificate of Incorporation or by-laws, (b) any alteration of the preferences, voting power, rights or privileges of the Series A Preferred shares, (c) any action to create or issue any securities having any preference or priority as to dividends or assets, whether in liquidation or otherwise, superior to or pari passu with the Series A Preferred shares, (d) any reclassification of any outstanding shares of any class of stock of the Company into shares having any preference or priority as to dividends or assets, whether in liquidation or otherwise, superior to or pari passu with the Series A Preferred shares, (e) payment of any dividends or distributions on any securities of the Company ranking junior in priority to the Series A Preferred shares, other than dividends or distributions payable solely in Common Stock,
(f) any redemption or acquisition of Company securities, (g) any merger, reorganization, consolidation or other business combination involving the Company, or sale, transfer, lease, license or other disposition of all or substantially all of the assets of the Company, (h) any liquidation, dissolution, commencement of any bankruptcy or similar proceeding, recapitalization or reorganization of the Company, (i) the consummation of any strategic alliance, licensing arrangement or other corporate partnering involving the issuance by the Company of in excess of $10.0 million in equity securities of the Company, (j) entering into any transaction, contract or commitment or the taking of any action other than at arm's length, (k) entering into or engaging in any business other than the business currently conducted or proposed to be conducted by the Company, (l) the creation of any mortgage, pledge, lien or security interest on the assets or properties of the Company (subject to certain customary exceptions), and (m) the incurrence of any indebtedness (subject to certain customary exceptions).

     Transfer Restrictions. The Investor Rights Agreement imposes certain restrictions on the transfer of (i) Series A Preferred Shares by the signatories to the 2004 Purchase Agreement and (ii) any shares of capital stock (together with the Series A Preferred Shares, the "Restricted Shares") held by each of Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners III, L.P. and Oracle Strategic Partners, L.P. (collectively, the "Restricted Investors"). In the event of any proposed transfer by a Restricted Investor of any Restricted Shares held by such Restricted Investor (collectively, the "Offered Shares"), such Restricted Investor must first offer the Offered Shares to the Company on the terms of the proposed sale or conveyance of such Offered Shares to a third party. In the event the Company does not exercise its right to purchase the Offered Shares on such terms, the other Restricted Investors may purchase their pro rata share of the Offered Shares on the terms proposed for transfer to such third party. Additionally, upon the sale of Offered Shares by a Restricted Investor to a third party, the remaining Restricted Investors have the right to participate in such sale on a pro rata basis. Finally, in the event the holders of at least 66 2/3% of all Restricted Shares then held by all Restricted Investors (collectively, the "Controlling Stockholders") wish to sell to any third party all Restricted Shares held by the Controlling Stockholders, then each other Restricted Investor must agree to sell all Restricted Shares held by such Restricted Investors to such third party for the same price and on the same terms as the sale by the Controlling Stockholders.

     Right to Board Seat. Pursuant to the terms of the Voting Agreement, dated as of February 6, 2004 (see, "Voting Agreement" below), for so long as each of the Lead 2004 Investors holds a minimum of 50% of the Series A Preferred shares initially issued to such party (or at least 50% of the shares of Common Stock issuable upon conversion of the Series A Preferred Shares), (i) each of the Lead 2004 Investors shall have the right to designate for nomination one member of the Company's Board of Directors and (ii) the Lead 2004 Investors collectively may designate one additional member of the Board (collectively, the "Designees") by consent of at least two (2) of such three (3) Lead 2004 Investors. Additionally, if so requested by a Designee in his sole discretion, such Designee shall be appointed to any Committee of the Board of Directors. So long as Galen Partners III, L.P. has the right to designate a director in its capacity as a Lead 2004 Investor, as described above, the Company will permit one observer selected by Galen Partners III, L.P. to attend all meetings of the Board of Directors of the Company, and shall provide such observer with such notice and other information with respect to such meetings as are delivered to the directors of the Company; provided, that such observer shall not be permitted to attend any meeting or portion thereof or have access to such other information if, in the judgment of the Company under advice of counsel, such observer's presence or receipt of such information would adversely affect attorney-client privilege with respect to such meeting or information.

  ADDITIONAL AGREEMENTS WITH HOLDERS OF DEBENTURES/PREFERRED STOCK

     Voting Agreement. The Company is a party to an Amended and Restated Voting Agreement, dated as of February 6, 2004, by and among the holders of the 2004 Debentures and the holders of the 1998-2002

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

Debentures, consisting of Galen Partners III, L.P., Galen Partners International, III, LP., Galen Employee Fund III, L.P., Oracle Strategic Partners, L.P., Care Capital Investments II, L.P., Essex Woodlands Health Ventures V, L.P., Alan Smith, a director of the Company, Peter Clemens, the Chief Financial Officer of the Company, Patrick Coyne, Michael and Susan Weisbrot, Greg Wood, Dennis Adams, Bernard Selz, Roger Griggs, Varsha and Hemant Shah, Stephanie Heitmeyer, Michael and Ilene Rainisch, Kenneth Gimbel and Michael Reicher Trust (collectively the "Voting Agreement Parties"). The Voting Agreement Parties have agreed to vote all of their respective voting securities of the Company in favor of:

     - the Charter Amendment to (i) authorize the creation of the Series A Preferred shares, Series B Preferred shares, Series C-1 Preferred shares, Series C-2 Preferred shares and Series C-3 Preferred shares, having the rights and preferences described above; and (ii) increase its authorized shares of capital stock from 80,000,000 to 940,000,000 shares, consisting of 650,000,000 shares of the Common Stock, and 290,000,000 shares of the Preferred Stock, of which 45,000,000 shares will be designated Series A Preferred shares, 25,000,000 shares will be designated Series B Preferred shares, 70,000,000 will be designated Series C-1 Preferred shares, 50,000,000 shares will be designated Series C-2 Preferred shares and 100,000,000 shares will be designated Series C-3 Preferred shares (See Proposal 2).

     - the nomination and election to the Company's Board of Directors, to consist of no more than seven (7) members, (i) one person designated by each Lead 2004 Investor, (ii) one person designated collectively by the Lead 2004 Investors by consent of at least two (2) of such three (3) entities; (iii) one person who shall be the Chief Executive Officer of the Company, and (iv) two persons who shall be independent directors (see discussion under caption "Right to Board Seat" above).

     Assuming no outstanding stock options or warrants are exercised from the date of this Proxy Statement until the date of the Meeting, the aggregate voting securities held by the Voting Agreement Parties is 51,499,223 shares of Common Stock, representing approximately 78.4% of the voting rights under the Company's outstanding voting securities. Given the aggregate voting securities held by the Voting Agreement Parties, the approval of this Proposal 2 by a majority of the Company's voting securities is assured. A copy of the Voting Agreement is attached as Appendix J to this Proxy Statement.

     Registration Rights Agreement. The Amended and Restated Registration Rights Agreement, dated as of February 6, 2004, executed in favor of the holders of the 2004 Debentures, the holders of the 1998-2002 Debentures, Galen Partners III, L.P. and its affiliated entities, as the holder of certain warrants issued pursuant to bridge loan transactions during the period 1998 through and including 2002 (the "Galen Warrants"), the holders of shares received pursuant to a certain Warrant Recapitalization Agreement dated December 20, 2002 between the Company and the holders of common stock purchase warrants issued pursuant to the offerings of the 1998 Debentures and 1999 Debentures, and Watson Pharmaceuticals, provides for (i) the termination of the registration rights granted to such holders pursuant to a certain Registration Rights Agreement dated December 20, 2002, and (ii) the grant of registration rights to Watson, the holders of the 2004 Debentures, the holders of the 1998-2002 Debentures, the holders of shares of common stock received pursuant to the Warrant Recapitalization Agreement (the "Warrant Recap Shares") and Galen as the holder of the Galen Warrants, to register under the Securities Act of 1933, as amended, the Warrant Recap Shares, the shares of Common Stock issuable upon exercise of the Watson Warrant, the shares of Common Stock issuable upon exercise of the Galen Warrants, and the shares of Common Stock issuable upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares (collectively, the "Registrable Securities"). The Registration Rights Agreement provides (i) Watson with one (1) demand registration on Form S-1 (or any successor form), and (ii) the holders of at least 25% of the Registrable Securities with three (3) demand registrations on Form S-1 (or any successor form). The Registration Rights Agreement also provides such parties with unlimited piggyback registration rights.

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

BOARD APPROVAL OF THE CHARTER AMENDMENT

  APPROVAL OF CHARTER AMENDMENT BY AN INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS

  Formation of the Independent Committee

     On October 30, 2003, the Board of Directors of the Company formed an Independent Committee of the Board (the "Independent Committee") for the purpose of evaluating the capital raising activity of the Company with the intent of seeing that efforts devoted in such regard were reasonable and unbiased and that all reasonable alternatives were considered in the process. The Independent Committee consisted of Mr. William Sumner, Chairman, and Messrs. Alan Smith and William Skelly. The Independent Committee met formally on 12 occasions during the period from its formation on October 30, 2003 through December 20, 2003. In addition, members of the Independent Committee had numerous other detailed discussions with each other, the Company's Management, and with each of the special legal counsel and the financial advisor retained by the Independent Committee, in connection with the capital raising efforts of the Company and, in particular, the 2004 Debenture Offering and the resulting Charter Amendment.

     In December 2003, the Independent Committee engaged Agema LLC to deliver an opinion that the terms of the 2004 Debenture Offering, including the Company's utilization of approximately $4.3 million of the proceeds of the 2004 Debenture Offering to retire $16.4 million in indebtedness owed by the Company to Watson Pharmaceuticals (as described in Proposal 1 under the caption "Certain Transactions"), was from a financial point of view fair to the Company and the Company's creditors, debenture holders, subordinated debt holders and common shareholders who are not investors in the 2004 Debentures. On January 16, 2004, Agema LLC provided its written opinion to the Independent Committee. The Agema LLC opinion is for the information and assistance of the Independent Committee in connection with the Committee's consideration of the 2004 Debenture Offering. Agema LLC's opinion is not a recommendation as to how any shareholder should vote with respect to this Proposal 2 at the Meeting. The full text of the Agema LLC opinion is attached to this Proxy Statement as Appendix D. Shareholders are encouraged to read the opinion carefully in its entirety for a description of the assumptions made, qualifications included, matters considered and limitations of the review undertaken.

  Information reviewed by the Independent Committee

     Following its formation, the Independent Committee was provided with extensive information as to the Company's capital raising activities and its efforts to locate a strategic partner or potential acquirer of the Company's business, including:

     - Management's presentation describing the capital raising efforts of the Company during the preceding 18 months, including a description of the approximate 36 entities that the Company had approached and the results of negotiations, if any, with such parties in an effort to form a strategic partnership and/or obtain financing.

     - The engagement letter dated July 30, 2002 between the Company and each of MTS Partners and CIBC providing for the joint engagement of MTS Partners and CIBC as the Company's financial advisor to assist the Company in analyzing, planning, negotiating and executing the Company's strategic and financial plan, including the identification of a strategic partner and/or a financing transaction.

     - Trading price information of the Company's Commons Stock for the ninety
       (90) days preceding the date of the non-binding term sheet between the Company and the Lead 2004 Investors relating to the 2004 Debenture Offering. During this ninety (90) day period, the Company's Common Stock traded in the range of $0.26 to $1.50 per share.

     - A descriptive memorandum prepared by the Company, MTS Partners and CIBC for purposes of soliciting third party sources of financing or a potential acquirer of the Company's business. The descriptive memorandum included extensive information about the Company's operations. In addition to the descriptive memorandum, the Independent Committee reviewed with Management those third parties that had expressed initial interest in receiving a copy of the descriptive memorandum under cover of a confidentiality agreement. While there was initial interest expressed by a number of prospects, all of such prospects indicated an unwillingness even to entertain preliminary negotiations with the Company relating to a financing, strategic partnership or acquisition transaction. Reasons offered by such parties included, but not limited to, the absence of a strategic fit and the dilutive impact the acquisition of the Company would have on the acquirer's earnings.

     - The Company's Form 10-K for the fiscal year ended December 31, 2002 and the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003, as well as interim financial statements and other financial and operating data concerning the Company prepared by Management.

     - Management status updates regarding (i) the process, status and prospects of the Company's solicitation of alternative sources of financing and strategic alternatives, and (ii) the Company's operations, financial condition, future prospects, projected operations and performance and the Company's ability to meet its obligations as they come due.

     - Financial forecasts and projections prepared by the Company's Management with respect to the fiscal year ending December 31, 2003 and 2004.

     - Management's presentation describing the $2.0 million in financing remaining available as of October 30, 2003 under the Letter of Support from the Lead 2004 Investors. Management estimated that such funding would allow the Company to continue operations only through December 31, 2003.

     - Interim drafts of term sheets, and the final term sheet from the Lead 2004 Investors relating to the 2004 Debenture Offering.

     - Dilution analyses and pro forma capitalization analyses prepared by Management giving effect to the 2004 Debenture Offering.

     - Liquidation analyses prepared by Management.

     - The Fairness Opinion of Agema LLC, the financial advisor retained by the Independent Committee (as described below under the caption "Fairness Opinion").

  Fairness Opinion

     On December 20, 2003, Agema LLC delivered its oral opinion to the Independent Committee (subsequently confirmed in writing on January 16, 2004 following review of certain documentation with respect to the 2004 Debenture Offering) that, subject to and based upon the various qualifications and assumptions described therein, the terms of the 2004 Debenture Offering were fair from a financial point of view to the Company's creditors, debenture holders, subordinated debt holders and common holders who are not investors in the 2004 Debentures. The Independent Committee retained Agema LLC to render this opinion, which is referred to in this Proxy Statement as the "Fairness Opinion." The Fairness Opinion was prepared to assist the Independent Committee in evaluating the terms of the 2004 Debenture Offering. The Independent Committee retained Agema LLC based upon Agema LLC's experience in the valuation of businesses and securities in connection with securities offerings, recapitalizations and similar transaction. Agema LLC is corporate financial advisory firm based in New York, New York that is engaged in providing financial advisory services to mid-market firms. As part of its business, Agema renders fairness opinions in connection with mergers and acquisitions, business and securities valuations, financial restructurings and private placements of debt and equity securities.

     No limitations were imposed by the Independent Committee upon Agema LLC with respect to the investigations made or procedures followed by it in rendering the Fairness Opinion. Agema LLC has not been requested and does not intend to update, revise or reaffirm the Fairness Opinion in connection with the 2004 Debenture Offering, including to reflect any circumstances or events that have occurred since January 16, 2004. The Fairness Opinion speaks only as of its date. Events that could affect the fairness of the 2004 Debenture Offering, from a financial point of view, to our shareholders who are not investors in the 2004

Debentures include adverse changes in industry market conditions and changes to Company's business, financial condition and results of operations.

     No relationship existed between Agema LLC and the Company, including the Company's affiliates, at the time the Fairness Opinion was prepared or delivered, none has since developed and none is mutually understood to be contemplated.

     In arriving at its Fairness Opinion, among other things, Agema LLC did the following:

     - Reviewed certain of the Company's publicly available annual and quarterly reports as filed with the Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2002 and the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003, as well as interim financial statements and other financial and operating data concerning the Company prepared by Management;

     - Reviewed financial projections regarding the Company prepared by Management;

     - Met with members of the Independent Committee and certain members of the Company's Management regarding (i) the process, status and prospects of the Company's solicitation of alternative sources of financing and other potential strategic alternatives and (ii) the Company's operations, financial condition, future prospects, projected operations and performance and the Company's ability to meet its obligations as they come due;

     - Reviewed forecasts and projections prepared by the Company's Management with respect to the fiscal years ended December 31, 2003 and 2004;

     - Reviewed the Company's current cash position and cash operating requirements through fiscal year 2004;

     - Discussed with the Independent Committee and Management the prospects for the Company if the 2004 Debenture Offering was not completed;

     - Reviewed the historical market prices and trading volume of the Company's Common Stock;

     - Reviewed with the Independent Committee the financial implications of various draft terms sheets submitted by the Lead 2004 Investors to the Company and provided financial advice to the Independent Committee in response thereto;

     - Reviewed the final term sheet from the Lead Investor Group dated December 19, 2003, and drafts of the following documents in connection with the 2004 Debenture Offering: (i) form of Voting Agreement, (ii) form of Amended and Restated Registration Rights Agreement; (iii) Form of Third Amendment to Loan Agreement with Watson Pharmaceuticals; (iv) form of Secured Promissory Note to Watson Pharmaceuticals; (v) form of Debenture and Share Purchase Agreement; (vi) form of Debenture Conversion Agreement; (vii) form of Convertible Senior Secured Debenture; (viii) form of Confidential Private Placement Term Sheet; (ix) form of Restated Certificate of Incorporation, and (x) form of Debenture and Warrant Dilution Waiver; and

     - Conducted such other studies, analyses and inquiries as Agema LLC deemed appropriate.

     In reaching its conclusion that the terms of the 2004 Debenture Offering were fair to the Company and the Company's creditors, debenture holders, subordinated debt holders and common shareholders, Agema LLC conducted an analysis of the terms of the 2004 Debenture Offering. Such analysis included a review of the consideration to be received by the Company for the 2004 Debentures, including the liquidation preference, conversion right and participation right of the Senior A Preferred shares. Agema LLC also considered that the ownership of the Company's non-affiliated common shareholders in the Company, calculated on a fully diluted basis, following the completion of the 2004 Debenture Offering (assuming $14 million in principal amount of 2004 Debentures) would decrease from approximately 5.7% to approximately 4.0% after giving effect to the conversion of the Company's outstanding convertible securities, including the conversion of the Preferred Stock into Common Stock. Agema LLC also considered that all of the Company's Outstanding Debentures would be converted into shares of Preferred Stock and the interest expenses associated with such debentures would be eliminated. Finally, Agema LLC considered the absence of any other sources of financing as well as the absence of any prospective acquirer of the Company's business and that the financing proposed to be provided under the terms of the 2004 Debenture Offering would allow the Company to avoid seeking immediate relief under applicable bankruptcy laws. Agema LLC determined that in the absence of completing the 2004 Debenture Offering, a liquidation of the Company's assets in a bankruptcy proceeding would likely result and that such liquidation would likely not yield sufficient proceeds to satisfy the Company's $21.4 million indebtedness to Watson Pharmaceuticals, thereby leaving no proceeds available for distribution to the holders of the Outstanding Debentures or the Company's common shareholders.

     Based on the analyses described above, Agema LLC determined that, as of the date of the Fairness Opinion, the terms of the 2004 Debenture Offering, including the consideration to be received by the Company in connection with the issuance of the 2004 Debentures, was fair, from a financial point of view to the Company and the Company's creditors, debenture holders, subordinated debt holders and holders of the Company's Common Stock who are not investors in the 2004 Debentures.

     In rendering the Fairness Opinion, Agema LLC relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonable and accurately prepared and reflected the best currently available estimates and judgments of the Company's Management of the Company's future financial results and conditions and that there had been no material change in the Company's assets, financial condition, business or prospects between the dates the Company's most recent financial statements were made available to Agema LLC and the date of the Fairness Opinion. Agema LLC did not independently verify the accuracy and completeness of the information supplied to it with respect to the Company and did not assume any responsibility with respect to such information, and assumed and relied upon the accuracy and completeness of all such information provided to or discussed with Agema LLC or publicly available.

     Agema LLC did not make any physical inspection or independent appraisal of any of the Company's properties or assets and the Fairness Opinion was necessarily based on the business, economic, market and other conditions as they existed on the date of the Fairness Opinion and could be evaluated by Agema LLC at the date of the Fairness Opinion.

     Under the Company's engagement letter with Agema LLC, the Company paid Agema LLC a fee of $75,000. In addition, the Company agreed, among other things, to reimburse Agema LLC for certain of its reasonable out-of-pocket expenses incurred in connection with the services provided by Agema LLC, and to indemnify and hold harmless Agema LLC and other related parties from and against various liabilities and expenses, which may include liabilities under the federal securities laws, in connection with its engagement.

  Consultation of the Independent Committee with its Independent Legal Counsel, Counsel for the Company and Agema LLC

     The Independent Committee and its independent legal counsel, Gallagher, Briody & Butler, discussed with Management and Company's counsel alternatives in the event the Company was unable to secure financing to fund operations. With the advice of its independent legal counsel, bankruptcy counsel for the Company and Agema LLC, the Independent Committee determined that in the absence of additional financing, including the restructuring of the Company's $21.4 million senior term loan indebtedness to Watson Pharmaceuticals (as described in Proposal 1 under the caption "Certain Transactions"), the Company likely would be forced to seek protection under applicable bankruptcy laws as early as January 2004. Based on the capital structure of the Company, including the significant indebtedness outstanding under the $21.4 million senior term loan with Watson Pharmaceuticals and the Outstanding Debentures, all of which were in default, the Independent Committee determined that a liquidation of the Company's assets in a bankruptcy proceeding would likely not yield any proceeds to the holders of the Outstanding Debentures or the holders of Common Stock and that a financing outside of bankruptcy presented the best alternative to preserve and potentially enhance shareholder value.

     Throughout the negotiation of the term sheet with the Lead 2004 Investors relating to the 2004 Debenture Offering, including as part of the 12 formal meetings held by the Independent Committee during such time, the Independent Committee considered the substantial dilution to the ownership interest in the Company of the Company's public, non-affiliated shareholders as a group given the liquidation preference, conversion right and participation right proposed by the Lead 2004 Investors for the Series A Shares. As discussed above under the caption "Background", throughout the process of negotiating the term sheet for the 2004 Debenture Offering, the Independent Committee instructed Senior Management and Company legal counsel to continue to negotiate for terms as favorable as possible to the Company relating to the liquidation, conversion and participation rights of the Series A Shares in an effort to reduce the dilution to the Company's public, non-affiliated shareholders. As also described under the caption "Background", the efforts of the Independent Committee and Senior Management resulted in a final term sheet containing more favorable terms to the Company than those initially proposed by the Lead 2004 Investors, which mitigated to some extent the dilution to the Company's common shareholders. The dilutive impact of the 2004 Debenture Offering, among other negative factors, was considered by the Independent Committee in its determination to approve the 2002 Debenture Offering, as described below under the caption "Additional Factors Considered by the Independent Committee."

  Additional Factors Considered by the Independent Committee

     The Independent Committee also reviewed with Management the Company's default under its interest payment obligations under the $21.4 million term loan with Watson Pharmaceuticals (the "Watson Term Loan") and the 1998-2002 Debentures. All of such indebtedness is secured by a lien on all the Company's and its subsidiaries' assets. The Independent Committee considered that the completion of the 2004 Debenture Offering would provide the Company with the approximate $4.3 million in proceeds required to restructure Watson Term Loan and obtain Watson's forgiveness of approximately $16.4 million of such indebtedness, resulting in new principal balance under the Watson Term Loan of $5.0 million. Such restructuring would also allow for the conveyance of the amended $5.0 million Watson note to the investors in the 2004 Debentures in satisfaction of a condition to the completion of the 2004 Debenture Offering. (See the description of the Watson Term Loan restructuring contained in Proposal 1 under the caption "Certain Transactions".) In addition, the Independent Committee considered that in the event of the completion of the 2004 Debenture Offering and the receipt of shareholder approval of the Charter Amendment, all of the Company's Outstanding Debentures, including the 2004 Debentures, would be converted into shares of Preferred Stock, thereby reducing the Company's outstanding indebtedness by approximately $102 million.

     In addition to the foregoing, in determining to authorize the 2004 Debenture Offering, the Independent Committee also considered the following factors:

     - The $0.70 average closing price for the Company's Common Stock for the ninety (90) days prior to the December 19, 2003, the date of the final term sheet between the Company, the Lead 2004 Investors and the holders of the Company's Outstanding Debentures describing the terms of the 2004 Debenture Offering;

     - The restricted nature of the securities being issued to the investors pursuant to the 2004 Debenture Offering, including the restricted nature of the securities issued upon conversion of the 2004 Debentures and the Preferred Stock;

     - The waiver by the holders of the Outstanding Debentures and Watson Pharmaceuticals of their respective anti-dilution rights contained in the Outstanding Debentures and the Common Stock Purchase Warrant previously issued to Watson;

     - The fact that each of Care Capital, Essex and Galen is an affiliate of the Company and this relationship between the Company and such entities further limits their ability to resell the shares of Common Stock underlying the Preferred Stock received upon the conversion of their respective Outstanding Debentures;

     - The Company's September 30, 2003 financial statements, including the balance sheet included as part of the September 30, 2003 Form 10-Q;

     - The insolvent condition of the Company in both the sense that the Company's liabilities greatly exceeded the Company's assets and the fact that the Company had not been able to satisfy its obligations as they currently matured, including, without limitation, the Company's payment obligations under the Watson Term Loan and the Outstanding Debentures;

     - Various conversations with Management and documentation supplied by the Company's Chief Financial Officer with respect to the approximate 36 parties that were unsuccessfully approached by the Company and its representatives for financing;

     - The absence of other available sources of financing;

     - The impact a bankruptcy filing by the Company would have on the public, non-affiliated shareholders of the Company and that a bankruptcy filing was likely in the absence of completing the 2004 Debenture Offering;

     - Management's efforts to pursue a merger or sale transaction, all of which efforts were unsuccessful; and

     - The fact that the Company was in default under the Watson Term Loan and the Outstanding Debentures.

     The Independent Committee believed that each of the above factors generally supported its determination. The Independent Committee did, however, consider the potential adverse effects of the following factors:

     - The substantial dilution to the Company's public, non-affiliated shareholders in their ownership interest in the Company;

     - The five (5) times liquidation preference of the Series A Shares issuable upon conversion of the 2004 Debentures and the right of each Series A Share to convert to into five common shares;

     - The right of the holders of the Series A Shares to participate with the holders of the Company's Common Stock in proportion to the number of shares held by such parties on an as-converted basis, calculated such that each of the Series A Shares shall be deemed to be convertible into only 30% of the shares of Common Stock into which it is otherwise then convertible; and

     - That the Board of Directors would be fixed at seven members, four of whom would be appointed by the Lead 2004 Investors.

     The foregoing represents all material factors considered by the Independent Committee in its evaluation of the 2004 Debenture Offering. In view of the variety of factors considered in connection with the 2004 Debenture Offering, the Independent Committee did not find it practical to, and did not quantify or otherwise assign relative weights to specific factors considered in reaching its decision.

 Approval by and Recommendation of the Independent Committee

     On December 20, 2003, the Independent Committee delivered a unanimous resolution to the Board of Directors of the Company in which it concluded that the 2004 Debenture Offering was fair from a financial point of view to the creditors and public stockholders of the Company, other than the investors in the 2004 Debentures, and that the capital raising efforts of the Company had been reasonable and unbiased and that all reasonable alternatives were considered in the process. Accordingly, the Independent Committee unanimously recommended to the Board that the Board approve and authorize the 2004 Debenture Offering (with abstentions by appropriate Board members as described below under the caption "Approval by the Board of Directors"). A copy of the resolutions of the Independent Committee is attached to this Proxy Statement as Appendix E.

     On June 5, 2004, the Independent Committee unanimously adopted a resolution approving the terms of the 2004 Purchase Agreement Amendment providing for (i) an increase in the principal amount of the 2004

Debentures issuable under the 2004 Purchase Agreement from $14.0 million to $17.5 million, and (ii) an extension of the date for issuance of additional 2004 Debentures from June 5, 2004 to June 30, 2004.

 Approval by the Board of Directors

     At a meeting of the Board of Directors held on January 20, 2004, the Board of Directors considered the recommendation of the Independent Committee, including the Fairness Opinion delivered by Agema LLC and, after concluding that the terms of the 2004 Debenture Offering, including the restructuring of the Watson Term Loan, represented fair value and that the terms and provisions of the 2004 Debenture Offering were reasonable and that the completion of the 2004 Debenture Offering would permit the Company to satisfy its current liabilities, to restructure the Watson Term Loan, to convert the Company's Outstanding Debentures into Preferred Stock, and allow the Company to continue operations in an effort to enhance shareholder value, the Board of Directors unanimously approved the terms of the 2004 Debenture Offering. Messrs. Wesson, Conjeevaram, Shroff, Karabelas and Thangaraj, as designees of Care Capital, Essex and Galen, the Lead 2004 Investors, abstained from the vote.

     On June 6, 2004, the Board of Directors considered the resolution of the Independent Committee relating to the 2004 Purchase Agreement Amendment and unanimously approved the terms of the 2004 Purchase Agreement Amendment.

EFFECT OF THE CHARTER AMENDMENT

 IN GENERAL

     The Charter Amendment will provide for an increase in the number of authorized shares of the Company's capital stock from 80.0 million to 940.0 million, consisting of 650.0 million shares of Common Stock and 290.0 million shares of Preferred Stock. The authorization of the Preferred Stock designates
45.0 million shares as Series A Preferred, 25.0 million shares of Series B Preferred, 70.0 million shares as Series C-1 Preferred, 50.0 million shares as Series C-2 Preferred and 100.0 million as Series C-3 Preferred.

     The increase in the Company's authorized capital stock will provide sufficient authorized shares to permit the following:

     - The conversion of the 2004 Debentures into Series A Preferred shares (including additional 2004 Debentures in the principal amount of up to $3.5 million that may be issued by the Company prior to June 30, 2004 pursuant to the 2004 Purchase Agreement Amendment);

     - The conversion of the 2002 Debentures issued in calendar year 2003 into Series B Preferred shares;

     - The conversion of the 1998 Debenture, 1999 Debentures and 2002 Debentures in Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred shares, respectively;

     - The conversion of the Series A Preferred, Series B Preferred and Series C Preferred into Common Stock in accordance with their terms;

     - The exercise of stock option agreements granted under the Company's 1998 Stock Option Plan, as amended (as described in Proposal 5 of this Proxy Statement) to the extent of the increase in the number of shares of Common Stock available under the Plan from 8.1 million to 20.0 million. As more particularly described in Proposal 5, the increase in the shares available under the 1998 Stock Option Plan, as amended, will allow the Company to satisfy commitments to issue stock options to its officers and employees aggregating 13,175,145 shares;

     - The exercise of the Company's outstanding Common Stock purchase warrants;

     - The issuance of Common Stock in satisfaction of quarterly interest payments under the $5.0 million Amended and Restated Watson Note (see "Interests of Investors in the 2004 Debenture Offering" below); and

     - Assure an adequate supply of authorized, unissued and unreserved shares available for general corporate needs and to provide the Board the flexibility to issue Common Stock in connection with acquisitions, merger transactions or financings without the expense and delay incidental to obtaining shareholder approval of any amendment to the Company's Charter at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed. The additional authorized shares may be used for such purposes as raising additional capital or financing an acquisition or business combination. The Company believes that the number of shares remaining available after giving affect to the Company's currently outstanding convertible securities, as well as the Preferred Stock proposed to be issued upon the conversion of the Company's Outstanding Debentures, will provide the Company with sufficient authorized and unreserved shares to meet its future requirements.

     The additional shares of Common Stock for which authorization is sought under the Charter Amendment would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe for additional securities which may be issued by the Company.

     As of the date of the printing of this Proxy Statement, other than the satisfaction of the Company's obligations under the convertible securities described above, the Company has no commitments or agreements with any third party provided for, or any current intention or proposal contemplating, the issuance or reservation of any additional shares of Preferred Stock or Common Stock proposed to be authorized by the Charter Amendments. Such shares would, however, be available for issuance without further action by the Company's shareholders, unless required by applicable law.

     If the Charter Amendment is approved by shareholders, the 2004 Debentures will convert automatically into Series A Preferred shares. In addition, 1998-2002 Debentures will convert automatically into Junior Preferred Shares. After giving effect to the conversion of the Company's Outstanding Debentures into Preferred Stock, the Series A Preferred shares will be convertible into an aggregate of approximately 136.8 million shares of the Company's Common Stock (assuming $17.5 million in outstanding principal amount of the 2004 Debentures), representing approximately 35.4% of the Company's Common Stock on a fully diluted basis and the Junior Preferred Shares will be convertible into an aggregate of approximately 195 million shares of the Company's Common Stock, representing approximately 49.5% of the Company's Common Stock on a fully-diluted basis.

  OTHER EFFECTS OF CHARTER AMENDMENT

  Galen Control

     Assuming receipt of shareholder approval of this Proposal 2, Galen would control approximately 42.0% of the Company's voting securities (43.6% after giving affect to the conversion of all of the Company's outstanding convertible securities). In addition, Bruce Wesson, a nominee for Director, is the designee of Galen. In accordance with the terms of the Voting Agreement dated as of February 6, 2004 between the Company and the holders of the Outstanding Debentures, the Company has agreed to nominate and appoint to the Board of Directors, subject to shareholder approval, one designee of Galen and one collective designee of each of Care Capital, Essex and Galen, for so long as Galen holds a minimum of 50% of the Series A Preferred shares initially issued to Galen (or at least 50% of the shares of Common Stock issuable upon conversion of such Series A Preferred shares).

  Dilution of Existing Shareholders' Investment

     The completion of the 2004 Debenture Offering, including the issuance of the Series A Shares upon conversion of the 2004 Debentures, will cause substantial dilution in the ownership interest of the Company's public, non-affiliated shareholders. The following table provides the ownership percentages in the Company held by the 2004 Debentureholders as a group, the holders of the 1998-2002 Debentures as a group and the Company's public, non-affiliated shareholders as a group, both before and after giving effect to the completion of the 2004 Debenture Offering (calculated on a fully-diluted basis):

                                                                                FULLY DILUTED OWNERSHIP PERCENTAGE
                                                                                IN THE COMPANY AFTER THE COMPLETION
                                                                                  OF THE 2004 DEBENTURE OFFERING
                                                                              ---------------------------------------
                                        FULLY DILUTED OWNERSHIP PERCENTAGE         ASSUMES              ASSUMES
                                       IN THE COMPANY BEFORE THE COMPLETION     $14.0 MILLION        $17.5 MILLION
SECURITY HOLDERS                          OF THE 2004 DEBENTURE OFFERING      IN 2004 DEBENTURES   IN 2004 DEBENTURES
----------------                       ------------------------------------   ------------------   ------------------
- 2004 Debentureholders as a Group...                    --                          30.5%               35.4%
- 1998-2002 Debentureholders as a
  Group..............................                  76.2%                         53.3%               49.5%
- Public, Non-Affiliated Shareholders
  as a Group.........................                   5.7%                          4.0%                3.7%

     The issuance of the Preferred Stock as well as the issuance of Common Stock upon conversion of the Preferred Stock could have an adverse affect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of additional shares, such as the Preferred Stock or the Common Stock underlying the Preferred Stock, would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a shareholder's investment could be adversely affected. In addition, the anti-dilution provisions contained in the Series A Preferred and Junior Preferred Shares could further dilute the ownership interest of existing shareholders.

  Latent Anti-Takeover Effect

     As of June 1, 2004, the Company had issued an outstanding 21,716,025 shares of its Common Stock. Assuming the receipt of shareholder approval of this Proposal 2 and the issuance by the Company of $17.5 million in principal amount of 2004 Debentures under the 2004 Purchase Agreement, on the Charter Amendment Filing Date the Company will issue approximately 222.3 million shares of Preferred Stock in consideration of the conversion of the Outstanding Debentures. After giving effect to the issuance of such Preferred Stock, and considering the Company's outstanding Common Stock purchase options and warrants as of June 1, 2004 (assuming the receipt of shareholder approval to the amendment to the 1998 Stock Option Plan as provided in Proposal 5 of this Proxy Statement), the Company will have issued and outstanding securities convertible into an aggregate of approximately 368.3 million shares of its Common Stock. If all such convertible securities were exercised and/or converted, the Company would have issued and outstanding approximately 390.0 million shares of its Common Stock. Assuming shareholder approval of this Proposal 2, after giving effect to such convertible securities, the Company would have approximately 67.7 million shares of Preferred Stock and 260.0 million shares of Common Stock unreserved and available for issuance.

     The increase in the number of shares of capital stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of the Board of Directors of the Company or contemplates a tender offer or other transaction for the combination of the Company with another company, it may be possible for the Company to impede the attempt by issuing additional shares of capital stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed Charter amendment may also have the effect of permitting the Company's current management, including our Board of Directors, to retain its position indefinitely and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business.

     The Company's Charter does not provide for cumulative voting and the Charter Amendment does not include cumulative voting rights. As a result, in order to ensure representation on the Board, a shareholder must control the votes of a majority of the voting securities present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would otherwise be necessary were cumulative voting available.

     Certain provisions of the Company's By-laws could also have the effect of deterring takeover attempts because of procedural provisions contained therein. The By-laws provide that special shareholder meetings may be called by the President or Secretary of the Company, or by resolution of the Board of Directors. The Company's By-laws further provide that the Board of Directors has the authority to postpone any previously scheduled annual or special meeting of shareholders upon public notice given in accordance with the By-laws. In addition, except as otherwise required by law, the By-laws limit the business that may be transacted at a special meeting of shareholders to the matters specified in the notice of such special meeting.

     The Board of Directors did not propose the Charter Amendment in response to any effort known to the Board of Directors to accumulate Common Stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, this Proposal 2 is not part of any plan by Management to recommend a series of similar amendments to the Board of Directors and the shareholders. Finally, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Charter that could be construed as affecting the ability of third parties to take over or change the control of the Company.

  Satisfaction of the Company's Obligations under the 2004 Debenture Purchase Agreement

     Shareholder approval of this Proposal 2 will allow the Company to satisfy its contractual obligations under the 2004 Purchase Agreement. Specifically, the 2004 Purchase Agreement obligates the Company to obtain shareholder approval to this Proposal 2 in order to provide for the automatic conversion of the 2004 Debentures into Series A Preferred shares and the automatic conversion of the 1998-2002 Debentures into Junior Preferred Shares. The 2004 Purchase Agreement further provides that in the event the Company fails to obtain shareholder approval to this Proposal 2 on or prior to July 31, 2004 (subject to extension for up to ninety (90) days under certain circumstances), the rate of interest accruing under the 2004 Debentures will increase from 1.62% to 15%. The Company's failure to obtain shareholder approval to this Proposal 2 will render the Company unable to issue its Preferred Stock in full satisfaction of the Company's Outstanding Debentures. In such event, the Company would be in default under the terms of the Outstanding Debentures as well as the Amended and Restated Watson Note allowing the holders of the Outstanding Debentures and the Watson Note Purchasers to accelerate the maturity of such indebtedness. The occurrence of these events would have a material adverse affect on the Company's financial condition.

  Availability of Shares for Future Issuances

     The approval of this Proposal 2 will make available shares of the Company's Preferred Stock and Common Stock for issuance in equity financings and also might enable the Company to pursue acquisitions or enter into transactions which the Board believes provides the potential for growth and profit. If additional authorized shares are available, transactions dependent on the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to consummation of such transactions. The ability to issue shares as deemed in the Company's best interest by the Board, would also permit the Company to avoid the expenses which are incurred in holding certain shareholder's meetings.

     Pursuant to an Investor Rights Agreement dated as of February 6, 2004, between the Company and the holders of the Outstanding Debentures, except for the Preferred Stock issuable upon conversion of the

Outstanding Debentures, the Company is precluded from issuing any additional shares of Preferred Stock in the absence of the written consent of the holders of 60% of the Series A Preferred shares.

INTERESTS OF INVESTORS IN THE 2004 DEBENTURE OFFERING

     As of June 1, 2004, each of Care Capital, Essex and Galen (the "Lead 2004 Investors") had designees serving on the Board of Directors. Specifically, each of Messrs. Wesson, Conjeevaram and Shroff are designees of Galen. Messrs. Karabelas and Thangaraj are the designees of Care Capital and Essex, respectively. In accordance with the terms of the Voting Agreement dated as of February 6, 2004, by and among the Company and the holders of the Outstanding Debentures, the Company has agreed to nominate to the Board one designee of each of Galen, Care Capital and Essex and one collective designee of such parties. See Proposal 1 under the caption "Agreements Governing Appointment of Directors" for a more detailed description of the Voting Agreement. Pursuant to the Voting Agreement, effective as of the Meeting date, Messrs. Wesson, Karabelas and Thangaraj will be the Board designees of Galen, Care Capital and Essex, respectively. The collective designee to the Board of the Lead 2004 Investors has not yet been identified and designated.

     As part of the completion of the 2004 Debenture Offering, the Lead 2004 Investors invested an aggregate of $11,970,902 in the 2004 Debentures. Additionally, the Lead 2004 Investors own an aggregate of $68,996,368 in principal amount of the 1998-2002 Debentures. Assuming the receipt of shareholders approval of this Proposal 2, and after giving effect to the conversion of the Outstanding Debentures issued and outstanding as of June 1, 2004 into Preferred Stock, Galen, Care Capital and Essex will control 45.5%, 14.7% and 17.1% of the Company's outstanding voting securities (or approximately 46.9%, 13.3% and 15.5%, respectively, after giving effect to the conversion of all of the Company's outstanding Common Stock Purchase options and warrants).

     The Company was a party to a certain loan agreement with Watson Pharmaceuticals pursuant to which Watson made term loans to the Company (the "Watson Term Loan Agreement") in the aggregate principal amount of $21.4 million as evidenced by two promissory notes (the "Watson Notes"). It was a condition to the completion of the 2004 Debenture Offering that simultaneous with the closing of the 2004 Purchase Agreement, the Company shall have paid Watson the sum of approximately $4.3 million (which amount was funded from the proceeds of the 2004 Debenture Offering) and conveyed to Watson certain Company assets in consideration for Watson's forgiveness of approximately $16.4 million of indebtedness under the Watson Notes. A part of such transaction, the Watson Notes were amended to extend the maturity date of such notes from March 31, 2006 to June 30, 2007, to provide for satisfaction of future interest payments under the Watson Notes in the form of the Company's Common Stock, to reduce the principal amount of the Watson Notes from $21.4 million to $5.0 million, and to provide for the forbearance from the exercise of rights and remedies upon the occurrence of certain events of default under the Watson Notes (the Watson Notes as so amended, the "Amended and Restated Watson Note"). Simultaneous with the issuance of the Amended and Restated Watson Note, each of the Lead 2004 Investors and the other investors in the 2004 Debentures as of February 10, 2004 (collectively, the "Watson Note Purchasers") purchased the Amended and Restated Note from Watson in consideration for a payment to Watson of $1.0 million.

     In addition to Watson's forgiveness of approximately $16.4 million under the Watson Notes, as additional consideration for the Company's payment to Watson of approximately $4.3 million and the Company's conveyance of certain Company assets, all current supply agreements between the Company and Watson were cancelled and Watson waived the dilution protections contained in the Common Stock purchase warrant dated December 20, 2002 exercisable for approximately 10.7 million shares of the Company's Common Stock previously issued by the Company to Watson, to the extent such dilution protections were triggered by the transactions provided in the 2004 Debenture Offering.

     The Amended and Restated Watson Note in the principal amount of $5.0 million as purchased by the Watson Note Purchasers is secured by a first lien on all of the Company's and its subsidiaries' assets, senior to the lien securing the Outstanding Debentures and all other Company indebtedness, carries a floating rate of interest equal to the prime rate plus 4.5% and matures on June 30, 2007.

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     The principal amount of the $5.0 million Amended and Restated Watson Note was allocated among the Watson Note Purchasers based on the quotient of each Watson Note Purchaser's investment in the 2004 Debentures, divided by the approximate $12.3 million in principal amount of the 2004 Debentures issued on February 10, 2004. As a result, of the $5.0 million principal balance of the Amended and Restated Watson Note, approximately $1,754,494, $1,352,051 and $1,754,454 is owed by the Company to Galen and its affiliates, Care Capital and Essex, respectively (representing approximately 35.1%, 27% and $35.1% respectively, of the principal amount of the Amended and Restated Watson Note).

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Company's outstanding voting securities is required to approve this Proposal 2 to authorize the Charter Amendment.

     Pursuant to the terms of the Voting Agreement executed in connection with the 2004 Debenture Offering, (See "Additional Agreements with Holders of Debentures/Preferred Stock -- Voting Agreement" above) the Voting Agreement Parties have agreed to vote all of their respective voting securities of the Company in favor of this Proposal 2. The aggregate voting securities held by the Voting Agreement Parties is approximately 51,653,363 shares, representing approximately 78.6% of the voting rights under the Company's outstanding voting securities. Given the aggregate voting securities held by the Voting Agreement Parties, the approval of this Proposal 2 by a majority of the Company's voting securities is assured.

     If this Proposal 2 is adopted, the Company's Charter will be amended and restated in the form of Appendix C attached to this Proxy Statement.

DISSENTING SHAREHOLDERS' RIGHT OF APPRAISAL

     Pursuant to Section 806 of the New York Business Corporation Law ("NYBCL"), holders of the Company's Common Stock who follow the procedures set forth in
Section 623 of the NYBCL (the "Appraisal Statute") will be entitled to have their Common Stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statue is reprinted in its entirety as Appendix B to this Proxy Statement. While the following discussion summarizes all material terms of the law pertaining to appraisal rights under the NYBCL, it is qualified in its entirety by the full text of the Appraisal Statute. Any shareholder who wishes to exercise such appraisal rights or to preserve the right to do so, should review the following discussion and Appendix B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the NYBCL.

     All references in the Appraisal Statute and in this summary to a "shareholder" are to the recordholder of the Company's Common Stock on the Record Date. A person having a beneficial interest in shares of the Company's Common Stock that are held of record by another person such as a broker or nominee must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     A shareholder wishing to exercise appraisal rights must (i) deliver to the Company, prior to or at the Meeting but before the vote is taken on this Proposal 2, a written objection to the proposed amendment to the Company's Charter as provided in this Proposal 2 (the "Notice of Election"), which must include a notice of his election to dissent, the shareholder's name, residence address, the number of shares as to which the shareholder dissents and a demand for payment of the fair value of such shares (which Notice of Election must be in addition to and separate from any proxy or vote against the amendment to the Company's Charter contemplated by this Proposal 2 (the "Charter Amendment")) and
(ii) not vote for approval and adoption of the Charter Amendment. BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE CHARTER AMENDMENT, A SHAREHOLDER WHO VOTES BY PROXY AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS MUST (a) VOTE AGAINST APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT OR (b) ABSTAIN FROM VOTING ON THE CHARTER AMENDMENT.Neither a vote against the Charter Amendment, in person or by proxy, nor a Proxy directing such vote for an abstention, will in and of itself constitute a written objection to the Charter

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Amendment under the Appraisal Statute (shareholders who timely file such Notice of Election and who do not vote in favor of the Charter Amendment are referred to as "Dissenting Shareholders").

     A shareholder may not dissent as to less than all of the shares, as to which such shareholder has a right to dissent, held by such shareholder of record and owned beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent. All Notices of Election should be addressed to Halsey Drug Co., Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067,
Attention: Mr. Peter Clemens, Senior Vice President.

     Within 10 days after the date on which shareholders approve and adopt the Charter Amendment, the Company must send written notice by registered mail to each Dissenting Shareholder to such effect (the "Dissenting Shares"). At the time of the filing of the amended Charter with the Department of State of the State of New York (the "Effective Time"), each Dissenting Shareholder will cease to have any rights of a shareholder of the Company except the right to be paid the fair value of his shares and rights under the Appraisal Statute.

     A Notice of Election may be withdrawn by a Dissenting Shareholder prior to his acceptance in writing of an offer made by the Company to pay the value of such Dissenting Shares, except that a Notice of Election may not be withdrawn later than 60 days following the Effective Time unless the Company fails to make a timely offer to pay such value, in which case such Dissenting Shareholder shall have 60 days from the date an offer is made to withdraw his election. In either event, after such time, a Notice of Election may not be withdrawn without the written consent of the Company. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to the Company of any advance payment made to the Dissenting Shareholder by the Company as described below.

     Upon filing the Notice of Election, or within one month thereafter, Dissenting Shareholders must submit the certificates representing their Common Stock to the Company, attention: Peter Clemens, Senior Vice President, at the address set forth above or to the Company's transfer agent, Continental Stock Transfer and Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 and there will be noted thereon that a Notice of Election has been filed and the certificates will be returned to the Dissenting Shareholders. Any Dissenting Shareholders who fail to submit such certificates for such notation will, at the option of the Company exercised by written notice to such Dissenting Shareholders within 45 days of the date of filing of such Notice of Election, lose their appraisal rights unless a court, for good cause shown, shall otherwise direct.

     Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Effective Time, whichever is later (but in no case later than 90 days after the shareholders' vote to approve and adopt the Charter Amendment), the Company must make a written offer to pay for the Dissenting Shares held by such Dissenting Shareholder at a price which the Company considers to be their fair value. This offer will be accompanied by a statement setting forth the aggregate number of shares, which will be at the same price for all Dissenting Shares, with respect to which Notices of Election to dissent have been received and the aggregate number of holders of such shares.

     If the Effective Time has occurred at the time the offer is made, the offer will be accompanied by (i) advance payment to each Dissenting Shareholder who has submitted certificates for notation thereon of the election to dissent of an amount equal to 80% of such offer or (ii) as to each Dissenting Shareholder who has not yet submitted certificates for notation thereon of the election to dissent, a statement that advance payment of an amount equal to 80% of the amount of such offer will be made by the Company promptly upon submission of certificates. If the Effective Time of the Charter Amendment has not occurred at the time of the making of such offer, such advance payment or statement as to advance payment will be sent to each Dissenting Shareholder entitled thereto upon the Effective Time. Acceptance of such advance payment by a Dissenting Shareholder will not constitute a waiver of dissenter's rights. If the Charter Amendment is not effective within 90 days after approval of the Charter Amendment by shareholders, such offer will be conditioned upon consummation of the Charter Amendment.

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     If within 30 days after making such offer, the Company and any Dissenting
Shareholder agree on the price to be paid for such Dissenting Shareholder's Dissenting Shares, the Company will pay the agreed price to such holder within 60 days after the later of the date such offer was made or the Effective Time, upon surrender of certificates representing such holder's Common Stock.

     If the Company fails to make an offer within the 15-day period described above, or if it makes an offer and any Dissenting Shareholder fails to agree within 30 days of the making of such offer, the Company must, within 20 days thereafter institute a special proceeding in an appropriate court to determine the rights of Dissenting Shareholders and to fix the fair value of the shares. If the Company does not institute such a proceeding within such 20-day period, any Dissenting Shareholder may, within 30 days after such 20-day period expires, institute a proceeding for the same purpose. If such proceeding is not instituted by any Dissenting Shareholder within such 30-day period, all dissenters' rights will be extinguished unless the New York Supreme Court, for good cause shown, otherwise directs. All Dissenting Shareholders, other than those who agree with the Company as to the price to be paid for their shares, will be made parties to such proceeding

     With respect to Dissenting Shareholders entitled to payment, the court will proceed to fix the value of the Company's Common Stock which will be the fair value as of the close of business on the day prior to the Meeting. In fixing the fair value of the shares of the Company's Common Stock, the court will consider the nature of the Charter Amendment and the effects on the Company and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.

     The court will determine the fair value of such shares without a jury and without referral to an appraiser or referee. The final order by the court will include an allowance for interest (unless the court finds the refusal of any Dissenting Shareholder to accept the offer of the Company thereof as arbitrary, vexatious, or otherwise not in good faith) of such rate as the court finds to be equitable, accruing from the Effective Time to the date of payment.

     Each party in the appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by the Company against Dissenting Shareholders (including those who withdraw their Notice of Election) if the court finds that their refusal to accept the offer of the Company was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by Dissenting Shareholders may be assessed by the court in its discretion, against the Company if the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay, the Company failed to follow certain procedures of the Appraisal Statute or the Company's manner of compliance with the Appraisal Statue was arbitrary, vexatious or not otherwise in good faith.

     Within 60 days after the final determination of the proceeding, the Company will pay to each Dissenting Shareholder the amount found in such proceeding to be due such shareholder, upon surrender of certificates of the Company's Common Stock.

     Any shareholder who duly demands, prior to the Meeting, an appraisal in compliance with the Appraisal Statute will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to shareholders of record as of a date prior to the Effective Time.

     Failure to follow the steps required by the Appraisal Statute for perfecting appraisal rights may result in the loss of such rights. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE APPRAISAL STATUTE, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE CHARTER AMENDMENT SHOULD CONSULT THEIR LEGAL ADVISORS.

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                                   PROPOSAL 3

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

     The Board of Directors of the Company has unanimously adopted a resolution and recommends to the shareholders for their adoption and approval an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company from "Halsey Drug Co., Inc." to "Acura Pharmaceuticals, Inc.".

     Purpose of Proposed Name Change. Following the restructuring of the Company's operations, including the closure of the Company's finished dosage manufacturing and packaging facilities in Congers, New York and the divestment of the assets used in the operation of such facilities, the Company has discontinued the manufacture and sale of finished dosage generic products and transferred the proprietary research and development operations previously conducted at its Congers locations to the Company's facility located in Culver, Indiana.

     At the Culver, Indiana facility, the Company will focus its efforts on the research, development, scale up and manufacture of opioid active pharmaceutical ingredients ("APIs") and opioid containing finished dosage form products utilizing its proprietary opioid API synthesis technologies and finished dosage abuse deterrent formulation technology.

     As a consequence of the restructuring of operations, the use of the "Halsey Drug Co., Inc." name will no longer serve the Company's interest because of its association with its previous line of business and the possible confusion about the Company's identity, which could result. Moreover, a new name better signifies that the Company has adopted a business strategy focused primarily on developing and commercializing proprietary pharmaceutical products directed at deterring potential abuse and misuse of orally administered prescription opioid containing products.

     Accordingly, the Board believes that, as the Company begins to reach new audiences, the new "Acura Pharmaceuticals, Inc." name of the Company is more likely to have a greater intangible value, and a greater name recognition value in the future than its current name.

     Restated Certificate of Incorporation. If approved, the FIRST paragraph of the Company's Amended Charter would be restated in its entirety as follows:

     "FIRST: The name of the Corporation shall be ACURA PHARMACEUTICALS, INC."

     The form of the Amended Charter is included as Appendix C hereto.

     If approved, the Amended Charter will become effective upon filing of same with the Department of State of the State of New York.

     Effect of Name Change on Shareholders. The Company's shareholders will not be required to submit their stock certificates for exchange. Stock certificates bearing the "Halsey Drug Co., Inc." name will continue to be valid certificates and will evidence ownership of the same number of shares of the Company's capital stock after the name change as stated in Amended Charter. Following the effective date of Amended Charter, all new stock certificates issued by the Company will be printed using the Company's new name.

     New Trading Symbol. Upon the approval of the Amended Charter the Company will apply for a new trading symbol more readily identifiable with the new Company name.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Company's voting securities is required for the approval of the Amended Charter.

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RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the change of the Company's name, as provided in the Amended Charter.

                                   PROPOSAL 4

             SALE OF THE ASSETS USED IN OUR GENERIC FINISHED DOSAGE
                PRODUCT OPERATIONS LOCATED IN CONGERS, NEW YORK

     This section of the Proxy Statement describes certain aspects of the sale of substantially all of the assets used in the Company's manufacturing, labeling, packaging, storage, distribution and sale of finished dosage generic pharmaceutical products at its Congers, New York locations. The Company estimates that the assets to be sold represented approximately 30% of the Company's total assets as of December 31, 2003. Shareholders are urged to read carefully the complete Asset Purchase Agreement for the precise legal terms of the agreement and other important information. The Asset Purchase Agreement is attached as Appendix I to this Proxy Statement. While the Company is seeking shareholder approval for the sale of substantially all of its assets located in Congers, New York, the Company does not intend to wind up its affairs. The Company intends to use the proceeds from this sale, together with additional capital raised from the sale of securities to develop certain products utilizing its opioid abuse deterrent formulation technology and opioid synthesis technologies.

THE COMPANIES

  HALSEY DRUG CO., INC.

     The Company, a New York corporation established in 1935, and its subsidiaries, have been engaged in the development, manufacture, sale and distribution of a variety of generic finished dosage pharmaceutical products and active pharmaceutical ingredients ("APIs"). Prior to the restructuring of the Company's operations largely completed on January 30, 2004, the generic drug products manufactured and sold by the Company generally consisted of an analgesic product, anti-infectives, antitussives, cough and cold preparations, and a steroid product. Since March 1999, the Company has manufactured active pharmaceutical ingredients ("APIs") at its Culver, Indiana facility and manufactured, packaged and sold its generic finished dosage products at two leased locations in Congers, New York.

     On November 6, 2003, the Company announced its plan to restructure the Company's operations to focus on research and development related to certain proprietary opioid synthesis and finished dosage formulation technologies. The Board of Directors determined, among other factors, that the Company's ability to generate positive cash flow from the operation of the Company's finished dosage manufacturing, packaging, labeling and distribution facilities located in Congers, New York (collectively, the "Congers Facilities") in the manufacture and distribution of finished dosage generic products pursuant to abbreviated new drug applications ("ANDAs") was compromised by the highly competitive market environment, low market pricing and declining market size for its existing generic products and the lack of new generic products in development. The Company incurred losses of $48.5 million in 2003, $59.6 million in 2002 and $12.6 million in 2001. The Board determined that near term sales of the Company's finished dosage generic products would likely result in negative gross margins in view of the market environment. Based on this analysis and other factors, the Board concluded that the Company's manufacture and sale of finished dosage products licensed to be produced at the Congers Facilities would result in continuing negative cash flow in the foreseeable future.

     After due consideration of alternative strategies and considering the optimal use of available funding, the Board adopted a strategy to substantially restructure the Company's business. The restructured operations will be conducted at the Company's Culver, Indiana facility and will include the following material components:

     - The development and commercial scale up of the Company's novel API opioid synthesis technologies at the Culver, Indiana facility.

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     - The prosecution of the Company's application to the DEA to receive a registration to import Narcotic Raw Materials ("NRMs") for use in the production of opioid API's.

     - The development of the Company's proprietary abuse deterrent formulation technologies for use in orally administered opioid containing finished dosage products.

     - The manufacture of clinical trial supplies of abuse deterrent formulations.

     - The evaluation of products utilizing abuse deterrent formulation technology in appropriate clinical trials.

     - Entering into license agreements with strategic partners providing that such licensees will further develop such abuse deterrent formulation finished dosage products, file for regulatory approval with the U.S. Food and Drug Administration ("FDA") and commercialize such products.

     - The Company's manufacture of commercial quantities of such products for sale by the Company's licensees.

     - The cessation of operations at the Congers Facilities and the sale of the assets used in such operations for manufacturing generic products.

     Shareholders are cautioned that there can be no assurance that the Company will succeed in implementing all or any portion of its restructured operations or, even if implemented, that the Company will succeed in the development and commercialization of its API opioid synthesis or finished dosage formulation technologies.

     Manufacturing of the Company's generic finished dosage products at the Congers Facilities substantially ceased on January 30, 2004. Such date also marks the completion, in large part, of the reduction in work force associated with the restructuring of the Company's operations by approximately 100 employees, 70 of whom were employed by the Company at the Congers Facilities.

     Operation of the Congers Facilities. Since March 1999, the Company has manufactured, labeled, packaged, distributed and sold a variety of generic prescription and over-the-counter products at its facilities in Congers, New York. The facilities in Congers consisted of a 35,000 square foot manufacturing facility located on Brenner Drive (the "Brenner Drive Facility"), and an 18,000 square foot packaging and labeling facility located at 125 Wells Avenue (the "Wells Avenue Facility" and collectively with the Brenner Drive Facility, the "Congers Facilities"). The lease agreement for the Brenner Drive Facility provided for annual fixed rent of approximately $600,000 per year. On March 19, 2004, the Company exercised the purchase option under the lease for the Brenner Drive facility, which included the right to purchase from the landlord the related leased equipment at the Brenner Drive Facility, and assigned the Company's rights under the contract of sale to IVAX. On the same day, simultaneous with the closing of the sale of the Brenner Drive Facility from Par Pharmaceutical, Inc. to IVAX, the Company terminated the lease for the Brenner Drive Facility. The lease also contained an option to purchase the facility and certain equipment subject to the lease for a price of $5.0 million, which purchase option was transferred to IVAX in accordance with the terms of the Asset Purchase Agreement. Simultaneous with the parties execution of the Asset Purchase Agreement on March 19, 2004, IVAX purchased the Brenner Drive Facility and the related leased equipment from the landlord of such facility. The lease agreement for the Wells Avenue Facility provides for annual fixed rent of approximately $135,000 per year and expires on June 30, 2004. The lease agreement for the Wells Avenue Facility was transferred to IVAX upon the parties' execution of the Asset Purchase Agreement.

     Prior to the cessation of manufacturing activities at the Congers Facilities the Company's operations at such facilities consisted of the manufacture, packaging, labeling, and distribution of approximately 12 dosage forms and strengths of prescription drugs and 4 dosage forms and strengths of over-the-counter products. Such products were sold in various forms, including liquids, tablets and capsules. In general, the generic drug products manufactured by the Company at the Congers Facilities consisted of an analgesic, anti-infectives antihistamine decongestants, antitussives and a steroid product. During fiscal 2003, the Company had net product revenues of $5.75 million, all of which were attributable to sales of finished dosage products

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manufactured at the Congers Facilities. For the year ended December 31, 2003, the Company reported a net loss of $48.5 million, as compared to a net loss of $59.6 million for 2002.

     Development and Commercialization of Proprietary API and Finished Dosage Technologies. The Company has developed proprietary API opioid synthesis technologies that the Company believes provides an efficient and cost effective alternative to current technologies used to produce certain opioid APIs (the "API Technology"). The Company has also developed certain proprietary abuse deterrent formulation technologies which the Company believes can be applied to orally administered opioid containing finished dosage products.(the "ADF Technology"). The Company has filed three patent applications encompassing the API Technology and an application encompassing the ADF Technology with the U.S. Patent and Trademark Office. To date, only a limited portion of the Company's technologies have been tested in laboratory settings, none have been tested in clinical settings and all of such technologies will need to be successfully scaled up to be commercially viable, of which no assurance can be given.

     The development of the API Technology and the ADF Technology demonstrate the Company's continuing efforts to develop and manufacture APIs and finished dosage formulations focusing on opioid containing products. It is the Company's intention to continue focusing on opioids by developing novel manufacturing processes and finished dosage formulations incorporating the Company's technologies. Such development efforts may be performed solely by the Company or in partnership with third-party licensees.

     The Company's facility located in Culver, Indiana is registered by the U.S. Drug Enforcement Administration ("DEA") for research, development and manufacture of Schedule II to V controlled substances in bulk and finished dosage forms. In addition, the Company has filed an application with the DEA to obtain a registration to import NRMs directly from foreign sources for use in the Company's API manufacturing processes (the "Import Registration"). The Company's application for the Import Registration has been opposed by four parties, including the DEA and two firms that the Company believes represent the largest importers of NRMs used to manufacture opioid APIs in the U.S.

     Pursuant to established procedures, an evidentiary hearing relating to the Company's Import Registration application was held before a DEA Administrative Law Judge ("ALJ") in August 2003. The ALJ later re-opened the administrative record, at the request of opposing parties, to consider the Company's November and December 2003 announcements concerning Company restructuring and financing activities. Pursuant to the ALJ's order on March 30, 2004, the administrative record will remain open for at least 10 days following the Company's filing with the Securities and Exchange Commission of its annual report on Form 10-K to allow the opposing parties to file statements indicating whether they intend to submit additional evidence in response to such filing. Upon the closure of the administrative record, the ALJ will make findings of fact, draw legal conclusions and recommend a specific decision on the Company's Import Registration application to the DEA Deputy Administrator. The Deputy Administrator will then consider the ALJ's decision and administrative record and issue a final order relating to the Company's application. DEA will judge whether the issuance of an Import Registration is appropriate based on, among other considerations, whether adequate security safeguards and controls are maintained at the Culver Facility and at all points in the chain of transfer of the NRMs from foreign suppliers to its Culver Indiana facility, whether the AP1 Technologies are viable processes, whether market demand for opioid containing products or other factors support the approval of another import registration, and whether the Company has established itself as an eligible party to obtain NRMs for foreign sources. The Company must continue to maintain compliance with DEA's requirements for maintenance of its Manufacturing Registration in the meantime.

     Subsequent to the completion of the Company's sale to IVAX of the assets used in the operation of the Congers Facilities, the Company will focus on its opioid API Technologies and the ADF Technology. Assuming the Company is successful in its development relating to these technologies, of which no assurance can be given, the Company intends to vertically integrate its operations at a single location in Culver, Indiana (the "Culver Facility"). Beginning with NRMs and utilizing its opioid API Technology, the Company will manufacture bulk opioid APIs at the Culver Facility. Such bulk opioid APIs will be formulated and manufactured into finished dosage orally administered products utilizing the Company's ADF Technology. The Company expects to contract with third-party pharmaceutical companies to complete the development

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and testing of such abuse deterrent products and to obtain required regulatory approvals and to commercialize such products.

     The Company's administrative office is located at 616 N. North Court, Suite 120, Palatine, Illinois 60067, and the telephone number is (847) 705-7709. The Company's website is www.halseydrug.com and the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports are made available to the public free of charge, as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Securities and Exchange Commission, by contacting us by telephone, mail or through our website.

  IVAX PHARMACEUTICALS NEW YORK LLC

     IVAX Pharmaceuticals New York LLC ("IVAX"), a wholly-owned subsidiary of IVAX Corporation, was formed for the purpose of completing the purchase of the assets used in the operation of the Congers Facilities. IVAX Corporation is a multi-national company engaged in the research, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary products in the United States and internationally. IVAX Corporation's mission is to provide high quality pharmaceuticals that improve the health of its customers and to operate as an ethical and honorable corporate citizen. IVAX Corporation works to complete these missions by enhancing its existing products as well as by continually developing important new medications to treat a wide variety of illnesses. IVAX Corporation has direct operations in 30 countries and markets products in more than 80 countries around the world.

     IVAX' principal executive office is located at 77 Brenner Drive, Congers, New York 10920 and their telephone number is (305) 575-6000.

BACKGROUND OF THE SALE OF ASSETS USED IN THE OPERATION OF THE CONGERS FACILITIES

     The decision of the Board to approve and recommend the Asset Purchase Agreement was the result of an extensive evaluation process. During the last few years, the Board and senior management have, from time to time, evaluated and considered a number of alternatives, including strategic partnerships, mergers and disposition transactions, all as more particularly described in this section below.

     On March 29, 2000, the Company completed various strategic alliance transactions with Watson Pharmaceuticals, Inc ("Watson"). The transactions with Watson provided for Watson's purchase of a certain pending abbreviated new drug application ("ANDA") from the Company, for Watson's rights to negotiate for Halsey to manufacture and supply certain identified future products to be developed by Halsey, for Watson's marketing and sale of the Company's core products, and for Watson's extension of a $17.5 million term loan to the Company.

     As part of its alliance with Watson, the Company and Watson executed a manufacturing and supply agreement providing for Watson's marketing and sale of the Company's existing core products portfolio (the "Core Products Supply Agreement"). The products subject to the Core Products Supply Agreement represented substantially all of the Company's then existing finished dosage product formulations.

     Concurrent with the execution of the Core Products Supply Agreement, Watson extended a $17.5 million term loan to the Company. The term loan was secured by a lien on all of the Company's assets, senior to the lien securing all other Company indebtedness, carried a floating rate of interest equal to prime plus 2% and had an original maturity date of March 31, 2003. In December 2002, as part of the Company's completion of an offering of convertible senior secured debentures, the Watson term loan was amended to (i) extend the maturity date to March 31, 2006, (ii) increase the interest rate to prime plus 4 1/2%, and (iii) increase the principal amount of a loan from $17.5 million to approximately $21.4 million to reflect the inclusion of the excess payments made by Watson to the Company under the Core Products Supply Agreement.

     In entering into the alliance with Watson, the Company's expectation was that sales of the Company's core products would increase through Watson's marketing and sales of such products under Watson's label. Additionally, the Company believed that the anticipated increased revenue from sales of the Company's products to Watson combined with the proceeds of the Watson term loan would provide a sufficient source of
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working capital to allow the Company to develop and commercialize its proprietary API Technology and ADF Technology. As a result, and in accordance with the terms of the Core Products Supply Agreement, the Company ceased the direct marketing and sale of its products and, with the exception of the contract manufacture of certain products for third parties, supplied its products solely to Watson for marketing and sale under Watson's label.

     The alliance with Watson did not generate the results either party had originally expected. The Company's revenue during the years ended December 31, 2002, 2001 and 2000 (excluding revenue derived from the sale of the ANDA to Watson as a part of the Watson alliance) was $8.2 million, $8.4 million and $15.2 million, respectively, resulting in net losses during such fiscal years of ($59.6 million), ($12.6 million) and ($11.7 million), respectively. The disappointing results of the Watson alliance resulted in continuing operating losses and a shortage of working capital. As a consequence, and as described below, in order to continue operations, the Company was required to raise additional financing in the form of numerous bridge loans and private offerings of the Company's securities.

     Faced with declining product revenue and limited working capital, the Company secured bridge loan financing from Galen Partners, L.P. and its affiliates (collectively "Galen"), the largest holder of the Company's senior secured convertible debentures. Specifically, during the period from August 2001 through December 2002, Galen advanced an aggregate of $15.9 million in bridge loans to the Company to fund ongoing operations. The Galen bridge loans were evidenced by 10% convertible promissory notes and were secured by a lien on all of the Company's assets, junior to the security interest granted to Watson under the Watson term loan but senior to the security interest granted to secure all other Company indebtedness.

     In July 2002, the Board of Directors retained MTS Partners and CIBC as the Company's financial advisor to assist the Company in analyzing, planning, negotiating and executing the Company's strategic and financial plan, including the identification of a strategic partner or source of financing, or alternatively, an acquirer of the Company's business. Through the efforts of senior management and the Company's financial advisor, the Company solicited approximately 35 entities in an effort to form a strategic partnership, secure financing or negotiate a sale of the Company. As part of the discussions with such third parties, management presentations were made and a detailed descriptive memorandum describing the Company's operations was provided. While there was initial interest by a number of prospects, all of such prospects indicated an unwillingness even to entertain preliminary discussions or negotiations with the Company relating to a financing, strategic partnership or acquisition transaction. Reasons provided by such parties included, but not limited to, the absence of a strategic fit and the dilutive impact the acquisition of the Company would have on the acquirer's earnings.

     On December 20, 2002, the Company completed a private offering of securities for an aggregate purchase price of approximately $26.4 million (the "2002 Offering"). Securities issued in the 2002 Offering consisted of 5% convertible senior secured debentures (the "2002 Debentures"). The 2002 Debentures were issued by the Company pursuant to a certain debenture purchase agreement dated December 20, 2002 (the "2002 Purchase Agreement") by and among the Company, Care Capital Investment II, LP, Essex Woodlands Health Ventures V, L.P., Galen and the other purchasers listed on the signature page thereto. Of the approximate $26.4 million in 2002 Debentures issues in the 2002 Offering, approximately $15.9 million of 2002 Debentures were issued in exchange for the surrender of a like amount of principal and accrued interest under the Company's outstanding 10% convertible promissory notes issued to Galen and certain other lenders pursuant to bridge financing made during the period from August 2001 through December 2002. The proceeds of the 2002 Offering were used by Company for working capital and to fund continuing operating losses.

     Subsequent to completion of the 2002 Offering, senior management continued it efforts to identify a strategic partner or potential acquirer of the Company's business. Additionally, senior management implemented changes designed to contain costs and increase product sales. In March 2003, the Company notified Watson that the Company intended to commence the direct marketing and sale of the Company's core products in addition to sales of such products to Watson, as provided for under the Core Products Supply Agreement. The Company commenced the direct sale of its products in the summer of 2003. In view of the limited number of the Company's products and the intense market competition for these products, the

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Company's direct sales of its core products did not result in significant revenue enhancement. This combined with steadily declining purchases by Watson under the Core Products Supply Agreement resulted in increasing operating losses and a shortfall of cash to fund operations.

     At the Company's request, on May 5, 2003, the Company received a letter executed by each of Care Capital, Essex Woodlands and Galen (the "Majority 2002 Debentureholders") advising that the Majority 2002 Debentureholders would provide funding to meet the Company's 2003 capital requirements, up to an aggregate amount not to exceed $8.6 million (the "Letter of Support"). During the period from May 2003 through December 31, 2003, the Majority 2002 Debentureholders advanced an aggregate of $8.6 million under the Letter of Support. Such advances were made in accordance with the terms of the 2002 Offering, resulting in the Company's issuance of additional 2002 Debentures in the aggregate principal amount of $8.6 million. The proceeds of the advances under the Letter of Support were used for working capital and to fund continuing operating losses.

     On August 26, 2003, the Company announced the appointment of Andrew Reddick as President and Chief Executive Officer, bringing with him approximately 29 years of pharmaceutical industry experience. Mr. Reddick replaced Michael Reicher whose services as Chief Executive Officer ceased effective June 16, 2003. Mr. Reddick immediately engaged in an assessment of the strengths and weaknesses of the Company's business operations, including the focus of the Company's research and development efforts and its dual-site vertical integration strategy.

     At Board meetings held on each of October 9, 2003 and October 30, 2003, Management reviewed with the Board the challenges inherent in operating two separate manufacturing locations with a limited existing product portfolio and a lack of any new products pending for approval and subsequent launch. At such time, the Company manufactured API at its Culver, Indiana facility and manufactured finished dosage form products at its facilities in Congers, New York. The Board evaluated the Company's operating losses and the inability to stem such losses in view of the Company's product mix, operating margins and lack of pending new product approvals. The Board determined that near term sales of the Company's finished dosage form generic products would likely result in continuing negative gross margins due to intense market competition and resultant decreasing market prices and market dollar volume. Based on this analysis and other factors, the Board concluded that the Company's manufacture and distribution of finished dosage generic products produced at the Congers facilities would result in continuing negative cash flow for the foreseeable future. In addition, the Board concluded that in the long term, due to the timing and uncertainty relating to the approval process for its application for an Import Registration for NRMs for use in the manufacture of opioid APIs at its Culver, Indiana facility, the Company would have difficulty sustaining operations faced with continuing operating losses and negative cash flow.

     On October 30, 2003, the Board approved the restructuring of the Company's operations. The restructuring provided, among other things, for the closure of the Congers Facilities and the sale of the assets used in such operations. The Company estimates that such assets represented approximately 30% of the Company's total assets as of December 31 2003. The Company publicly announced the implementation of the restructuring on November 6, 2003.

     On October 21, 2003, Management met with representatives of Watson in an effort to negotiate to convey to Watson the assets used in the operation of the Congers Facilities, including the Company's purchase option to acquire the Brenner Drive Facility, in consideration of restructuring the Watson term loan. Thereafter, on October 29, 2003 Watson conducted a site tour of the Congers Facilities and on November 7, 2004, Watson advised the Company that it was not interested in acquiring the Congers Facilities.

     In the three months following the Company's November 6, 2003 press release announcing the implementation of the restructuring of the Company's operations, the Company contacted, or was contacted by, a total of 21 parties expressing interest in the Congers Facilities. Such parties were provided with a detailed descriptive memorandum relating to the assets and operations of the Congers Facilities. The majority of such parties completed a tour of the facilities and varying degrees of diligence investigation. Of such parties four provided draft letters of intent outlining non-binding terms for the acquisition of the assets of the Congers

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

Facilities, including the direct purchase by such parties of the Brenner Drive Facility from the landlord of this site.

     During December, 2003 and January 2004, three of the four parties that provided a draft letters of intent notified the Company that based on the diligence they had completed, they had no further interest in an acquisition of the Congers Facilities. The remaining party that had provided a letter of intent to the Company and continued to express interest in completing an acquisition of the assets used in the operation of the Conger Facilities was IVAX.

     In the meantime, on each of November 25, 2003, December 21, 2003, December 29, 2003, January 5, 2004, January 20, 2004 and February 10, 2004, the Board of Directors held meetings to, among other things, review the status of the implementation of the restructuring of the Company's operations, review the progress of discussions with third parties relating to the proposed sale of the assets used in the operation of the Congers Facilities, review the Company's efforts to complete a financing involving a private offering of its securities, and review the Company's progress in restructuring the Watson term loan. At each of such meetings the Board instructed management to continue negotiations with all interested parties in an effort to maximize the value of the sale of the assets used in the operation of the Congers Facilities and to complete such sale on an expeditious basis.

     On January 26, 2004, Mr. Reddick received a call from Gerry Price, Vice President of Business Development of IVAX Corporation, expressing IVAX Corporation's interest in the Congers Facilities. Mr. Price was formerly the President of Halsey and resigned effective November 7, 2002. In view of Mr. Price's former role with the Company, he was familiar with the Company's operations at the Congers Facilities. On January 26, 2004 IVAX signed a confidentiality agreement with the Company.

     On January 27, 2004, the Company provided to Mr. Price the Company's draft template of a non-binding letter of intent contemplating IVAX' purchase of substantially all of the Company's assets used in the operation of the Congers Facilities, including the direct purchase by IVAX of the Brenner Drive Facility pursuant to the purchase option included in the Company's lease agreement for this site. On February 4, 2004 IVAX provided the Company with a non-binding letter of intent, generally following the form of the Company's template letter of intent. The IVAX initial letter of intent proposed a total aggregate purchase price for the Congers Assets, including certain products and equipment of $4.3 million, of which $1.5 million would be paid upon the closing of the purchase by IVAX of the Brenner Road Facility from the owner of such facility, with the balance of $2.8 million payable on the conveyance of substantially all of the Company's assets used in the operation of the Congers Facilities following shareholder approval of the sale of such assets. The IVAX non binding letter of intent was subject to, among other things, satisfactory completion of negotiations and due diligence.

     On February 6, 2004 nine representatives of IVAX Corporation toured the Congers Facilities for the first time and began an extensive due diligence process. At the end of the day on February 6, 2004, after completing a preliminary general assessment of the Congers Facilities, IVAX informed Company management that the total purchase price included in the February 4, 2004 non binding letter of intent would be reduced to an aggregate of $3.5 million due to the need, in the judgment of IVAX, for substantial upgrades to among other things, the air handling, heating, ventilation and air conditioning (HVAC) systems at the Brenner Road facility. Of the $3.5 million, $1.5 million was proposed to be paid at the execution of the asset purchase agreement, at which time IVAX would also purchase the Brenner Road Facility from the owner of such facility. The remaining $2.0 million would be paid upon receipt of approval of the Company's shareholders to the asset sale transaction. IVAX stated that the proposed aggregate payment of $3.5 million remained subject to further due diligence and a comprehensive inspection of the HVAC system.

     Over approximately the next week, representatives of the Company, IVAX and their respective legal counsel negotiated the terms of the letter of intent. During this period, senior management advised the Board as to the status and progress of the negotiations with IVAX. As part of the parties' negotiations, additional drafts of the letter of intent containing changes proposed by the parties were prepared and circulated.

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

     On February 10, 2004, the Board of Directors met to discuss, among other things, the status of the negotiations with IVAX and the terms then proposed by IVAX for the acquisition of the Congers Facilities assets. The Board directed senior management to continue the negotiations with IVAX and authorized senior management to provide counterproposals as required.

     On or about February 14, 2004, the parties abandoned the process of negotiating and executing a non-biding letter of intent electing instead to negotiate the terms of the acquisition as part of the preparation and negotiation of the definitive asset purchase agreement. As a result, IVAX commenced the preparation of a draft asset purchase agreement and continued with its due diligence review of the Congers Facilities. In addition to further on-site diligence conducted by IVAX and the review of a variety of diligence information provided by the Company to IVAX and its legal counsel during February, 2004, IVAX conducted Phase I and Phase II environmental audits of the Brenner Drive Facility and the Wells Avenue Facility. Based on the results of the IVAX due diligence investigation, IVAX' further evaluation of the products included in the assets to be purchased, and the continuing negotiations between the Company and IVAX on asset value and number of other issues, the parties continued their negotiation of the asset purchase agreement.

     In the meantime, on February 6, 2004, the Company completed a private offering of securities for an aggregate purchase price of approximately $12.3 million (the "2004 Offering"). The securities issued in the 2004 Offering consisted of convertible senior secured debentures (the "2004 Debentures") and were issued by the Company pursuant to a certain debenture and share purchase agreement dated as of February 6, 2004 (the "2004 Purchase Agreement") by and among the Company, Care Capital, Essex Woodlands, Galen and the other purchasers listed on the signature page thereto. Of the approximate $12.3 million in 2004 Debentures issued in the 2004 Offering, $2.0 million of debentures were issued in exchanged for the surrender of a like amount of principal plus accrued interest under outstanding bridge loans advanced to the Company by Care Capital, Essex Woodlands and Galen during November and December, 2003. As part of the completion of the 2004 Offering, the Company paid Watson $4.3 million (derived from the proceeds of the 2004 Offering) to restructure the Watson term loan to, among other things, reduce the principal amount of the Watson term loan from approximately $21.4 million to $5.0 million. The restructured Watson term loan in the principal amount of $5.0 million was assigned to Care Capital, Essex, Galen and certain other purchasers of the 2004 Debentures in consideration for a cash payment by such parties to Watson of $1.0 million. The Company will use the net proceeds from the 2004 Offering to fund the development and commercialization of the Company's technologies and to fund operating expenses.

     On February 25, 2004, the Company received the initial draft of the asset purchase agreement from legal counsel for IVAX. The draft asset purchase agreement did not contain the purchase price or the allocation of the purchase price as between the First Closing and the Second Closing.

     During the period between February 26, 2004 and March 1, 2004, senior management and legal counsel for the Company held numerous telephonic meetings to review the draft asset purchase agreement and prepared a revised draft of the agreement to reflect the Company's comments. On March 2, 2004, the Company's legal counsel provided IVAX and its counsel with a revised draft of the asset purchase agreement. In addition to comments and revisions typical in the negotiations of this type of transaction, the Company inserted an aggregate purchase price of $3.5 million, $1.5 million of which was payable at the execution of the asset purchase agreement, with the $2.0 million balance payable at the closing of the asset purchase agreement following receipt of approval of the Company's shareholders. The Company's revised draft of the asset purchase agreement also provided for limited representations and warranties and certain limits on the Company's indemnity obligations.

     Between March 3 and March 5, 2004, legal counsel for the parties continued discussions and negotiations relating to the asset purchase agreement. On March 5, 2004, the parties and their respective legal counsel participated in a conference call to negotiate the remaining material open issues in the draft asset purchase agreement. At the conclusion of the conference call, after considering, among other things, IVAX' concerns relating to the HVAC system at the Congers Facilities and requirements for upgrades to the system, the parties had reached conceptual agreement (subject to finalizing and executing definitive agreements) providing for: (i) an aggregate purchase price of $2.5 million, payable $2.0 million at the execution of the asset

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

purchase agreement and $0.5 million at the closing of the asset purchase agreement following receipt of approval of the Company's shareholders, (ii) the conveyance of the Company's manufacturing equipment and products on an "as is" basis, and (iii) a limitation of the Company's indemnity obligations to the amount of the purchase price, subject to certain exceptions for representations relating to title, taxes and environmental matters.

     During the negotiations and discussions of the asset purchase agreement, senior management continually provided updates to the Board on the status of the negotiations and the resolution of material issues. On March 12, 2004, IVAX provided the Company and its legal counsel with a revised draft of the asset purchase agreement reflecting, among other items, the resolution of the material issues discussed during the conference call on March 5, 2004. During the period from March 12, 2004 through March 14, 2004, senior management and the Company's legal counsel reviewed and revised the asset purchase agreement and other related agreements. On March 14, 2004, Company legal counsel provided IVAX and its legal counsel with a revised draft of the asset purchase agreement and a use and license agreement.

     Between March 15 and March 18, 2004, negotiations and discussions of the definitive asset purchase agreement and related agreements between the Company, IVAX and their respective legal counsel progressed. On March 18, 2004, the Board of Directors, acting by unanimous written consent, approved the terms of the substantially complete asset purchase agreement and authorized senior management to negotiate such changes to asset purchase agreement and related agreements as were necessary to conclude the execution of the definitive agreement. Any changes made to the definitive asset purchase agreement and related transaction agreements during the period subsequent to the receipt of Board approval were not material and did not alter the consideration to be received by the Company as previously discussed with the Board. The purchase price was determined based upon arms'-length negotiations.

     As described below under the caption "Reasons for the Sale of the Congers Facilities Assets" the Board of Directors did not engage an independent financial advisor to determine the fairness of the asset sale transaction to the Company's shareholders. In approving the transaction to sell substantially all of the Company's assets used in the operation of the Congers Facilities, the Board considered, among other factors, the continuing losses from operations, the cessation of the manufacturing operations at the Congers Facilities, the March 21, 2004 expiration date of the lease agreement for the Brenner Drive Facility, the lack of capital resources to exercise the $5.0 million purchase option to purchase such facility, the cash consideration to be received by the Company, the assumption by IVAX of the Company's obligations under the lease agreement for the Wells Avenue Facility, and the overall structure of the transaction and the terms of the asset purchase agreement. In addition to the foregoing, the Board determined that the consideration to be received by the Company was fair considering the value ascribed to the assets by other third parties that had expressed initial interest in the assets, the Board's general familiarity with the value of pharmaceutical manufacturing and packaging facilities, and the arm's-length nature of the negotiations between the Company and IVAX. Based on the foregoing, the Board of Directors unanimously resolved to recommend that the Company's shareholders approve and adopt the asset purchase agreement and the sale of substantially all the assets used in the Company's operation of the Congers Facilities.

     The Asset Purchase Agreement was executed on March 19, 2004. The Company publicly announced the execution of the Asset Purchase Agreement on March 24, 2004.

REASONS FOR THE SALE OF THE CONGERS FACILITIES ASSETS

     The Company is proposing to sell substantially all of the assets used by the Company in the operation of the Congers Facilities to IVAX, a wholly-owned subsidiary of IVAX Corporation. The Board of Directors believes that the sale and the terms of the related Asset Purchase Agreement are in the best interests of the Company and its shareholders. The Board of Directors has identified various benefits that are likely to result from the sale of the Congers Facilities assets. The Board believes that the sale of such assets will:

     - Allow the Company to direct its resources to the development and commercialization of the Company's opioid API Technologies and ADF Technology;

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


     - Reduce the cash burn in the operation of the Company's business. Although the Congers Facilities assets were used in the manufacturing and packaging operations responsible for all of the Company's net product revenues in 2003 and 2002, the negative gross profits for the products produced at such facilities and the Company's expenses in the operation of such facilities, resulted in significant operating losses (net of plant shutdown expenses) of approximately $15.3 million and $12.8 million in fiscal 2003 and 2002, respectively. After giving effect to the sale of the Congers Facilities assets, the Company's monthly cash burn has been reduced from approximately $1.5 million to approximately $420,000;


     - Provide an improved organizational focus and free up senior management from directing the operation of multiple development, manufacturing and administrative locations in separate states;

     - Allow the Company to a focus on a streamlined business strategy that the Board believes will provide competitive advantages potentially leading to greater return for the Company's shareholders; and

     - Allow the Company to increase its cash reserves by approximately $2.35 million (net of expenses) and thereby provide the Company with increased resources to continue the development of the Company's proprietary technologies and fund operating losses pending the commercialization of such technologies.

     As discussed above under the caption "Background", at Board meetings held on each of October 9, 2003 and October 30, 2003, Management reviewed with the Board the challenges inherent in operating two separate manufacturing locations with a limited existing product portfolio and a lack of any new products pending for approval and subsequent launch. At such time, the Company manufactured API at its Culver, Indiana facility and manufactured finished dosage form products at its facilities in Congers, New York. The Board evaluated the Company's operating losses and the inability to stem such losses in view of the Company's product mix, operating margins and lack of pending new product approvals. The Board determined that near term sales of the Company's finished dosage form generic products would likely result in continuing negative gross margins due to intense market competition and resultant decreasing market prices and market dollar volume. Having concluded that it would be prudent to consolidate remaining operations into a single site, the Board considered that the Congers, New York facilities were leased facilities whereas the Company owned the Culver, Indiana facility. Furthermore, in light of the restructured Company's primary focus on research and development, the Board chose to retain the Culver, Indiana facility given that the majority of the Company's research and development capabilities in terms of laboratory and personnel were based at such location.

     In arriving at its determination that the asset sale was in the best interests of the Company and its shareholders, the Board of Directors carefully considered the terms of the Asset Purchase Agreement as well as the potential impact of the asset sale on the Company. As part of this process, the Board of Directors consulted with senior management and considered the advice and assistance of Company legal counsel. In determining to authorize the asset sale, the Board of Directors considered the factors set out above as well as the following factors:

     - The fact that IVAX' offer, after completion of their due diligence, was the only offer the Company received that was not subsequently withdrawn, and following an extended search and evaluation process for alternative purchasers, it is the Board's belief that it was not likely that any party other than IVAX would propose and complete a transaction on terms more favorable to the Company and its shareholders;

     - The amount of cash included in the IVAX offer, the payment of such consideration at each of the signing of the Asset Purchase Agreement and the closing of the asset sale transaction, and the fact that IVAX agreed to assume the Company's liabilities under the lease agreement for the Wells Avenue Facility;

     - The terms and conditions of the Asset Purchase Agreement and the Board's belief that the Asset Purchase Agreement could be completed expeditiously without regulatory delay;

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

     - The fact that the sale of the Congers Assets must be approved by the holders of 66 2/3% of the Company's outstanding voting securities, which insures that the Board will not be taking action disapproved of by the Company's shareholders; and

     - The fact that New York law entitles shareholders who do not vote in favor of the Asset Purchase Agreement and the related transactions and who file a written notice of intent with the Company, to obtain the "fair value" for their shares as determined in accordance with New York's statutory procedures, if the transactions described in the Asset Purchase Agreement are completed.

     The Board believed that each of the above factors generally supported its determination. The Board did, however, consider the potential adverse effects of other factors on the proposed asset sale as described below:

     - The risk that, after the asset sale, the Company will have no ability to manufacture finished dosage generic products and that all of the Company's previous revenue generating products will have been sold;

     - The fact that the finished dosage manufacturing, packaging, labeling and distribution operations conducted at the Congers Facilities represented essentially all of the Company's product revenues for fiscal 2003 and 2002;

     - The risk that the Company will be able to develop and commercialize the Company's proprietary technologies;

     - The fact that in the absence of the Company's ability to successfully develop and commercialize the Company's proprietary technologies, the Company will have no ability to generate revenues to partially offset operating expenses from sales of generic products;

     - The risk that the Company's cash resources to fund the development and commercialization of the Company's proprietary technologies and continuing operating losses may be insufficient to sustain the Company's cash needs until such time as revenues may be generated from such technologies;

     - The fact that the Company has a history of cash flow problems and may need to raise additional capital (if available to the Company) to develop and commercialize the Company's proprietary technologies;

     - The risk that the Company could be exposed to future indemnification obligations under the Asset Purchase Agreement which, in certain cases, could require the Company to make payments to IVAX in excess of the consideration received by the Company under the Asset Purchase Agreement; and

     - The risk that shareholders do not approve the asset sale, in which case the Company would be required to repay to IVAX the $2.0 million payment received from IVAX at the signing of the Asset Purchase Agreement.

     The foregoing represents all material factors considered by the Board in connection with its evaluation of the asset sale transaction. In view of the variety of factors considered in connection with its evaluation of the asset sale, the Board of Directors did not find it practical to and did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions. In addition, individual members of the Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

     The Board of Directors did not engage an independent financial advisor to determine the fairness of the transactions to the Company's shareholders and determined, based on the factors set forth above, that the transactions contemplated by the Asset Purchase Agreement are fair to the Company's shareholders. Further, based on the procedural safeguard of the unanimous approval of our directors, including those directors who are not employees, the required approval of our shareholders and the availability of the dissenter's rights, the Board believes that the transactions contemplated by the Asset Purchase Agreement are procedurally fair to shareholders. A fairness opinion from an independent financial advisor typically entails a substantial fee to the requesting company. In the context of an asset sale, the financial advisor would typically review the Company's historical and projected revenues, operating results of that portion of the Company's business being sold and certain other publicly held companies it believed to be comparable to the business operations
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conducted at the Congers Facilities, and make certain assumptions regarding the value, including the liquidation value, of the assets and liabilities associated with such business operations, which may be difficult to predict, in order to render its opinion. In addition to the speculative nature of such analysis, the Board believes undertaking these analyses would involve a significant unnecessary expense that would reduce the amount of cash received by the Company in the proposed transaction that could be used to develop and commercialize the Company's proprietary technologies. The Board believes that the approval of the Asset Purchase Agreement by shareholders, together with the right of any shareholder that objects to the transaction to exercise the dissenter's rights to obtain fair value of their shares, provide procedural safeguards to the shareholders in reaching its determination that the transactions contemplated by the Asset Purchase Agreement are fair to the Company's shareholders. See the discussion below under the caption "Dissenter's Rights".

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has determined that the sale of the assets used in the operation of the Congers Facilities is in the best interest of the Company and its shareholders. The Board of Directors has unanimously approved the Asset Purchase Agreement and unanimously recommends that the Company's shareholders vote in favor of the proposal to approve the sale of the Congers Assets to IVAX pursuant to the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement.

PROCEEDS OF THE SALE OF THE CONGERS FACILITIES ASSETS

     The Company will retain the proceeds from the sale of the assets used at the Congers Facilities. After giving effect to legal and other professional fees relating to the asset sale transaction, the Company estimates that it will realize aggregate net proceeds from the asset sale of approximately $2.3 million.

     As described under Proposal 2 under the caption "Proceeds of 2004 Debenture Offering," as of June 1, 2004, the Company had issued 2004 Debentures in the aggregate principal amount of $14 million. After giving effect to (i) the issuance of $2.0 million in principal amount of 2004 Debentures in exchange for the surrender of a like amount of principal plus accrued interest outstanding under Company debentures issued in November and December 2003 pursuant to the Letter of Support, (ii) the payment to Watson of approximately $4.3 million in retirement of $16.4 million of indebtedness under the Watson Term Loan (See "Proposal 2 -- Interests of Investors in the 2004 Debenture Offering"), and
(iii) the satisfaction of legal and other professional fees of approximately $400,000 relating to the 2004 Debenture Offering, the Company estimates that it will realize net proceeds from the 2004 Debenture Offering of approximately $7.3 million. The aggregate net proceeds of the asset sale transaction and the 2004 Debenture Offering received as of June 1, 2004, combined with the Company's other cash balances and reduced by operating expenses through May 31, 2004 provided the Company with approximately $7.3 million in cash reserves as of June 1, 2004 to fund the Company's development and commercialization of its proprietary technologies. Set forth below is a summary of the Company's estimated allocation of its cash resources as of June 1, 2004 to the development of its proprietary technologies and funding of operations.

USE ITEM                                                         AMOUNT
--------                                                      ------------
Research & Development of ADF Technology Product, including
  clinical trials...........................................  $  3,250,000
Research & Development of Opiod Synthesis Technologies......  $    600,000
Administration (i.e., insurance, finance, investor
  relations, employee benefits, legal, market research).....  $  2,000,000
Personnel (i.e., salaries, bonuses, payroll taxes)..........  $  1,450,000
                                                              ------------
                                                              $7.3 million
                                                              ============

While no assurance can be given, Management estimates that the existing cash on hand at June 1, 2004 of $7.3 million will fund activities through the first quarter of 2005. As of such time, the Company estimates that it will have completed initial clinical trials of a product incorporating the ADF Technology and will have entered into one or more licensing agreements for such product with a third party. The Company expects that the payments to be derived from such licensing agreements will provide the Company with the necessary additional funding to continue operations and to expand and expedite its development efforts.

The ability of the Company to enter into a license agreement with a third party and the consideration to be received by the Company as part of any such agreement is primarily dependent upon the favorable outcome of the initial clinical trials of the Company's products, of which no assurance can be given.

SHAREHOLDER APPROVAL OF THE SALE OF THE CONGERS FACILITIES ASSETS; VOTE
REQUIRED.

     Under Section 909 of the New York Business Corporation Law, the sale of "all or substantially all" of the Company's assets requires approval by the affirmative vote of two-thirds of all outstanding voting securities entitled to vote thereon. The Company, in consultation with legal counsel, has determined that the sale of the Congers Assets might be deemed to constitute a sale of "all or substantially all" of the Company's assets based on interpretations of that term. The Asset Purchase Agreement provides that, as a condition to each party's obligation to consummate the Second Closing contemplated by the Asset Purchase Agreement, the Company must have obtained the consent of its shareholders pursuant to the New York Business Corporation Law. Therefore, the affirmative vote of the holders of at least two-thirds of the Company's outstanding voting securities entitled to vote on the record date must be obtained.

DISSENTER'S RIGHTS

     Pursuant to Section 910 of the New York Business Corporation Law ("NYBCL"), holders of the Company's Common Stock who follow the procedures set forth in
Section 623 of the NYBCL (the "Appraisal Statute") will be entitled to have their Common Stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statue is reprinted in its entirety as Appendix B to this Proxy Statement. While the following discussion summarizes all material terms of the law pertaining to appraisal rights under the NYBCL, it is qualified in its entirety by the full text of the Appraisal Statute. Any shareholder who wishes to exercise such appraisal rights or to preserve the right to do so, should review the following discussion and Appendix B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the NYBCL.

     All references in the Appraisal Statute and in this summary to a "shareholder" are to the recordholder of the Company's Common Stock on the Record Date. A person having a beneficial interest in shares of the Company's Common Stock that are held of record by another person such as a broker or nominee must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     A shareholder wishing to exercise appraisal rights must (i) deliver to the Company, prior to or at the Meeting but before the vote is taken on this Proposal 4, a written objection to the proposed sale of the Company's assets as provided in this Proposal 4 (the "Notice of Election"), which must include a notice of his election to dissent, the shareholder's name, residence address, the number of shares as to which the shareholder dissents and a demand for payment of the fair value of such shares (which Notice of Election must be in addition to and separate from any proxy or vote against the proposed sale of the Company's assets contemplated by this Proposal 4 (the "Asset Sale")) and (ii) not vote for approval of the Asset Sale. BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF THE ASSET SALE, A SHAREHOLDER WHO VOTES BY PROXY AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS MUST (A) VOTE AGAINST APPROVAL OF THE ASSET SALE OR (B) ABSTAIN FROM VOTING ON THE ASSET SALE. Neither a vote against the Asset Sale, in person or by proxy, nor a Proxy directing such vote for an abstention, will in and of itself constitute a written objection to the Asset Sale under the Appraisal Statute (shareholders who timely file such Notice of Election and who do not vote in favor of the Asset Sale are referred to as "Dissenting Shareholders").

     A shareholder may not dissent as to less than all of the shares, as to which such shareholder has a right to dissent, held by such shareholder of record and owned beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent. All Notices of Election
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

should be addressed to Halsey Drug Co., Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter Clemens, Senior Vice President.

     Within 10 days after the date on which shareholders approve the Asset Sale, the Company must send written notice by registered mail to each Dissenting Shareholder to such effect (the "Dissenting Shares"). At the time of the completion of the Asset Sale transaction by the Company (the "Effective Time"), each Dissenting Shareholder will cease to have any rights of a shareholder of the Company except the right to be paid the fair value of his shares and rights under the Appraisal Statute.

     A Notice of Election may be withdrawn by a Dissenting Shareholder prior to his acceptance in writing of an offer made by the Company to pay the value of such Dissenting Shares, except that a Notice of Election may not be withdrawn later than 60 days following the Effective Time unless the Company fails to make a timely offer to pay such value, in which case such Dissenting Shareholder shall have 60 days from the date an offer is made to withdraw his election. In either event, after such time, a Notice of Election may not be withdrawn without the written consent of the Company. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to the Company of any advance payment made to the Dissenting Shareholder by the Company as described below.

     Upon filing the Notice of Election, or within one month thereafter, Dissenting Shareholders must submit the certificates representing their Common Stock to the Company, attention: Peter Clemens, Senior Vice President, at the address set forth above or to the Company's transfer agent, Continental Stock Transfer and Trust Company, 2 Broadway, 19th Floor, New York, New York 10004 and there will be noted thereon that a Notice of Election has been filed and the certificates will be returned to the Dissenting Shareholders. Any Dissenting Shareholders who fail to submit such certificates for such notation will, at the option of the Company exercised by written notice to such Dissenting Shareholders within 45 days of the date of filing of such Notice of Election, lose their appraisal rights unless a court, for good cause shown, shall otherwise direct.

     Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Effective Time, whichever is later (but in no case later than 90 days after the shareholders' vote to approve the Asset Sale), the Company must make a written offer to pay for the Dissenting Shares held by such Dissenting Shareholder at a price which the Company considers to be their fair value. This offer will be accompanied by a statement setting forth the aggregate number of shares, which will be at the same price for all Dissenting Shares, with respect to which Notices of Election to dissent have been received and the aggregate number of holders of such shares.

     If the Effective Time has occurred at the time the offer is made, the offer will be accompanied by (i) advance payment to each Dissenting Shareholder who has submitted certificates for notation thereon of the election to dissent of an amount equal to 80% of such offer or (ii) as to each Dissenting Shareholder who has not yet submitted certificates for notation thereon of the election to dissent, a statement that advance payment of an amount equal to 80% of the amount of such offer will be made by the Company promptly upon submission of certificates. If the Effective Time of the Asset Sale has not occurred at the time of the making of such offer, such advance payment or statement as to advance payment will be sent to each Dissenting Shareholder entitled thereto upon the Effective Time. Acceptance of such advance payment by a Dissenting Shareholder will not constitute a waiver of dissenter's rights. If the Asset Sale transaction is not completed within 90 days after approval of the Asset Sale by shareholders, such offer will be conditioned upon consummation of the Asset Sale.

     If within 30 days after making such offer, the Company and any Dissenting Shareholder agree on the price to be paid for such Dissenting Shareholder's Dissenting Shares, the Company will pay the agreed price to such holder within 60 days after the later of the date such offer was made or the Effective Time, upon surrender of certificates representing such holder's Common Stock.

     If the Company fails to make an offer within the 15-day period described above, or if it makes an offer and any Dissenting Shareholder fails to agree within 30 days of the making of such offer, the Company must, within 20 days thereafter institute a special proceeding in an appropriate court to determine the rights of Dissenting Shareholders and to fix the fair value of the shares. If the Company does not institute such a proceeding within such 20-day period, any Dissenting Shareholder may, within 30 days after such 20-day period expires, institute a proceeding for the same purpose. If such proceeding is not instituted by any Dissenting Shareholder within such 30-day period, all dissenters' rights will be extinguished unless the New York Supreme Court, for good cause shown, otherwise directs. All Dissenting Shareholders, other than those who agree with the Company as to the price to be paid for their shares, will be made parties to such proceeding

     With respect to Dissenting Shareholders entitled to payment, the court will proceed to fix the value of the Company's Common Stock which will be the fair value as of the close of business on the day prior to the Meeting. In fixing the fair value of the shares of the Company's Common Stock, the court will consider the nature of the Asset Sale and the effects on the Company and its shareholders, the concepts and methods then customary in relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.

     The court will determine the fair value of such shares without a jury and without referral to an appraiser or referee. The final order by the court will include an allowance for interest (unless the court finds the refusal of any Dissenting Shareholder to accept the offer of the Company thereof as arbitrary, vexatious, or otherwise not in good faith) of such rate as the court finds to be equitable, accruing from the Effective Time to the date of payment.

     Each party in the appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by the Company against Dissenting Shareholders (including those who withdraw their Notice of Election) if the court finds that their refusal to accept the offer of the Company was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by Dissenting Shareholders may be assessed by the court in its discretion, against the Company if the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay, the Company failed to follow certain procedures of the Appraisal Statute or the Company's manner of compliance with the Appraisal Statue was arbitrary, vexatious or not otherwise in good faith.

     Within 60 days after the final determination of the proceeding, the Company will pay to each Dissenting Shareholder the amount found in such proceeding to be due such shareholder, upon surrender of certificates of the Company's Common Stock.

     Any shareholder who duly demands, prior to the Meeting, an appraisal in compliance with the Appraisal Statute will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to shareholders of record as of a date prior to the Effective Time.

     Failure to follow the steps required by the Appraisal Statute for perfecting appraisal rights may result in the loss of such rights. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE APPRAISAL STATUTE, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE ASSET SALE SHOULD CONSULT THEIR LEGAL ADVISORS.

REGULATORY MATTERS

     No material regulatory approvals, filings or consents, other than filings in compliance with applicable Commission requirements, are required to complete the sale of the assets used in the operation of the Congers Facilities.

ACCOUNTING TREATMENT

     The proposed sale of substantially all of the Company's assets used in the operation of the Congers Facilities and the assignment of certain related liabilities will be accounted for as a disposition of assets. As of December 31, 2003, the related assets of the Congers facilities had been written down to their estimated net realizable value of approximately $2.0 million.

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

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following describes the material United States federal income tax consequences of the proposed sale of substantially all of the Company's assets used in the operation of the Congers Facilities that are generally applicable to the Company and the shareholders. The following discussion is based on current provisions of the Internal Revenue Code, existing, temporary and proposed Treasury regulations thereunder and current administrative rulings and court decisions. Future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

     The proposed sale of the assets used in the Company's operation of the Congers Facilities will be a transaction taxable to the Company for United States federal income tax purposes. The Company will recognize taxable income equal to the amount realized on the sale in excess of the Company's tax basis in the assets sold. The amount realized on the sale will consist of the cash the Company receives in exchange for the assets sold, plus the amount of related liabilities assumed by IVAX. The taxable income is estimated to be less than $250,000.

     Although the sale of the assets used by the Company in the operation of its Congers Facilities will result in a taxable gain to the Company, the Company's available federal income tax net operating and net capital loss carry forwards, as currently reflected on the Company's consolidated federal income tax returns, are in excess of the estimated amount of the gain.

     The Company's shareholders will experience no federal income tax consequences as a result of the consummation of the proposed sale of the assets used in the operation of the Congers Facilities to IVAX.

     The Company files income tax returns in more than one state. Because state income tax laws do not necessarily follow federal law, and because state laws themselves differ, the state income tax consequences of the sale of the assets to IVAX will vary state by state. The tax loss carry forwards in a particular state may not completely offset state taxable income and state income tax may be incurred on the sale. However, it is not anticipated that the sale will result in a material amount of state income taxes.

VOTING AGREEMENT

     As a condition to the execution of the Asset Purchase Agreement, the Company, IVAX and the holders of substantially all of the Company's outstanding convertible debentures possessing voting rights and certain other holders of the Company's common stock, consisting of Galen Partners, III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., Oracle Strategic Partners, L.P., Care Capital Investments II, LP, Essex Woodlands Health Ventures V, L.P., Alan Smith, a director of the Company, Andrew Reddick, President and Chief Executive Officer of the Company, Peter Clemens, Senior Vice President and Chief Financial Officer of the Company, William Skelly, a director of the Company, James Emigh, Vice President of Marketing and Administration of the Company, Patrick Coyne, Michael and Susan Weisbrot, Greg Wood, Dennis Adams, Bernard Selz, Roger Griggs, Hemant and Varsha Shah, Stephanie Heitmeyer, Michael and Ilene Rainisch, Kenneth Gimbel, Michael Reicher Trust, Peter Stieglitz, George Boudreau and John Heppe, Jr., (the "Asset Sale Voting Agreement Parties"), executed a voting agreement dated as of March 19, 2004 (the "Voting Agreement"). The aggregate voting securities held by the Asset Sale Voting Agreement Parties is approximately 51.5 million shares, representing approximately 78.4% of the Company's voting securities. The Asset Sale Voting Agreement Parties have agreed to vote in favor of the proposal to sell substantially all of the assets used in the operation of the Congers Facilities to IVAX pursuant to the terms of the Asset Purchase Agreement. Given the aggregate voting securities held by the Asset Sale Voting Agreement Parties, the approval of the proposal to sell substantially all of the assets used in the operation of the Congers Facilities by at least two-thirds of the Company's voting securities is assured. A copy of the Voting Agreement is attached as Appendix K to this Proxy Statement.

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

SPECIAL CONSIDERATIONS SHAREHOLDERS SHOULD TAKE INTO ACCOUNT IN DECIDING HOW TO VOTE ON THE PROPOSAL TO SELL THE ASSETS USED IN THE OPERATION OF THE CONGERS FACILITIES.

     Shareholders should carefully consider the special considerations described below as well as other information provided in this Proxy Statement in deciding how to vote on the proposal to sell substantially all of the Company's assets used in the operation of the Congers Facilities. The special considerations described below are not necessarily the only ones facing the Company. Additional considerations not presently known to the Company or that are currently perceived as immaterial may also impair the Company's business operations. If any of the following special considerations occur, the Company's business, financial condition or results of operations could be materially adversely affected, the value of the Company's common stock could decline and shareholders may lose part or all of their investment.

SPECIAL CONSIDERATIONS REGARDING THE PROPOSAL TO SELL THE CONGERS FACILITIES ASSETS

  THE AMOUNT OF CASH THE COMPANY ULTIMATELY RECEIVES IN THE ASSET SALE TRANSACTION MAY VARY DEPENDING ON SOME FURTHER CONTINGENCIES, SUCH THAT THE COMPANY MAY NOT RECEIVE ALL OF THE CASH PROVIDED IN THE ASSET PURCHASE AGREEMENT.

     Pursuant to the terms of the Asset Purchase Agreement, the Company may be subject to potential indemnification claims relating to any inaccuracy in any representation or the breach of any warranty made by the Company in the Asset Purchase Agreement, the failure to perform or observe any covenant or agreement in the Asset Purchase Agreement and claims related to liabilities and obligations that IVAX has not assumed. Additionally, the Asset Purchase Agreement provides IVAX with certain rights of set off against the remaining $500,000 payment to be made by IVAX to the Company at the Second Closing relating to such indemnification obligations.

     While the Company's indemnification obligations in general are capped at the amount of the purchase price paid by IVAX to the Company, there are certain indemnification obligations for which the Company's liability could exceed the payments received from IVAX. Significant indemnification claims by IVAX could have a material adverse effect on the Company's business.

  THERE IS NO PLAN TO DISTRIBUTE ANY OF THE PROCEEDS OF THE ASSET SALE TO THE COMPANY'S SHAREHOLDERS.

     The Company does not intend to distribute to shareholders any portion of the proceeds from the sale of substantially all of the Company's assets used in the operation of the Congers Facilities. Currently, the Company intends to use the proceeds from the asset sale to fund the development and commercialization of the Company's proprietary technologies.

  THE FAILURE TO COMPLETE THE SALE OF THE ASSETS USED IN THE OPERATION OF THE CONGERS FACILITIES MAY RESULT IN A DECREASE IN THE MARKET VALUE OF THE COMPANY'S COMMON STOCK AND MAY CREATE SUBSTANTIAL DOUBT AS TO THE COMPANY'S ABILITY TO IMPLEMENT THE COMPANY'S BUSINESS STRATEGY.

     The sale of substantially all of the Company's assets used in the operation of the Congers Facilities is subject to a number of contingencies and other customary closing conditions, including the requirement that the Company obtain shareholder approval to complete the sale of the Congers Assets. In addition, the Asset Purchase Agreement may be terminated if the sale does not occur on or before ten (10) days following the receipt of shareholder approval or if any governmental authority takes any action to enjoin the asset sale.

     The Company cannot guarantee that it will be able to meet the closing conditions set forth in the Asset Purchase Agreement or that the events that would lead to a termination of the Asset Purchase Agreement will not occur. As a result, the Company is unable to assure shareholders that the sale of the assets used in the operation of the Congers Facilities will be completed. If the Company's shareholders fail to approve the asset sale proposal or if the asset sale is not completed for any other reason, the market price of the Company's common stock may decline. In addition, the failure to complete the asset sale may substantially limit the Company's ability to implement its business strategy.

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

  IF SHAREHOLDERS DO NOT APPROVE THE ASSET SALE, THERE MAY NOT BE ANY OTHER OFFERS FROM POTENTIAL ACQUIRERS.

     If shareholders do not approve the sale of the Congers Assets to IVAX, the Company would seek another purchaser for such assets. It is likely that the value of such assets would be substantially compromised since the Company would not have the manufacturing and packaging facilities available to enhance the value of such assets. Additionally, although the Company has had discussions with numerous parties concerning the purchase of such assets, with the exception of IVAX, after completion of due diligence, none of such parties expressed a willingness to purchase the assets.

SPECIAL CONSIDERATIONS RELATING TO THE COMPANY IF THE ASSETS USED IN THE OPERATION OF THE CONGERS FACILITIES ARE SOLD.

  THE COMPANY'S FINANCIAL SUCCESS WILL DEPEND ON ITS ABILITY TO SUCCESSFULLY IMPLEMENT ITS NEW BUSINESS STRATEGY.

     In accordance with the restructuring of the Company's operations, the Company is transitioning to a single vertically integrated site located at its Culver, Indiana facility. At such site, the Company will seek to develop and commercialize its proprietary API and finished dosage formulation technologies and ultimately, manufacture APIs and finished dosage products for sale by third-party licensees of the Company's technologies. The development and commercialization of APIs and finished dosage products incorporating the Company's proprietary technologies are subject to various factors, many of which are outside the Company's control. For instance, only a limited portion of the Company's technologies have been tested in laboratory settings and none have been tested in clinical settings. Such technologies will need to be successfully scaled up to commercial scale to be commercially viable. The Company is currently unable to provide any assurance that any of such technologies can be scaled up to commercial scale or that they will be commercially viable. The Company is committing substantially all of its resources and available capital to the development of its proprietary technologies. The Company's failure to successfully develop such technologies will have a material adverse effect on the Company's operations and financial condition.

  THE COMPANY HAS NO NEAR TERM SOURCES OF REVENUE AND MUST RELY ON CURRENT CAPITAL RESOURCES AND THIRD PARTY FINANCING TO FUND OPERATIONS.

     Pending the completion of the development and commercial scale up of the Company proprietary technologies, and the receipt of regulatory approval of products incorporating such technologies, of which no assurance can be given, the Company must rely on its current capital resources and available third-party financing to fund the Company's operations. As a consequence of the Company's restructuring of operations, including the cessation of its finished dosage manufacturing and packaging operations at the Congers Facilities and the proposed sale of the related assets to IVAX, the Company will have no ability to generate revenues from the sale of generic products. As a result, the Company must rely on its current cash resources or available third-party financing to fund operations. As of June 1, 2004, the Company had cash and cash equivalents of approximately $7.3 million, plus an additional $500,000 to be paid by IVAX on the closing of the asset sale transaction following the receipt of shareholder approval. No assurance can be given that such cash resources will be sufficient to fund the continued development and commercialization of the Company's proprietary technologies until such time as the Company generates revenue from the license of products incorporating such technologies to third parties. Moreover, in the event of a cash shortfall, no assurance can be given that the Company will succeed in raising additional financing to fund operations or that if funding is obtained, that such funding will be sufficient to fund operations until the Company's proprietary technologies, or products incorporating such proprietary technologies, may be commercialized.

  THE COMPANY RECEIVED A "GOING CONCERN" OPINION FROM ITS INDEPENDENT AUDITORS, HAS A HISTORY OF OPERATING LOSSES AND MAY NOT ACHIEVE PROFITABILITY SUFFICIENT TO GENERATE A POSITIVE RETURN ON SHAREHOLDERS' INVESTMENT.

     The Company has incurred net losses since 1992. The Company's consolidated financial statements for the year ended December 31, 2003 and the quarter ended March 31, 2004 have been prepared on a going-concern basis, expressing substantial doubt about the Company's ability to continue as a going-concern as a result of recurring losses and negative cash flows. The Company's loss from operations for the year ended December 31, 2003 and the three months ended March 31, 2004 was $17.2 million and $1.8 million, respectively. The Company's accumulated deficit as of March 31, 2004 was $208.8 million. The Company expects to incur net operating losses at least through 2004. There can be no assurance that the Company will ever generate revenues or achieve profitability at a level sufficient to generate a positive return on shareholders' investment. If the Company is unable to successfully develop and commercialize its proprietary technologies with its currently available cash resources or available sources of third-party financing, the Company's ability to execute its business plan and remain a going-concern will be significantly impaired.

  THERE CAN BE NO ASSURANCE THAT EVEN IF THE COMPANY IS SUCCESSFUL IN DEVELOPING AND COMMERCIALIZING ITS PROPRIETARY TECHNOLOGIES, THAT PRODUCTS INCORPORATING SUCH TECHNOLOGIES WILL BE ACCEPTED IN THE MARKET.

     The commercial success of products incorporating the Company's technologies that are approved for marketing by the FDA and other regulatory authorities will depend upon their acceptance by the medical community and third party payors as clinically useful, cost effective and safe. There can be no assurance that, even if the Company succeeds in the development of products incorporating its technologies and receives FDA approval for such products, that the Company's products will be accepted by the medical community and others. Factors that the Company believes could materially affect market acceptance of its products include:

     - The relative advantages and disadvantages of the Company's technologies and timing to commercial launch of products utilizing such technologies compared to products incorporating competitive technologies;

     - The timing of the receipt of market approvals and the countries in which such approvals are obtained;

     - The safety and efficacy of products incorporating the Company's technologies as compared to competitive products; and

     - The cost-effectiveness of the products incorporating the Company's technologies and the ability to receive third party reimbursement.

  THE COMPANY MUST OBTAIN REQUIRED REGULATORY APPROVALS FROM THE FDA AND DEA.

     The Company's business strategy focuses on the development of opioid containing products incorporating the Company's proprietary technologies. The development, marketing and sale of products incorporating the Company's technologies is subject to extensive regulation by the DEA and FDA. At present, the Company's facility located in Culver, Indiana is approved to manufacture
Schedule II to V controlled substance APIs and finished dosage products. To continue the development and commercialization of the Company's API Technologies, the Company is seeking to obtain a registration from the DEA to import narcotic raw materials ("NRMs") and has begun the application process seeking approval to import NMRs directly from foreign countries for use in the Company's opioid API manufacturing efforts.

     As part of the DEA's analysis of whether to issue to the Company an import registration, the DEA will consider, among other things, whether adequate security and controls exist at the Company's Culver, Indiana facility and at all points in the chain of transfer of NRMs from suppliers in foreign countries to the Culver, Indiana facility, whether the Company's API Technologies are viable and efficient processes, whether the United States market demand for opioid containing products supports the approval of another import registration, and whether the Company has established itself as an eligible party to source and obtain NRMs from foreign countries. No assurance can be given that the Company will have the capital necessary to complete additional capital improvements at its Culver, Indiana facility, that the Company will succeed in establishing sources in foreign markets to meet DEA requirements, or that the DEA will determine that the Company's API Technologies and the market demand for opioid containing products merit the approval of another NRM importer.

     Three of the four existing parties possessing import registrations are opposed to the proposed issuance by the DEA of an import registration for NRMs to the Company. These parties are Mallinckrodt Inc. of
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

St. Louis, MO, Noramco of Athens, GA and Penick Corporation of Newark, NJ. Such opposing parties have advised the DEA that they believe the market for NRMs is adequately serviced by the parties currently authorized by the DEA to import NRMs and that the importation of additional NRMs would lead to increased illegal diversion of the resulting controlled substances. A hearing before the Office of Administrative Law Judge ("OALJ") relating to the Company's application for an Import Registration for NRMs was held in the third quarter of 2003. The process requires all parties to submit evidence relating to the Import Registration to the OALJ. Thereafter the evidentiary record will be closed and the OALJ will then establish a schedule for the parties to submit written briefing documents. Thereafter the OALJ will prepare a Findings of Fact, Conclusions of Law, Rulings and a Decision (the "OALJ Report"). The Company and the opposing parties will be provided an opportunity to comment on the OALJ Report after which time such report will be forwarded to the DEA Administrator and certified by the OALJ. Thereafter the DEA Administrator will issue an order granting or denying the Company's application for the Import Registration. Either the Company or the opposing parties may file a petition for judicial review of such order in the U.S. Court of Appeals. No assurance can be given that the Company's application for the Import Registration will be granted or if granted, that such decision will be upheld by the U.S. Court of Appeals.

  THE MARKETING AND SALE OF PRODUCTS INCORPORATING THE COMPANY'S TECHNOLOGIES REQUIRES FDA APPROVAL WHICH CAN BE TIME-CONSUMING AND EXPENSIVE.

     The development, testing, manufacture, marketing and sale of pharmaceutical products are subject to extensive federal, state and local regulation in the United States and other countries. The regulatory approval process and the Company's ongoing compliance with FDA regulations, is time-consuming and often expensive. Substantially all of the Company's activities are subject to compliance with FDA regulations. Failure to adhere to applicable FDA regulations would have a material adverse effect on the Company's financial condition. In addition, in the event the Company is successful in developing products for sale in other countries, the Company would be subject to regulation in such countries.

     The Company may encounter delays or rejections during any stage of the regulatory approval process based upon the failure of clinical or laboratory data to demonstrate compliance with, or upon the failure of the product to meet, the FDA's requirements for safety, efficacy and quality. After the Company's submission to the FDA of a marketing application, in the form of a new drug application and/or a 505(b)(2) application the FDA may deny the application, may require additional testing or data and/or may require post-marketing testing and surveillance to monitor the safety or efficacy of a product. The FDA commonly takes one to two years to grant final approval to a marketing application. Further, the terms of approval of any marketing application, including the labeling content, may be more restrictive than the Company desires and could affect the marketability of products incorporating the Company's technologies.

     The FDA also has the authority to revoke or suspend approvals of previously approved products for cause, to debar companies and individuals from participating in the drug-approval process, to request recalls of allegedly violative products, to seize allegedly violative products, to obtain injunctions to close manufacturing plants allegedly not operating in conformity with current Good Manufacturing Practice regulations and to stop shipments of allegedly violative products. Any future source of Company revenue will be derived from the sale of FDA approved products, and the taking of any such action by the FDA would have a material adverse effect on the Company.

  THE COMPANY MAY BECOME INVOLVED IN PATENT LITIGATION OR OTHER INTELLECTUAL PROPERTY PROCEEDINGS RELATING TO IS PRODUCTS OR TECHNOLOGIES WHICH COULD RESULT IN LIABILITY FOR DAMAGES OR STOP THE COMPANY'S DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

     The pharmaceutical industry has been characterized by significant litigation and other proceedings regarding patents and other intellectual property rights. The situations in which the Company may become a party to such litigation or proceedings include:

     - The Company may initiate litigation or other proceedings against third parties to enforce the Company's patent rights;

     - The Company may initiate litigation or other proceedings against third parties to seek to invalidate the patents held by such third parties or to obtain a judgment that the Company's products or processes due not infringe such third parties' patents;

     - If the Company's competitors file patent applications claiming technology also claimed by the Company, the Company may participate in interference or opposition proceedings to determine the priority of inventions;

     - If third parties initiate litigation claiming that the Company's processes or products infringe such third parties' patent or intellectual property rights, the Company will need to defend against such proceedings; and

     - An adverse outcome in any litigation or other proceeding could subject the Company to significant liabilities to third parties and require that the Company cease using the technology that is at issue or to license the technology from third parties. The Company may not be able to obtain any required license on commercially acceptable terms or at all.

     The cost of any patent litigation or other proceeding, even if resolved in the Company's favor, could be substantial. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on the Company's ability to compete in the marketplace. Patent litigation and other proceedings may also consume significant management time.

  THE COMPANY FACES SIGNIFICANT COMPETITION, WHICH MAY RESULT IN OTHERS DISCOVERING, DEVELOPING OR COMMERCIALIZING PRODUCTS BEFORE OR MORE SUCCESSFULLY THAN THE COMPANY.

     The pharmaceutical industry is highly competitive and is affected by new technologies, government regulations, health care legislation, availability of financing, litigation and other factors. Most of the Company's competitors have longer operating histories and greater financial and other resources than the Company.

     The Company will be concentrating essentially all of its efforts and resources on the development of its proprietary technologies. The success of products incorporating such technologies, if any, will depend, in large part, on the intensity of competition from branded and generic opioid containing products, abuse deterrent and opioid synthesis technologies developed by other companies that compete with the Company's technologies and the relative timing of product approval by the FDA of the Company's products compared to competitive products.

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

                          THE ASSET PURCHASE AGREEMENT

     We believe this summary describes the material terms of the asset purchase agreement. However, we recommend that you read carefully the complete agreement for the precise legal terms of the asset purchase agreement and other information that may be important to you. The asset purchase agreement is included in this proxy statement as Appendix I.

ASSETS SOLD

     Subject to and upon the terms and conditions of the asset purchase agreement, we are selling to IVAX substantially all of the assets used in the operation of our Congers, New York facilities.

  FIRST CLOSING

     We transferred or licensed the following assets to IVAX at a first closing on March 19, 2004:

     - All formulae, formulations, specifications, technologies, inventions, assays, quality control and testing methods and procedures, manufacturing processes, registrations, know-how and trade secrets relating to certain Products (as defined herein):

     - All information, data, documentation, schedules and procedures relating to manufacturing processes, process validation, process qualification, equipment validation, equipment qualification, equipment maintenance, equipment calibration, equipment installation, equipment control parameters, environmental controls, and equipment and process operating information, operating manuals and training materials relating to the operation of:

     - Our Wells Avenue and Brenner Drive facilities; and

     - All equipment owned by Par Pharmaceutical, Inc. (the landlord of the Brenner Drive facility) and located at our Brenner Drive facility.

     - The security deposit and prepaid rent under the lease for our Wells Avenue facility.

     - All of our rights and obligations under:

      - the lease for our Wells Avenue facility;

      - the contract of sale for our Brenner Drive facility; and

      - certain communications-related service contracts for our Wells Avenue and Brenner Drive facilities.

  SECOND CLOSING

     Following shareholder approval, we will transfer the following assets to IVAX at a second closing:

     - All of our tangible assets and equipment located at our Wells Avenue and Brenner Drive facilities.

     - All information, data, documentation, schedules and procedures relating to manufacturing processes, process validation, process qualification, equipment validation, equipment qualification, equipment maintenance, equipment calibration, equipment installation, equipment control parameters, environmental controls, and equipment and process operating information, operating manuals and training materials relating to our tangible assets and equipment located at our Wells Avenue and Brenner Drive facilities.

     - The approvals, registrations, applications, licenses and permits for the following products (collectively, the "Products"):

      - Prednisolone Syrup;

      - Homatropine-Hydrocodone Syrup;

      - Guaifenesin-Codeine Liquid;

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

      - Guaifenesin-Pseudoephedrine-Codeine Liquid;

      - Guaifenesin-Hydrocodone Liquid;

      - Dextromethorphan-Guaifenesin-Pseudoephedrine Liquid;

      - Dextromethorphan-Guaifenesin Liquid;

      - Dextromethorphan-Guaifenesin-Pyrilamine Liquid; and

      - Pseudoephedrine-Dextromethorphan-Chlorpheniramine Liquid.

     - All documentation pertaining to the validation, approval, analysis, manufacture, marketing or distribution of the Products.

     - All formulae, formulations, specifications, technologies, inventions, assays, quality control and testing methods and procedures, manufacturing processes, know-how and trade secrets relating to the Products.

     - All information, data, documentation, schedules and procedures relating to manufacturing processes, process validation, process qualification, equipment validation, equipment qualification, equipment maintenance, equipment calibration, equipment installation, equipment control parameters, environmental controls, and equipment and process operating information, operating manuals and training materials relating to the Products.

ASSUMED LIABILITIES

     Except for the lease for our Wells Avenue facility, the contract of sale for our Brenner Drive facility and the communications-related service contracts noted above, IVAX will not assume any liabilities in connection with the transaction.

CLOSING DATES

     The first closing occurred on March 19, 2004. The second closing will take place within three business days following shareholder approval of the transaction.

CONSIDERATION

     IVAX will pay us a total of $2.5 million in cash, $2.0 million of which we received at the first closing. At the second closing, IVAX will pay us $500,000, less the amount of any losses incurred by IVAX prior to the second closing and arising out of or resulting from:

     - any breach of any representation or warranty made by us in the asset purchase agreement or in any related agreement or document;

     - our failure to perform any covenant or agreement in the asset purchase agreement or any related agreement;

     - any liabilities and obligations that IVAX has not assumed;

     - any environmental conditions caused by us at the Wells Avenue or Brenner Drive facilities existing on or before the first closing;

     - any challenge, suit, action or investigation relating to shareholder approval of the asset sale, this proxy statement or any of the transactions contemplated by the asset purchase agreement or any related agreement;

     - the business that we conducted at the Wells Avenue and Brenner Drive facilities; and

     - any fees or expenses that we owe to any brokers or financial advisors in connection with the transactions contemplated by the asset purchase agreement.

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

     As of the date of this proxy statement, we do not believe that we will have any obligation to indemnify IVAX for any of the above-described losses. This belief is based on our active negotiation of the representations and warranties in the asset purchase agreement and our related investigations to ascertain the accuracy of these representations and warranties. Future events are, however, difficult to foresee. Therefore, we can give no assurance that the $500,000 payment due to us at the second closing will not be reduced by any obligation that we may have to indemnify IVAX.

     We believe that the source of the cash that IVAX will use to pay the cash consideration will be from IVAX Corporation's working capital. While we cannot be certain that IVAX will have the necessary cash on hand to pay the amount due to us at the second closing, we believe that it is reasonable to assume that IVAX will have the cash on hand. Our belief is based upon the general business reputation of IVAX and its parent corporation, IVAX Corporation.

REPRESENTATIONS AND WARRANTIES

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In the asset purchase agreement, we make customary representations and warranties to IVAX, including with respect to the matters set forth below:

     - Subject to shareholder approval of the asset purchase agreement, there are no conflicts between the asset purchase agreement and our charter documents, our contracts or applicable law.

     - The manufacturing, labeling and packaging equipment located at the Wells Avenue and Brenner Drive facilities was, when last used by us, in working order, normal wear and tear excepted.

     - We have good and marketable title to the assets that we are selling to IVAX.

     - We own the rights to the intellectual property necessary to conduct of the business that we conducted at our Wells Avenue and Brenner Drive facilities. We are not infringing the intellectual property rights of any third party.

     - We have set forth on a schedule all of the computer systems that are necessary to conduct the business that we conducted at our Wells Avenue and Brenner Drive facilities.

     - We have set forth on a schedule all of the material contracts that relate to the business that we conducted at our Wells Avenue and Brenner Drive facilities and, except as noted in the asset purchase agreement, these contracts are in full force and effect, are assignable to IVAX and, to our knowledge, there are no outstanding or threatened disputes under these contracts.

     - Except as described in the asset purchase agreement, we are in compliance with all applicable laws.

     - Except as described in the asset purchase agreement, there are no legal proceedings related to the assets that we are transferring to IVAX.

     - We have delivered to IVAX copies of all documentation related to serious adverse event reports and periodic adverse event reports for the Products.

     - No party is entitled to a finder's fee, brokerage commission or similar payment as a result of the transactions contemplated by the asset purchase agreement.

     - Except as noted in the asset purchase agreement, we are in material compliance with all applicable environmental laws.

     - We have paid all taxes that have become due and payable. There are no liens for taxes due and payable on any of the assets that are being transferred to IVAX.

     - We have delivered to IVAX copies of our general liability and other forms of insurance under which our assets, properties and operations are insured.

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

     - We have delivered to IVAX true, correct and complete copies of the Wells Avenue facility lease, the Brenner Drive facility lease and the contract of sale for the Brenner Drive facility. To our knowledge, neither the Wells Avenue facility nor the Brenner Drive facility is in material violation of any applicable law.

  REPRESENTATIONS AND WARRANTIES OF IVAX

     In the asset purchase agreement, IVAX makes customary representations and warranties to us, including with respect to the matters set forth below:

     - There are no conflicts between the asset purchase agreement and IVAX's organizational documents, its contracts or applicable law.

     - No consents or approvals are necessary for IVAX's consummation of the transactions contemplated by the asset purchase agreement.

     - No party is entitled to a finder's fee, brokerage commission or similar payment as a result of the transactions contemplated by the asset purchase agreement.

COVENANTS

     In the asset purchase agreement, we and IVAX have agreed, among other things, that:

     - Each party will notify the FDA that we are no longer manufacturing and selling the Products.

     - Until the second closing, we will be responsible for any and all fees assessed with respect to the Products under the Prescription User Drug Fee Act.

     - Until the second closing, IVAX will notify us if it receives any complaints or inquiries concerning the Products.

     - Until the second closing, we will be responsible for all regulatory filings related to the Products. IVAX will be responsible for all regulatory filings related to the Products after the second closing.

     - We will investigate all quality complaints and adverse drug events for any Products that we sold.

     - After the second closing, we will notify IVAX if we receive any complaints or inquiries concerning the Products

     - We will continue to conduct stability testing on the Products that we manufactured through the expiration date of the last lot of product manufactured at the Wells Avenue or Brenner Drive facilities.

     - We will complete the Prednisolone Syrup annual reports for May 2002 through April 2003 within 30 days after the first closing.

     - No later than by May 31, 2004, we will complete all other annual reports for the Products required by the FDA which have been due since 12/1/2000 or cover the period ending April 2004 and until the second closing.

     - We will pay in a timely manner all taxes, other than sales taxes, resulting from the transactions contemplated by the asset purchase agreement.

     - Each party will take such action as may be reasonably requested by the other party to make effective the transactions contemplated by the asset purchase agreement and each related agreement.

     - For a period of one year following the second closing, we will not solicit any employees of IVAX.

     - Until our shareholders approve the sale of assets to IVAX, we will not:

      - file a registration statement under the Securities Act of 1933, other than an amendment to a Form S-8 that was filed before the first closing or pursuant to demand registration rights held by a third party on or prior to the first closing;

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

      - directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of ) any equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for securities that have voting rights;

      - issue more than 10.5 million of our authorized, reserved shares of common stock to any of our existing shareholders, option holders and warrant holders;

      - issue more than our currently authorized 80.0 million shares of common stock;

      - subdivide any outstanding shares of our common stock into a greater number of shares; or

      - redeem, call or cancel any of our debentures that were outstanding as of the first closing.

     - We will not authorize any third party to place a lien on any of the assets being transferred to IVAX.

     - We will maintain products liability and general liability insurance in amount not less than $5.0 million until the third anniversary of the second closing.

CONDITIONS TO SECOND CLOSING

     Each party's obligation to complete the sale of assets to IVAX at the second closing is subject to the prior satisfaction or waiver of certain conditions. In addition to customary closing conditions, the following conditions must be satisfied or waived before the second closing:

     - There will be no statute, regulation, order, decree or judgment of any governmental authority that makes illegal or enjoins or prevents the consummation of the transactions contemplated by the asset purchase agreement.

     - Each party will have performed in all material respects all obligations and covenants required to performed or complied with by such party under the asset purchase agreement.

     - We will have obtained shareholder approval of the sale in accordance with the New York Business Corporation Law and our charter documents.

     - There will be no liens on any asset to be transferred at the second closing.

     - The parties will have filed with the FDA all information necessary to transfer ownership of the abbreviated new drug applications for Prednisolone Syrup and Homatropine-Hydrocodone Syrup.

TERMINATION OF THE ASSET PURCHASE AGREEMENT

  TERMINATION

     The asset purchase agreement may be terminated at any time prior to the second closing, in any of the following ways:

     - By the mutual written consent of the parties.

     - By either party if a governmental authority takes any action to restrain, enjoin, or otherwise prohibit the transaction.

     - By IVAX if the second closing does not occur within ten business days following shareholder approval of the asset sale and we are then in breach of the asset purchase agreement.

     - By either party if, on January 1, 2005, our shareholders have considered and voted against the transaction.

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

  EFFECTS OF TERMINATION

     If the asset purchase agreement is terminated prior to the second closing, neither we nor IVAX will have any liability or obligation to one another except for agreements contained in the asset purchase agreement, including our obligation to pay to IVAX the refundable amount described below, and damages for any breach of the asset purchase agreement. The transfer of assets consummated at the first closing will be unaffected by any termination of the asset purchase agreement.

  REFUNDABLE AMOUNT

     If the asset purchase agreement is terminated prior to the second closing, we will refund to IVAX the $2.0 million payment that we received at the first closing.

INDEMNIFICATION

  INDEMNIFICATION

     Under the asset purchase agreement, we are obligated to indemnify and hold harmless IVAX from and against all losses that IVAX incurs arising out of or resulting from:

     - any breach of any representation or warranty made by us in the asset purchase agreement or in any related agreement or document;

     - our failure to perform any covenant or agreement in the asset purchase agreement or any related agreement;

     - the liabilities and obligations that IVAX has not assumed;

     - any environmental conditions at the Wells Avenue or Brenner Drive facilities existing on or before the first closing;

     - any challenge, suit, action or investigation relating to shareholder approval of the asset sale, this proxy statement or any of the transactions contemplated by the asset purchase agreement or any related agreement;

     - the business that we conducted at the Wells Avenue and Brenner Drive facilities; and

     - any fees or expenses that we owe to any brokers or financial advisors in connection with the transactions contemplated by the asset purchase agreement.

     The asset purchase agreement provides that IVAX will indemnify and hold us harmless from and against all losses that we incur arising out of or resulting from:

     - any breach of any representation or warranty made by IVAX in the asset purchase agreement or in any related agreement or document;

     - the liabilities and obligations assumed by IVAX; or

     - any Products sold by IVAX.

  LIMITS ON INDEMNIFICATION

     Except for losses related to taxes, title to the transferred assets and environmental matters, for which there is no limitation on indemnification, we will not be obligated to indemnify IVAX for any losses in excess of $2.5 million.

EXPENSES

     Each party to the asset purchase agreement will bear its own expenses incurred in connection with the transaction. Our expenses include the costs of preparing, filing with the SEC, printing and mailing this proxy statement.

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ADDITIONAL AGREEMENTS RELATED TO THE ASSET PURCHASE AGREEMENT

     Concurrently with the execution of the asset purchase agreement, certain of our security holders entered into a voting agreement with us and IVAX. These security holders granted to IVAX an irrevocable proxy to vote their securities in favor of the transaction. In addition, pursuant to a use and license agreement, we granted to IVAX the right to use, from the date of the first closing, the assets that will be transferred at the second closing.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
            PROPOSED SALE OF SUBSTANTIALLY ALL OF THE ASSETS USED IN
                 THE OPERATION OF CONGERS, NEW YORK FACILITIES.

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

          CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

     Certain information contained in this Proxy Statement that does not relate to historical information may be deemed to constitute forward-looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Proxy Statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and the effects of the asset sale. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Among the factors that could cause actual results in the future to differ materially from any opinions or statements expressed with respect to future periods are those described under the caption "Proposal 4, Sale of the Assets Used in the Company's Finished Dosage Product Operations Located in Congers, New York -- Special Considerations Shareholders Should Take into Account in Deciding How to Vote on the Proposal to Sell the Assets Used in the Operation of the Congers Facilities." The Company undertakes no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data for Halsey Drug Co., Inc. as of the dates and for the periods indicated. The consolidated balance sheet data and the consolidated operations data for fiscal years 1999 through 2003 have been derived from the Company's audited consolidated financial statements included in the Company's filings on Form 10-K for each of the respective periods. The consolidated balance sheet data as of March 31, 2004 and the consolidated operations data for the three months ended March 31, 2004 have been derived from the Company's unaudited consolidated financial statements included in the Company's Form 10-Q for the quarter ended March 31, 2004.

                                                                                         THREE MONTHS
                                                YEARS ENDED DECEMBER 31,                    ENDED
                                  ----------------------------------------------------    MARCH 31,
                                    1999       2000       2001       2002       2003         2004
                                  --------   --------   --------   --------   --------   ------------
                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Revenue.......................  $ 11,420   $ 20,223   $ 16,929   $  8,205   $  5,750     $    628
  Operating loss................   (15,685)    (6,602)    (5,939)   (12,937)   (17,244)      (2,084)
  Net (loss) income.............   (20,063)   (11,654)   (12,563)   (59,589)   (48,455)         680
  Amortization of deferred debt
    discount and private
    offering costs..............    (1,825)    (2,448)    (2,591)   (12,558)   (24,771)     (10,843)
  Net (loss) income available to
    common shareholders.........   (20,063)   (11,654)   (12,563)   (59,589)   (48,455)         680
  Net (loss) income per share
    available to common
    shareholders................     (1.40)      (.80)      (.84)     (3.90)     (2.28)          --
  Weighted average shares
    outstanding.................    14,326     14,503     15,021     15,262     21,227       21,602
BALANCE SHEET DATA:
  Working capital (deficit).....  $     97   $ (2,561)  $ (8,276)  $  5,933   $ (3,770)    $ (1,698)
  Total assets..................     7,217      8,143      3,776     12,500      2,122       11,578
  Long-term liabilities.........    42,471     57,854     64,453     25,065     52,797       41,159
  Shareholders' equity
    (deficit)...................   (42,374)   (53,349)   (65,436)   (12,268)   (52,067)     (38,759)

---------------

Financial results include the following unusual items:

(1) December 31, 2003 results include a charge against earnings totaling $3,619,000 resulting from an impairment of assets related to the write down on inventories ($1,619,000) and property, plant and equipment ($1,926,000) in conjunction with (1) the Company's restructuring.

(2) March 31, 2004 results include gain on sale of assets totaling $1,754,000 and gain on restructuring of debt of $12,401,000.

     Unaudited pro forma financial information has not been provided as the sale of substantially all of the assets used in the operation of the Congers facilities and the assignment of certain related liabilities will be accounted for as a disposition of assets and the Company's financial statements for the year ended December 31, 2003 reflect the write down of such assets to their estimated net realizable value of approximately $2.0 million.

                                   PROPOSAL 5

               AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN

     On August 26, 2003, the Board of Directors of the Company amended the Company's 1998 Stock Option Plan (the "1998 Plan"), to (a) increase the number of shares available for grant of options under the 1998 Plan from 8,100,000 shares to 12,000,000 shares, (b) permit the grant of non-qualified stock options having an exercise price per share which is less than the fair market value of the Company's Common Stock, and (c) set a limit of 5,500,000 option awards that may be granted to one individual in any calendar year. On May 5, 2004 the Board of Directors of the Company further amended the 1998 Plan to (i) further increase the number of shares available for grant of options under the 1998 Plan from 12,000,000 to 20,000,000 shares, and (ii) increase the limit on option awards that may be granted to one individual in any calendar year to 8,750,000 shares. A copy of the 1998 Plan, as amended, is set forth in Appendix F to this Proxy Statement. The amendment to the 1998 Plan will not become effective unless it is approved by the holders of record of a majority of the Company's voting securities. The 1998 Plan allows for the grant of stock options to employees, officers, and consultants of the Company. Approximately 23 employees, officers and directors were eligible to participate in the 1998 Plan as of June 1, 2004. Except for the amendments adopted by the Board on August 26, 2003 and May 5, 2004 as described above, the 1998 Plan remains unchanged.

     The 1998 Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the "Options"). The granting of Options will serve as partial consideration for and give key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company's success.

     The Company currently maintains a 1995 Stock Option Plan. See "Compensation of Executive Officers and Directors -- Stock Option Plans." As of June 1, 2004, options to purchase an aggregate of 838,388 shares have been granted under the Company's 1995 Stock Option Plan, of which Options for 140,460 shares had been exercised. As of June 1, 2004, 111,612 shares remained available for issuance under the 1995 Stock Option Plan.

     The Board of Directors believes that it would be in the best interests of the Company for the shareholders to ratify the amendment to the 1998 Plan to (a) increase the number of shares available for the grant of Options under the 1998 Plan from 8,100,000 to 20,000,000 shares, (b) permit the grant of non-qualified stock options having an exercise price per share which is less than the fair market value of the Company's Common Stock, and (c) set a limit of 8,750,000 option awards that may be granted to one individual in any calendar year. The Board of Directors believes that it is in the best interests of the Company to assure that a sufficient reserve of Common Stock is available to continue to implement a comprehensive equity incentive program for the Company. This will provide a meaningful opportunity for the Company's officers, employees and non-employee Board members and other such parties to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the Company's shareholders. In addition, the grant of stock options can be made without the expenditure of the Company's cash or other liquid resources, which are being preserved for the development of the Company's opioid API Technologies and ADF Technology.

     On March 9, 2004 and March 30, 2004, the Stock Option Committee of the Board of Directors approved the commitment to issue stock options exercisable for an aggregate of 13,175,145 shares of Common Stock. The grant of such stock options is contingent on the receipt of shareholder approval to amend the 1998 Plan as provided in this Proposal 5 (the "Contingent Options"). Upon grant, all of the Contingent Options will have an exercise price of $0.13 per share, which exercise price is less than the fair market value of the Company's Common Stock on the date of the Stock Option Committee's commitment to issue such options. In the event shareholders do not approve this Proposal 5 and Proposal 2, the Contingent Options will not be granted. As of June 1, 2004, options to purchase an aggregate of 2,691,342 shares of Common Stock have been granted under the 1998 Plan, of which 22,000 shares had been exercised. Assuming the receipt of shareholder approval of the amendment to the 1998 Plan, and after giving effect to the grant of the Contingent Options following such approval, 4,133,513 shares will remain available for the grant of Options under the 1998 Plan.

     In addition to the increase in the number of shares available for the grant of Options under the 1998 Plan, the 1998 Plan has been amended to permit the grant of non-qualified stock options at an exercise price per share which is less than the fair market value of the Company's Common Stock on the date of grant. Prior to the Board's amendment, the 1998 Plan provided that an Option must have an exercise price no less than the fair market value of the Company's Common Stock on the date of grant. In adopting the amendment to the 1998 Plan, the Board determined that the additional flexibility afforded by the ability to grant Options at less than fair market value would assist the Company in attracting and retaining key employees, which will enhance long-term shareholder value. Additionally, the grant of non-qualified stock options to employees at a discount to fair market value would serve, in part, to offset the substantial dilution to previously granted employee options as a result of the completion of the Company's offering of its 2002 Debentures and 2004 Debentures. As described below under the caption "2003 and 2004 Stock Option Commitments", the Stock Option Committee has approved the commitment to issue the Contingent Options be exercisable for an aggregate of 13,175,145 shares. Upon grant, all of the Contingent Options will have an exercise price less than the fair market value of the Company's Common Stock on the date of the Stock Option Committee's commitment to issue such options.

     Except for grant of the Contingent Options described above and under the caption "2003 and 2004 Stock Option Commitments" below, the Board of Directors does not contemplate granting non-qualified stock options in the future having an exercise price less than fair market value. Any such discounted Options granted in the future would be of considerably smaller magnitude and be made on an isolated basis.

     In addition to the increase in the number of shares available under the 1998 Plan and the discretion to grant non-qualified stock options having an exercise prior less than the fair market value of the Company's Common Stock, the Board amended the 1998 Plan to set a limit of 8,750,000 Option awards that may be made to an individual in any calendar year. Prior to the Board's amendment, the 1998 Plan contained no limit on the number of Options that the Board or Stock Option Committee may grant to any employee in any year or during the term of the 1998 Plan. The annual option limit of 8,750,000 Options to any individual under the 1998 Plan is included to qualify the 1998 Plan under
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code precludes a public company from taking a deduction for annual compensation in excess of $1,000,000 paid to its Chief Executive Officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Internal Revenue Code as "performance-based" is specifically exempted from the deduction limit. Based on Section 162(m) and the regulations promulgated under such section, the Company's ability to deduct compensation expense generated in connection with the exercise of stock options should not be limited for stock options granted at fair market value, provided the 1998 Plan contains the annual limit proposed in this Proposal 5. The inclusion in the 1998 Plan of the limit of 8,750,000 Options to an individual within any calendar year will be used by the Company to determine whether the compensation realized by an individual would be included in the amount in determining whether an executive's annual compensation exceeds the $1,000,000 deductibility limitation under Section 162(m) of the Internal Revenue Code. The exercise of Options having a fair market value exercise price which have been granted within the limitations provided in the amended 1998 Plan are not counted toward the deductibility limitation. The annual limit provided in the amended 1998 Plan of 8,750,000 Options is arbitrary and the number is not specified in the Internal Revenue Code. The Board of Directors believes, however, that the amount provides sufficient flexibility to address the Company's compensation objectives while allowing the Company to take advantage of the tax benefits of compensation paid to an executive.

     The following discussion of the principal features and effects of the 1998 Plan, as amended, is qualified in its entirety by reference to the text of the 1998 Plan, as amended, set forth in Appendix F attached hereto.

ADMINISTRATION

     The 1998 Plan has been administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"), consisting of not less than two members of the Board of Directors of the Company appointed by the Board. Each member of the Stock Option Committee was a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Stock Option Committee selected the employees, directors and consultants that were granted Options under the 1998 Plan and, subject to the provisions of the 1998 Plan, determined the terms and conditions and number of shares subject to each Option. During 2003, the Stock Option Committee was comprised of Messrs. Skelly, Sumner, and Smith. Effective as of the date of the Meeting, the Stock Option Committee will be dissolved and the Board of Directors shall administer the 1998 Plan and perform the functions previously conducted by the Stock Option Committee.

SHARES SUBJECT TO THE 1998 PLAN

     The 1998 Plan authorizes the granting of either incentive stock options or non-qualified stock options to purchase in the aggregate up to 8,100,000 shares of the Company's Common Stock. The amendments to the 1998 Plan approved by the Board on August 26, 2003 and May 5, 2004, subject to shareholder approval as provided in this Proposal 5, will increase the number of shares available for grant of Options under the 1998 Plan to 20,000,000 shares. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Company's Common Stock. Shares of the Company's Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 1998 Plan will be restored to the number of shares available for issuance under the 1998 Plan. Assuming the receipt of shareholder approval of this Proposal 5 and Proposal 2, after giving effect to the grant of the Contingent Options following receipt of shareholder approval of the amended 1998 Plan, 4,133,513 shares of common stock will remain available for the grant of Options under the 1998 Plan.

ELIGIBILITY

     Any employee of the Company or any subsidiary of the Company shall be eligible to receive incentive stock options and non-qualified stock options under the 1998 Plan. Non-qualified stock options may be granted to employees as well as non-employee directors and consultants of the Company under the 1998 Plan as determined by the Board or the Stock Option Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (i) specify whether the Option is an incentive stock option or a non-qualified stock option and (ii) incorporate such other terms and conditions as the Board of Directors or the Stock Option Committee acting in its absolute discretion deems consistent with the terms of the 1998 Plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate fair market value of the Common Stock of the Company underlying a grant of incentive stock options (determined as of the date such an incentive stock option is granted), which first become exercisable in any calendar year, exceeds $100,000, such Options shall be treated as non-qualified stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

     The amendment to the 1998 Plan approved by the Board on August 26, 2003, subject to shareholder approval as provided in this Proposal 5, will set a limit of 8,750,000 shares that may be subject to an Option award that may be made to an individual in any calendar year.

EXERCISE PRICE OF OPTIONS

     Upon the grant of an Option to an employee, director or consultant of the Company, the Stock Option Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option price for incentive stock options shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary. Under the terms of the 1998 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. The Option price for non-qualified stock options granted under the 1998 Plan may not be less than the fair market value of the Company's Common Stock. The amendment to the 1998 Plan approved by the Board on August 26, 2003, subject to shareholder approval as provided in this Proposal 5, permits the Stock Option Committee to grant non-qualified stock options at a per share price less than the fair market value of the Company's Common Stock on the date of grant. "Fair market value" is determined by the Stock Option Committee based on the average of the closing bid and asked price of the Common Stock on the OTC Bulletin Board. On June 1, 2004, the average of the closing bid and asked price of the Company's Common Stock, as reported by the OTC Bulletin Board, was approximately $0.49.

TERMS

     All Options available to be granted under the 1998 Plan must be granted by April 16, 2008. The Stock Option Committee will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date of grant. No incentive stock option granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

     The Options granted pursuant to the 1998 Plan shall not be transferable except (i) by will or the laws of descent and distribution and (ii) non-qualified options may be transferred in limited circumstances to immediate family members and family limited partnerships, with the consent of the Stock Option Committee.

EXERCISE OF OPTIONS

     Options granted to employees, directors or consultants under the 1998 Plan may be exercised during the optionee's lifetime only by the optionee during his employment or service with the Company or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such Option shall by its terms expire sooner, such Option shall not be extended as a result of the optionee's death.

     The consideration to be paid to the Company upon exercise of an Option may consist of any combination of cash, checks, promissory notes, shares of Common Stock, and/or any other forms of consideration permitted under New York law and approved by the Stock Option Committee and/or the Board of Directors. With the exception of the consideration received by the Company upon the exercise of Options granted under the 1998 Plan, no consideration is received by the Company for the granting or extension of any Options.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Certain Options granted under the 1998 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and the Company of incentive stock options granted under the 1998 Plan.

     An employee to whom an incentive stock option is granted pursuant to the 1998 Plan will not recognize any compensation income at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option price will be included as a positive adjustment in the calculation of the optionee's alternative minimum taxable income in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of alternative minimum tax income below certain amounts) of the individual's alternative minimum tax income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. If the optionee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year maximum tax liability in the first future year he has regular tax liability.

     In general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the incentive stock option will have any tax consequences to the Company. However, the Company will generally be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by an optionee, including as a result of a disqualifying disposition of the Common Stock acquired under the incentive stock option (discussed in the following paragraph), at the same time that the optionee recognizes ordinary income compensation.

     In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the "incentive stock option holding period requirements"). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     The non-qualified stock options which may be granted under the 1998 Plan are not intended to qualify as incentive stock options within the meaning of
Section 422 of the Code. Set forth below is a discussion of all relevant Federal income tax consequences to participants and the Company of non-qualified stock options granted under the 1998 Plan.

     An individual to whom a non-qualified stock option is granted pursuant to the 1998 Plan will generally not recognize any compensation income, and the Company will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and the Company will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

     The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

     On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

     Section 162(m) of the Internal Revenue Code generally disallows a public corporation's tax deduction for compensation to its Chief Executive Officer or any of its four other most highly compensated officers in excess of $1,000,000 within a year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company's 1998 Plan has been amended by the Board of Directors and, subject to your approval of this Proposal 5, will set a limit of 8,750,000. Options that may be granted to an individual in any calendar year. If the amended 1998 Plan is adopted by the Company's shareholders, stock options granted to the Company's Chief Executive Officer and next four highest compensated officers having an exercise price at least equal to fair market value will be deemed "performance based" as provided in Section 162(m) of the Internal Revenue Code and not subject to the $1,000,000 deductibility cap. With respect to a stock options granted to the Company's Chief Executive Officer and next four highest compensated officers having an exercise price less than the fair market value of the Company's Common Stock at the date of grant, the compensation expense resulting from the exercise of any such stock options will not qualify as a "performance based" compensation under the requirements of
Section 162(m) of the Internal Revenue Code and will be subject to the $1,000,000 deductibility cap.

PREVIOUSLY GRANTED OPTIONS

     As of December 31, 2002, the Company had granted options to purchase an aggregate of 3,193,617 shares of Common Stock under the 1998 Plan at a weighted average exercise price of $1.97 per share. Of such options, 2,410,034 shares and 783,583 shares were vested and unvested, respectively, and 22,000 Options granted under the 1998 Plan had been exercised. The following table sets forth information concerning option grants made during fiscal 2002 with respect to (i) each executive officer; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each person who has received or is to receive 5% of such Options or rights; and (vi) all employees, including all current officers who are not executive officers, as a group:

                                                        OPTIONS GRANTED     WEIGHTED AVERAGE
                                                       DURING FISCAL 2002    EXERCISE PRICE
                                                       ------------------   ----------------
Michael K. Reicher, Chief Executive Officer(1).......            --              $  --
Vijai Kumar, Chief Operations Officer................       400,000               1.15
Peter Clemens, Chief Financial Officer...............            --                 --
James Emigh, Vice President -- Sales and Marketing...            --                 --
Carol Whitney, Vice President -- Administration(2)...            --                 --
Robert Seiser, Corporate Controller..................            --                 --
William Skelly, Director.............................        10,000               2.08
William A. Sumner, Director..........................        10,000               2.08
Bruce F. Wesson, Director(3).........................            --                 --
Jerry Karabelas, Director(4).........................            --                 --
Immanuel Thangaraj, Director(4)......................            --                 --
All current executive officers as a group (6
  persons)...........................................       400,000               1.15
All current directors who are not executive officers
  as a Group (8 persons).............................        20,000               2.08
All employees, including current officers who are not
  Executive officers as a group (114)................            --                 --

     As of December 31, 2002 the average of the closing bid and ask price of the Common Stock was $0.96 per share.
---------------

(1) Mr. Reicher's services as Chief Executive Officer ceased effective June 16, 2003.

(2) Ms. Whitney's services as Vice President -- Administration ceased effective March 26, 2004.

(3) Stock options issuable to Mr. Wesson in 2002 to purchase 10,000 shares of the Company's Common Stock were issued to Galen Partners III, L.P.

(4) Messrs. Karabelas and Thangaraj were appointed as Directors effective December 20, 2002 and received no option grants in 2002.

2003 AND 2004 STOCK OPTION COMMITMENTS

     Subject to shareholder approval of Proposal 2 to amend the Company's Charter to increase its authorized shares, and this Proposal 5, (i) effective August 26, 2003, the Stock Options Committee of the Board of Directors approved the commitment to issue stock options exercisable for an aggregate of 5,500,000 shares of Common Stock, (ii) effective March 9, 2004 the Stock Option Committee of the Board of Directors approved the commitment to issue Stock Options exercisable for an aggregate of 1,495,142 shares of Common Stock, and (iii) effective May 5, 2004, the Stock Option Committee of the Board of Directors approved a change in the commitment adopted August 26, 2003 to increase the Stock Options subject to such commitment from 5,500,000 shares to 8,750,000 (collectively, the "Contingent Options"). Upon grant, the Contingent Options will provide for an exercise price of $0.13 per share. Prior to the receipt of shareholder approval to the amendment to the 1998 Plan as provided in this Proposal 5, the 1998 Plan did not provide for the grant of stock options at less than the trading price of the Company's Common Stock on the date of grant. As such the grant of the Contingent Options is subject to the receipt of shareholder approval to amend the 1998 Plan as provided in this Proposal 5. In the event shareholders do not approve this Proposal 5, the Contingent Options will be not be granted.

     The following table sets forth information concerning the Contingent Options with respect to (i) each executive officer; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each person who has received or is to receive 5% of such options or rights; and (vi) all employees, including all current officers who are not executive officers, as a group. Except for the Contingent Options, there have been no commitments for or grants of Stock Options in 2003 or year-to-date 2004.

                                                           CONTINGENT   WEIGHTED AVERAGE
                                                            OPTIONS      EXERCISE PRICE
                                                           ----------   ----------------
Andrew D. Reddick, Chief Executive Officer and
  President..............................................   8,750,000         $.13
Ron J. Spivey, Sr. VP & Chief Scientific Officer.........   3,000,000          .13
Vijai Kumar, Chief Operations Officer....................          --           --
Peter Clemens, Sr. VP & Chief Financial Officer..........     375,000          .13
James Emigh, VP -- Marketing & Administration............     249,000          .13
Robert Seiser, VP & Controller & Treasurer...............     249,000          .13
William Skelly, Director.................................          --           --
William A. Sumner, Director..............................          --           --
Bruce F. Wesson, Director................................          --           --
Jerry Karabelas, Director................................          --           --
Immanuel Thangaraj, Director.............................          --           --
All current executive officers as a group (6 persons)....  12,623,000          .13
All current directors who are not executive officers as a
  group (8 persons)......................................          --           --
All employees, including current officers who are not
  Executive officers as a group (12 persons).............     552,145          .13

     As of June 1, 2004, the average of the closing bid and ask price of the Company's Common Stock was $0.49 per share.

AMENDMENTS AND DISCONTINUANCE OF THE 1998 PLAN

     The 1998 Plan can be amended, suspended or terminated at any time by action of the Company's Board of Directors, except that no amendment to the 1998 Plan can be made without prior shareholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 1998 Plan, (ii) any change in the class of eligible participants for Options under the 1998 Plan, (iii) any material increase in the benefits accruing to participants under the 1998 Plan, or (iv) shareholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Company's voting securities is required for the approval of the amendment to the 1998 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendment to the 1998 Plan.

                                   PROPOSAL 6

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by the Company's Board of Directors of Grant Thornton LLP as independent certified public accountants for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2004. The Board of Directors of the Company selected and approved the accounting firm of Grant Thornton LLP as independent certified public accountants to audit and report upon the Company's financial statements for the fiscal years ended December 31, 1984 through and including 2003. Grant Thornton LLP has no direct or indirect financial interest in the Company.

     Representatives of Grant Thornton LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

AUDIT FEES

     The aggregate fees billed for professional services rendered by the Company's principal accountant for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2002 and December 31, 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal years, were$176,000 and $150,623, respectively, all of which were attributable to Grant Thornton LLP.

AUDIT-RELATED FEES

     The aggregate fees billed for professional services rendered by the Company's principal accountant and which are reasonably related to the performance of the audit or review of the Company's financial statements and which are not reported above under the caption "Audit Fees" for each of the fiscal years ended December 31, 2002 and December 31, 2003, were $14,180 and $36,620, respectively, all of which were attributable to Grant Thornton LLP. These fees relate to services provided in connection with the audit of the Company's 401(k) and profit sharing plan.

TAX FEES

     The aggregate fees bills for professional services rendered by the Company's principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2002 and December 31, 2003 were $54,000 and $51,236,respectively, all of which were attributable to Grant Thornton LLP. These services related to the preparation of various state and Federal tax returns.

ALL OTHER FEES

     There were no fees billed for professional services rendered by the Company's principal accountant for products and services provided, other than those described above under the captions "Audit Fees", "Audit-Related Fees" and "Tax Fees", for the fiscal years ended December 31, 2002 and December 31, 2003.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

     Consistent with policies of the Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by Grant Thornton LLP in fiscal year 2003 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company (the "Audit Committee") was composed of four directors during 2003 and operates under a written charter adopted by the Board of Directors. The written charter is attached to this Proxy Statement as Appendix A. Management is responsible for the Company's internal control and financial reporting process. The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with Management and the Company's independent public accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the Company's independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by Statement of Auditing Standards Numbers 90 and 61 (communication with Audit Committees). The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (independent discussions with Audit Committee), and the Audit Committee discussed with the independent public accountants that firm's independence. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditor's independence.

     Based upon the Audit Committee's discussions with Management and the independent public accountants and the Audit Committee's review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

     The foregoing has been approved by all members of the Audit Committee.

                                          William A. Sumner (Chairman)
                                          Bruce F. Wesson
                                          Immanuel Thangaraj
                                          Alan Smith

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of June 1, 2004, for individuals or entities in the following categories: (i) each of the Company's Directors and nominees for Directors; (ii) the Chief Executive Officer and the next four highest paid executive officers of the Company whose total annual compensation for 2003 exceeded $100,000 (the "named executive officers"); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

                                             AMOUNT AND PERCENTAGE BENEFICIALLY         AMOUNT AND PERCENT BENEFICIALLY
                                              OWNED IF SHAREHOLDER APPROVAL OF         OWNED IF SHAREHOLDER APPROVAL OF
                                                 PROPOSAL 2 IS NOT OBTAINED                 PROPOSAL 2 IS OBTAINED
                                           --------------------------------------   ---------------------------------------
                                                SHARES OF COMMON STOCK ON AN             SHARES OF COMMON STOCK ON AN
                                            AS-CONVERTED AND AS-EXERCISED BASIS       AS-CONVERTED AND AS-EXERCISED BASIS
                                           --------------------------------------   ---------------------------------------
                                             AMOUNT       PERCENT OF   PERCENT OF     AMOUNT        PERCENT OF   PERCENT OF
NAME OF BENEFICIAL OWNER                    OWNED(1)       CLASS(2)     CLASS(3)     OWNED(1)        CLASS(2)     CLASS(3)
------------------------                   ----------     ----------   ----------   -----------     ----------   ----------
Galen Partners III, L.P.(4)..............  37,038,114(5)     63.1%        56.3%     154,488,449(21)    87.7%        43.8%
  610 Fifth Avenue, 5th Floor
  New York, New York 10020
Galen Partners International III,
  L.P.(4)................................   3,796,736(6)     15.0%         5.8%      15,003,121(22)    41.0%         4.3%
  610 Fifth Avenue, 5th Floor
  New York, New York 10020
Oracle Strategic Partners, L.P.(4).......  13,515,299(7)     38.5%        20.6%      24,034,693(23)    52.7%         6.8%
  712 Fifth Ave, 45th Floor
  New York, New York 10019
Care Capital Investments II, LP(4).......      30,914           *            *       47,454,708(24)    68.7%        13.5%
  c/o Care Capital, L.L.C.
  Princeton Overlook One
  100 Overlook Center, Suite 102
  Princeton, New Jersey 08540
Essex Woodlands Health Ventures V,
  L.P.(4)................................      41,115           *            *       55,680,695(25)    72.0%        15.8%
  c/o Essex Woodlands Health
  Ventures V, L.L.C.
  190 South LaSalle Street, Suite 2800,
  Chicago, Illinois 60603
Watson Pharmaceuticals, Inc. ............  10,700,665(8)     33.1%        16.3%      10,700,665(8)     33.1%         3.0%
  311 Bonnie Circle
  Corona, California 92880
Dennis Adams.............................   2,578,246(9)     10.7%         3.9%       4,975,100(26)    18.7%         1.4%
  c/o Delaware Investment Advisors
  One Commerce Square
  Philadelphia, Pennsylvania 19103
Hemant K. Shah and Varsha H. Shah........   1,885,627(10)     8.0%         2.9%       2,897,607(27)    11.8%           *
  29 Christy Drive
  Warren, New Jersey 07059
Bernard Selz.............................     974,552(11)     4.3%         1.5%       2,564,043(28)    10.6%           *
  c/o Furman Selz
  230 Park Avenue
  New York, New York 10069
Michael and Susan Weisbrot...............   1,627,734(12)     7.0%         2.5%       3,652,925(29)    14.5%         1.0%
  1136 Rock Creek Road
  Gladwyne, Pennsylvania 19035
Andrew D. Reddick........................          --          --           --               --          --           --
Michael K. Reicher.......................   1,142,426(13)     5.0%         1.7        1,226,585(30)     5.4%           *
William Skelly...........................     211,000(14)     1.0%           *          211,000(14)     1.0%           *
Bruce F. Wesson..........................          --           *            *               --           *            *

                                             AMOUNT AND PERCENTAGE BENEFICIALLY         AMOUNT AND PERCENT BENEFICIALLY
                                              OWNED IF SHAREHOLDER APPROVAL OF         OWNED IF SHAREHOLDER APPROVAL OF
                                                 PROPOSAL 2 IS NOT OBTAINED                 PROPOSAL 2 IS OBTAINED
                                           --------------------------------------   ---------------------------------------
                                                SHARES OF COMMON STOCK ON AN             SHARES OF COMMON STOCK ON AN
                                            AS-CONVERTED AND AS-EXERCISED BASIS       AS-CONVERTED AND AS-EXERCISED BASIS
                                           --------------------------------------   ---------------------------------------
                                             AMOUNT       PERCENT OF   PERCENT OF     AMOUNT        PERCENT OF   PERCENT OF
NAME OF BENEFICIAL OWNER                    OWNED(1)       CLASS(2)     CLASS(3)     OWNED(1)        CLASS(2)     CLASS(3)
------------------------                   ----------     ----------   ----------   -----------     ----------   ----------
Srini Conjeevaram........................          --           *            *               --           *            *
William A. Sumner........................      50,000(15)       *            *           50,000(15)       *            *
Zubeen Shroff............................          --           *            *               --           *            *
Peter A. Clemens.........................     774,843(16)     3.5%         1.2%         900,170(31)     4.0%           *
Jerry Karabelas..........................          --           *            *               --           *            *
Immanuel Thangaraj.......................          --           *            *               --           *            *
Alan Smith...............................      83,468(17)       *            *          105.288(32)       *            *
Vijai Kumar..............................     100,000(18)       *            *          100,000(18)       *            *
James Emigh..............................     173,500(19)       *            *          173,500(19)       *            *
All Directors and Officers as a Group (14
  persons)...............................   1,521,311(20)     6.6%         2.3%       1,668,458(33)     7.2%           *

---------------

  * Represents less than 1% of the outstanding shares of the Company's Common Stock.

 (1) The information with respect to Hemant K. Shah and Varsha H. Shah, Dennis Adams, Bernard Selz and Michael and Susan Weisbrot and Watson Pharmaceuticals, is based upon filings with the Commission and/or information provided to the Company.

 (2) Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of June 1, 2004 into the Company's common stock, and (ii) no other Company securityholder converts any of its convertible securities.

 (3) Shows percentage ownership assuming such party and all other securityholders of the Company convert all of their convertible securities into the Company's common stock.

 (4) The following natural persons exercise voting, investment and dispositive rights over the Company's securities held of record by such entities:

         (i) Galen Partners III, L.P. and Galen Partners International III,
             L.P. -- William R. Grant, Bruce F. Wesson, L. John Wilkerson, Srini Conjeevaram, David W. Jahns and Zubeen Shroff;

         (ii) Care Capital Investments II, LP -- Jan Leschly, Argeris Karabelas and David Ramsay;

         (iii) Essex Woodlands Health Ventures V, L.P. -- Immanuel Thangaraj;
               and

         (iv) Oracle Strategic Partners, L.P. -- Larry N. Feinberg.

 (5) Includes (i) 22,195,668 shares issuable upon conversion of 1998 Debentures and 1999 Debentures, (ii) 5,068,748 shares issuable upon exercise of 1998 Warrants and 1999 Warrants, (iii) 4,932,231 shares issuable upon exercise of common stock purchase warrants issued in connection with the 1998/1999 and 2001/2002 Galen Bridge Loans, (iv) 4,276,062 shares issuable upon conversion of Debentures issued in lieu of quarterly cash interest payments, and (v) 150,000 shares subject to currently exercisable stock options.

 (6) Includes (i) 2,356,348 shares issuable upon conversion of 1998 Debentures and 1999 Debentures, (ii) 537,358 shares issuable upon exercise of 1998 Warrants and 1999 Warrants, (iii) 447,876 shares issuable upon exercise of common stock purchase warrants issued in connection with the 1998/1999 and 2001/2002 Galen Bridge Loans, and (iv) 455,154 shares issuable upon conversion of Debentures issued in lieu of quarterly cash interest payments.

 (7) Includes (i) 8,533,847 shares issuable upon conversion of the 1999 Debentures, and (ii) 1,301,991 shares issuable upon conversion of Debentures issued in lieu of quarterly cash interest payments, and (iii) 30,000 shares subject to currently exercisable stock options.

 (8) Includes 10,700,665 shares issuable upon exercise of the Watson Warrant.

 (9) Includes 1,553,641 shares issuable upon conversion of 1998 Debentures and 1999 Debentures.

(10) Includes 1,053,627 shares issuable upon conversion of 1998 Debentures and 1999 Debentures.

(11) Includes 614,309 shares issuable upon conversion of 1998 Debentures and 1999 Debentures.

(12) Includes 814,415 shares issuable upon conversion of 1998 Debentures and 1999 Debentures.

(13) Includes (i) 62,590 shares issuable upon conversion of 1998 Debentures,
     (ii) 14,666 shares issuable upon conversion of Debentures issued in lieu of quarterly interest payments and (iii) 1,065,170 shares subject to currently exercisable stock options.

(14) Includes 200,000 shares subject to currently exercisable stock options.

(15) Includes 50,000 shares subject to currently exercisable stock options.

(16) Includes (i) 110,908 shares issuable upon conversion of 1998 Debentures,
     (ii) 17,885 shares issuable upon conversion of Debentures issued in lieu of quarterly interest payments, and (iii) 600,000 shares subject to currently exercisable stock options.

(17) Includes (i) 50,000 shares subject to currently exercisable common stock purchase options, and (ii) 22,490 shares issuable upon conversion of 1998 Debentures.

(18) Includes 100,000 shares subject to currently exercisable stock options.

(19) Includes 128,500 shares subject to currently exercisable stock options.

(20) Includes 1,408,283 shares which Directors and executive officers have the right to acquire within the next 60 days through the conversion of Debentures and the exercise of outstanding stock options.

(21) Includes (i) 30,717,349 shares issuable upon conversion of Series A Preferred shares, (ii) 5,982,791 shares issuable upon conversion of Series B Preferred shares, (iii) 42,462,365 shares issuable upon conversion of Series C-1 Preferred shares, (iv) 12,506,978 shares issuable upon conversion of Series C-2 Preferred shares, (v) 42,777,671 shares issuable upon conversion of Series C-3 Preferred shares, (vi) 19,476,890 shares issuable upon conversion of outstanding common stock purchase warrants, and
     (vii) 150,000 shares subject to currently exercisable stock options.

(22) Includes (i) 2,780,321 shares issuable upon conversion of Series A Preferred shares, (ii) 541,543 shares issuable upon conversion of Series B Preferred shares, (iii) 4,705,592 shares issuable upon conversion of Series C-1 Preferred shares, (iv) 1,132,099 shares issuable upon conversion of Series C-2 Preferred shares, (v) 3,872,011 shares issuable upon conversion of Series C-3 Preferred shares, and (vi) 1,971,555 shares issuable upon conversion of outstanding common stock purchase warrants.

(23) Includes (i) 20,255,232 shares issuable upon conversion of Series C-2 Preferred shares and (ii) 30,000 shares subject to currently exercisable stock options.

(24) Includes (i) 25,911,205 shares issuable upon conversion of Series A Preferred shares, (ii) 6,531,789 shares issuable upon conversion of Series B Preferred shares, (iii) 14,830,800 shares issuable upon conversion of Series C-3 Preferred shares, and (iv) 150,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(25) Includes (i) 33,623,781 shares issuable upon conversion of Series A Preferred shares, (ii) 6,551,045 shares issuable upon conversion of Series B Preferred shares, (iii) 15,120,754 shares issuable upon conversion of Series C-3 Preferred shares, and (iv) 345,000 shares issuable upon exercise of outstanding common stock purchase warrants.

(26) Includes (i) 899,696 shares issuable upon conversion of Series A Preferred shares, (ii) 2,543,959 shares issuable upon conversion of Series C-1 Preferred shares, and (iii) 506,840 shares issuable upon conversion of Series C-2 Preferred shares.

(27) Includes 2,065,607 shares issuable upon conversion of Series C-1 Preferred shares.

(28) Includes (i) 869,728 shares issuable upon conversion of Series C-1 Preferred shares, (ii) 337,893 shares issuable upon conversion of Series C-2 Preferred shares and (iii) 996,179 shares issuable upon conversion of Series C-3 Preferred shares.

(29) Includes (i) 1,115,619 shares issuable upon conversion of Series A Preferred shares, (ii) 652,296 shares issuable upon conversion of Series C-1 Preferred shares, (iii) 953,617 shares issuable upon conversion of

     Series C-2 Preferred shares, and (iv) 118,074 shares issuable upon conversion of Series C-3 Preferred shares.

(30) Includes (i) 161,415 shares issuable upon conversion of Series C-1 Preferred shares, and (ii) 1,065,170 shares subject to currently exercisable stock options.

(31) Includes 254,120 shares issuable upon conversion of Series C-1 Preferred shares and (ii) 600,000 shares subject to currently exercisable stock options.

(32) Includes 21,742 shares issuable upon conversion of Series C-1 Preferred shares, (ii) 22,568 shares issuable upon conversion of Series C-2 Preferred shares, and (iii) 50,000 shares subject to currently exercisable stock options.

(33) Includes 1,257,000 shares which Directors and executive officers have the right to acquire within the next 60 days through the exercise of outstanding stock options.

                                    GENERAL

     Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. The Company does not expect to pay any compensation for the solicitation of proxies.

     Copies of the Company's Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2003, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, each as filed with the Commission, accompany this Proxy Statement. Upon written request, the Company will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Halsey Drug Co., Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067,
Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer.

     The Company hereby incorporates by reference into this Proxy Statement the following documents filed with the Commission pursuant to Section 13 or 15(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

          (c) All other Reports and other documents filed by the Company pursuant to Section 13(e) or 15(d) of the Exchange Act subsequent to March 31,2004 and prior to the date of the Meeting or such later date or dates to which the Meeting may be adjourned.

     All properly executed proxies delivered pursuant to this solicitation by the Company and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to (i) voting on the authorization to amend the Company's Charter to increase the number of authorized shares of common stock and to authorize the Preferred Stock, (ii) voting on the authorization to amend the Company's Charter to change the name of the

Company to Acura Pharmaceuticals, Inc., (iii) voting on the authorization to sell substantially all of the assets used in the operation of the Company's Congers, New York locations, (iv) voting on the authorization to amend the Company's 1998 Stock Option Plan, and (v) the ratification of the Company's independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on each of such proposals. Shareholders should specify their choices on the enclosed Proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the authorization to amend the Company's Charter to increase the number of authorized shares of common stock and to authorize the Preferred Stock, FOR the authorization to amend the Company's Charter to change the Company's name to Acura Pharmaceuticals, Inc, FOR the authorization to sell substantially all of the assets used in the operation of the Company's Congers, New York locations, FOR the authorization to amend the Company's 1998 Stock Option Plan, and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2004.

                 SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2005 Annual Meeting of Shareholders must be received by the Company on or before February 15, 2005 in order to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          Peter A. Clemens,
                                          Secretary


July 6, 2004

                                                                      APPENDIX A

                             HALSEY DRUG CO., INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

     It is the objective of the Audit Committee of the Board of Directors of Halsey Drug Co., Inc. to provide assistance to the corporate directors in fulfilling fiduciary responsibilities relating to internal controls, corporate accounting, auditing and financial reporting practices.

MEMBERS

     The Audit Committee of the Board of Directors shall consist of at least three directors who shall be elected annually by the Board. The members should be independent of senior management and the operating executives and free from any relationship that might in the opinion of the Board of Directors be considered a conflict of interest. One of the members shall be designated Chairman by the Board.

RESPONSIBILITIES AND LIMITATIONS

     - Selection, approval, oversight and retention of the independent accountants to be selected by Halsey Drug Co., Inc. as its independent auditors, subject to ratification by the Company's shareholders. Such appointment shall include the review and approval of the proposed fees of the independent accountant and require that the independent accountant report directly to the Committee.

     - Pre-approval all audit and permissible non-audit services provided by the independent accountants. Pre-approval shall be specific to a particular service or category of services, and may be made on a case-by-case basis. In assessing the pre- approval of services by the independent accountants, the Committee shall consider whether such services are consistent with the accountant's independence, whether the service could enhance the Company's ability to manage or control risk or improve audit quality, or such other factors as the Committee shall determine.

     - Meet with the independent auditors and Halsey Drug Co., Inc.'s financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and review the completed audit including any comments or recommendations of the independent accountants.

     - Evaluate with Halsey's financial management and the independent accountants, together and separately, the adequacy and effectiveness of Halsey's internal administrative, business process and accounting controls, and elicit any recommendations to correct any material weaknesses in such controls.

     - With general counsel, appropriate financial management, and the independent accounts review programs being maintained by management with respect to compliance with laws and regulations relating to financial matters.

     - Review Halsey's financial management function including the proposed audit plan for the coming year and the coordination of such plan with the external auditors and ascertain, through discussion with the independent accountants whether the scope and procedures of the plan are adequate to meet the objectives set forth in the Charter herewith presented.

     - Review with independent accountants those major accounting policy changes that could impact Halsey Drug Co., Inc.

     - The Audit Committee may investigate any matter within the scope of its duties or brought to its attention by employees or the Board of Directors, with the power to retain outside counsel and other advisors for this purpose. However, in no way is it intended that the Audit Committee shall alter the traditional roles and responsibilities of management and independent accountants with respect to internal administrative, business process and accounting controls and financial statement presentation.

MEETINGS

     - The Committee will hold a minimum of four regular meetings per year, and additional meetings as the Chairman of the Audit Committee may deem necessary. In addition to the committee members, these meetings normally will be attended by representatives of the independent accountants, and by the Vice President and Chief Financial Officer. The principal financial officers as well as the Chairman, the CEO and the President, may attend, except for portions of the meetings where their presence would be inappropriate, as determined by the Chairman. Minutes will be kept of all meetings.

                                                 /s/ WILLIAM A. SUMNER
                                          --------------------------------------
                                                    William A. Sumner
                                               Chairman, Audit Committee of
                                                  The Board of Directors

                                                                      APPENDIX B

                       NEW YORK BUSINESS CORPORATION LAW
                                  SECTION 623

     PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph
     (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)

                                                                      APPENDIX C

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             HALSEY DRUG CO., INC.

               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

     WE, THE UNDERSIGNED, Andrew D. Reddick and Peter A. Clemens, being respectively the President and the Secretary of Halsey Drug Co., Inc., hereby certify:

     1. The name of the Corporation is Halsey Drug Co., Inc. The Corporation was originally incorporated under the name of Halsey Drug Co. Inc.

     2. The Certificate of Incorporation was filed by the Department of State on April 10, 1935 and has been amended at various times by action of the Board of Directors and shareholders of the Corporation.

     3. The Certificate of Incorporation, as amended heretofore, is further amended as follows:

          (a) Article FIRST of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended to read as follows:

             "FIRST: The name of the Corporation shall be ACURA PHARMACEUTICALS, INC."

          (b) Article SECOND of the Certificate of Incorporation, relating to the purposes for which the Corporation is formed, is hereby amended to read as follows:

             "SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or any other body without such consent or approval first being obtained."

          (c) Article THIRD of the Certificate of Incorporation, relating to the amount of authorized capital stock of the Corporation, is amended to (i) increase the authorized shares of capital stock of the Corporation from 80,000,000 to 940,000,000, consisting of 650,000,000 shares of common stock, par value $.01 per share, and 290,000,000 shares of preferred stock, par value $.01 per share; (ii) designate 45,000,000 shares of the Corporation's preferred stock as Series A Convertible Preferred Stock, par value $.01 per share, having the rights, preferences and limitations set forth herein; (iii) designate 25,000,000 shares of the Corporation's preferred stock as Series B Convertible Preferred Stock, par value $.01 per share, having the rights, preferences and limitations set forth herein;
     (iv) designate 70,000,000 shares of the Corporation's preferred stock as Series C-1 Convertible Preferred Stock, par value $.01 per share, having the rights, preferences and limitations set forth herein; (v) designate 50,000,000 shares of the Corporation's preferred stock as Series C-2 Convertible Preferred Stock, par value $.01 per share, having the rights, preferences and limitations set forth herein; (vi) designate 100,000,000 shares of the Corporation's preferred stock as Series C-3 Convertible Preferred Stock, par value $.01 per share, having the rights, preferences and limitations set forth herein, and (vii) eliminate the voting rights of the holders of the Corporation's Debentures. To effect the foregoing, Article THIRD is hereby amended to read as follows:

             "THIRD: The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is 940,000,000 of which (A) 290,000,000 shares shall be Preferred Stock (the "Preferred"), and (B) 650,000,000 shares shall be Common Stock, $.01 par value (the "Common"). Of the Preferred, 45,000,000 shares shall be designated Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred"), 25,000,000 shares shall be designated Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred"), 70,000,000 shares shall be designated Series C-1 Convertible Preferred Stock, $.01 par value per share (the "Series C-1 Preferred"), 50,000,000 shares shall be designated Series C-2 Convertible Preferred Stock, $.01 par value per share (the "Series C-2 Preferred") and 100,000,000 shares shall be designated Series C-3 Convertible Preferred Stock, $.01 par value per share (the "Series C-3 Preferred"). The Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred are sometimes referred to collectively as the "Series C Preferred". The rights, preferences and privileges of and restrictions on the Series A Preferred, Series B Preferred, Series C Preferred and Common are as follows:

          SECTION 1.  PREFERRED STOCK

             (a) Voting Rights. Except as otherwise required by law, each share of outstanding Series A Preferred, Series B Preferred and Series C Preferred shall entitle the record holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number of whole shares of Common into which such share of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by this Certificate, the holders of shares of Common, Series A Preferred, Series B Preferred and Series C Preferred shall vote together and not as separate classes. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upwards).

             (b) Dividends. If any dividend or other distribution payable in cash, securities or other property is declared on the Common (other than in connection with Section 1(c) below), each holder of shares of Preferred on the record date for such dividend or distribution shall be entitled to receive, on the date of payment or distribution of such dividend or other distribution, the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number of whole shares of Common into which the shares of Preferred then held by such holder are then convertible (with any resulting fractions rounded to the nearest whole share, with one-half rounded up).

             (c) Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up (each, a "Liquidation Event"):

                (1) Prior and in preference to any payments or distributions under Sections 1(c)(2), 1(c)(3) and 1(c)(4) below, the holder of each then outstanding share of Series A Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend pursuant to Sections 1(c)(2) or 1(c)(3) below or with respect to the Common or any other junior equity security of the Corporation, the amount (the "Series A Preference") equal to $3.2125 per share (such amount to be adjusted proportionally in the event the Series A Preferred is subdivided into a greater number or combined into a lesser number of shares). If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series A Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 1(c)(1).

                (2) After full payment of the distributions under Section 1(c)(1) above, but prior and in preference to any payments or distributions under Sections 1(c)(3) and 1(c)(4) below, the holder of each then outstanding share of Series B Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend pursuant to Section 1(c)(3) below or with respect to the Common or any other junior equity security of the

           Corporation, the amount (the "Series B Preference") equal to $.3420 per share (such amount to be adjusted proportionally in the event the Series B Preferred is subdivided into a greater number or combined into a lesser number of shares). If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series B Preferred (after payment in full of all amounts pursuant to Section 1(c)(1) above), then all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 1(c)(2).

                (3) After full payment of the distributions under Sections 1(c)(1) and 1(c)(2) above, but prior and in preference to any payments or distributions under Section 1(c)(4) below, the holder of each then outstanding share of Series C Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Common or any other junior equity security of the Corporation, (i) in the case of Series C-1 Preferred, the amount (the "Series C-1 Preference") equal to $.5776 per share, (ii) in the case of Series C-2 Preferred, the amount (the "Series C-2 Preference") equal to $.5993 per share, and (iii) in the case of Series C-3 Preferred, the amount (the "Series C-3 Preference") equal to $.3481 per share, (in each case such amount to be adjusted proportionally in the event the Series C-1 Preferred, Series C-2 Preferred or Series C-3 Preferred, as applicable, is subdivided into a greater number or combined into a lesser number of shares). If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series C Preferred (after payment in full of all amounts pursuant to Sections 1(c)(1) and 1(c)(2) above), then all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 1(c)(3).

                (4) After full payment has been made to the holders of Series A Preferred, Series B Preferred and Series C Preferred of the liquidation preferences in Sections 1(c)(1), 1(c)(2) and 1(c)(3), the entire remaining assets and funds, if any, shall be distributed ratably among the holders of Common and the Series A Preferred, in proportion to the number of shares of Common held by them on an as-converted basis; provided, that for purposes of calculating the distribution pursuant to this Section 1(c)(4), and for no other purposes whatsoever, each share of Series A Preferred shall be deemed to be convertible into only 30% of the shares of Common into which it is convertible pursuant to the terms of Section 1(d) below.

                (5) For purposes of this Section 1(c), unless the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, elect otherwise, (i) the consummation of any merger, consolidation or similar transaction or series of related transactions, the result of which is that the holders of the Corporation's capital stock outstanding immediately prior to such transaction own, immediately upon the consummation of such transaction(s), shares of capital stock possessing in the aggregate less than a majority of the voting power of the surviving entity or rights to liquidation distributions of less than 50% of the assets of the surviving entity, (ii) a sale, lease, exclusive license, transfer or other conveyance of all or substantially all of the assets of the Corporation, or (iii) the sale of 50% or more of the Corporation's voting stock in one or more series of transactions, shall (for purposes of the distribution of such securities or other consideration to the holders of Common and Preferred) be treated as a Liquidation Event and shall entitle the holders of Common and Preferred to receive at closing in cash, securities or other property (valued as provided in Section 1(c)(6) below) as specified above and in the order of preference as set forth in this Section 1(c).

                (6) Whenever the distribution provided in this Section 1(c) shall be payable in property other than cash, subject to the provisions regarding valuation of securities set forth below, the value of such distribution shall be its fair market value as determined in good faith by the Board of Directors of the Corporation (the "Board"). The holders of a majority of the Series A Preferred will have 10 days from the determination of the valuation of any securities or other property pursuant this Section 1(c) to object to such valuation in writing to the Corporation. In the event of such objection, the Corporation and a majority in interest of the objecting stockholders will in good faith seek a resolution of any disputed valuation. If the Corporation and the objecting investors are unable to agree on a valuation within 5 days of the objection by the holders of the Series A Preferred, the valuation will be determined by an independent third party appraiser jointly selected by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred, whose written appraised value will be binding on the Corporation and its stockholders. Any distributions pursuant to this Section 1(c) will be delayed until after the delivery of the appraiser's report. Any securities shall be valued as follows:

                    (i) Securities not subject to investment letter or other
               similar restrictions on free marketability covered by (ii) below:

                        (A) If traded on a securities exchange or through the
                   Nasdaq National Market or the Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the date of determination;

                        (B) If actively traded over-the-counter, the value shall
                   be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the date of determination; and

                        (C) If there is no active public market, the value shall
                   be determined by an independent third party appraiser jointly selected by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred.

                    (ii) The method of valuation of securities subject to
               investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to apply an appropriate discount determined in good faith by the Board from the market value determined as above in (A), (B) or (C).

                (7) The Corporation shall promptly provide to the holders of shares of Preferred such information concerning the terms of any event or transaction specified in Section 1(c)(5) and the value of the assets of the Corporation as may reasonably be determined by the Board. If the transaction is a sale of all or substantially all of the assets of the Corporation, the Corporation will give written notice of such transaction to each holder of Preferred not less than 20 or more than 60 days before the stockholders' meeting called to approve the transaction or, if no stockholders' meeting will be called, not less than 20 or more than 60 days before the date that the transaction is reasonably anticipated to be consummated, and will also notify the holders in writing of the final approval of the transaction. The initial notice will describe the material terms and conditions of the proposed transaction. The Corporation will give the holders of Preferred prompt notice of any material changes to the terms of the proposed transaction. The Corporation will not consummate the proposed transaction sooner than 20 days after the Corporation has given notice of any material changes. By written consent or vote, the holders of a majority of the shares of Series A Preferred outstanding may shorten the notice periods provided in this Section. In the event the requirements of this Section are not complied with, the Corporation will either: (i) cause the closing to be postponed until the requirements of this Section have been complied with; or (ii) cancel the transaction, in which event the rights, preferences, privileges and restrictions of the holders of the Preferred will revert to the rights, preferences, privileges and restrictions existing immediately before the date of the first notice referred to in this Section.

             (d) Conversion.

                (1) Terms of Conversion.

                (i) Optional Conversion. The holder of each share of Series A Preferred, Series B Preferred and Series C Preferred shall have the right ("Conversion Right"), at such holder's option, to convert such share at any time, without cost, on the terms of this Section 1(d) and at the office of the Corporation or its transfer agent, into the number of fully paid and non-assessable shares of Common that results from dividing (A) in the case of the Series A Preferred, the Series A Preference by the Series A conversion price that is in effect at the time of conversion (the "Series A Conversion Price"), (B) in the case of the Series B Preferred, the Series B Preference by the Series B conversion price that is in effect at the time of conversion (the "Series B Conversion Price"), (C) in the case of the Series C-1 Preferred, the Series C-1 Preference by the Series C-1 conversion price that is in effect at the time of conversion (the "Series C-1 Conversion Price"), (D) in the case of the Series C-2 Preferred, the Series C-2 Preference by the Series C-2 conversion price that is in effect at the time of conversion (the "Series C-2 Conversion Price") and (E) in the case of the Series C-3 Preferred, the Series C-3 Preference by the Series C-3 conversion price that is in effect at the time of conversion (the "Series C-3 Conversion Price"). The initial Series A Conversion Price is equal to $.6425. The initial Series B Conversion Price is equal to the Series B Preference. The initial Series C-1 Conversion Price is equal to the Series C-1 Preference. The initial Series C-2 Conversion Price is equal to the Series C-2 Preference. The initial Series C-3 Conversion Price is equal to the Series C-3 Preference. The Series A Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price and the Series C-3 Conversion Price shall be subject to adjustment from time to time as provided in Section 1(d)(3) below.

                (ii) Mandatory Conversion.

                (A) Upon the occurrence of a Qualified Trading Event, each share of Series A Preferred, Series B Preferred and Series C Preferred shall be automatically converted, without cost and on the terms of this Section 1(d), into the number of whole shares of Common into which such share of Series A Preferred, Series B Preferred or Series C Preferred, as the case me be, would be convertible under Section 1(d)(1)(i) above immediately prior to such Qualified Trading Event (with any resulting fractions rounded to the nearest whole share, with one-half rounded up). "Qualified Trading Event" means the first such time that (A) the Common has a closing price of at least $2.80 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for thirty consecutive trading days, and (B) the average daily trading value of all shares of Common traded during such thirty consecutive trading day period is at least $1,750,000. For purposes of this test, (x) closing prices shall be determined as the average between the closing bid and ask prices at the close of each trading day (as reported by such exchange or over-the-counter market on which the Common may then be listed or admitted for trading), and (y) the trading value shall be determined by multiplying the number of shares so traded by such day's closing price as determined above.

                (B) Without limiting subsection (ii)(A) above, each share of Series A Preferred, Series B Preferred and Series C Preferred shall be automatically converted without cost and on the terms of this
           Section 1(d), into the number of whole shares of Common into which such share of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, would be convertible under Section 1(d)(1)(i) above upon the receipt of the written consent of the holders of at least 51% of the shares of Series A Preferred.

                (2) Mechanics of Conversion.

                (i) Optional Conversion. A holder of any share of Convertible Preferred may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the applicable Preferred, together with a written notice to the Corporation which shall state (A) that such holder elects to convert the same, and (B) the number of shares of Preferred being converted. Thereupon the Corporation shall issue and deliver to the holder of such shares within two (2) business days a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the Preferred being converted shall also evidence shares of Preferred not being converted, then the Corporation shall also deliver to the holder of such certificate within such two (2) business day period a new stock certificate evidencing the Preferred not converted. The conversion of any shares of Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Preferred so converted shall be paid to the holder of Common issued upon conversion of the Preferred. If a stockholder notifies the Corporation or its transfer agent in writing that the stockholder's certificate has been lost, stolen or destroyed, and executes an agreement in a form reasonably satisfactory to the Corporation and its transfer agent to indemnify them from any loss incurred in connection with the lost, stolen or destroyed certificates (without requirement of posting any bond), then such actions shall be treated for purposes of this Section as delivery of such lost, stolen or destroyed certificate.

                (ii) Mandatory Conversion. The Corporation shall give written notice to each holder of a share of Preferred not more than ten (10) days after the occurrence of a Qualified Trading Event or the receipt of the written consent required pursuant to Section 1(d)(1)(ii)(B), as applicable. Following the conversion of such shares, each holder of shares so converted shall, if requested by the Corporation, surrender the certificate therefor at the office of the Corporation or any transfer agent for the applicable Preferred. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of shares of Common to which such holder is entitled. The conversion of shares of Preferred shall be effective as of the occurrence of the Qualified Trading Event or upon receipt of the written consent provided in Section 1(d)(1)(ii)(B), as applicable, whether or not the certificates representing such shares of Preferred shall have been surrendered or new certificates representing the shares of Common into which such shares have been converted shall have been issued. Any dividends or distributions declared but unpaid at the time of a mandatory conversion with respect to the Preferred so converted shall be paid upon such mandatory conversion. If a stockholder notifies the Corporation or its transfer agent in writing that the stockholder's certificate has been lost, stolen or destroyed, and executes an agreement in a form reasonably satisfactory to the Corporation and its transfer agent to indemnify them from any loss incurred in connection with the lost, stolen or destroyed certificates (without requirement of posting any bond), then such actions shall be treated for purposes of this Section as delivery of such lost, stolen or destroyed certificate.

                (3) Adjustment of Conversion Prices. The Series A Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price and the Series C-3 Conversion Price (each a "Conversion Price") and the kind of securities issuable upon the conversion of any share of Series A Preferred, Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred (collectively, the "Convertible Preferred"), shall be adjusted from time to time after the Filing Date (as defined below) as follows:

                    (i) Subdivision or Combination of Shares.  If the
               Corporation at any time after the date that this Amended and Restated Certificate of Incorporation was filed with the New York Secretary of State ("Filing Date") effects a subdivision or combination of the outstanding Common, the Conversion Price for each share of outstanding Convertible

               Preferred shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

                    (ii) Stock Dividends.  If the Corporation at any time after the Filing Date pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Conversion Price for each share of Convertible Preferred shall be decreased by multiplying it by a fraction: (A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to the time of payment of such dividend or distribution; and (B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution, in each case effective automatically as of the date the Corporation shall take a record of the holders its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

                    (iii) Reclassification, Consolidation or Merger.  If at any
               time after the Filing Date, as a result of (a) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to an adjustment of a Conversion Price pursuant to clauses (i) or (ii) of this Section 1(d)(3)); or (b) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common issuable upon the conversion of the Convertible Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Convertible Preferred (or of any securities into which the Convertible Preferred is changed or for which the Convertible Preferred is exchanged), so that: (x) the holders of Convertible Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Convertible Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Convertible Preferred immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Convertible Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 1(d)(3). No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 1(d)(3)(iii). The provisions of this Section 1(d)(3)(iii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

                    (iv) Adjustment upon Certain Issuances.

                    (A) For purposes of this Section 1(d)(3)(iv), "Additional
               Shares of Common" means all shares of Common issued by the Corporation after the Filing Date other than: (1) shares of Common issued in transactions giving rise to adjustments under Sections 1(d)(3)(i), (ii), or (iii) above; (2) shares of Common issued upon conversion of shares of Convertible Preferred; (3) shares of Common which may be issued in the discretion of the Board to employees or directors of, or consultants or advisors to, strategic partners of the Corporation or any wholly-owned subsidiary of the Corporation, and options or warrants or other rights for the purchase of such shares; (4) options or warrants or other rights outstanding as of the Filing Date or issued under
               Section 1(d)(3)(iv)(3) above for the purchase of such shares; (5) securities issued pursuant to any anti-dilution rights of the

               Convertible Preferred or the warrants outstanding as of the Filing Date; and (6) shares of Common Stock issued in satisfaction of interest on the Corporation's indebtedness for borrowed money, provided the number of shares of Common Stock issuable is calculated based on the average closing bid and asked prices for the Common Stock for the twenty (20) trading days preceding the interest payment.

                    (B) Except as otherwise provided in this Section 1(d)(3)(iv)
               below, if at any time the Corporation issues or is deemed to issue Additional Shares of Common for a consideration per share less than the Conversion Price in effect for a given share at such issuance or deemed issuance:

                        (1) in the case of the Series A Preferred, the
                   Conversion Price shall be reduced for such share to a price equal to a price determined by dividing: (x) the aggregate consideration received by or deemed to have been received by the Corporation upon such issue, by: (y) the number of shares of Additional Shares of Common issued or deemed to have been issued in such issue; and

                        (2) in the case of the Series B Preferred, Series C-1
                   Preferred, Series C-2 Preferred or Series C-3 Preferred, the Conversion Price shall be reduced for such share to a price equal to a price determined by dividing:

                            (x) the sum of (a) the product derived by
                       multiplying the Conversion Price in effect for such share immediately prior to such issue times the number of shares of Common (on a fully-diluted basis) outstanding immediately prior to such issue, plus (b) the aggregate consideration received by or deemed to have been received by the Corporation upon such issue; by

                            (y) the sum of (a) the number of shares of Common
                       (on a fully-diluted basis) outstanding immediately prior to such issue, plus (b) the number of shares of Additional Shares of Common issued or deemed to have been issued in such issue;

                       provided, that no adjustment pursuant to this Section 1(d)(3)(iv)(B)(2) shall be made in connection with any issuance or deemed issuance of Additional Shares of Common for a consideration of at least the then applicable Series A Conversion Price.

                    (v) Convertible Securities.

                    (A) "Convertible Securities" means all rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common or other Convertible Securities, whenever and each time issued.

                    (B) The "Effective Price" with respect to any Convertible
               Securities means the result of dividing:

                        (1) the sum of (x) the total consideration, if any,
                   received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities (assuming that the full amount of securities issuable upon exercise or conversion are issued), plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by:

                        (2) the maximum number of Additional Shares of Common
                   issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities.

                    (C) If at any time after the Filing Date the Corporation
               issues or is deemed to issue a Convertible Security with respect to which the Effective Price is less than the Conversion Price for a share of Convertible Preferred in effect at such issuance or deemed issuance, the Conversion Price for such share of Convertible Preferred shall be reduced to the Effective Price.

                    (D) If Convertible Securities by their terms provide, with the passage of time or otherwise (including by operation of the anti-dilution provisions thereof), for any increase or decrease in the consideration payable to the Corporation or decrease or increase in the number of shares of Common issuable upon the exercise, conversion or exchange thereof (or if any such change is made by amending such Convertible Securities), the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such the rights of conversion or exchange under such Convertible Securities. No readjustment pursuant to this clause (D) shall have the effect of increasing the applicable Conversion Price in effect to an amount which exceeds the lower of (1) the Conversion Price immediately following, and as adjusted to reflect, the Company's issuance of such Convertible Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), or (2) the Conversion Price that would have resulted from any issuances of Additional Shares of Common or Convertible Securities between the date the Company adjusted the Conversion Price to reflect the issuance of such original Convertible Securities and such readjustment date.

                    (E) If an adjustment has been made under this Section
               1(d)(3)(v) as a consequence of any issuance of a Convertible Security, then no further adjustment shall be made under Section 1(d)(3)(iv) above upon the actual issuance of Additional Shares of Common upon the exercise or conversion of such Convertible Securities, or upon the issuance of Convertible Securities issuable upon exercise or conversion of the original Convertible Security.

                   (vi) Valuation of Consideration.  For purposes of the
               operation of Sections 1(d)(3)(iv) and (v) above, the consideration received by the Corporation for any issue or sale of securities shall:

                        (A) to the extent it consists of cash, be computed as
                   the aggregate net amount of cash received by the Corporation;

                        (B) to the extent it consists of property other than
                   cash, be computed at the fair value of that property as determined in good faith by the Board in accordance with the terms of Section 1(c)(6) above; and

                        (C) to the extent Additional Shares of Common or
                   Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be such portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common or Convertible Securities.

                    (vii) Other Action Affecting Common.  If at any time the
               Corporation takes any action affecting its Common which, in the opinion of the Board, would have an adverse effect upon the Conversion Rights of a given share of the Convertible Preferred, the Conversion Price for such share and the kind of securities issuable upon the conversion of such share shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                    (vii) Notice of Adjustments.  Whenever the Conversion Price
               or the kind of securities issuable upon the conversion of any one of or all of the Convertible Preferred shall be adjusted pursuant to Section 1(d)(3)(i)-(v) or (vii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price and the kind of securities issuable upon the conversion of such share(s) of the Convertible Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Convertible Preferred promptly after each adjustment.

                (4) Full Consideration. All shares of Common which shall be issued upon the conversion of any Convertible Preferred (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the conversion of any Convertible Preferred will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

                (5) No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 1(d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of any holder of the Convertible Preferred against impairment. The Corporation shall at all times when the Convertible Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred, such number of its duly authorized shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred.

                (6) No Reissuance of Preferred. No share of Preferred acquired by the Corporation upon conversion, redemption or purchase shall be reissued and all such shares shall be canceled, retired and eliminated from the shares which the Corporation may be authorized to issue. The Corporation shall take all such corporate action necessary or appropriate to reduce the authorized number of Preferred accordingly.

                (7) Minimum Conversion Price. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common issuable upon conversion of the shares of Convertible Preferred, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common at such adjusted Conversion Price.

          SECTION 2.  COMMON STOCK

             (a) Voting Rights. Except as otherwise required by law or by this Certificate, each share of Common shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation, and the holders of shares of Common, Series A Preferred, Series B Preferred and Series C Preferred shall vote together and not as separate classes.

             (b) Dividend Rights. Subject to the dividend rights of the holders of the Preferred set forth in Sections 1(b) and 1(c) above, the holders of the Common shall be entitled to receive, as, when and if declared by the Board, but only out of funds legally available therefor, cash dividends in such amounts as the Board may determine.

             (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred shall be entitled to receive upon dissolution, liquidation, or winding up, the holders of the Common shall be entitled to share on a share for share basis in the remaining assets of the Corporation (together with the holders of Series A Preferred as set forth in Section 1(c)(4) above).

             (d) Residual Rights. All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for herein shall be vested in the Common.

          (d) Article FOURTH of the Certificate of Incorporation, relating to the location of the Corporation's office in New York and its agent for service of process, is hereby amended to read as follows:

             "FOURTH: The office of the Corporation is to be located in the County of New York, State of New York. The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any such process so served is:

           Halsey Drug Co., Inc.
           616 N. North Court, Suite 120
           Palatine, Illinois 60067

           Attention: President"

          (e) Articles SEVENTH, EIGHTH and NINTH, relating to the first directors and the original subscribers for shares of the Corporation are hereby deleted in their entirety.

          (f) Article TENTH, relating to shareholder preemptive rights, is hereby renumbered as Article SEVENTH.

          (g) Article ELEVENTH, relating to interested director transactions, is hereby renumbered as Article EIGHTH and amended to read as follows:

             "EIGHTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction."

          (h) Article TWELFTH, relating to indemnification, is hereby renumbered as Article NINTH and amended to read as follows:

             "NINTH: The Corporation shall, to the fullest extent possible permitted by Sections 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have the power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections of the Business Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the person so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person."

          (i) Article TENTH, limiting the personal liability of the Corporation's directors to the Corporation and its shareholders, is hereby added to read:

             "TENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that, except as hereinafter provided, this Article TENTH shall neither eliminate nor limit liability: (a) if a judgment or final adjudication adverse to the director establishes that
        (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated Section 719 of the New York Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article TENTH. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of directors, then pursuant hereto the liability of a director of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Article TENTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article TENTH immediately prior to such repeal or modification."

     4. The text of the Certificate of Incorporation, as amended heretofore, is hereby restated as further amended to read as herein set forth in full:

          FIRST: The name of the Corporation shall be ACURA PHARMACEUTICALS, INC.

          SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or any other body without such consent or approval first being obtained.

          THIRD: The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is 940,000,000 of which (A) 290,000,000 shares shall be Preferred Stock (the "Preferred"), and (B) 650,000,000 shares shall be Common Stock, $.01 par value (the "Common"). Of the Preferred, 45,000,000 shares shall be designated Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred"), 25,000,000 shares shall be designated Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred"), 70,000,000 shares shall be designated Series C-1 Convertible Preferred Stock, $.01 par value per share (the "Series C-1 Preferred"), 50,000,000 shares shall be designated Series C-2 Convertible Preferred Stock, $.01 par value per share (the "Series C-2 Preferred") and 100,000,000 shares shall be designated Series C-3 Convertible Preferred Stock, $.01 par value per share (the "Series C-3 Preferred"). The Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred are sometimes referred to collectively as the "Series C Preferred". The rights, preferences and privileges of and restrictions on the Series A Preferred, Series B Preferred, Series C Preferred and Common are as follows:

          SECTION 1.  PREFERRED STOCK

             (a) Voting Rights. Except as otherwise required by law, each share of outstanding Series A Preferred, Series B Preferred and Series C Preferred shall entitle the record holder thereof to vote on each matter submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number of whole shares of Common into which such share of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, is then convertible pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders becomes effective. Except as otherwise required by law or by this Certificate, the holders of shares of Common, Series A Preferred, Series B Preferred and Series C Preferred shall vote together and not as separate classes. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one-half rounded upwards).

             (b) Dividends. If any dividend or other distribution payable in cash, securities or other property is declared on the Common (other than in connection with Section 1(c) below), each holder of shares of Preferred on the record date for such dividend or distribution shall be entitled to receive, on the date of payment or distribution of such dividend or other distribution, the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number of whole shares of Common into which the shares of Preferred then held by such holder are then convertible (with any resulting fractions rounded to the nearest whole share, with one-half rounded up).

             (c) Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up (each, a "Liquidation Event"):

                (1) Prior and in preference to any payments or distributions under Sections 1(c)(2), 1(c)(3) and 1(c)(4) below, the holder of each then outstanding share of Series A Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend pursuant to Sections 1(c)(2) or 1(c)(3) below or with respect to the Common or any other junior equity security of the Corporation, the amount (the "Series A Preference") equal to $3.2125 per share (such amount to be adjusted proportionally in the event the Series A Preferred is subdivided into a greater number or combined into a lesser number of shares). If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series A Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 1(c)(1).

                (2) After full payment of the distributions under Section 1(c)(1) above, but prior and in preference to any payments or distributions under Sections 1(c)(3) and 1(c)(4) below, the holder of each then outstanding share of Series B Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend pursuant to Section 1(c)(3) below or with respect to the Common or any other junior equity security of the Corporation, the amount (the "Series B Preference") equal to $.3420 per share (such amount to be adjusted proportionally in the event the Series B Preferred is subdivided into a greater number or combined into a lesser number of shares). If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series B Preferred (after payment in full of all amounts pursuant to Section 1(c)(1) above), then all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 1(c)(2).

                (3) After full payment of the distributions under Sections 1(c)(1) and 1(c)(2) above, but prior and in preference to any payments or distributions under Section 1(c)(4) below, the holder of each then outstanding share of Series C Preferred shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Common or any other junior equity security of the Corporation, (i) in the case of Series C-1 Preferred, the amount (the "Series C-1 Preference") equal to $.5776 per share, (ii) in the case of Series C-2 Preferred, the amount (the "Series C-2 Preference") equal to $.5993 per share, and (iii) in the case of Series C-3 Preferred, the amount (the "Series C-3 Preference") equal to $.3481 per share, (in each case such amount to be adjusted proportionally in the event the Series C-1 Preferred, Series C-2 Preferred or Series C-3 Preferred, as applicable, is subdivided into a greater number or combined into a lesser number of shares). If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series C Preferred (after payment in full of all amounts pursuant to Sections 1(c)(1) and 1(c)(2) above), then all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this Section 1(c)(3).

                (4) After full payment has been made to the holders of Series A Preferred, Series B Preferred and Series C Preferred of the liquidation preferences in Sections 1(c)(1), 1(c)(2) and 1(c)(3), the entire remaining assets and funds, if any, shall be distributed ratably among the holders of Common and the Series A Preferred, in proportion to the number of shares of Common held by them on an as-converted basis; provided, that for purposes of calculating the distribution pursuant to this Section 1(c)(4), and for no other purposes whatsoever, each share of Series A Preferred shall be deemed to be convertible into only 30% of the shares of Common into which it is convertible pursuant to the terms of Section 1(d) below.

                (5) For purposes of this Section 1(c), unless the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, elect otherwise, (i) the consummation of any merger, consolidation or similar transaction or series of related transactions, the result of which is that the holders of the Corporation's capital stock outstanding immediately prior to such transaction own, immediately upon the consummation of such transaction(s), shares of capital stock possessing in the aggregate less than a majority of the voting power of the surviving entity or rights to liquidation distributions of less than 50% of the assets of the surviving entity, (ii) a sale, lease, exclusive license, transfer or other conveyance of all or substantially all of the assets of the Corporation, or (iii) the sale of 50% or more of the Corporation's voting stock in one or more series of transactions, shall (for purposes of the distribution of such securities or other consideration to the holders of Common and Preferred) be treated as a Liquidation Event and shall entitle the holders of Common and Preferred to receive at closing in cash, securities or other property (valued as provided in Section 1(c)(6) below) as specified above and in the order of preference as set forth in this Section 1(c).

                (6) Whenever the distribution provided in this Section 1(c) shall be payable in property other than cash, subject to the provisions regarding valuation of securities set forth below, the value of such distribution shall be its fair market value as determined in good faith by the Board of Directors of the Corporation (the "Board"). The holders of a majority of the Series A Preferred will have 10 days from the determination of the valuation of any securities or other property pursuant this Section 1(c) to object to such valuation in writing to the Corporation. In the event of such objection, the Corporation and a majority in interest of the objecting stockholders will in good faith seek a resolution of any disputed valuation. If the Corporation and the objecting investors are unable to agree on a valuation within 5 days of the objection by the holders of the Series A Preferred, the valuation will be determined by an independent third party appraiser jointly selected by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred, whose written appraised value will be binding on the Corporation and its stockholders. Any distributions pursuant to this Section 1(c) will be delayed until after the delivery of the appraiser's report. Any securities shall be valued as follows:

                    (i) Securities not subject to investment letter or other
               similar restrictions on free marketability covered by (ii) below:

                        (A) If traded on a securities exchange or through the
                   Nasdaq National Market or the Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the date of determination;

                        (B) If actively traded over-the-counter, the value shall
                   be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the date of determination; and

                        (C) If there is no active public market, the value shall
                   be determined by an independent third party appraiser jointly selected by the Corporation and the holders of a majority of the then outstanding shares of Series A Preferred.

                    (ii) The method of valuation of securities subject to
               investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to apply an appropriate discount determined in good faith by the Board from the market value determined as above in (A), (B) or (C).

                (7) The Corporation shall promptly provide to the holders of shares of Preferred such information concerning the terms of any event or transaction specified in Section 1(c)(5) and the value of the assets of the Corporation as may reasonably be determined by the Board. If the transaction is a sale of all or substantially all of the assets of the Corporation, the Corporation will give written notice of such transaction to each holder of Preferred not less than 20 or more than 60 days before the stockholders' meeting called to approve the transaction or, if no stockholders' meeting will be called, not less than 20 or more than 60 days before the date that the transaction is reasonably anticipated to be consummated, and will also notify the holders in writing of the final approval of the transaction. The initial notice will describe the material terms and conditions of the proposed transaction. The Corporation will give the holders of Preferred prompt notice of any material changes to the terms of the proposed transaction. The Corporation will not consummate the proposed transaction sooner than 20 days after the Corporation has given notice of any material changes. By written consent or vote, the holders of a majority of the shares of Series A Preferred outstanding may shorten the notice periods provided in this Section. In the event the requirements of this Section are not complied with, the Corporation will either: (i) cause the closing to be postponed until the requirements of this Section have been complied with; or (ii) cancel the transaction, in which event the rights, preferences, privileges and restrictions of the holders of the Preferred will revert to the rights, preferences, privileges and restrictions existing immediately before the date of the first notice referred to in this Section.

             (d) Conversion.

                (1) Terms of Conversion.

                (i) Optional Conversion. The holder of each share of Series A Preferred, Series B Preferred and Series C Preferred shall have the right ("Conversion Right"), at such holder's option, to convert such share at any time, without cost, on the terms of this Section 1(d) and at the office of the Corporation or its transfer agent, into the number of fully paid and non-assessable shares of Common that results from dividing (A) in the case of the Series A Preferred, the Series A Preference by the Series A conversion price that is in effect at the time of conversion (the "Series A Conversion Price"), (B) in the case of the Series B Preferred, the

           Series B Preference by the Series B conversion price that is in effect at the time of conversion (the "Series B Conversion Price"),
           (C) in the case of the Series C-1 Preferred, the Series C-1 Preference by the Series C-1 conversion price that is in effect at the time of conversion (the "Series C-1 Conversion Price"), (D) in the case of the Series C-2 Preferred, the Series C-2 Preference by the Series C-2 conversion price that is in effect at the time of conversion (the "Series C-2 Conversion Price") and (E) in the case of the Series C-3 Preferred, the Series C-3 Preference by the Series C-3 conversion price that is in effect at the time of conversion (the "Series C-3 Conversion Price"). The initial Series A Conversion Price is equal to $.6425. The initial Series B Conversion Price is equal to the Series B Preference. The initial Series C-1 Conversion Price is equal to the Series C-1 Preference. The initial Series C-2 Conversion Price is equal to the Series C-2 Preference. The initial Series C-3 Conversion Price is equal to the Series C-3 Preference. The Series A Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price and the Series C-3 Conversion Price shall be subject to adjustment from time to time as provided in Section 1(d)(3) below.

                (ii) Mandatory Conversion.

                (A) Upon the occurrence of a Qualified Trading Event, each share of Series A Preferred, Series B Preferred and Series C Preferred shall be automatically converted, without cost and on the terms of this Section 1(d), into the number of whole shares of Common into which such share of Series A Preferred, Series B Preferred or Series C Preferred, as the case me be, would be convertible under Section 1(d)(1)(i) above immediately prior to such Qualified Trading Event (with any resulting fractions rounded to the nearest whole share, with one-half rounded up). "Qualified Trading Event" means the first such time that (A) the Common has a closing price of at least $2.80 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for thirty consecutive trading days, and (B) the average daily trading value of all shares of Common traded during such thirty consecutive trading day period is at least $1,750,000. For purposes of this test, (x) closing prices shall be determined as the average between the closing bid and ask prices at the close of each trading day (as reported by such exchange or over-the-counter market on which the Common may then be listed or admitted for trading), and (y) the trading value shall be determined by multiplying the number of shares so traded by such day's closing price as determined above.

                (B) Without limiting subsection (ii)(A) above, each share of Series A Preferred, Series B Preferred and Series C Preferred shall be automatically converted without cost and on the terms of this
           Section 1(d), into the number of whole shares of Common into which such share of Series A Preferred, Series B Preferred or Series C Preferred, as the case may be, would be convertible under Section 1(d)(1)(i) above upon the receipt of the written consent of the holders of at least 51% of the shares of Series A Preferred.

                (2) Mechanics of Conversion.

                (i) Optional Conversion. A holder of any share of Convertible Preferred may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the applicable Preferred, together with a written notice to the Corporation which shall state (A) that such holder elects to convert the same, and (B) the number of shares of Preferred being converted. Thereupon the Corporation shall issue and deliver to the holder of such shares within two (2) business days a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the Preferred being converted shall also evidence shares of Preferred not being converted, then the Corporation shall also deliver to the holder of such certificate within such two (2) business day period a new stock certificate evidencing the Preferred not converted. The conversion of any shares of Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares to be converted are surrendered to the

           Corporation, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Preferred so converted shall be paid to the holder of Common issued upon conversion of the Preferred. If a stockholder notifies the Corporation or its transfer agent in writing that the stockholder's certificate has been lost, stolen or destroyed, and executes an agreement in a form reasonably satisfactory to the Corporation and its transfer agent to indemnify them from any loss incurred in connection with the lost, stolen or destroyed certificates (without requirement of posting any bond), then such actions shall be treated for purposes of this Section as delivery of such lost, stolen or destroyed certificate.

                (ii) Mandatory Conversion. The Corporation shall give written notice to each holder of a share of Preferred not more than ten (10) days after the occurrence of a Qualified Trading Event or the receipt of the written consent required pursuant to Section 1(d)(1)(ii)(B), as applicable. Following the conversion of such shares, each holder of shares so converted shall, if requested by the Corporation, surrender the certificate therefor at the office of the Corporation or any transfer agent for the applicable Preferred. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of shares of Common to which such holder is entitled. The conversion of shares of Preferred shall be effective as of the occurrence of the Qualified Trading Event or upon receipt of the written consent provided in Section 1(d)(1)(ii)(B), as applicable, whether or not the certificates representing such shares of Preferred shall have been surrendered or new certificates representing the shares of Common into which such shares have been converted shall have been issued. Any dividends or distributions declared but unpaid at the time of a mandatory conversion with respect to the Preferred so converted shall be paid upon such mandatory conversion. If a stockholder notifies the Corporation or its transfer agent in writing that the stockholder's certificate has been lost, stolen or destroyed, and executes an agreement in a form reasonably satisfactory to the Corporation and its transfer agent to indemnify them from any loss incurred in connection with the lost, stolen or destroyed certificates (without requirement of posting any bond), then such actions shall be treated for purposes of this Section as delivery of such lost, stolen or destroyed certificate.

                (3) Adjustment of Conversion Prices.

                The Series A Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price, the Series C-2 Conversion Price and the Series C-3 Conversion Price (each a "Conversion Price") and the kind of securities issuable upon the conversion of any share of Series A Preferred, Series B Preferred, Series C-1 Preferred, Series C-2 Preferred and Series C-3 Preferred (collectively, the "Convertible Preferred"), shall be adjusted from time to time after the Filing Date (as defined below) as follows:

                    (i) Subdivision or Combination of Shares.  If the
               Corporation at any time after the date that this Amended and Restated Certificate of Incorporation was filed with the New York Secretary of State ("Filing Date") effects a subdivision or combination of the outstanding Common, the Conversion Price for each share of outstanding Convertible Preferred shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

                    (ii) Stock Dividends.  If the Corporation at any time after the Filing Date pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Conversion Price for each share of Convertible Preferred shall be decreased by multiplying it by a fraction:

               (A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to the time of payment of such dividend or distribution; and (B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution, in each case effective automatically as of the date the Corporation shall take a record of the holders its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

                    (iii) Reclassification, Consolidation or Merger.  If at any
               time after the Filing Date, as a result of (a) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to an adjustment of a Conversion Price pursuant to clauses (i) or (ii) of this Section 1(d)(3)); or (b) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation), the Common issuable upon the conversion of the Convertible Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Convertible Preferred (or of any securities into which the Convertible Preferred is changed or for which the Convertible Preferred is exchanged), so that: (x) the holders of Convertible Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Convertible Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Convertible Preferred immediately prior to such capital reorganization, reclassification, merger, or consolidation, and (y) the Convertible Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 1(d)(3). No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 1(d)(3)(iii). The provisions of this Section 1(d)(3)(iii) shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

                    (iv) Adjustment upon Certain Issuances.

                    (A) For purposes of this Section 1(d)(3)(iv), "Additional
               Shares of Common" means all shares of Common issued by the Corporation after the Filing Date other than: (1) shares of Common issued in transactions giving rise to adjustments under Sections 1(d)(3)(i), (ii), or (iii) above; (2) shares of Common issued upon conversion of shares of Convertible Preferred; (3) shares of Common which may be issued in the discretion of the Board to employees or directors of, or consultants or advisors to, strategic partners of the Corporation or any wholly-owned subsidiary of the Corporation, and options or warrants or other rights for the purchase of such shares; (4) options or warrants or other rights outstanding as of the Filing Date or issued under
               Section 1(d)(3)(iv)(3) above for the purchase of such shares; (5) securities issued pursuant to any anti-dilution rights of the Convertible Preferred or the warrants outstanding as of the Filing Date; and (6) shares of Common Stock issued in satisfaction of interest on the Corporation's indebtedness for borrowed money, provided the number of shares of Common Stock issuable is calculated based on the average closing bid and asked prices for the Common Stock for the twenty (20) trading days preceding the interest payment.

                    (B) Except as otherwise provided in this Section 1(d)(3)(iv)
               below, if at any time the Corporation issues or is deemed to issue Additional Shares of Common for a consideration per share less than the Conversion Price in effect for a given share at such issuance or deemed issuance:

                        (1) in the case of the Series A Preferred, the
                   Conversion Price shall be reduced for such share to a price equal to a price determined by dividing: (x) the aggregate consideration received by or deemed to have been received by the Corporation upon such issue, by: (y) the number of shares of Additional Shares of Common issued or deemed to have been issued in such issue; and

                        (2) in the case of the Series B Preferred, Series C-1
                   Preferred, Series C-2 Preferred or Series C-3 Preferred, the Conversion Price shall be reduced for such share to a price equal to a price determined by dividing:

                            (x) the sum of (a) the product derived by
                       multiplying the Conversion Price in effect for such share immediately prior to such issue times the number of shares of Common (on a fully-diluted basis) outstanding immediately prior to such issue, plus (b) the aggregate consideration received by or deemed to have been received by the Corporation upon such issue; by

                            (y) the sum of (a) the number of shares of Common
                       (on a fully-diluted basis) outstanding immediately prior to such issue, plus (b) the number of shares of Additional Shares of Common issued or deemed to have been issued in such issue;

                   provided, that no adjustment pursuant to this Section 1(d)(3)(iv)(B)(2) shall be made in connection with any issuance or deemed issuance of Additional Shares of Common for a consideration of at least the then applicable Series A Conversion Price.

                    (v) Convertible Securities.

                    (A) "Convertible Securities" means all rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common or other Convertible Securities, whenever and each time issued.

                    (B) The "Effective Price" with respect to any Convertible
               Securities means the result of dividing:

                        (1) the sum of (x) the total consideration, if any,
                   received by the Corporation for the issuance of such Convertible Securities, plus (y) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of such Convertible Securities (assuming that the full amount of securities issuable upon exercise or conversion are issued), plus (z) the minimum consideration, if any, payable to the Corporation upon exercise or conversion of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities, by:

                        (2) the maximum number of Additional Shares of Common
                   issuable upon exercise or conversion of such Convertible Securities or of any Convertible Securities issuable upon exercise or conversion of such Convertible Securities.

                    (C) If at any time after the Filing Date the Corporation
               issues or is deemed to issue a Convertible Security with respect to which the Effective Price is less than the Conversion Price for a share of Convertible Preferred in effect at such issuance or deemed issuance, the Conversion Price for such share of Convertible Preferred shall be reduced to the Effective Price.

                    (D) If Convertible Securities by their terms provide, with the passage of time or otherwise (including by operation of the anti-dilution provisions thereof), for any increase or decrease in the consideration payable to the Corporation or decrease or increase in the number of shares of Common issuable upon the exercise, conversion or exchange thereof

               (or if any such change is made by amending such Convertible Securities), the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such the rights of conversion or exchange under such Convertible Securities. No readjustment pursuant to this clause
               (D) shall have the effect of increasing the applicable Conversion Price in effect to an amount which exceeds the lower of (1) the Conversion Price immediately following, and as adjusted to reflect, the Company's issuance of such Convertible Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), or (2) the Conversion Price that would have resulted from any issuances of Additional Shares of Common or Convertible Securities between the date the Company adjusted the Conversion Price to reflect the issuance of such original Convertible Securities and such readjustment date.

                    (E) If an adjustment has been made under this Section
               1(d)(3)(v) as a consequence of any issuance of a Convertible Security, then no further adjustment shall be made under Section 1(d)(3)(iv) above upon the actual issuance of Additional Shares of Common upon the exercise or conversion of such Convertible Securities, or upon the issuance of Convertible Securities issuable upon exercise or conversion of the original Convertible Security.

                   (vi) Valuation of Consideration.  For purposes of the
               operation of Sections 1(d)(3)(iv) and (v) above, the consideration received by the Corporation for any issue or sale of securities shall:

                        (A) to the extent it consists of cash, be computed as
                   the aggregate net amount of cash received by the Corporation;

                        (B) to the extent it consists of property other than
                   cash, be computed at the fair value of that property as determined in good faith by the Board in accordance with the terms of Section 1(c)(6) above; and

                        (C) to the extent Additional Shares of Common or
                   Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be such portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common or Convertible Securities.

                    (vii) Other Action Affecting Common.  If at any time the
               Corporation takes any action affecting its Common which, in the opinion of the Board, would have an adverse effect upon the Conversion Rights of a given share of the Convertible Preferred, the Conversion Price for such share and the kind of securities issuable upon the conversion of such share shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                    (vii) Notice of Adjustments.  Whenever the Conversion Price
               or the kind of securities issuable upon the conversion of any one of or all of the Convertible Preferred shall be adjusted pursuant to Section 1(d)(3)(i)-(v) or (vii) above, the Corporation shall make a certificate signed by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price and the kind of securities issuable upon the conversion of such share(s) of the Convertible Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Convertible Preferred promptly after each adjustment.

                (4) Full Consideration. All shares of Common which shall be issued upon the conversion of any Convertible Preferred (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the conversion of any Convertible Preferred will, upon issuance and without cost to the recipient, be free from all pre-emptive rights, taxes, liens and charges with respect to the issue thereof.

                (5) No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 1(d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of any holder of the Convertible Preferred against impairment. The Corporation shall at all times when the Convertible Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred, such number of its duly authorized shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred.

                (6) No Reissuance of Preferred. No share of Preferred acquired by the Corporation upon conversion, redemption or purchase shall be reissued and all such shares shall be canceled, retired and eliminated from the shares which the Corporation may be authorized to issue. The Corporation shall take all such corporate action necessary or appropriate to reduce the authorized number of Preferred accordingly.

                (7) Minimum Conversion Price. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common issuable upon conversion of the shares of Convertible Preferred, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common at such adjusted Conversion Price.

          SECTION 2.  COMMON STOCK

          (a) Voting Rights. Except as otherwise required by law or by this Certificate, each share of Common shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation, and the holders of shares of Common, Series A Preferred, Series B Preferred and Series C Preferred shall vote together and not as separate classes.

          (b) Dividend Rights. Subject to the dividend rights of the holders of the Preferred set forth in Sections 1(b) and 1(c) above, the holders of the Common shall be entitled to receive, as, when and if declared by the Board, but only out of funds legally available therefor, cash dividends in such amounts as the Board may determine.

          (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred shall be entitled to receive upon dissolution, liquidation, or winding up, the holders of the Common shall be entitled to share on a share for share basis in the remaining assets of the Corporation (together with the holders of Series A Preferred as set forth in Section 1(c)(4) above).

          (d) Residual Rights. All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for herein shall be vested in the Common.

             FOURTH: The office of the Corporation is to be located in the County of New York, State of New York. The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any such process so served is:

           Halsey Drug Co., Inc.
           616 N. North Court, Suite 120
           Palatine, Illinois 60067
           Attention: President
           FIFTH: The duration of said Corporation shall be perpetual.

             SIXTH: The number of directors shall be not less than three (3) nor more than eleven (11), none of whom need be stockholders of the Corporation.

             SEVENTH: Except as may be otherwise expressly provided in the Certificate of Incorporation, as from time to time amended, or in any duly adopted vote or resolution of the Board of Directors, no stockholder shall have any preemptive rights to subscribe to any issue of stock of the Corporation whether now or hereafter authorized or to any issue of any obligations of the Corporation convertible into stock of the Corporation, or to any issue of warrants for the issuance of or options for the purchase of stock of the Corporation, for whatever consideration the same may be issued, whether or not such issue of stock, obligations, warrants or options are offered to any other holders of stock or obligations of the Corporation.

             EIGHTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

             NINTH: The Corporation shall, to the fullest extent possible permitted by Sections 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have the power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such sections of the Business Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the person so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

             TENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that, except as hereinafter provided, this Article TENTH shall neither eliminate nor limit liability: (a) if a judgment or final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated Section 719 of the New York Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article TENTH. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of directors, then pursuant hereto the liability of a director of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Article TENTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article TENTH immediately prior to such repeal or modification.

     5. The foregoing amendments and restatement of the Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by an affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.

     6. IN WITNESS WHEREOF, we have signed this certificate on the 6th day of February, 2004 and we affirm the statements contained herein as true under penalties of perjury.

                                                 /s/ ANDREW D. REDDICK
                                          --------------------------------------
                                                    Andrew D. Reddick
                                                        President

                                                 /s/ PETER A. CLEMENS
                                          --------------------------------------
                                                     Peter A. Clemens
                                                        Secretary

                                                                      APPENDIX D

                                   AGEMA LLC

                                                                January 16, 2004
STRICTLY PRIVATE AND CONFIDENTIAL
Independent Committee of the Board of Directors
Halsey Drug Co., Inc.
695 North Perryville Road
Rockford, Illinois 61107

Gentlemen:

     We understand that Halsey Drug Co., Inc. ("Halsey" or the "Company") has sought the advice of an Independent Committee of Halsey's Board of Directors (the "Committee") with regard to financial transactions by Halsey pursuant to terms and conditions more fully described in drafts of the transaction documents and related agreements listed in Exhibit A of this letter (the "Transaction Documents"). The financial transactions embodied in the Transaction Documents collectively constitute the "Financing". Amongst other terms and Conditions, the Financing provides for:

          1. the sale of convertible senior secured debentures (the "Debentures") of $11.3 million principal amount to Essex Woodlands Health Ventures V, L.P., Care Capital Investments, LP, Galen Partners III, L.P. and Oracle Strategic Partners L.P. (collectively, including affiliated entities, the "Investors"), and

          2. the exchange of (i) approximately $2.0 million of aggregate funding which has occurred since November 21, 2003, and (ii) any funding provided by the Investors during the period from January 16, 2004 to the initial closing (collectively, the "Bridge Notes"), together with accrued interest thereon, for Debentures on the initial closing; and

          3. the sale of up to $1.7 million in Debentures within 120 days of the initial closing in addition to the Debentures to be acquired by the Investors; and

          4. the utilization of $4.0 million of the proceeds raised to retire $16.4 million of indebtedness owing by the Company to Watson
     Pharmaceuticals, Inc. in the aggregate principal amount of approximately $21.4 million.

     Persons and entities that have preemptive rights and other third parties will also be permitted to purchase Debentures ("Other Purchasers"), so long as the Investors are able to make their desired purchases.

     You have asked us for our opinion as to whether the Financing is fair from a financial point of view to the Company as well as fair from a financial point of view to the Company's creditors, debenture holders, subordinated debt holders and common shareholders not including the Investors and the Other Purchasers (the "Stakeholders").

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          (iii) reviewed, financial projections regarding the Company prepared by the management of the Company;

          (iv) conducted detailed meetings and telephonic discussions with members of the senior management of the Company concerning the financial condition, current operating results and business outlook for the Company on a stand-alone basis;

          (v) reviewed the reported prices and trading activity of the Company's common stock;

          (vi) discussed with management the Company's efforts during 2003 to identify and negotiate alternative sources of funding on an acceptable basis other than on the terms proposed by the Investors and Other Purchasers;

          (vii) reviewed the Company's current cash position and cash operating requirements through fiscal year 2004;

          (viii) participated in discussions among the Company's senior executives, the Committee and legal representatives regarding the status of negotiations with the Investors and Other Purchases and provided financial advice to the Committee;

          (ix) discussed with the Committee and with management the prospects for the Company if the Financing is not completed;

          (x) reviewed with the Committee the financial implications of various term sheets submitted by the Investors and Other Purchasers to the Company and provided financial advice to the Committee in response thereto;

          (xi) discussed the tax implications of the consummation of the Financing with the Committee and their counsel;

          (xii) reviewed the Transaction Documents; and

          (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     The payment of our fee for this opinion is not contingent upon the consummation of the Financing. The Company has also agreed to indemnify us against certain liabilities in connection with our services.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made and do not assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We express no opinion as to the relative financial impact of the Financing upon the Stakeholders of the Company, including without limitation, no opinion as to the recoverability of financial investments or credit extended by any of the Stakeholders of the Company. We have assumed that the Financing will be consummated in accordance with the terms and conditions set forth in the Transaction Documents without material modification or waiver. Our opinion is necessarily based on financial, economic market and other conditions as in effect on, and the information made available to us as of, the date hereof, but our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Transaction Documents.

     We have acted as financial advisor to the Committee of the Board of Directors of the Company and have received fees from the Company for our services.

     It is understood that this letter is for the information of the Committee of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Financing with the Securities and Exchange Commission subject to our prior review. We make no recommendation as to how the common shareholders of the Company should vote with respect to the Financing.

     Based on the foregoing, we are of the opinion on the date hereof that the Financing is fair from a financial point of view to the Company and its Stakeholders.

                                          Very truly yours,

                                          AGEMA LLC

                                          By:    /s/ JAMES W. NEAL, JR.
                                            ------------------------------------
                                                     James W. Neal, Jr.
                                            Chairman and Chief Executive Officer

                                   EXHIBIT A

     1. Draft Term Sheet dated December 19, 2003.

     2. Draft letter from Halsey Drug Co., Inc. to investors in the 1998 Debentures, 1999 Debentures and 2002 Debentures dated January, 2004.

     3. Draft Voting Agreement dated December 29, 2003.

     4. Draft Amended and Restated Registration Rights Agreement dated December 30, 2003.

     5. Draft Third Amendment to Loan Agreement Note between Halsey Drug Co., Inc. and Watson Pharmaceutical, Inc. dated December 29, 2003.

     6. Draft Secured Promissory Note between Halsey Drug Co., Inc. and Watson Pharmaceutical, Inc. dated December 29, 2003.

     7. Draft Debenture and Share Purchase Agreement.

     8. Draft Debenture Conversion Agreement.

     9. Draft Convertible Senior Secured Debenture.

     10. Draft Confidential Private Placement Term Sheet dated December 30,
2003.

     11. Draft Restated Certificate of Incorporation of Halsey Drug Co., Inc.

     12. Draft Debenture and Warrant Dilution Waiver dated December 30, 2003.

                                                                      APPENDIX E

                             HALSEY DRUG CO., INC.

                    RESOLUTIONS OF THE INDEPENDENT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                               DECEMBER 20, 2003

     WHEREAS, the Board of Directors of Halsey Drug Co., Inc. (the "Company") on October 30, 2003 formed an independent committee of the Board (the "Committee") for the purpose of evaluating the capital raising activities of the Company with the intent of seeing that those efforts are reasonable and unbiased and that all alternatives are considered in the process;

     WHEREAS, the Committee has undertaken and completed a thorough and detailed evaluation of the Company's capital raising activities including without limitation, but with particular attention to, the proposed terms and conditions of the financing set forth in the Company's December 19, 2003 term sheet attached hereto (the "Term Sheet") to be fully embodied in transaction documents in connection with a convertible senior secured debentures financing with Essex Woodlands Health Ventures Fund V, L.P. ("Essex Woodlands"), Care Capital Investments, L.P. ("Care Capital"), Galen Partners III, L.P. and other Galen entities ("Galen"), Oracle Strategic Partners, L.P. ("Oracle"), and other purchasers (the "2003 Financing");

     WHEREAS, the Committee has met formally on numerous occasions and, in addition to those meetings, Committee members have had numerous detailed communications with each other and with the Company's Chief Executive Officer and Chief Financial Officer and other members of management and with the Committee's special legal counsel and financial advisory firm, and the Committee has also been updated from time to time by the Company's outside general counsel as to the progress and status of the 2003 Financing;

     WHEREAS, during the course of these meetings and communications the Committee has assembled and thoroughly examined, analyzed and evaluated a substantial body of information and materials which the Committee Chairman has instructed the Company's Chief Financial Officer and the Committee's special counsel to retain and preserve in their respective files;

     WHEREAS, the Committee's evaluations have taken into account the following factors, among other things: the Company's current distressed financial condition and urgent need to obtain new capital and to restructure its existing debt; the fact that the Company is in default of its principal loan agreements; discussions with the Company's management and outside professionals including advice (a) from the Company's bankruptcy counsel as to bankruptcy alternatives which appear to be inevitable in the absence of consummating the 2003 Financing and (b) that the Company's independent certified public accountants expect that in the absence of the 2003 Financing that the Company's 2003 financial statements will almost certainly at a minimum have a going-concern qualification; the substantial effort and numerous attempts made by the Company to obtain necessary financing during 2003 from other sources on acceptable terms but without success other than the proposed 2003 Financing, including the Committee's review of the financing terms that were offered to the Company but found by the Company to be unacceptable; the market price and volume for the Company's publicly traded common stock during the 90-day period through and including December 19, 2003; the dilutive effects on existing stockholders resulting from the 2003 Financing; the Company's financial information, including financial forecasts, and information relating to the Company's business, earnings, cash flow, assets, liabilities, recent aged accounts payable statements, current defaults on existing indebtedness, and prospects of the Company; discussions with members of senior management of the Company concerning the Company's history, current operations and financial status, and future prospects, as well as the outlook for the Company's industry generally and the Company's 2004 business plan and current efforts to liquidate certain assets and reduce payroll; review of documentation and analyses regarding the Company's existing debt financing and liquidity issues; the restricted nature of the securities being issued to the investors pursuant to the 2003 Financing including the restricted nature of the securities issueable upon conversion of the new securities; the Bulletin Board status of the Company and its impact on the liquidity of the Company's securities; the insolvent condition of the Company in both the sense that the Company's liabilities greatly exceed the Company's assets and the fact that the Company has not been able to satisfy its obligations as they mature; the advice from Agema, LLC (the Committee's financial advisory firm) received at the Committee's December 20, 2003 meeting that the transaction described in the Term Sheet is fair to the Company and its creditors and stockholders from a financial point of view which advice will be confirmed by Agema in a customary fairness opinion letter to be delivered promptly and prior to the closing; and review and evaluation of such other financial information and analyses and such other information and matters as the Committee considered appropriate including the Committee's assessment of general economic, market, and monetary conditions;

     WHEREAS, the Committee has reviewed the terms and conditions of the 2003 Financing as stated in the Term Sheet and will rely on management and the Company's outside general counsel to assure that the definitive legal documents are consistent with and reflect the terms and conditions outlined in the Term Sheet subject to negotiated changes to the transaction's terms after the Term Sheet which management or the Company's general counsel determines are not material to the Committee's financial evaluation of the transaction;

     WHEREAS, the Committee's members have actively participated in the negotiation of the Term Sheet, and the material comments and concerns raised by the Committee members have been addressed to their satisfaction in the Term Sheet, taking into account the Company's bargaining position and all the other relevant facts and circumstances of the Company's present situation and financial condition and the customary gives-and-takes during the negotiating process in a transaction of this kind. The Committee has assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, assumed that the Company's financial forecasts and forward-looking materials have been reasonably prepared and reflect the best currently available estimates and judgment of management as to the expected future financial performance of the Company, and assumed that any differences between the final executed closing documents and the Term Sheet would not change the Committee's conclusions and recommendation.

     NOW, THEREFORE, be it hereby

     RESOLVED, that the Committee hereby concludes, with reliance on the financial fairness opinion of Agema LLC and the other factors recited above, that the 2003 Financing presents the best and, in all likelihood as assessed by the Committee, the only source of capital to satisfy the Company's short-term and long-term needs; that the 2003 Financing is fair from a financial point of view to the creditors and public stockholders of the Company other than Essex, Care Capital, Oracle, and Galen; and that the capital raising activities of the Company have been reasonable and unbiased and that all reasonable alternatives were considered in the process; and, accordingly, the Committee hereby recommends to the Board that the Board approve and authorize the 2003 Financing (with abstentions by appropriate Board members) and proceed to a prompt closing of the transaction.

Attachments:

     1. 12/19/03 Term Sheet

                                                                      APPENDIX F

                             HALSEY DRUG CO., INC.

                           1998 STOCK OPTION PLAN(1)

     1. Purposes. The Plan described herein, as amended and restated, shall be known as the "Halsey Drug Co., Inc. 1998 Stock Option Plan" (the "Plan"). The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company or its Subsidiaries (as defined in Section 2 below) to whom Option's may be granted under this Plan, and to promote the success of the Company's business.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

     2.  Definitions.  As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed under Section 4(a) hereof.

          (d) "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

          (e) "Company" shall mean Halsey Drug Co. Inc., a New York corporation.

          (f) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

          (g) "Director" shall mean any person serving on the Board of Directors.

---------------

(1) Amended by the Board of Directors on April 15, 1999 to increase the number of shares available for grant under the Plan from 2,600,000 shares to 3,600,000 shares. Ratified by the Company's shareholders on August 19, 1999. Amended further by the Board of Directors on April 20, 2001 to increase the number of shares available for grant under the Plan from 3,600,000 shares to 8,100,000 shares. Ratified by the Company's shareholders on June 14, 2001. Amended further by the Board of Directors on August 26, 2003 to (i) increase the number of shares available for grant under the Plan from 8,100,000 shares to 12,000,000 shares, (ii) permit the grant of Non-ISO's at a per share price less than the fair market value of the Company's Common Stock on the date of grant, and (iii) provide a maximum limit on options granted to any individual during any calendar year of 5,500,000 shares. Amended further by the Board of Directors on May 5, 2004 to (i) further increase the number of shares available for grant under the Plan from 12,000,000 to 20,000,000 shares, and (ii) increase the maximum limit on options granted to any individual during any calendar year to 8,750,000 shares. The Plan amendments approved by the Board on August 26, 2003 and May 5, 2004 are subject to ratification by the Company's shareholders.

          (h) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Fair Market Value" shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

          (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Non-ISO" shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code.

          (m) "Option" shall mean a stock option granted pursuant to the Plan.

          (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (o) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

          (p) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (q) "Plan" shall mean this Halsey Drug Co. Inc. 1998 Stock Option Plan, as amended from time to time.

          (r) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

          (s) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (u) "Ten Percent Shareholder" shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

     3.  Stock Authorized.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is Twenty Million (20,000,000) shares of authorized, but unissued, or reacquired Common Stock. The maximum number of shares which may be subject to an Option granted in any calendar year shall not exceed 8,750,000 shares (subject to adjustment under Section 11 hereof consistent with Section 162(m) of the Code). If the shares that would be issued or transferred pursuant to any Options are not issued or transferred and ceased to be issuable or transferable for any reason, the number of shares subject to such Option will no longer be charged against a limitation provided for herein and may again be subject to Options. Notwithstanding the proceeding sentence, with respect to any Option granted to any individual who is a "covered employee" within the meaning of Section 162(m) of the Code that is cancelled, the number of shares subject to such Option shall continue to count against the maximum number of shares which may be the subject of Options granted to such individual. For purposes of the preceding sentence if, after grant, the exercise price of an Option is reduced, such reduction shall be treated as a cancellation of such Option and the grant of a new Option, and both the cancellation of the Option and the new Option shall reduce the maximum number of shares for which Options may be granted to the holder of such Option in a calendar year.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     4.  Administration.

     (a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

     A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Non-ISO's; (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 8 of the Plan; (iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company's Board of Directors, including members of the Committee, and in such regard may determine:

          (i) the time at which any such Option shall be granted;

          (ii) the number of Shares covered by any such Option;

          (iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

          (iv) the provisions of the agreement relating to any such Option; and

          (v) the Option Price of Shares subject to an Option granted such Board member.

     (d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility. Incentive Stock Options may be granted only to Employees. Non-ISO's may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under
Section 422(d) of the Code.

     6. Effective Date and Term of Plan. The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

     Subject to the provisions of Section 13 hereof, no Option shall be granted under this Plan on or after the earlier of

          (1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

          (2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

     7. Term of Option. An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the

Incentive Stock Option granted him or her shall not be exercisable after the expiration of five years from the date of grant or such earlier expiration as provided in the particular Option agreement.

     8.  Exercise Price and Consideration.

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-ISO, the per Share exercise price shall be determined by the Board on the date of grant.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of

          (i) cash;

          (ii) check;

          (iii) promissory note, provided such promissory note shall be full recourse as to principal and interest and shall bear interest at the market rate, which market rate shall be equal to the rate of interest available to the Optionee in a third party arms-length loan transaction of similar nature and amount;

          (iv) Shares of Common Stock having been held by the Optionee for at least six (6) months prior to being surrendered as consideration for the Shares to be issued upon exercise of an Option and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment; or

          (v) such other consideration and method of payment for the issuance of Shares to the extent permitted under New York law.

The Company shall be permitted to withhold shares to be issued under the Option to pay related income tax withholding requirements. The amount of such tax withholding shall be no greater than the applicable statutory withholding amount.

     9.  Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO's. Non-ISO's granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee's status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

     (c) Termination of Service as an Employee with Respect to Incentive Stock Options. If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Disability of Optionee. Notwithstanding the provisions of Section 9(c) above, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (e) Death of Optionee.  In the event of the death of an Optionee:

          (i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

          (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  Transferability of Options.

     (a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

     (b) The Committee may, in its discretion, authorize all or a portion of the Non-ISOs to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Non-ISO Stock Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, (z) subsequent transfers of transferred Options shall be prohibited except those made by will or by the laws of descent or distribution, and

(zz) such transfer is approved in advance by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term "Optionee" shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may, in the exercise of its sole discretion in such instances, accelerate the vesting of all or any portion of Options then outstanding.

     12. Time for Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan. (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

          (ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

          (iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

     (b) Shareholder Approval. Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     16. Option Agreement. Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

     17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

     18. Miscellaneous Provisions. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

     19. Other Provisions. The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

     20. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     21. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     22. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     23. Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

     24. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     25. Headings, Etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     26. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

Dated: May 5, 2004

                                                                      APPENDIX G

                     DEBENTURE AND SHARE PURCHASE AGREEMENT

     This Debenture and Share Purchase Agreement ("Agreement") is made as of February 6, 2004 by and among Halsey Drug Co., Inc., a New York corporation ("Company"), Essex Woodlands Health Ventures V, L.P., a Delaware limited partnership ("Essex"), Care Capital Investments, L.P., a Delaware limited partnership ("Care Capital"), Galen Partners III, L.P., a Delaware limited partnership ("Galen and, together with Essex, Care Capital, Galen and the Additional Investors joining the Agreement in accordance with its terms, the "Purchasers").

                             PRELIMINARY STATEMENTS

     The Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, the Convertible Senior Secured Debentures in the aggregate principal amount of up to $14 million, subject to increase as provided herein, substantially in the form of Exhibit A attached to this Agreement (as they may be amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Debentures"), all on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                             INTENTIONALLY OMITTED

                                   ARTICLE II

              SALE AND PURCHASE OF DEBENTURES; SECURITY DOCUMENTS

     2.1.  Sale and Purchase of Debentures

     At the initial Closing, on the terms and subject to the conditions and in reliance on the representations and warranties contained in this Agreement, or made pursuant to this Agreement, the Company shall issue, sell and deliver to each Purchaser and such Purchaser's designees, and each Purchaser, severally and not jointly, will purchase from the Company, the Debentures for the purchase prices set forth opposite such Purchaser's name on Exhibit B. Such purchase price may be paid in a combination of cash payments and the exchange of Bridge Notes plus accrued and unpaid interest, in each case as specified on Exhibit B.

     2.2.  Company Security Documents

     All of the obligations of the Company under the Transaction Documents to or for the benefit of the Purchasers (or their agents and representatives) shall be secured by the following items (collectively, the "Company Debenture Collateral"), each of which, except for Permitted Liens, shall be (i) junior and subordinate to the lien granted to the holders of the Senior Notes, and (ii) senior and superior to those liens granted to the investors in the Existing Debentures, all as more specifically set forth in the Subordination Agreement:

          (a) a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to the Company General Security Agreement, including, without limitation, a lien on and security interest in all of the issued and outstanding shares of common stock of the Guarantors pursuant to a separate Stock Pledge Agreement; and

          (b) collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Company.

     Notwithstanding the foregoing, each of the Purchasers acknowledge and agree that the liens and security interests granted by the Company to secure the Company's obligations under the Debentures and the Transaction Documents shall be released upon the written consent of the holders of at least 60% of the outstanding principal amount of the Debentures, and that upon receipt of such consent, the Company shall be authorized to file UCC-3 Termination Statements (or such other filings as shall be necessary) in the appropriate jurisdictions to release the lien and security interests granted by the Company in favor of the Purchasers under the Transaction Documents.

     2.3.  Guaranties

     All of the obligations of the Company under the Debentures shall be guaranteed pursuant to the Guaranties by the Guarantors.

     2.4.  Guarantor Security Documents

     All of the obligations of the Guarantors under the Guaranties shall be secured by the following (collectively, the "Guarantor Debenture Collateral") each of which, except for Permitted Liens, shall be a lien ranking (i) junior and subordinate to the lien granted to the holders of the Senior Notes, and (ii) senior and superior to those liens granted to the investors in the Existing Debentures, all as more specifically set forth in the Subordination Agreement:

          (a) a lien on all of the personal property and assets of the respective Guarantors now existing or hereinafter acquired, granted pursuant to the Guarantors General Security Agreement; and

          (b) collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Guarantors.

     Notwithstanding the foregoing, each of the Purchasers acknowledge and agree that the liens and security interests granted by the Guarantors to secure each such Guarantor's obligations under the Transaction Documents shall be released upon the written consent of the holders of at least 60% of the outstanding principal amount of the Debentures, and that upon receipt of such consent, the Company shall be authorized to file UCC-3 Termination Statements (or such other filings as shall be necessary) in the appropriate jurisdictions to release the liens and security interests granted by the Guarantors in favor of the Purchasers under the Transaction Documents.

                                  ARTICLE III

                    CLOSING; ADJUSTMENTS TO CONVERSION PRICE

     3.1.  Closing

     The initial Closing will take place at the offices of St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105 simultaneously with the execution of this Agreement, or such other place, time and date as shall be mutually agreed to by the Company and the Purchasers. The Company and the Purchasers acknowledge and agree that the Debentures may be sold by the Company on one or more Closing Dates; provided, however, that (i) the aggregate principal amount of the Debentures shall not exceed $14 million without the prior written consent of the holders of at least 60% of the principal amount of the Debentures then held by Capital Investment II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners III, L.P. and (ii) that no Debentures shall be issued after the Termination Date. Upon the issuance of additional Debentures under this Agreement, any additional Purchaser (each an "Additional Investor") shall be required to execute a Joinder Agreement, which Joinder Agreement shall include the aggregate principal amount of the Debentures issued to such Purchaser. Any Additional Investors in the Debentures executing a Joinder Agreement shall be deemed a "Purchaser" for all purposes of this Agreement. Each issuance to an Additional Investor shall be made on the terms and conditions of this Agreement.

     3.2.  Closing Deliveries

     On the Closing Date, the Company shall deliver to each Purchaser a Debenture, dated the Closing Date, in the principal amount set forth opposite the name of such Purchaser in Exhibit B. The Company shall deliver the foregoing Debentures against receipt by the Company from each Purchaser of an amount equal to the aggregate purchase price for the Debentures to be purchased by such Purchaser at the Closing, as set forth opposite the name of such Purchaser on Exhibit B, in each case by surrender of Bridge Notes and/or wire transfer in immediately available funds in U.S. dollars to an account designated by the Company or a certified or official bank check payable to the order of the Company drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As a material inducement to each Purchaser to enter into and perform its obligations under this Agreement, except as set forth in the Schedule of Exceptions, the Company hereby represents and warrants to each Purchaser as follows:

     4.1.  Organization and Existence

     The Company is a corporation duly organized, validly existing and in good standing under the laws of New York and is qualified to do business in such other jurisdictions as the nature or conduct of its operations or the ownership of its properties require such qualification. The Company does not own or lease any property or engage in any activity in any jurisdiction that might require qualification to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect or subject the Company to a material liability. The Company has furnished the Purchasers with true, correct and complete copies of its Certificate of Incorporation, By-Laws and all amendments thereto, as of the date hereof.

     4.2.  Subsidiaries and Affiliates

     Section 4.2 of the Schedule of Exceptions sets forth the name, jurisdiction of incorporation and authorized and outstanding capitalization of each Subsidiary. Except as disclosed in Section 4.2 of the Schedule of Exceptions, all of the outstanding shares of capital stock of each of the Subsidiaries are duly and validly authorized, are validly issued and are fully paid and nonassessable and have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. Except as set forth in
Section 4.2 of the Schedule of Exceptions, the Company has, and upon the Closing will have, no Subsidiaries and will not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity. Except as disclosed in Section 4.2 of the Schedule of Exceptions, each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. Except as set forth in Section 4.2 of the Schedule of Exceptions, no Subsidiary owns or leases any property or engages in any activity in any jurisdiction which might require such Subsidiary to qualify to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect or subject such Subsidiary to a material liability.

     4.3.  Capitalization

     (a) As of the date hereof, the Company's authorized capital stock consists of 80,000,000 shares of Common Stock, of which 21,601,704 shares are outstanding and approximately 239,200,000 shares are reserved for issuance for the purposes set forth in Section 4.3 of the Schedule of Exceptions. Set forth in Section 4.3 of the Schedule of Exceptions is a complete and correct list, as of the date hereof, and as of the Closing Date, of the number of shares of Common Stock held by the Company's public stockholders generally, stockholders holding in excess of 5% of the Company's Common Stock and all holders of options, warrants, debentures and other securities convertible or exercisable for Common Stock. Such schedule is complete and correct in all material respects.

     (b) Upon the effectiveness of the Charter Amendment, the Company's authorized capital stock will consist of (i) 650,000,000 shares of Common Stock, and (ii) 290,000,000 shares of Preferred Stock, of which (1) 45,000,000 shares will be Series A Preferred, (2) 25,000,000 shares will be Series B Preferred,
(3) 70,000,000 shares will be Series C-1 Preferred, (4) 50,000,000 shares will be Series C-2 Preferred and (5) 100,000,000 shares will be Series C-3 Preferred.

     (c) All the issued and outstanding shares of capital stock of the Company are (i) duly authorized and validly issued, (ii) fully paid and nonassessable and (iii) have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Other than as set forth in Section 4.3 of the Schedule of Exceptions, there are no outstanding preemptive, conversion or other rights, options, warrants, calls, agreements or commitments granted or issued by or binding upon the Company or any Subsidiary, for the purchase or acquisition of any shares of its capital stock or securities convertible into or exercisable or exchangeable for capital stock.

     4.4.  Authorization

     (a) Each of the Company and the Guarantors has all requisite corporate power and authority (i) to execute and deliver, and to perform and observe their respective obligations under, the Transaction Documents to which it is a respective party, and (ii) to consummate the transactions contemplated hereby and thereby, including, without limitation, the grant of any security interest, mortgage, payment trust, guaranty or other security arrangement by the Company in, on or in respect of the Company Debenture Collateral, and by any and all of the Guarantors in, on or in respect of the Guarantor Debenture Collateral.

     (b) All corporate action on the part of (i) the Company and the directors and, except as set forth in Section 4.4(b) of the Schedule of Exceptions or as otherwise provided in Sections 9.7 and 9.17 of this Agreement, the stockholders of the Company necessary for the authorization, execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated therein, and for the authorization, issuance and delivery of the Debentures and Shares, has been taken and (ii) each Guarantor and their respective directors and stockholders necessary for the authorization, execution, delivery and performance by each Guarantor of the Guarantors General Security Document, the Guaranties and the transactions contemplated therein or in any other Transaction Document with respect to the Guarantors, has been taken.

     4.5.  Binding Obligations; No Material Adverse Contracts

     The Transaction Documents constitute valid and binding obligations of the Company and the Guarantors enforceable in accordance with their respective terms. Except as set forth in Section 4.5 of the Schedule of Exceptions and as provided in Section 9.17 of this Agreement, the execution, delivery and performance by the Company and the Guarantors of the Transaction Documents and compliance therewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default, or accelerate or permit the acceleration of any rights or obligations, under, any provision of state, local, federal or foreign law to which the Company or either of the Guarantors is subject, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company or either of the Guarantors, the Watson Term Loan and the Existing Debentures or any other mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company or either of the Guarantors is a party or by which it is bound, and except for Permitted Liens, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or either of the Guarantors pursuant to any such term. Except as set forth in Section 4.3 of the Schedule of Exceptions, no stockholder of the Company or either Guarantor has or will have any preemptive rights or rights of first refusal by reason of the issuance of the Debentures or Shares issuable upon conversion or exercise of the Debentures.

     4.6.  Compliance with Instruments

     Neither the Company nor any Subsidiary (a) is in violation of its organizational documents, (b) is in default, and no event has occurred which, with the giving of notice, or the lapse of time, or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material agreement, including, without limitation, the Watson Term Loan, and the Existing Debentures, any license, indenture or other instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (c) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject (including without limitation any Legal Requirements relating to the biotechnology and pharmaceutical industry) except for (x) such defaults and violations set forth in Section 4.6 of the Schedule of Exceptions, and (y) such violations under clause (b) and (c) that would not, individually or in the aggregate, have a Material Adverse Effect.

     4.7.  Litigation

     Except as set forth in Section 4.7 of the Schedule of Exceptions, there are no actions, suits or proceedings (including governmental or administrative proceedings), investigations, third-party subpoenas or inquiries by any regulatory agency, body or other governmental authority, to which the Company or any of the Subsidiaries is a party or is subject, or to which any of their authorizations, consents and approvals or other properties or assets, is subject, which is pending, or, to the best knowledge of the Company, threatened or contemplated against the Company or any Subsidiary, or any of such property or assets, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company is not subject to any actions, suits or proceedings (including governmental or administrative proceedings), investigation, third-party subpoenas or inquiries by any regulatory agency, body or other governmental authority or any third Person regarding its accounting practices or policies.

     4.8.  Financial Information; SEC Documents

     (a) The Company has furnished to the Purchasers complete and correct copies of the consolidated financial statements of the Company and its Subsidiaries, including consolidated balance sheets as of December 31, 2002 and 2001 and consolidated statements of operations, changes in cash flows and stockholders' equity, covering the three years ended December 31, 2002, all of which statements have been certified by Grant Thornton LLP, independent accountants within the meaning of the Securities Act and the rules and regulations thereunder, and all of which statements are included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC under the Exchange Act. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise stated therein and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations for such periods. The Company's auditors have raised no material issues nor delivered any material correspondence with respect to any of the Company's financial statements or financial affairs.

     (b) The Company has also furnished to the Purchasers the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2003, and the related unaudited consolidated statements of operations, consolidated statements of cash flow and consolidated statements of stockholders' equity for the nine months ended September 30, 2003. Such financial statements were prepared in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 4.8(a) and fairly present the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations for such periods (subject to normal year-end adjustments).

     (c) None of the documents filed by the Company with the SEC since December 31, 1997 contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in light of the circumstances in which they were made. There are no facts which the Company has not disclosed to the Purchasers which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (d) Except as set forth in Section 4.8 of the Schedule of Exceptions or in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, subsequent to December 31, 2002, (i) none of the Company or any Guarantor has incurred any liability or obligations, direct or indirect, or entered into any transactions not in the ordinary course of business, in either case which is material to the Company or any Guarantor, as a whole, (ii) there has not been any material change in the short-term debt or long-term debt of any of the Company or any Guarantor, (iii) there has been no material change in the Company's accounting principles and (iv) none of the Company or any Guarantor has taken any actions which would have been prohibited under Article X if taken after the date hereof.

     (e) Except as set forth in Section 4.8 of the Schedule of Exceptions or in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, since December 31, 2002, there has been no Material Adverse Effect with respect to the Company and its Subsidiaries.

     4.9.  Offering Exemption

     (a) None of the Company, its Affiliates or any Person acting on its or their behalf has engaged or will engage, in connection with the offering and sale of the Debentures, in any form in general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, and none of the Company, or any of its Affiliates has, directly or indirectly, solicited any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Debentures in a manner that would require the Debentures to be registered under the Securities Act. Assuming the accuracy of the representations and warranties given by the Purchasers in
Article V below, the offering, sale and issuance of the Debentures and Shares have been, are, and will be exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws.

     (b) None of the Company or any Guarantor is, or upon consummation of the transactions contemplated under the Transaction Documents, will be, subject to registration as an "investment company" under the 1940 Act.

     4.10.  Permits; Governmental and Other Approvals

     (a) Other than as set forth in Section 4.10 of the Schedule of Exceptions or in the Company Reports, each of the Company and its Subsidiaries possesses all necessary consents, approvals, authorizations, orders, registrations, stamps, filings, qualifications, licenses, permits or other analogous acts by, of, from or with all public, regulatory or governmental agencies, bodies and authorities and all other third parties, to own, lease and operate its respective properties and to carry on its business as now conducted and proposed to be conducted except to the extent that the failure to obtain any such consents, approvals, authorizations, orders, registrations, stamps, filings, qualifications, licenses or permits would not have a Material Adverse Effect. Other than as set forth in Section 4.10 of the Schedule of Exceptions, or as otherwise contemplated in Article VI and IX hereof, no approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority or any other Person is required in connection with the Company's valid execution, delivery and performance of this Agreement or the offer, issuance and sale of the Debentures by the Company to the Purchasers or the consummation of any other transaction contemplated on the part of the Company hereby.

     (b) Without limiting the generality of the representations and warranties made in Section 4.10(a), the Company represents and warrants that (i) it and the Guarantors are in compliance with all applicable provisions of the FDC Act, except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect; (ii) its products and those of the Guarantors are not adulterated or misbranded and are in lawful distribution; and (iii) it and the Guarantors are, and will be, in compliance with the following specific requirements: (A) the Company and the Guarantors have registered all of their facilities with the FDA, (B) the Company and the Guarantors have listed their drug products with the FDA, (C) each drug product marketed by the Company or any Guarantor is the subject of an application approved by the FDA, (D) all drug products marketed by the Company or either Guarantor comply with any conditions of approval and the terms of the application submitted to the FDA, (E) all of the Company's and the Guarantors' drug products are manufactured in compliance with the FDA's good manufacturing practice regulations, (F) all of the Company's and the Guarantors' products are labeled and promoted in accordance with the terms of the marketing application and the provisions of the FDC Act, (G) all adverse events relating to the Company and the Guarantors that were required to be reported to the FDA have been reported to the FDA in a timely manner, (H) each of the Company and the Guarantors is in compliance with the terms of the consent agreement entered into by the Company with the United States Attorney for the Eastern District of New York on behalf of the FDA on June 29, 1993, as amended, (I) to the Company's best knowledge, neither the Company nor any Guarantor is employing or utilizing the services of any individual who has been debarred under the FDC Act, (J) all stability studies required to be performed for products distributed by the Company or a Guarantor have been completed or are ongoing in accordance with the applicable FDA requirements, (K) none of the Company's or a Guarantor's products have been exported for sale outside the United States, and (L) each of the Company and the Guarantors is in compliance with the provisions of the Prescription Drug Marketing Act, to the extent applicable; except, with respect to subclauses (iii)(E), (iii)(H), (iii)(G), (iii)(K) and (iii)(L) above, where any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

     (c) Without limiting the generality of the representations and warranties made in Section 4.10(a), the Company also represents and warrants that it and the Guarantors are in compliance with all applicable provisions of the CSA and that the Company and the Guarantors are in compliance with the following specific requirements, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect: (i) the Company and the Guarantors are registered with the DEA at each facility where controlled substances are exported, imported, manufactured or distributed; (ii) all controlled substances are stored and handled pursuant to DEA security requirements; (iii) all records and inventories of receipt and distributions of controlled substances are maintained in the manner and form as required by DEA regulations; (iv) all reports, including, but not limited to, ARCOS, manufacturing quotas, production quotas, and disposals, have been submitted to the DEA in a timely manner; (v) all adverse events, including thefts or significant losses of controlled substances, have been reported to the DEA in a timely manner; (vi) to the Company's best knowledge, neither the Company nor any Guarantor is employing any individual, with access to controlled substances, who has previously been convicted of a felony involving controlled substances; and (vii) any imports or exports of controlled substances have been conducted in compliance with the CSA and DEA regulations.

     4.11.  Sales Representatives; Customers and Key Employees

     (a) Except as set forth in Section 4.11 of the Schedule of Exceptions, to the best knowledge of the Company, no independent sales representatives, customers, officers or key employees or group of key employees of the Company or any Guarantor has any intention to terminate his, her or its relationship with the Company or such Guarantor on or after the Closing or, in the case of employees, leave the employ of the Company or any of the Guarantors on and after the Closing, nor has the Company or any of the Guarantors discussed or taken any steps to terminate the employment of any officer or key employee or group of key employees. Other than as set forth in Section 4.11 of the Schedule of Exceptions, all personnel of the Company and any of the Guarantors are employed on an "at will" basis and may be terminated upon notice of not more than 30 days.

     (b) To the Company's best knowledge, no employee of the Company or any of the Guarantors, or any consultant (including any scientific advisor) with whom the Company or any of the Guarantors has contracted, is in violation of any term of any employment contract, proprietary information agreement, licenses, or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of the Guarantors because of the nature of the business conducted by the Company and the Guarantors; and the continued employment by the Company or any of the Guarantors of their present employees, and the performance of the Company's and the Guarantor's contracts with its independent contractors, will not result in any such violation, except where any such violation could not reasonably be expected to have a Material Adverse Effect. None of the Company or any of the Guarantors has received any written, or to the best knowledge of the Company, oral notice alleging that any such violation has occurred.

     (c) All of the Company's and any of the Guarantor's consultants (including scientific advisors), officers and key employees are subject to customary non-disclosure, non-competition and assignment of invention agreements.

     4.12.  Copyrights, Trademarks and Patents; Licenses

     (a) Section 4.12 of the Schedule of Exceptions sets forth a list of all of the Company's and any Guarantor's Intellectual Property Rights. The Intellectual Property Rights are, to the best of the Company's best knowledge, fully valid and are in full force and effect.

     (b) The Company or a Guarantor owns outright all of the Intellectual Property Rights listed on Section 4.12 of the Schedule of Exceptions attached hereto free and clear of all liens and encumbrances except for the Permitted Liens, and does not pay, and is not required to pay, any royalty to anyone under or with respect to any of them.

     (c) Neither the Company nor any Guarantor has licensed anyone to use any of such Intellectual Property Rights and has no knowledge of, nor has it received any notice relating to, the infringing use by the Company or any Guarantor of any Intellectual Property Rights.

     (d) The Company has no knowledge, nor has it received any notice (i) of any conflict with the asserted rights of others with respect to any Intellectual Property Rights used in, or useful to, the operation of the business conducted by the Company and the Guarantors or with respect to any license under which the Company or a Guarantor is licensor or licensee; or (ii) that the Intellectual Property Rights infringe upon the rights of any third party.

     (e) Except as set forth in Section 4.12 of the Schedule of Exceptions, neither the Company nor any Guarantor is a party to any license agreement pursuant to which the Company is the licensor or licensee of any Intellectual Property Rights.

     4.13.  Inventory

     All inventory of the Company and the Subsidiaries consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2003.

     The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

     4.14.  Registration Rights

     Except as provided for in this Agreement or as set forth in Section 4.14 of the Schedule of Exceptions, neither the Company nor any Guarantor is under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued under the Securities Act in connection with any sale thereof.

     4.15.  No Discrimination; Labor Matters

     Neither the Company nor any Guarantor in any manner or form discriminates, fosters discrimination or permits discrimination against any Person based on gender or age, or belonging to any minority race or believing in any minority creed or religion. No charge of discrimination in employment, whether by reason of age, gender, race, religion or other legally protected category that has been asserted or is now pending or, to the best knowledge of the Company and the Guarantors, threatened before the United States Equal Employment Opportunity Commission or other federal or governmental authorities. The Company and each Guarantor is in compliance with all applicable Legal Requirements respecting employment practices, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. The Company and each Guarantor has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to governmental authorities, all amounts required to be withheld from such employees of the Company or the Guarantors and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Section 4.15 of the Schedule of Exceptions, in connection with the operation of the Company's and each Guarantor's business, (a) there is no unfair labor practice charge or complaint against the Company or any Guarantor pending before the National Labor Relations Board or any other governmental agency arising out of the Company's or any Guarantor's activities and the Company has no knowledge, nor has it received notice of any facts or information that would give rise thereto; (b) there is no significant labor trouble, labor strike, material controversy, material unsettled grievance, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Company or any of the Guarantors and, to the best knowledge of the Company, none is or has been threatened; and (c) none of the Company or any of the Guarantors has any collective bargaining agreements with respect to any personnel nor is the Company aware of any current attempts to organize or establish any labor union or employee association with respect to any personnel, nor is there any certification, interim certifications or voluntary recognition of any such union with regard to a bargaining unit.

     4.16.  Environmental Matters

     (a) Without limiting the generality of the representations and warranties given in Section 4.10(a), each of the Company and the Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations necessary or required for the operation of its business, except where the failure to possess such franchises, licenses, permits or other authority could not reasonably be expected to have a Material Adverse Effect, and all such permits, licenses and other authorizations are in full force and effect and each of the Company and, except as set forth in Section 4.16 of the Schedule of Exceptions, the Subsidiaries is in compliance with all terms and conditions of such permits, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

     (b) There is no proceeding pending or, to the best knowledge of the Company, threatened, which may result in the denial, rescission, termination, modification or suspension of any environmental or health or safety permits, licenses or other authorizations necessary for the operation of the business of the Company and the Subsidiaries.

     (c) During the occupancy by the Company or any Subsidiary of any real property owned or leased by the Company or such Subsidiary, neither the Company nor any Subsidiary, and to the best knowledge of the Company, no other Person, has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under any environmental Legal Requirements. To the best knowledge of the Company, there are no underground storage tanks and no PCB, PCB contaminated oil or asbestos on any property leased by the Company or any Subsidiary.

     (d) Except as set forth in Section 4.16 of the Schedule of Exceptions, neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of environmental Legal Requirements, or has received notice that it has been named or listed as a potentially responsible party by any Person in any matter arising under environmental Legal Requirements.

     (e) To the Company's best knowledge, each of the Company and the Subsidiaries has disposed of all waste in full compliance with all environmental Legal Requirements.

     4.17.  Taxes

     The Company and each of the Guarantors have (a) filed all necessary income, franchise and other material tax returns, domestic and foreign, (b) paid all taxes shown as due thereunder and (c) withheld and paid to the appropriate tax authorities all amounts required to be withheld from wages, salaries and other remuneration to employees. The Company has no knowledge, nor has it received notice, of any tax deficiency which might be assessed against the Company or any Guarantor which, if so assessed, could reasonably be expected to have a Material Adverse Effect.

     4.18.  Employee Benefit Plans and Similar Arrangements

     (a) Section 4.18 of the Schedule of Exceptions lists all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements in effect to which the Company, the Guarantors, and any of their respective ERISA Affiliates are a party or by which the Company, the Guarantors, and any of respective ERISA Affiliates are bound, legally or otherwise, including, without limitation, (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; (ii) any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; (iii) any employment agreement; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (herein referred to individually as "Plan" and collectively as "Plans").

     (b) True and complete copies of the following documents with respect to any Plan of the Company, its Subsidiaries, and each ERISA Affiliate, as applicable, have been made available to each of the Purchasers: (i) the most recent Plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years), (ii) the last two Form 5500 filings and schedules thereto, (iii) the most recent IRS determination letter,
(iv) all summary plan descriptions, (v) a written description of each material non-written Plan, (vi) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (vii) the most recent actuarial report, and (viii) all correspondence with the IRS, the Department of Labor and the PBGC concerning any controversy. Each report described in clause
(vii) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

     (c) Each Plan is and has been maintained in compliance with applicable Legal Requirements, including but not limited to ERISA and the Code, and with any applicable collective bargaining agreements or other contractual obligations.

     (d) With respect to any 412 Plan, there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Code,
Section 302 of ERISA or the terms of any such Plan, and no funding waiver has been requested or received from the IRS. The assets of the Company, its Subsidiaries, or any ERISA Affiliates are not now, nor will they after the passage of time be, subject to any lien imposed under Section 412(n) of the Code by reason of a failure of the Company, any Subsidiary, or any ERISA Affiliate to make timely installments or other payments required under Section 412 of the Code.

     (e) No Plan subject to Title IV of ERISA has any Unfunded Pension
Liability.

     (f) Except as shown on Section 4.18 of the Schedule of Exceptions, there are no pending, or to the best knowledge of the Company, its Subsidiaries, and ERISA Affiliates, threatened claims, investigations, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) any ERISA Affiliate with respect to any 412 Plan, or (iii) any fiduciary with respect to any Plan for which the Company, its Subsidiaries, or any ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

     (g) Except as set forth in Section 4.18 of the Schedule of Exceptions, none of the Company, any Subsidiary, or any ERISA Affiliate has incurred and or reasonably expects to incur (i) any Withdrawal Liability and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in Withdrawal Liabilities, or any liability under Section 4063, 4064, or 4243, or (ii) any outstanding liability under Title IV of ERISA with respect to any 412 Plan.

     (h) Except as shown on Section 4.18 of the Schedule of Exceptions, within the last five years, none of the Company, any Subsidiary or any ERISA Affiliate has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may reasonably be subject to Section 4212(c) or Section 4069 of ERISA.

     (i) None of the Company, any Subsidiary, or any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

     (j) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Plan.

     (k) Neither the Company nor any of its Subsidiaries provides, or has provided, retiree welfare benefits for the benefit of any present or former employee or director.

     (l) Neither the Company nor any of its Subsidiaries has made any commitment or any formal plan to create any additional Plan or to modify or terminate (except to the extent required by applicable law) any existing Plan.

     (m) Neither the Company nor any of its Subsidiaries is a party to any plan, agreement or arrangement pursuant to the terms of which the consummation or announcement of any transaction contemplated by this Agreement will result (either alone or in connection with the occurrence of any additional or further acts or events) in any benefit under any Plan being established or becoming accelerated or immediately vested and payable.

     (n) The provisions of Section 280G of the Code will not apply with respect to any payment made or to be made pursuant to or in connection with any Plan.

     4.19.  Personal Property

     The Company and the Guarantors have good and marketable title to each item of equipment, machinery, furniture, fixtures, vehicles, structures and other personal property, tangible and intangible, included as an asset in the Financial Statements filed as part of the Company Reports, free and clear of any security interests, options, liens, claims, charges or encumbrances whatsoever, except as set forth in Section 4.19 of the Schedule of Exceptions and as disclosed in the Company General Security Agreement and the Guarantors General Security Agreement. The tangible personal property owned or used by the Company and each of the Guarantors on the date hereof in the operation of its business is adequate for the business conducted by the Company and each of the Guarantors.

     4.20.  Real Property

     (a) The Company and the Guarantors do not own any fee simple interest in real property other than as set forth in Section 4.20 of the Schedule of Exceptions (the "Owned Property"). The Company and the Guarantors do not lease or sublease any real property other than as set forth on Schedule 4.20 (the "Leased Property"). The Company has previously made available to the Purchasers a true and complete copy of all Leases. The Company and each Guarantor enjoys a peaceful and undisturbed possession of the Owned Property and Leased Property. No Person other than the Company or any Guarantor has any right to use or occupy any part of the Owned Property and the Leased Property. Except as set forth in
Section 4.20 of the Schedule of Exceptions, the Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company or, to the best of the Company's knowledge, on the part of the landlord, sublandlord, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice, or the lapse of time, or both, would constitute such a default or termination event or condition. There are no subleases, licenses or other agreements granting to any Person other than the Company or the Guarantors any right to possession, use, occupancy or enjoyment of the Premises demised by the Leases. Each Owned Property and Leased Property is used in the conduct of the Company's or the Guarantors' business.

     (b) Without limiting the generality of the representations and warranties given in Section 4.10(a), all required permits, licenses, franchises, approvals and authorizations of all governmental authorities having jurisdiction over each Leased Property and from all insurance companies and fire rating and other similar boards and organizations have been issued to the Company and the Guarantors to enable each Leased Property or Owned Property to be lawfully occupied and used for all the purposes for which they are currently occupied and used and have been lawfully issued and are in full force and effect, except where the failure to possess such permits, licenses, franchises, approvals and authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (c) Neither the Company nor the Guarantors have received any notice nor have they any knowledge of any pending, threatened or contemplated condemnation proceeding affecting any Leased Property or the Owned Property or any part thereof.

     4.21.  Disclosure

     The information heretofore provided and to be provided in connection with this Agreement, including, without limitation, the Schedule of Exceptions and the Exhibits hereto, the Transaction Documents and each of the agreements, documents, certificates and writings previously furnished to the Purchasers or their representatives, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. There are no facts that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, which has not been set forth herein or in the Company Reports.

     4.22.  Solvency

     On the Closing Date (both before and after giving effect to its Guaranty and the transactions contemplated by the Transaction Documents), the Guarantors will be Solvent.

     4.23.  Insurance

     (a) Each of the Company and the Guarantors maintains, with financially sound and reputable insurers, insurance against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or the Guarantors, in amounts sufficient to prevent the Company or the Guarantors from becoming a co-insurer of the property insured as well as insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or the Guarantors is a party or by which it is bound.

     (b) The Company maintains D&O Insurance as detailed in Section 4.23(b) of the Schedule of Exceptions, which D&O Insurance is in full force and effect and as to which the Company has not received any notice of default, termination, change in terms, change in coverage or similar notice.

     4.24.  Non-Competes

     Except as set forth in Section 4.24 of the Schedule of Exceptions, and as contemplated by Section 4.11(c), the Company and its Subsidiaries are not subject to any non-compete or similar arrangements with any Persons that restrict or may restrict the Company and its Subsidiaries from carrying on its business as now conducted and as it is proposed to be conducted.

     4.25.  Product Warranty

     Except as set forth in Section 4.25 of the Schedule of Exceptions, or as reflected or reserved against in the Financial Statements, (a) to the knowledge of the Company, each product manufactured by the Company or any Subsidiary has been in material conformity with all applicable contractual commitments of the Company or any Subsidiary, and (b) no product currently manufactured by the Company or any Subsidiary is subject to any guaranty, warranty or indemnity of a contractual nature other than the applicable standard terms and conditions, if any, applicable to the sale or delivery of such product.

     4.26.  Minute Books

     The minute books of the Company and the Subsidiaries furnished to the Purchasers for review are accurate and complete.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     As a material inducement to the Company to enter into and perform its obligations under this Agreement, each Purchaser severally (as to itself and not with respect to any other Purchaser) represents and warrants to the Company as follows:

     5.1.  Organization and Good Standing

     The Purchaser, if a corporation, partnership, trust or other form of business entity, is duly organized, validly existing and in good standing under the laws of the state of its incorporation, formation or organization, as the case may be, and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

     5.2.  Due Qualification

     The Purchaser, if a corporation, partnership, trust or other form of business entity, is duly qualified to do business and, where necessary, is in good standing as a foreign corporation or company, as the case may be, (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

     5.3.  Due Authorization

     The execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement have been duly authorized by Purchaser if a corporation, partnership, trust or other form of business entity, by all necessary corporate or company (as the case may be) action on the part of Purchaser.

     5.4.  Investment Experience; Accredited Investor

     (a) The Purchaser must bear the economic risk of investment in the Debentures for an indefinite period of time, since neither the Debentures nor the Shares have been registered under the Securities Act or applicable state securities laws, and, therefore, cannot be resold or otherwise disposed of unless either they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.

     (b) The Purchaser will only have those limited rights to register the Shares under the Securities Act and applicable state securities laws as are provided in the Transaction Documents.

     (c) There is presently no established public market for the Debentures and the holders of the Debentures have no registration rights with respect to such securities.

     (d) The Purchaser and his, her or its purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to a purchase of the Debentures.

     (e) The Purchaser and his, her or its purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Term Sheet and this Agreement and have had all of their inquiries to the Company answered in full, and have been furnished all requested materials relating to the Company, the offering and sale of the Debentures and any other matter described in the Term Sheet and this Agreement.

     (f) Neither the Purchaser nor his, her or its purchaser representative(s), if any, have been furnished any offering literature by the Company or any of its Affiliates, other than the Term Sheet (including the exhibits and attachments thereto) and this Agreement (including the exhibits and attachments hereto), and the Purchaser has not received or heard any print or electronic media advertising with respect to the offering and sale of the Debentures.

     (g) The Purchaser is acquiring the Debentures as principal for its own investment account, and not (i) with a view to the resale or distribution of all or any part thereof, or (ii) on behalf of another Person who has not made the foregoing representations. The Purchaser agrees not to resell or otherwise dispose of the Debentures or the Shares except as permitted by applicable law, including, without limitation, any and all provisions of this Agreement and any applicable regulation under the Securities Act or any state securities laws.

     (h) The Purchaser is an "accredited investor," as defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

     (i) The Purchaser has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying on his, her or its professional advisors or purchaser representative(s), if applicable, in making this investment decision.

     (j) The Purchaser understands the fundamental aspects of and risks involved in an investment in the Company, including (i) the speculative nature of the investment, (ii) the financial hazards involved, including the risk of losing the entire investment, (iii) the lack of liquidity and the restrictions on transferability of the Debentures and Shares, (iv) the limited registration rights regarding the Shares, and (v) the fact that the Company has a history of losses and limited capital resources.

     (k) The address set forth in the signature page to this Agreement is the Purchaser's true and correct principal address, and the Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

     (l) The Purchaser, if a corporation, partnership, trust or other form of business entity, has not been formed for the specific purpose of acquiring the Debentures.

     (m) All of the information that the Purchaser has heretofore furnished to the Company, or that is set forth herein with respect to itself, its financial position, and its business and investment experience, is correct and complete as of the date hereof.

     (n) The Purchaser consents to the placement of a legend on any certificate or other document evidencing the Debentures as well as the Shares stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

     (o) The Purchaser acknowledges that the Company will rely upon the representations made by such Purchaser in this Agreement in connection with the issuance of the Debentures to be sold hereunder.

                                   ARTICLE VI

                    CONDITIONS TO CLOSING OF THE PURCHASERS

     The obligation of each Purchaser to purchase the Debentures at the Closing is subject to the fulfillment to such Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, unless otherwise waived by such Purchaser:

     6.1.  Representations and Warranties Correct; No Default

     The representations and warranties of the Company set forth in Article IV hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. No Event of Default, or any other event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing on the date of this Agreement or on the Closing Date.

     6.2.  Performance

     All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company.

     6.3.  Compliance Certificate

     The Company shall have delivered to the Purchaser a certificate of the Company, executed by the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement and other matters as the Purchaser shall reasonably request.

     6.4.  No Impediments

     None of the Company, or any of the Guarantors, or any Purchaser shall be subject to (a) any order, decree or injunction of a court or administrative or governmental body or agency of competent jurisdiction directing that the transactions provided for in the Transaction Documents or any material aspect thereof not be consummated as contemplated by the Transaction Documents or (b) there shall not be any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by any court or administrative or governmental body or agency pending or, to the Company's best knowledge, threatened, wherein an unfavorable order, decree or injunction would prevent the performance of any of the Transaction Documents or the consummation of any material aspect of the transactions or events contemplated thereby, declare unlawful any aspect of the transactions or events contemplated by the Transaction Documents, cause any material aspect of the transactions contemplated by the Transaction Documents to be rescinded or have a Material Adverse Effect.

     6.5.  Waivers/Elections of Rights of First Refusal

     The Company shall have obtained from each Person other than a Purchaser and who has any current effective right of first refusal with respect to the Debentures, a written waiver or election of such right in form and substance reasonably satisfactory to the Purchasers.

     6.6.  Watson Documents

     The Company shall have obtained and delivered to each Purchaser copies of
(a) the Watson Umbrella Agreement; (b) the amendment to the Watson Term Loan;
(c) the Senior Notes; and (d) the Noteholder Agreement. The initial Purchasers shall have purchased the amended Senior Notes from Watson on terms acceptable to them.

     6.7.  Consent of Holders of Existing Debentures; Agreement to Convert

     (a) The Company shall have obtained and delivered to each Purchaser (i) the Existing Debentureholders Consent; (ii) the Existing Debentureholders Waiver;
(iii) the Debenture and Warrant Dilution Waiver and (iv) the Conversion Agreement, each fully executed and in form and substance acceptable to the Purchasers.

     6.8.  Consent of Galen Entities

     The Company shall have obtained from the Galen Entities and delivered to each Purchaser the Debenture and Warrant Dilution Waiver.

     6.9.  Other Agreements and Documents

     The Company shall have executed and delivered to each Purchaser this Agreement, issued to such Purchaser all of the Debentures, and the Company and each of the Guarantors, as applicable, shall have executed and delivered the following agreements and documents:

          (a) the Conversion Agreement;

          (b) the Investors Rights Agreement;

          (c) the Voting Agreement;

          (d) the amendment to the Registration Rights Agreement;

          (e) the Company General Security Agreement;

          (f) the Guaranties;

          (g) the Guarantors Security Agreement;

          (h) the Stock Pledge Agreement;

          (i) the Subordination Agreement;

          (j) a secretary's certificate of the Company, (i) attaching a certified copy of the Certificate of Incorporation and current bylaws of the Company and certifying the same as not having been amended and as being in being in full force and effect, (ii) attaching and certifying resolutions by the Board of Directors approving the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, and (iii) certifying as to the incumbency, and attaching specimen signatures of, the officers or representatives of the Company signing the Transaction Documents to which the Company is a party;

          (k) a secretary's certificate of each of the Guarantors, (i) attaching a certified copy of the certificate of incorporation and current bylaws of such Guarantor and certifying the same as not having been amended and as being in being in full force and effect, (ii) attaching and certifying resolutions by the board of directors of such Guarantor approving the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, and (iii) certifying as to the incumbency, and attaching specimen signatures of, the officers or representatives of such Guarantor signing the Transaction Documents to which such Guarantor is a party;

          (l) a Certificate of Good Standing and Tax Status from the state of incorporation of the Company and each Guarantor and from every state in which any of them is qualified to do business; and

          (m) Financing Statements and Termination Statements on Form UCC-1 (or the applicable form) with respect to all personal property and assets of the Company and each Guarantor.

     6.10.  Consents

     In addition to the consents and waivers described in Sections 6.6, 6.7 and 6.8, the Company shall have obtained all necessary consents or waivers, if any, from all parties governmental and private to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated by the Transaction Documents may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company.

     6.11.  Legal Investment

     As of the Closing Date, there shall not have been any change in any Legal Requirements applicable to any of the Purchasers that would prevent the performance of this Agreement or any other Transaction Document or the consummation of any material aspect of the transactions contemplated hereby or thereby by such Purchaser, in each case to the extent that it would deprive such Purchaser of the principal benefits of such transactions.

     6.12.  Proceedings and Other Documents

     All corporate and other proceedings taken or required to be taken by the Company and any Guarantor in connection with the transactions contemplated by this Agreement and the other Transaction Documents to be consummated prior to the Closing shall have been taken, except as otherwise provided in Sections 9.7, 9.11, 9.15 and 9.17 of this Agreement, and the Purchasers shall have received such other documents, in form and substance reasonably satisfactory to the Purchasers and their counsel, as to such other matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

     6.13.  Opinion of Counsel

     The Purchasers shall have received the opinion of St. John & Wayne, L.L.C., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit C attached hereto.

     6.14.  Independent Committee of Board of Directors

     The Company's independent committee of the Board of Directors (the "Independent Committee") shall deliver to each of the Purchasers the Independent Committee's resolutions approving the execution, delivery and performance of the Transaction Documents to which the Company is a party and the transactions contemplated thereby, each in form and substance reasonably acceptable to the Purchasers.

                                  ARTICLE VII

                      CONDITIONS TO CLOSING OF THE COMPANY

     The Company's obligation to sell the Debentures at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions, unless otherwise waived by the Company:

     7.1. Representations and Warranties Correct

     The representations and warranties of each of the Purchasers set forth in
Article V of this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     7.2. Legal Investment

     As of the Closing Date, there shall not have been any change in any Legal Requirements applicable to the Company that would prevent the performance of this Agreement or any other Transaction Document or the consummation of any material aspect of the transactions contemplated hereby or thereby by the Company, in each case to the extent that it would deprive the Company of the principal benefits of such transactions.

     7.3. Payment of Purchase Price

     The Company shall have received payment in full of the purchase price for the Debentures.

                                  ARTICLE VIII

                                   PREPAYMENT

     Without limiting the Company's conversion rights as provided in Section 3.1 of the Debentures, the Company may not at any time prepay any Debenture, the Watson Term Loan, the Existing Debentures or any other indebtedness for borrowed money, in whole or in part, without the prior written consent of the holders of 60% of the then outstanding principal amount of the Debentures.

                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

     The Company hereby covenants and agrees, so long as any Debentures remain outstanding, as follows:

     9.1. Maintenance of Corporate Existence; Properties and Leases; Taxes; Insurance

     (a) The Company shall, and shall cause each of the Guarantors to, maintain in full force and effect its corporate existence, rights and franchises and all terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents, processes or any other Intellectual Property Rights owned or possessed by it and necessary to the conduct of its business, except where failure to maintain such rights, franchises and terms of licenses and other rights to use such Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect.

     (b) The Company shall, and shall cause the Guarantors to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall, and shall cause the Guarantors to, at all times comply with each provision of all leases to which it is a party or under which it occupies property, except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

     (c) The Company shall, and shall cause each of the Guarantors to, (i) promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and the Guarantors, (ii) withhold and promptly pay to the appropriate tax authorities all amounts required to be withheld from wages, salaries and other remuneration to employees, and (iii) promptly pay all claims or Indebtedness (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien upon the assets or property of the Company or the Guarantors; provided, however, that any such tax, lien, assessment, charge or levy need not be paid if (1) the validity thereof shall be contested timely and in good faith by appropriate proceedings, (2) the Company or the Guarantors shall have set aside on its books adequate reserves with respect thereto, and
(3) the failure to pay shall not be prejudicial in any material respect to the holders of the Debentures, and provided further that the Company or the Guarantors will pay or cause to be paid any such tax, lien, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. The Company shall, and shall cause the Guarantors to, pay or cause to be paid all other Indebtedness incident to the operations of the Company or the Guarantors.

     (d) The Company shall, and shall cause each of the Guarantors to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or the Guarantors, in amounts sufficient to prevent the Company or the Guarantors from becoming a co-insurer of the property insured; and the Company shall, and shall cause the Guarantors to, maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or the Guarantors is a party or by which it is bound.

     9.2.  Basic Financial Information

     The Company shall furnish the following reports to each Holder, so long as such Person is a holder of any Debentures:

          (a) within 45 days after the end of each quarterly accounting period in each fiscal year, a certificate of the Chief Financial Officer of the Company stating that the Company is in compliance with the terms of this Agreement and any other material contract or commitment to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or if the Company or any of its Subsidiaries is not in compliance, specifying the nature and period of noncompliance, and what actions the Company or such Subsidiary has taken and proposes to take with respect thereto. Notwithstanding the foregoing, the certificate delivered at the end of each fiscal year of the Company shall be signed by both the Chief Executive Officer and the Chief Financial Officer of the Company and shall be delivered within 90 days after the end of the fiscal year; and

          (b) with reasonable promptness such other information and financial data concerning the Company as any Person entitled to receive materials under this Section 9.2 may reasonably request. Notwithstanding the foregoing, all confidential information furnished at any time by or on behalf of the Company or its Subsidiaries to any Holder shall be subject to the provisions of Section 19.14.

     9.3.  Notice of Adverse Change

     The Company shall promptly give notice to all Holders of the Debentures (but in any event within two days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

          (a) any Event of Default or any default that with the passage of time or the giving of notice would constitute an Event of Default;

          (b) the institution or threatening of institution of any action, suit or proceeding against the Company or any Subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

          (c) any information relating to the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; or

          (d) any failure by the Company or any of its Subsidiaries to comply with the provisions of Section 9.4 below.

     Any notice given under this Section 9.3 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company or any Guarantor, as the case may be, has taken and proposes to take with respect thereto.

     9.4.  Compliance with Agreements; Compliance with Laws

     The Company shall, and shall cause its Subsidiaries to, comply with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its Subsidiaries is a party or by which it or they may be bound. The Company shall, and shall cause each of its Subsidiaries to, duly comply with any Legal Requirements relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the CSA, ERISA, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act, the Sarbanes-Oxley Act of 2002 and the rules and regulations of each of the agencies administering such acts, in each case except for any such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

     9.5.  Protection of Licenses

     The Company shall, and shall cause its Subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a Subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefore and other proprietary information or Intellectual Property Rights owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

     9.6.  Accounts and Records; Inspections

     (a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries in accordance with GAAP applied on a consistent basis.

     (b) The Company (subject to the terms and conditions contained in Section 19.14) shall permit each Holder of Debentures or any of such Holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such Holder may reasonably request, to visit and inspect the offices and properties of the Company and its Subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries, with the Company's (or Subsidiary's) directors and officers, its independent public accountants, consultants and attorneys.

     (c) Nothing contained in this Section 9.6 shall be construed to limit any rights that a Holder of Debentures may have with respect to the books and records of the Company and its Subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

     (d) The Company will retain an Approved Accounting Firm to audit the Company's financial statements at the end of each fiscal year. In the event the services of an Approved Accounting Firm or any firm of independent public accountants hereafter employed by the Company are terminated, the Company will promptly thereafter request the firm of independent public accountants whose services are terminated to deliver to the Holders of the Debentures a letter of such firm setting forth its understanding as to the reasons for the termination of their services and whether there were, during the two most recent fiscal years or such shorter period during which said firm had been retained by the Company any disagreements between them and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In its notice, the Company shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof. In the event of such termination, the Company will promptly thereafter engage another Approved Accounting Firm.

     9.7.  Board Members and Meetings

     (a) So long as the Purchasers own any Debentures, the Board of Directors shall be comprised in accordance with the Voting Agreement. The Company agrees to hold meetings of its Board of Directors at least four times a year, at no more than three month intervals. Directors shall be reimbursed for their reasonable travel and related expenses in attending meetings of the Board of Directors.

     (b) So long as the Purchasers own any Debentures, each of Care Capital and Essex shall have the right to have a representative join the Company's Scientific Advisory Board.

     9.8.  Maintenance of Office

     The Company will maintain its principal office at the address of the Company set forth in Section 19.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Debentures may be made upon the Company, until such time as the Company shall notify the Holders of the Debentures in writing, at least 30 days prior thereto, of any change of location of such office.

     9.9.  Use of Proceeds

     The Company shall use $4.3 million of the proceeds received from the sale of the Debentures pursuant to this Agreement to retire approximately $16.4 Million of indebtedness owing by the Company to Watson in the aggregate principal amount of approximately $21.4 Million pursuant to the Watson Term Loans, on terms and conditions acceptable to the Purchasers. The Company shall use the remainder of the proceeds received from the sale of the Debentures pursuant to this Agreement for general working capital.

     9.10.  Payment of Debentures

     The Company shall pay the principal of and interest on the Debentures in the time, the manner and the form provided in the Debentures.

     9.11.  Conversion of Debentures

     Upon the Conversion Event, the Company shall take all necessary actions to convert the Debentures and the Existing Debentures into Preferred Stock, subject to the terms and conditions in the Conversion Agreement.

     9.12.  Independent Committee

     The review and approval of the Independent Committee shall be required as a condition to the completion of (a) any transaction between or among the Company and the Purchasers, and (b) any Liquidation Event.

     9.13.  Director and Officer Insurance Coverage

     The Company shall maintain with financially sound and reputable insurers D&O Insurance substantially identical to its existing D&O Insurance (without any material change thereto, including, without limitation, any decrease in coverage or additional limitations).

     9.14.  Further Assurances

     From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and the transactions contemplated hereby and any of the Debentures or Shares.

     9.15.  Proxy Statement

     As promptly as practicable after the execution of this Agreement, the Company will prepare and file with the SEC a Proxy Statement (the "Proxy Statement"), which will include for submission to a vote of the stockholders and Existing Debentureholders of the Company the Charter Amendment. The Purchasers will provide the Company with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement pursuant to this
Section 9.15. The Company will promptly respond to any comments from the SEC, and file amendments or supplements to the Proxy Statement as promptly as practicable after its receipt of any comments from the SEC. The Company will notify the Purchasers promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of the Proxy Statement or any amendments or supplements thereto. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly inform the Purchasers of such occurrence and cooperate in filing with the SEC or its staff, and mailing to the stockholders and Existing Debentureholders of the Company, such amendment or supplement. The Company will cooperate and provide to each of Essex, Care Capital and Galen (and their respective counsel) with an adequate and reasonable opportunity to review, comment upon and consent to Proxy Statement, including any amendment or supplement, prior to filing such with the SEC, and will provide such Purchasers with a copy of all such filings made with the SEC. The Company will cause the Proxy Statement to be mailed to the stockholders and Existing Debentureholders of the Company at the earliest practicable time after the definitive Proxy Statement is filed with the SEC and the SEC does not have any comments to the Proxy Statement.

     9.16.  Disclosure

     The Company agrees that none of the information in the Proxy Statement will, (a) at the time the Proxy Statement is filed with the SEC, (b) at the time the Proxy Statement is mailed to the stockholders and Existing Debentureholders of the Company, and (c) on the Stockholders Meeting Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company agrees that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

     9.17.  Meeting of Stockholders; Board Recommendation

     (a) As promptly as practicable after the execution of this Agreement, the Company will take all action necessary in accordance with the New York Act and its Certificate of Incorporation and By-Laws to call, hold and convene the Stockholders Meeting to be held as promptly as practicable after clearance by the SEC of the Company's definitive Proxy Statement as filed pursuant to Section
9.15 hereof. The Company will use its best efforts to solicit from its stockholders and Existing Debentureholders proxies in favor of the Charter Amendment, and will take all other action necessary or advisable to secure the vote or consent of its stockholders and Existing Debentureholders required by the rules of any applicable securities exchange, the New York Act or other Legal Requirements to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone its Stockholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders and Existing Debentureholders in advance of a vote on the Charter Amendment or, if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Company's capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders Meeting. The Company will ensure that its Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by its in connection with the Stockholders Meeting are solicited in compliance with the New York Act, its Certificate of Incorporation and By-Laws, the rules of any applicable securities exchange and other Legal Requirements.

     (b) Unless the Board of Directors receives a written opinion of counsel to the Company stating that its recommendation of the Charter Amendment will violate the directors' fiduciary duties to the Company's stockholders (a copy of which written opinion of counsel will promptly be delivered by the Company to the Purchasers and their respective counsel): (i) the Board of Directors will recommend that the stockholders and Existing Debentureholders of the Company vote in favor of the Charter Amendment at its Stockholders Meeting, (ii) the Proxy Statement will include a statement to the effect that the Board of Directors has recommended that the Company's stockholders and Existing Debentureholders vote in favor of the Charter Amendment at the Stockholders Meeting, and (iii) neither the Board of Directors nor any committee thereof will withdraw, amend or modify, or propose or resolve to withdraw, amend or modify the recommendation of its Board of Directors that the stockholders and Existing Debentureholders of the Company vote in favor of the Charter Amendment.

     (c) Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold its Stockholders Meeting will not be limited or otherwise affected by any change of recommendation by the Board of Directors or by any other matter.

     9.18.  SEC Reports

     The Company will file, on a timely basis, any SEC Reports and keep all such SEC Reports and public information current. The Company agrees that none of the SEC Reports filed by the Company will, at the time of filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     9.19.  Public Disclosure

     Without limiting any other provision of this Agreement, the Company will consult with each of Essex, Care Capital, and Galen before issuing, and will provide such Purchasers the opportunity to review, comment upon and consent to, any press release or public statement with respect to this Agreement and the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by any applicable securities exchange or Legal Requirements.

                                   ARTICLE X

                               NEGATIVE COVENANTS

     The Company hereby covenants and agrees, so long as any Debentures remain outstanding, it will not (and not allow any of the Guarantors to), directly or indirectly, without the prior written consent of the holders of 60% of the then outstanding principal amount of the Debentures, as follows:

     10.1.  Stay, Extension and Usury Laws

     At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Debentures, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders of the Debentures but will suffer and permit the execution of every such power as though no such law had been enacted.

     10.2.  Reclassification

     Effect any reclassification, combination or reverse stock split of the Preferred Stock or Common Stock of the Company.

     10.3.  Liens

     Except as otherwise provided in this Agreement or any other Transaction Document, create, incur, assume or permit to exist any mortgage, pledge, lien, security interest or encumbrance on any part of its properties or assets, or on any interest it may have therein, now owned or hereafter acquired, nor acquire or agree to acquire property or assets under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:

          (a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by GAAP consistently applied shall have been made therefore;

          (b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or that are being contested in good faith and provided that an adverse decision in such contest would not materially affect the business of the Company;

          (c) liens securing Indebtedness of the Company or any Subsidiary which are permitted under Sections 10.4(b) or 10.4(g);

          (d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for any such contested amounts;

          (e) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f) any attachment or judgment lien not otherwise constituting an Event of Default, or an event which, with the giving of notice, the lapse of time, or both, would not otherwise constitute an Event of Default;

          (g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, except where such interference could not reasonably be expected to have a Material Adverse Effect;

          (h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

          (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (k) liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries;

          (l) the Permitted Liens; and

          (m) the replacement, extension or renewal of any lien permitted by this Section 10.3 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

     10.4.  Indebtedness

     Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding:

          (a) the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

          (b) Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $500,000 and is subordinate to the Indebtedness under this Agreement on terms reasonably satisfactory to the Holders of the Debentures;

          (c) Indebtedness existing on the date hereof and described in Section
     10.4 of the Schedule of Exceptions;

          (d) Indebtedness relating to contingent obligations of the Company and its Subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its Subsidiaries;

          (e) Indebtedness relating to loans from the Company to its Subsidiaries or Indebtedness owed to any of the Guarantors;

          (f) Indebtedness relating to capital leases in an amount not to exceed $500,000;

          (g) Indebtedness relating to a working capital line of credit in an amount not to exceed $5,000,000;

          (h) accounts or notes payable arising out of the purchase of merchandise or services in the ordinary course of business; or

          (i) the Debentures.

     10.5.  Arm's Length Transactions

     Enter into any transaction, contract or commitment or take any action other than at Arm's Length.

     10.6.  Immaterial Subsidiaries

     Permit any Immaterial Subsidiary to commence any business operations of a type or scope not currently conducted by them, or permit any Immaterial Subsidiary to acquire any rights or property not currently owned by it.

     10.7.  Loans and Advances

     Except for loans and advances outstanding as of the Closing Date and set forth in Section 10.7 of the Schedule of Exceptions, directly or indirectly, make any advance or loan to, or guarantee any obligation of, any Person, except for intercompany loans or advances in the ordinary course of business and those provided for in this Agreement.

     10.8. Intercompany Transfers; Transactions with Affiliates; Diversion of Corporate Opportunities

     (a) Make any intercompany transfers of monies or other assets in any single transaction or series of transactions, except as otherwise permitted in this Agreement.

     (b) Engage in any transaction with any of the officers, directors, employees or Affiliates of the Company or of its Subsidiaries, except on terms no less favorable to the Company or the Subsidiary as could be obtained at Arm's Length.

     (c) Divert (or permit anyone to divert) any business or opportunity of the Company or any Subsidiary to any other corporate or business entity.

     10.9.  Investments

     Except as contemplated by Section 18.3, make any investments in, or purchase any stock, option, warrant, or other security or evidence of Indebtedness of, any Person (exclusive of any Subsidiary), other than obligations of the United States Government or certificates of deposit or other instruments maturing within one year from the date of purchase from financial institutions with capital in excess of $100 million.

     10.10.  Other Business

     Enter into or engage, directly or indirectly, in any business other than the business currently conducted or proposed to be conducted as disclosed to the Purchasers prior to the date hereof by the Company or any Subsidiary.

     10.11.  Employee Benefit Plans and Compensation

     Except as contemplated by this Agreement:

          (a) enter into or materially amend any agreement to provide for or otherwise establish any written or unwritten employee benefit plan, program or other arrangement of any kind, covering current or former employees of the Company or its Subsidiaries except for any such plan, program or arrangement expressly permitted under an existing agreement listed in
     Section 4.18 the Schedule of Exceptions or as otherwise approved by the Board of Directors; provided, however, that no such plan, program or arrangement may be established or implemented if such action would have a material effect on the terms of employment of the employees of the Company or its Subsidiaries;

          (b) except as otherwise approved by the Board of Directors, provide for or agree to any material increase in any benefit provided to current or former employees of the Company or its Subsidiaries over that which is provided to such individuals pursuant to a plan or arrangement disclosed in
     Section 4.18 of the Schedule of Exceptions as of the Closing Date; or

          (c) except as otherwise approved by the Board of Directors, provide for or agree to any increase in the annual compensation of any of the employees of the Company or its Subsidiaries, except for (i) annual salary increases in the ordinary cause of business consistent with past practice (not to exceed a 10% increase over such employee's annual salary compensation on the date hereof), and (ii) normal and customary annual bonuses to employees (not to exceed $350,000 in the aggregate in any fiscal year).

     10.12.  Capital Expenditures

     Other than for capital expenditures contained in any budget approved by the Board of Directors, make or commit to make, or permit any of its Subsidiaries to make or commit to make, any capital expenditures in excess of $250,000 in the aggregate during any fiscal year of the Company.

     10.13.  Amendments of Certain Documents

     Except as otherwise specifically provided for herein or in the Transaction Documents, amend, modify, change in any manner any term or condition of the Watson Term Loan, the Existing Debentures or any agreement or other instrument or document entered into by the Company or any Guarantor in connection therewith or pursuant thereto, or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition thereof, agree in any manner to any other amendment, modification or change of any term or condition thereof or take any other action in connection therewith that would impair the value of the interest or the rights of any Purchaser under this Agreement or any other Transaction Document, or permit any of the Guarantors to do any of the foregoing without the prior written consent of the holders of 60% of the then outstanding principal amount of Debentures.

     10.14.  Formation of Subsidiaries

     Organize or invest, or permit any Subsidiary to organize or invest, in any new corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) (a) more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation shall or might have voting power upon the occurrence of any contingency), the interest in the capital or profits of such partnership, joint venture or limited liability company or the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by the Company, any of its Subsidiaries or any of their respective officers or directors, or (b) a material minority investment in any such entity is directly or indirectly owned or controlled by the Company, any of its Subsidiaries or any of their respective officers or directors.

     10.15.  Certain Cash Interest Payments

     Make any cash interest payments to the Existing Debentureholders, notwithstanding anything else to the contrary contained therein or elsewhere, without the prior written consent of the holders of all of the then outstanding Debentures (the "2004 Holders"), which consent shall be within their sole and absolute discretion.

                                   ARTICLE XI

                             INTENTIONALLY OMITTED

                                  ARTICLE XII

                               EVENTS OF DEFAULT

     12.1.  Events of Default

     If any of the following events shall occur and be continuing on or before the Security Interest Termination Date, an "Event of Default" shall be deemed to have occurred:

          (a) if the Company shall default in the payment of (i) any part of the principal of any Debenture, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (ii) the interest on any Debenture, when the same shall become due and payable, and in the case of an interest payment such default shall have continued without cure for ten days from the scheduled date of payment of such interest;

          (b) the Company shall fail to issue to a Holder the Shares issuable upon conversion of a Debenture pursuant to the instructions provided by such Holder and in accordance with the terms of such Debenture;

          (c) except as provided in Section 12.1(b), if the Company shall default in the performance of any of the covenants contained in Articles IX or X, and, in the case of a default under Sections 9.1 through and including 9.8 or Section 10.3 (exclusive of Section 10.3(c)), such default shall have continued without cure for 30 days after written notice (a "Default Notice") is given to the Company with respect to such covenant by any holder or holders of the Debentures (and the Company shall give to all other holders of the Debentures at the time outstanding prompt written notice of the receipt of such Default Notice, specifying the default referred to therein); provided, however, that such 30-day grace period shall not apply in the event the Company fails to promptly give notice as provided in Section 9.3;

          (d) except as provided in Sections 12.1(b) or 12.1(c), if the Company or any of the Guarantors shall default in the performance of any other agreement contained in any Transaction Document or in any other agreement executed in connection with this Agreement and such default shall not have been remedied to the satisfaction of the holders of 60% of the then outstanding principal amount of the Debentures, within 35 days after a Default Notice shall have been given to the Company (and the Company shall give to all other Holders of the Debentures at the time outstanding prompt written notice of the receipt of such Default Notice, specifying the default referred to therein); provided, however, that such thirty-five (35) day grace period shall not apply in the event the Company fails to give notice as provided in Section 9.3;

          (e) if any representation or warranty made by the Company, any Guarantor or any of their officers in any Transaction Document or in or any certificate delivered pursuant thereto shall prove to have been incorrect in any material respect when made;

          (f) if (i) any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing, or under which there is at the time outstanding, any Indebtedness of the Company or a Subsidiary, in excess of $500,000, or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $1,000,000 becoming (or being declared by its holders or, on its behalf, by an agent or trustee therefore to be) due and payable prior to its due date; (ii) irrespective of the monetary thresholds specified in subclause (i) above, if any default, event of default or any other condition shall occur or exist under the Watson Term Loan or any Existing Debentures (as such term is defined in the Watson Term Loan and the Existing Debentures, respectively) which shall be continuing after the respective grace period, if any, specified in the Watson Term Loan and the Existing Debentures, and the effect of which is to permit the acceleration of the maturity of the Indebtedness outstanding thereunder; or (iii) a Change of Control shall have occurred;

          (g) if any of the Company or its Subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound which default could reasonably be expected to have a Material Adverse Effect and such default is not waived or cured within the applicable grace period;

          (h) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $2,000,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for 60 days after entry thereof;

          (i) if the Company or any Subsidiary shall generally not pay its debts as such debts become due or shall make an assignment for the benefit of creditors generally, or shall admit in writing its inability to pay its debts generally; or if any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or if any writ of attachment or execution or any similar process shall be issued or levied against it or any substantial part of its property which is either not released, stayed, bonded or vacated within 90 days after its issue or levy or any of the actions sought or relief sought in any proceeding pursuant to which such writ or similar process shall be issued or initiated shall occur or be granted; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions;

          (j) if any provision of any Transaction Document shall for any reason cease to be valid and binding on, or enforceable against, the Company or any Guarantor, or the Company or any Guarantor shall so assert in writing;

          (k) any Transaction Document (or any financing statement) which purports:

             (i) to create, perfect or evidence a lien on or security interest in any Company Debenture Collateral or Guarantor Debenture Collateral in favor of the Holders of the Debentures (or their agents and representatives), or to provide for the priority of any such lien or security interest over the interest of any other party in the same Collateral, shall cease to create, or to preserve the enforceability, perfection or first priority (subject to the Subordination Agreement) of, such lien and security interest; or

             (ii) to provide for the priority in right of payment of the Company's obligations under the Transaction Documents to or in favor of the Holders of the Debentures (or their agents or representatives) shall cease to preserve such priority; or

          (l) if the Conversion Event (and the conversion of the Debenture and Existing Debentures into Preferred Stock in connection therewith), shall not have occurred by November 1, 2004.

     12.2.  Remedies

     (a) Except as provided in Section 12.2(b), upon the occurrence and during the continuance of an Event of Default, any holder or holders of 60% of the then outstanding principal amount of the Debentures may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company (i) declare all the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived by the Company; and (ii) declare any other amounts payable to the Purchasers under this Agreement or as contemplated hereby due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company under the U.S. Bankruptcy Code, the Debentures, together with interest accrued thereon, shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     (b) Notwithstanding anything to the contrary contained in Section 12.2(a), in the event that at any time after the principal of the Debentures shall so become due and payable and prior to the date of maturity stated in the Debentures all arrears of principal of and interest on the Debentures (with interest at the rate specified in the Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the holder or holders of 60% of the then outstanding principal amount of the Debentures, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any Holder of the Debentures shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other Holders of the Debentures, describing such notice or other action and the nature of the claimed default.

     12.3.  Enforcement

     In case any one or more Events of Default shall occur and be continuing, each Holder of the Debentures may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement in favor of the Purchasers which is contained in any of the Transaction Documents or in such Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law (including, without limitation, the right to enforce the Company Debenture Collateral, the Guaranties and the Guarantor Debenture Collateral, each in accordance with its respective terms). Each such Holder agrees that it will give written notice to the other Holders of the Debentures prior to instituting any such action. In case of a default in the payment of any principal of or interest on any Debenture, the Company will pay to the holder thereof such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of any Holder of the Debentures in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Holder's rights. No right conferred hereby or by any Debenture upon any holder thereof shall be exclusive of any other right referred to herein or therein or now available at law or in equity, by statute or otherwise.

                                  ARTICLE XIII

                                INDEMNIFICATION

     13.1.  Company Indemnification of Purchasers

     To the greatest extent permitted by applicable law, the Company agrees to indemnify each Purchaser, its Affiliates and respective legal counsel, and each of the officers, directors, partners and stockholders of each, against and hold it harmless from all Losses arising out of or resulting from: (i) the breach of any representation or warranty of the Company in any Transaction Document or in any agreement, certificate or instrument delivered pursuant thereto; (ii) the breach of any agreement by the Company contained in any Transaction Document or any agreement, certificate of instrument delivered pursuant thereto; or (iii) the Purchasers' representation on the Board of Directors and any committees thereof or as an observer thereon.

     13.2.  Notice of Claims

     Anything in Section 13.1 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Company for breach of any representation or warranty contained in this Agreement, unless notice of such Purchaser's intention to assert any such claim or commence any such action is received by the Company describing in writing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 19.3. With respect to any claim or action as to which such notice shall have been given, the Purchasers shall be entitled to assert a claim or commence an action for indemnification with respect thereto at any time after the giving of such notice, regardless of whether any such claim or action may be asserted or commenced prior to or after the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 19.3.

     13.3.  Third Party Claims

     Each Purchaser agrees to give the Company prompt written notice of any claim, assertion, event or proceeding by a third party of which it has actual knowledge concerning any Losses as to which it intends to request indemnification under this Agreement. The Company shall have the right to direct, through counsel of the Company's own choosing, the defense or settlement of any such claim or proceeding at the Company's own expense. If the Company elects to assume the defense of any such claim or proceeding, such Purchaser may participate in such defense, but in such case the expenses of such Purchaser shall be paid by such Purchaser. Such Purchaser shall cooperate with the Company in the defense or settlement thereof, and the Company shall reimburse such Purchaser for its reasonable out-of-pocket expenses in connection therewith. If the Company elects to direct the defense of any such claim or proceeding, such Purchaser shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Company consents in writing to such payment or unless the Company, subject to the last sentence of this Section 13.3, withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against such Purchaser for such liability. If the Company shall fail to defend any such claim or proceeding, or if, after commencing or undertaking any defense, fails to prosecute or withdraws from such defense, such Purchaser shall have the right to undertake the defense or settlement thereof, at the Company's expense. If such Purchaser assumes the defense of any such claim or proceeding pursuant to this Section 13.3 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then such Purchaser shall give the Company prompt written notice thereof and the Company shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

     13.4. Purchaser Indemnification of the Company

     Each Purchaser agrees to indemnify and hold harmless the Company, its Affiliates and respective legal counsel, and each of the officers, directors, partners and stockholders of each, from and against any Losses arising out of the breach of any representation or warranty of such Purchaser in Article V of this Agreement.

                                  ARTICLE XIV

                              AMENDMENT AND WAIVER

     14.1. Amendment and Waiver

     No amendment of any provision of this Agreement, including any amendment of this Article XIV, shall be valid unless the same shall be in writing and signed by the Company (and the Independent Committee) and the holders of 60% of the then outstanding principal amount of the Debentures. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder or under any other Transaction Document, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     14.2. Binding Effect of Amendment and Waiver

     The Company and each Holder shall be bound by any amendment or waiver effected in accordance with the provisions of this Article XIV, whether or not such Debenture and Share, respectively, shall have been marked to indicate such modification, but any Debenture and Share, respectively, issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the Holders of the Debentures and the holders of Shares, respectively, herein provided, the Company shall transmit a copy of such modification to all of the holders of the Debentures and the holders of Shares, respectively, then outstanding.

                                   ARTICLE XV

                             EXCHANGE OF DEBENTURES

     At any time at the request of any Holder to the Company at its office provided under Section 19.6, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefore new Debentures, in such denomination or denominations ($100,000 or any larger multiple of $100,000, plus one Debenture in a lesser denomination, if required) as such holder may request, in aggregate principal amount equal to the unpaid principal amount of the Debenture or Debentures surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Debenture or Debentures surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Debenture or Debentures so surrendered) and payable to such Person or Persons or order as may be designated by such holder.

                                  ARTICLE XVI

                             TRANSFER OF DEBENTURES

     Subject to the next paragraph of this Article XVI, each Holder by acceptance thereof agrees that it will give the Company ten days written notice prior to selling or otherwise disposing of such Debenture. No such sale or other disposition shall be made unless (i) the holder shall have supplied to the Company an opinion of counsel for the holder reasonably acceptable to the Company to the effect that no registration under the Securities Act is required with respect to such sale or other disposition, or (ii) an appropriate registration statement with respect to such sale or other disposition shall have been filed by the Company and declared effective by the SEC.

     If the Holder has obtained an opinion of counsel reasonably acceptable to the Company to the effect that the sale of its Debenture may be made without registration under the Securities Act pursuant to compliance with Rule 144 (or any successor rule under the Securities Act), the holder need not provide the Company with the notice required in the first paragraph of this Article XVI.

                                  ARTICLE XVII

                 RIGHT OF FIRST REFUSAL; ADDITIONAL INVESTMENT

     17.1. Right of First Refusal

     Each First Refusal Holder shall be entitled to the following right of first refusal:

          (a) Except in the case of Excluded Securities, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any Equity Securities unless in each case, the Company shall have first offered to sell to the First Refusal Holders the Equity Securities at a price and on such other terms as shall have been specified by the Company in writing delivered to each of the First Refusal Holders (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to the First Refusal Holders; provided, however, that such issuance, sale or exchange of Equity Securities shall result in gross proceeds to the Company (whether at the time of issuance or upon conversion, exercise, or exchange thereof) of an amount in excess of $200,000 (the "Minimum Offering Threshold"). For purposes of computing the Minimum Offering Threshold, all offerings, issuances, sales and exchanges of Equity Securities during any rolling 12-month period shall be aggregated.

          (b) Each of the First Refusal Holders shall have the right to purchase up to its pro rata share of the Equity Securities determined at the time of the consummation of the Company's issuance of Equity Securities. The "pro rata share" of each First Refusal Holder shall be that amount of the Equity Securities multiplied by a fraction,

             (i) the numerator of which is the sum of (1) the number of shares of Common Stock underlying a Debenture held by such Person if such Person is the holder of a Debenture, (2) the number of shares of Common Stock underlying the 2002 Debentures held by such Person if such Person is an Existing 2002 Debentureholder, (3) the number of shares of Common Stock underlying the 1998 Debentures held by such Person if such Person is an Existing 1998 Debentureholder, and (4) the number of shares of Common Stock issued to such Old Common Holder upon conversion of a 2002 Existing Debenture or 1998 Existing Debenture (as the case may be) if such Person is an Old Common Holder and has converted the Debenture, and

             (ii) the denominator of which is the sum of (1) the total number of shares of Common Stock underlying the Debentures issued pursuant to this Agreement and (2) the total number of shares of Common Stock underlying the 2002 Debentures and the 1998 Debentures.

          (c) Notice of the intention of each First Refusal Holder to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Person, as the case may be and delivered to the Company prior to the end of the 30-day period commencing with the date of such Offer (or, if later, within ten days after the delivery or giving of any written notice of a material change in such Offer), setting forth such portion (specifying number of shares, principal amount or the like) of the Equity Securities such Person elects to purchase (the "Notice of Acceptance").

          (d) In the event that all First Refusal Holders do not elect to purchase all of the Equity Securities, the Persons which have provided notice of their intention to exercise the refusal rights as provided in
     Section 17.1(c) shall have the right to purchase, on a pro rata basis, any unsubscribed portion of the Equity Securities during a period of ten days following the 30-day period provided in Section 17.1(c). Following such additional ten-day period, in the event the First Refusal Holders have not elected to purchase all of the Equity Securities, the Company shall have 90 days from the expiration of the foregoing 40-day period to sell all or any part of such Equity Securities as to which a Notice of Acceptance has not been given by any of such Persons (the "Refused Securities") to any other Person or Persons on the terms provided in the Offer. Upon the closing of the sale to such other Person or Persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, if the First Refusal Holders have timely submitted a Notice of Acceptance, they shall purchase from the Company, and the Company shall sell to such Persons, as the case may be, the Equity Securities in respect of which a Notice of Acceptance was delivered to the Company, at the terms specified it the Offer. The purchase by the First Refusal Holders of any Equity Securities is subject in all cases to the preparation, execution and delivery by the Company to such Persons of a purchase agreement and other customary documentation relating to such Equity Securities as is satisfactory in form and substance to such Persons and each of their respective counsel.

          (e) In each case, any Equity Securities not purchased by the First Refusal Holders or by a Person or Persons in accordance with Section 17.1(d) may not be sold or otherwise disposed of until they are again offered to such Persons under the procedures specified in Sections 17.1(a), 17.1(c) and 17.1(d) of this Agreement.

          (f) The rights of the First Refusal Holders under this Section 17.1 shall not apply to the following securities (the "Excluded Securities"):

             (i) Common Stock or options to purchase such Common Stock, issued to officers, employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors;

             (ii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock;

             (iii) shares issued upon conversion of the Debentures or the Existing Debentures, exercise of the warrants issued in connection with the issuance of the Existing Debentures or conversion/exercise of other convertible securities outstanding on the date hereof;

             (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board of Directors and at the Company's Annual Meeting of Stockholders; or

             (v) any debentures issued in satisfaction of interest payments under the Existing Debentures, including debentures instruments issued in satisfaction of interest payments on those debenture instruments.

          (g) Notwithstanding anything to the contrary contained herein, a holder of a Debenture (other than an initial Purchaser) shall not be considered a First Refusal Holder for purposes of this Section 17.1 only, unless such Person then holds Debentures with an outstanding principal amount of at least $200,000.

                                 ARTICLE XVIII

                             TRANSFER RESTRICTIONS

     18.1.  Transfer Restrictions

     This Article XVIII shall apply to all Transfers of Restricted Securities. Notwithstanding any implication to the contrary set forth in this Agreement, no Transfer shall have any force or effect unless: (a) such a Transfer is made in accordance with each of the provisions of this Article XVIII, (b) such a Transfer would not result in the violation of applicable federal or state securities laws, (c) the transferee in any such Transfer is an Accredited Investor, and (d) the intended transferee of such Transfer executes the Joinder Agreement. Any attempt by a Holder to Transfer any Restricted Securities in violation of any provision of this Agreement will be void and have no force or effect. The Company will not be required (i) to transfer on its books any Restricted Securities that have been sold, gifted or otherwise Transferred in violation of this Agreement or (ii) to treat as the owner of such Restricted Securities, or to accord the right to vote or pay principal, interest or dividends to, any purchaser, donee or other transferee to whom such Restricted Securities may have been so Transferred in violation of this Agreement.

     18.2.  Notice of Proposed Transfer

     Before any Holder may effect any Transfer of any Offered Securities (other than a Permitted Transfer), such Holder (the "Selling Security Holder") must give written notice concurrently to the Company and the other Holders ("Seller Notice") stating (a) the Selling Security Holder's bona fide intention to transfer such Offered Securities, (b) the number of the Offered Securities to be Transferred, (c) the name, address and relationship to the Selling Security Holder, if any, of each proposed purchaser or other transferee (the "Proposed Transferee"), (d) the bona fide cash price per Offered Security (the "Offered Price"); and (e) the anticipated date of the proposed Transfer, which shall be a date not earlier than 30 days after the date the Seller Notice is delivered. Upon the request of the Company or a Holder, the Selling Security Holder will promptly furnish such information to the Company and to the Holder as may be reasonably requested to establish that the offer and proposed Transfer are bona fide.

     18.3.  Purchase Rights

     With respect to any Transfer by any Selling Security Holder (other than a Permitted Transfer), the Company and each Holder shall have the right to purchase ("Purchase Right") the Offered Securities, exercisable as set forth below:

          (a) The Company shall have the right to purchase all, but not less than all, of the Offered Securities. If the Company desires to purchase all of the Offered Securities, the Company must, within the 10 day period (the "Company Refusal Period") commencing on the date of receipt of the Seller Notice, give written notice to the Selling Security Holder of the Company's election to purchase the Offered Securities. In the event that the Company elects not to purchase all of the Offered Securities, the Offered Securities may be purchased by the Holders as set forth in Section 18.3(b). On or before the expiration of the Company Refusal Period, the Company will give written notice (the "Company Waiver Notice") to the Holders specifying either (i) that all of the Offered Securities were subscribed by the Company's exercising its Purchase Right or (ii) that the Company waived its Purchase Right. Notwithstanding any failure by the Company to deliver a Company Waiver Notice, a failure by the Company to exercise its Purchase Right within the Company Refusal Period shall be deemed a waiver of such right.

          (b) In the event the Company does not purchase all of the Offered Securities, each Holder shall have the opportunity to purchase up to such Holder's pro rata share of the Offered Securities. For purposes of this
     Section 18.3(b), a Holder's pro rata share shall be determined by dividing the number of shares of Common Stock (inclusive of all Common Stock underlying the Restricted Securities) held by such Holder by the total number of shares of Common Stock (inclusive of all Common Stock underlying the Restricted Securities) held by all Holders purchasing Offered Securities pursuant to this Section 18.3(b). If any Holder, or its assignees who are Affiliates of such Holder, desires to purchase the Offered Securities, such Holder must, within a 5 day period (the "Holder Refusal Period") commencing on the later date of (i) the Company Waiver Notice or (ii) the 10th day after the Seller Notice, give written notice ("Holder Notice") to the Selling Security Holder and to the Company of such Holder's election to purchase such Holder's pro rata share of the remaining Offered Securities, or such lesser number as may be stated in such Holder's Holder Notice. The participating Holders also may allocate the right to purchase the Offered Securities between or among them in any proportion they choose as reflected in a notice to the Selling Security Holder within the Holder Refusal Period. In the event that any Holder elects not to purchase any of the Offered Securities, such Holder shall, prior to the expiration of the Holder Refusal Period, give written notice ("Holder Waiver Notice") to the Selling Security Holder that the Holder is waiving such Holder's right to purchase all such Offered Securities under this
     Section 18.3(b). Notwithstanding any failure by a Holder to deliver a Holder Waiver Notice, a failure by a Holder to exercise such Holder's Purchase Right within the Holder Refusal Period shall be deemed a waiver of such right.

          (c) The purchase price for the Offered Securities to be purchased by the Company or the Holders exercising their Purchase Right under this Agreement will be the Offered Price, and will be payable within 10 days after the date the Purchase Right is first exercised for all of the Offered Securities. Payment of the purchase price will be made by the exercising Company or Holders (as the case may be) by check or wire transfer of immediately available funds.

          (d) If the Company or Holders exercise their Purchase Right to purchase all of the Offered Securities, then, upon consummation of such purchase, the Selling Security Holder will have no further rights as a holder of the Offered Securities except the right to receive payment for the Offered Securities in accordance with the terms of this Agreement, and the Selling Security Holder will promptly cause all certificate(s) or debentures (as the case may be) evidencing such Offered Securities, together with such other instruments and documents of transfer as the Persons acquiring the Offered Securities shall reasonably request, to be surrendered to the Company for Transfer to the Persons acquiring the Offered Securities (free and clear of any and all liens, claims and encumbrances whatsoever except those imposed by this Agreement and securities laws generally).

          (e) If the Company or the Holders have not elected to purchase all of the Offered Securities, then, subject to the Co-Sale Rights set forth in
     Section 18.4, the Selling Security Holder may Transfer the remaining Offered Securities to the Proposed Transferee, at the Offered Price or at a higher price, provided that such Transfer (i) is consummated within 90 days after the date of the Seller Notice and (ii) is in accordance with all the terms of this Agreement. Any proposed Transfer at a price or on terms and conditions more favorable than those described in the Seller Notice, as well as any subsequent proposed Transfer of any of the Offered Securities by the Selling Security Holder, shall again be subject to this Section 18.3 and shall require full compliance by the Selling Security Holder with the procedures in this Section 18.3.

     18.4. Co-Sale Rights

     Notwithstanding Section 18.3(e), no Holder (each, a "Co-Sale Seller") shall Transfer any of the Offered Securities pursuant to Section 18.3(e) to a Proposed Transferee until such Co-Sale Seller has given written notice to each of the Holders of the right (the "Co-Sale Right"), exercisable either within 5 days after the date of such Person's Holder Waiver Notice or within 15 business days following receipt of the Seller Notice, whichever is later, to sell to a Proposed Transferee all or part of such Holder's Portion of the Offered Securities, on the same terms and conditions as set forth in the Seller Notice, on an as-converted-to-Common-Stock basis. A Holder may exercise the Co-Sale Right by delivering to the Co-Sale Seller at the closing of the Transfer of Offered Securities to the Proposed Transferee one or more certificates or debentures (as the case may be), properly endorsed for Transfer, representing such Offered Securities to be Transferred by the Holder. At the closing of the Transfer of Offered Securities to the Proposed Transferee, such certificates, debentures or other instruments will be Transferred and delivered to the Proposed Transferee as set forth in the Seller Notice in consummation of the Transfer of the Offered Securities pursuant to the terms and conditions specified in such notice, and the Co-Sale Seller will remit, or will cause the Proposed Transferee to remit, to the participating Holder at closing that portion of the proceeds of the Transfer to which the Holder is entitled by reason of the Holder's participation in such Transfer pursuant to the Co-Sale Right. If the Offered Securities consist of debentures or more than one series or class or type of stock and the Proposed Transferee is not willing to purchase debentures or shares of a class of preferred stock held by the Holders, then the Holders exercising a Co-Sale Right will have the opportunity to convert such Existing Debentures, Debentures or shares of Preferred Stock into Common Stock, and the Company will cooperate to effect such conversion.

                                  ARTICLE XIX

                                 MISCELLANEOUS

     19.1. Regulatory Filings; Best Efforts

     (a) The Company and the Purchasers (acting severally and not jointly) will coordinate and cooperate with one another and will each use its respective best efforts to comply with, and will each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of the Company and the Purchasers will make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any governmental entity in connection with this Agreement and the transactions contemplated hereby, including, without limitation: any filing necessary to obtain any consent or approval of any third party or governmental entity and any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, any applicable securities exchange or any other Legal Requirements relating to this Agreement and the transactions contemplated hereby. In furtherance and not in limitation of the foregoing, promptly upon receipt of the approval of its stockholders and Existing Debentureholders of the Charter Amendment, the Company will file the Charter Amendment with the New York Secretary of State and with any other applicable governmental entity. Each of the Company and the Purchasers will cause all documents that it is responsible for filing with any governmental entity under this Section 19.1(a) to comply in all respects with all applicable Legal Requirements. The Company and the Purchasers each will promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to this Section 19.1(a).

     (b) The Company will notify Essex, Care Capital and Galen promptly upon the receipt of: (i) any comments from any officials of the SEC or any other governmental entity in connection with any filings made pursuant to this Agreement and (ii) any request by any officials of the SEC or any other governmental entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 19.1(a) or otherwise pursuant to this Agreement, the Company will promptly inform Essex, Care Capital and Galen of such occurrence and will file with the applicable governmental entity such amendment or supplement. Before filing any document, including the Proxy Statement, with the SEC or other governmental entity pursuant to Section 19.1(a) or otherwise pursuant to this Agreement, the Company will provide Essex, Care Capital and Galen and their respective counsel with a copy of the draft document a reasonable time prior to the filing. Essex, Care Capital and Galen and their respective counsel will have an adequate and reasonable opportunity to review, comment upon and consent to the document prior to such document being filed by the Company with the SEC or other governmental entity.

     (c) Each of the parties to this Agreement agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using its best efforts to accomplish the following: (i) the taking of its best efforts necessary to cause the conditions precedent set forth in Articles VI and VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and the taking of its best efforts as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (v) the execution, delivery and filing of any additional documents, instruments and certificates necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors will, if any takeover statute or similar Legal Requirement is or becomes applicable to this Agreement or the transactions contemplated by this Agreement, use its best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on this Agreement and the transactions contemplated hereby.

     19.2.  Governing Law

     This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

     19.3.  Survival of Representations

     Subject to the terms of this Agreement, the representations, warranties, covenants and agreements contained, in the Transaction Documents and in any agreements, certificates or other instruments delivered pursuant thereto shall survive (a) any investigation made by or on behalf the Purchasers and (b) the Closing until the date that is 24 months after the Closing Date.

     19.4.  Successors and Assigns

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the parties hereto and their respective successors, assigns, heirs, executors and administrators. No party may assign any of its rights hereunder without the prior written consent of the other parties; provided, however, that any Purchaser may assign any of its rights under any of the Transaction Documents to
(a) any Affiliate of such Purchaser or (b) any Person to whom such Purchaser shall Transfer any Debentures in accordance with the terms of Article XVIII; provided further, that notwithstanding anything herein or in the Transaction Documents to the contrary, no opinion of counsel shall be necessary for a transfer or assignment of the Debentures or any rights under any of the Transaction Documents (except for the Watson Warrant) by a Purchaser that is a partnership, corporation or limited liability company to any general partner, limited partner, retired partner, stockholder, member, retired member, officer, director or Affiliates of such Purchaser, or the members or retired members of the foregoing, as applicable, or the estates, beneficiaries and family members of any such general partner, limited partners, retired partners, stockholders, members, retired members, officers, directors and Affiliates and any trusts for the benefit of any of the foregoing Persons, provided, that in each case the transferee will be subject to the applicable terms of the Transaction Documents to the same extent as if such transferee were an original Purchaser hereunder.

     19.5.  Entire Agreement

     This Agreement (including the Exhibits and Schedules hereto), the other Transaction Documents and any other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

     19.6.  Notices

     All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, addressed as follows:

          (a) if to the Company:

               Halsey Drug Co., Inc.
               695 N. Perryville Road
               Rockford, Illinois 61107
               Attention: Mr. Andrew D. Reddick
               President and Chief Executive Officer
               Facsimile: (815) 399-9710

          (b) if to a Purchaser, to the address set forth on the signature page hereto, or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) on the date of facsimile transmission, receipt confirmed, (iii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery, or (iv) five business days after the date of mailing, if mailed.

          (c) Copies of any notice, demand or communication given to the Company shall also be delivered to St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey, 07105-2249 Attn.: John P. Reilly, Esq., or such other address as may be directed.

     19.7.  Delays, Omissions or Waivers

     No delay or omission to exercise any right, power or remedy accruing to any Holder of the Debentures upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring. Any permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative. Notwithstanding anything set forth herein or in any Transaction Document, if the consent of or the waiver by any 2004 Holder is needed or otherwise desirable under any Transaction Document and the Company, or any Affiliate thereof, pays or other gives consideration to any 2004 Holder, or an Affiliate thereof, for such consent or waiver the Company shall offer the same to all other 2004 Holders.

     19.8. Independence of Covenants and Representations and Warranties

     All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

     19.9.  Rights and Obligations; Severability

     Unless otherwise expressly provided herein, each Purchaser's rights and obligations hereunder are several rights and obligations, not rights and obligations jointly held with any other Person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     19.10.  Agent's Fees

     (a) The Company hereby (i) represents and warrants that the Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other Person, and the costs and expenses of defending against such liability or asserted liability, including, without limitation, reasonable attorney's fees, arising from any act by the Company or any of the Company's employees or representatives.

     (b) Each Purchaser (i) severally represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby severally agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's or finder's fee to any broker or other Person (and the costs, including reasonable legal fees, and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

     19.11.  Expenses

     (a) The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and, subject to Section 19.11(b), the Company will reimburse the Purchasers for all of the legal fees and expenses incurred by Baker & McKenzie on behalf of the Purchasers and their Affiliates with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby. In addition, subject to Section 19.11(b), the Company will reimburse each of Care Capital and Galen for up to $20,000 for legal fees and expenses which such Purchasers respectively incur with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby. Counsel for each of Essex, Care Capital and Galen shall deliver to the Company in advance of the Closing an invoice for their respective fees and expenses. Such reimbursement shall be paid on the Closing Date.

     (b) If the transactions contemplated by this Agreement are not consummated, then each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

     (c) The Company also agrees to reimburse each Purchaser for all reasonable legal fees and expenses subsequently incurred by the Purchaser and its Affiliates in connection with (i) the negotiation, execution and consummation of any amendment, waiver or consent with respect to any agreement to which the Company and the Purchaser are parties; provided, that such waiver, amendment or consent (A) is requested by the Company or (B) is required by the terms of the agreement or is required as a result of any action or inaction of the Company in violation of any such agreement, and (ii) the review of and cooperation with respect to the Proxy Statement and the conversion of the Debentures.

     19.12.  Jurisdiction

     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party or to whose benefit it is entitled, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement or any other Transaction Document to which it is a party in any such New York State or United States Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     19.13.  Waiver of Jury Trial

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     19.14.  Confidentiality

     (a) Each of the Purchasers hereby agrees to keep (and to cause its Affiliates, employees, agents, attorneys, accountants and other professional advisors to keep) confidential the confidential information provided to it by or on behalf of the Company or its Subsidiaries pursuant to or in connection with the Agreement or any other Transaction Document, provided that, such information may be disclosed (i) solely in connection with the performance of the transactions contemplated by this Agreement and any other Transaction Document to (A) its Affiliates, directors, officers and employees who have a need to know such information and its agents, attorneys, accountants and other professional advisors or (B) the other Purchasers, (ii) in response to any order of any court or other governmental or administrative body or agency or as may be required by any law binding upon any of the Purchasers, (iii) in connection with the exercise of any remedies under any Transaction Document or the enforcement of rights hereunder and thereunder, (iv) with the consent of the Company or (v) to the extent such information (A) is on the date hereof, or at or before the time such disclosure becomes, publicly available other than as a result of a breach by such disclosing Person of the obligation set forth in this Agreement or (B) at or before the time of such disclosure becomes available to any Purchaser on a nonconfidential basis from a source other than the Company or its Subsidiaries, which source is not known to the recipient of such information to have breached a confidentiality agreement with the Company or its Subsidiaries in respect of such information.

     (b) Each Purchaser hereby agrees that in the event such Purchaser is requested or required other than by applicable law (by interrogatory, request for information or documents, subpoena, deposition, civil investigative demand or other process) to disclose any information pursuant to Section 19.14(a)(ii), such Purchaser will, except to the extent such notice would cause such Purchaser to be in violation of law, provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or other similar assurance to prevent disclosure of such information or waive compliance with the provisions of this Section 19.14. Such Purchaser may not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such information, provided that such Purchaser may oppose the Company's action to obtain an appropriate protective order or other reliable assurance in the event that, in connection with any action, suit or other legal or equitable proceeding (including any bankruptcy proceeding), such Purchaser reasonably believes that the failure to publicly disclose such information would materially and adversely affect such Purchaser's ability to protect or exercise its rights and remedies hereunder or under any other Transaction Document.

     (c) The Purchasers may also disclose, subject to their compliance with the requirements of Section 19.14(b), such information to the extent the Purchasers reasonably believe it is appropriate to in connection with any action, suit or other legal or equitable proceeding (including any bankruptcy proceeding) to protect or otherwise exercise their rights and remedies hereunder or under any other Transaction Document in any legal or equitable proceeding.

     (d) In furtherance to the foregoing, each of the Purchasers agrees that its right to request any information pursuant to Section 9.2(g) or to avail itself of the provisions of Section 9.6(b) shall be conditioned on its continuing compliance with the requirements of this Section 19.14.

     19.15.  Titles and Subtitles

     The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     19.16.  Counterparts

     This Agreement may be executed in any number of counterparts, including by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     19.17.  Termination of Certain Provisions

     Articles VIII, IX, X, XII, XV, XVI, XVII and XVIII of this Agreement shall terminate and be of no further force or effect immediately upon the conversion of the Debentures in accordance with their terms into Series A Preferred upon the Conversion Event.

                                   ARTICLE XX

                             CERTAIN DEFINED TERMS

     For purposes of this Agreement, the following terms have the meanings indicated (unless otherwise expressly provided herein):

     "412 Plan" means a Plan that is subject to Section 412 of the Code.

     "1940 Act" means the Investment Company Act of 1940, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the 1940 Act shall be deemed to include any corresponding provisions of future law.

     "1998 Debentures" means the 5% convertible secured debentures due March 31, 2006 (as such debentures may be supplemented, amended, or otherwise modified from time to time) issued pursuant to that certain Debenture and Warrant Purchase Agreement dated March 10, 1998 between the Company and the purchasers listed on the signature page thereto.

     "1999 Debentures" means the 5% convertible secured debentures due March 31, 2006 (as such debentures may be supplemented, amended, or otherwise modified from time to time) issued pursuant to that certain Debenture and Warrant Purchase Agreement dated May 26, 1999 between the Company and the purchasers listed on the signature page thereto.

     "2002 Debentures" means the 5% convertible secured debentures due March 31, 2006 (as such debentures may be supplemented, amended, or otherwise modified from time to time) issued pursuant to that certain Debenture Purchase Agreement dated December 20, 2002 between the Company and the purchasers listed on the signature page thereto, other than the 2003 Debentures.

     "2003 Debentures" means the 5% convertible secured debentures due March 31, 2006 (as such debentures may be supplemented, amended, or otherwise modified from time to time) purchased pursuant to that certain Debenture Purchase Agreement dated December 20, 2002 between the Company and the purchasers listed on the signature page thereto in accordance with certain Joinder Agreements dated June 16, 2003, July 1, 2003, July 15, 2003, August 5, 2003, August 19,
2003, September 5, 2003 and October 7, 2003.

     "2004 Holders" has the meaning set forth in Section 10.15 of this Agreement.

     "Accredited Investor" has the meaning specified in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

     "Additional Investor" has the meaning specified in Section 3.1 of this Agreement.

     "Affiliate" has the meaning specified in Rule 501(b) under the Securities Act.

     "AMEX" means the American Stock Exchange.

     "Approved Accounting Firm" means any firm of independent certified public accountants reasonably acceptable to the Purchasers.

     "ARCOS" means the Automation of Reports and Consolidated Orders System which monitors the flow of DEA controlled substances from their point of manufacture to point of sale or distribution.

     "Arm's Length" means a transaction or negotiation in which each party is completely independent of the other, seeks to obtain terms which are most favorable to it and has no economic or other interest in making concessions to the other party.

     "Board of Directors" means the board of directors of the Company.

     "Bridge Lenders" means, collectively, Essex, Care Capital and the Galen Entities pursuant to the Bridge Notes.

     "Bridge Lenders' Consent" means the consent of the Bridge Lenders to surrender and convert the Bridge Notes in exchange for and into Debentures in form and substance reasonably acceptable to the Purchasers.

     "Bridge Notes" means the 2003 Debentures issued by the Company to the Bridge Lenders thereto in accordance with certain Joinder Agreements dated November 2, 2003, December 5, 2003 and December 29, 2003.

     "Change of Control" means the occurrence of any of the following: (a) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Galen or any Affiliate thereof or any group comprised of any of the foregoing, owns, directly or indirectly, 51% of the Common Equity of the Company, (b) the Company consolidates with, or merges with or into, another Person (other than a direct or indirect wholly owned Subsidiary) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets or the assets of the Company and its Subsidiaries taken as a whole to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for Voting Stock of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (c) the Company, either individually or in conjunction with one or more Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the Subsidiaries, to any Person (other than the Company or a wholly owned Subsidiary of the Company), or (d) during any two year period commencing subsequent to the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by the directors then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; provided, however, that a Person shall not be deemed to have ceased being a director for such purpose if such Person shall have resigned or died or if the involuntary removal of such Person was made at the direction of Persons holding a majority in principal amount of the outstanding Debentures. For purposes of this definition, (i) the term "Common Equity" of the Company means all capital stock of the Company that is generally entitled to vote in the election of members of the Board of Directors and (ii) the term "Voting Stock" of the Company means securities of any class of capital stock of the Company entitling the holders thereof to vote in the election of members of the Board of Directors.

     "Charter Amendment" means the amended and restated Certificate of Incorporation of the Company in the form attached to this Agreement as Exhibit D.

     "Closing" means the closing of the purchase and sale of the Debentures contemplated by Section 2.1 of this Agreement to take place on the date of this Agreement. The date and time of the Closing are hereinafter referred to as the "Closing Date."

     "Code" means the Internal Revenue Code of 1986, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Code shall be deemed to include any corresponding provisions of future law.

     "Common Stock" means the common stock, $0.01 par value, of the Company (now or hereafter issued).

     "Company Debenture Collateral" has the meaning specified in Section 2.2.

     "Company General Security Agreement" means that certain Company General Security Agreement of even date herewith by and between the Company and Galen, as agent for the Purchasers, a copy of which is attached to this Agreement as Exhibit E, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Company Refusal Period" has the meaning specified in Section 18.3 of this Agreement.

     "Company Reports" means, collectively, (a) the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2002, and (b) the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2003.

     "Company Waiver Period" has the meaning specified in Section 18.3 of this Agreement.

     "Conversion Agreement" means that certain Debenture Conversion Agreement of even date herewith by and among the Company, Purchasers and the holders of the Existing Debentures, a copy of which is attached to this Agreement as Exhibit F, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Conversion Event" means the conversion of the Existing Debentures and Debentures into Preferred Stock immediately upon the filing by the Company of the documents necessary to create the Preferred Stock.

     "Co-Sale Right" has the meaning specified in Section 18.4 of this Agreement.

     "Co-Sale Seller" has the meaning specified in Section 18.4 of this Agreement.

     "CSA" means Controlled Substances Act, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the CSA shall be deemed to include any corresponding provisions of future law.

     "D&O Insurance" means "directors and officers" insurance.

     "DEA" means the United States Drug Enforcement Administration.

     "Debentures" has the meaning specified in the Preliminary Statements.

     "Debenture and Warrant Dilution Waiver" means the consent of the holders of the Existing Debentures to the waiver of the anti-dilution provisions contained in certain Equity Securities held by the holders of the Existing Debentures in form and substance reasonably acceptable to the Purchasers.

     "Default Notice" has the meaning specified in Section 12.1(c) of this Agreement.

     "Designee" means any member of the Board of Directors designated by the Purchasers as provided in Section 9.7 of this Agreement

     "Equity Securities" means, collectively, (a) any shares of Common Stock,
(b) any shares of Preferred Stock, (c) any other equity security of the Company,
(d) any debt security of the Company which by its terms is convertible into or exchangeable for, with or without consideration, any equity security of the Company, (e) any security of the Company that is a combination of debt and equity, or (f) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of ERISA shall be deemed to include any corresponding provisions of future law.

     "ERISA Affiliates" means (a) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, its Subsidiaries, or any ERISA Affiliate; (b) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with the Company, its Subsidiaries, or any ERISA Affiliate; and (c) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, its Subsidiaries or any ERISA Affiliate, or any corporation described in clause (a) or any partnership, trade or business described in clause (b) of this paragraph.

     "Event of Default" has the meaning specified in Section 12.1 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

     "Excluded Securities" has the meaning specified in Section 17.1(f) of this Agreement.

     "Existing 1998 Debentureholders" means the holders of the 1998 Debentures.

     "Existing 2002 Debentureholders" means the holders of the 2002 Debentures.

     "Existing Debenture Amendments" means amendments to each of the Debenture and Warrant Purchase Agreements pursuant to which the Existing Debentures were issued, duly executed by the Company and each holder of the Existing Debentures.

     "Existing Debentureholders" means the holders of the Existing Debentures.

     "Existing Debentures" means, collectively, the 1998 Debentures, the 1999 Debentures, the 2002 Debentures, and the 2003 Debentures, as such debentures may be supplemented, amended or otherwise modified from time to time, including, without limitation, by the Existing Debenture Amendments.

     "Existing Debentureholders Consent" means the consent of the Existing Debentureholders to waive the Indebtedness, lien, registration rights, and charter amendment restrictions contained in each of the Debenture and Warrant Purchase Agreements pursuant to which the Existing Debentures were issued.

     "Existing Debentureholders Waiver" means the Consent, Waiver and Forbearance under the Debentureholders Agreement to be signed by each of the Existing Debentureholders prior to the Closing Date.

     "FDA" means the United States Food and Drug Administration.

     "FDC Act" means the federal Food, Drug, and Cosmetic Act, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the FDC Act shall be deemed to include any corresponding provisions of future law.

     "First Refusal Holders" means, collectively, (a) the holders of the Debentures, (b) the Existing 1998 Debentureholders, (c) the Existing 2002 Debentureholders, and (d) the Old Common Holders.

     "GAAP" means generally accepted accounting principles in the United States.

     "Galen Entities" means, collectively, (a) Galen, (b) Galen Partners International III, L.P., and (c) Galen Employee Fund III, L.P.

     "Guaranties" means the Continuing Unconditional Secured Guaranties of each of the Guarantors substantially in the form of Exhibit G attached hereto.

     "Guarantor Debenture Collateral" has the meaning specified in Section 2.4 of this Agreement.

     "Guarantors" means Houba, Inc. and Axiom Pharmaceutical Corporation.

     "Guarantors Security Agreement" means that certain Guarantors General Security Agreement of even date herewith by and among the Guarantors and Galen, as agent for the Purchasers, a copy of which is attached to this Agreement as Exhibit H, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Holder Notice" has the meaning specified in Section 18.3 of this Agreement.

     "Holder Refusal Period" has the meaning specified in Section 18.3 of this Agreement.

     "Holder's Portion" means, for purposes of Section 18.4 of this Agreement, an amount determined by multiplying, (a) in the case of a sale of shares of the Preferred Stock or Common Stock by the Selling Security Holder, the number of shares of Preferred Stock or Common Stock equal to the shares of Preferred Stock or Common Stock proposed to be sold in the Transfer, multiplied by a fraction,
(i) the numerator of which shall be the number of shares of Common Stock owned by a Holder (inclusive of all Common Stock underlying the Debentures or Preferred Stock) and (ii) the denominator of which shall be the sum of (1) the Company's outstanding shares of Common Stock, plus (2) the Common Stock underlying the Debentures, the Existing Debentures and the Preferred Stock, and
(b) in the case of the proposed sale of Existing Debentures or Debentures by such Selling Security Holder, the principal amount of the Existing Debentures or Debentures proposed to be sold in the Transfer multiplied by a fraction, the numerator of which shall be the aggregate principal amount of the Existing Debentures and Debentures owned by a Holder and the denominator of which shall be the aggregate principal amount of the Company's outstanding Existing Debentures and Debentures.

     "Holders" shall mean the Purchasers or any Person to whom a Purchaser or transferee of a Purchaser has assigned, transferred or otherwise conveyed any Debenture.

     "Holder Waiver Period" has the meaning specified in Section 18.3 of this Agreement.

     "Immaterial Subsidiary" means The Medi-Gum Corporation.

     "Indebtedness" means and includes (a) all items which would be included on the liability side of a balance sheet (but also shall include any "off-balance sheet financings") of the Company (or a Subsidiary) as of the date on which indebtedness is to be determined, excluding capital stock, surplus, capital and earned surplus reserves, which, in effect, were appropriations of surplus or offsets to asset values (other than reserves in respect of obligations, the amount, applicability or validity of which is, at such date, being contested in good faith by the Company or a Subsidiary, as applicable), deferred credits of amounts representing capitalization of leases; (b) the full amount of all indebtedness of others guaranteed or endorsed (otherwise than for the purpose of collection) by the Company (or a Subsidiary) for which the Company (or a Subsidiary) is obligated, contingently or otherwise, to purchase or otherwise acquire, or for the payment or purchase of which the Company (or a Subsidiary) has agreed, contingently or otherwise, to advance or supply funds, or with respect to which the Company (or a Subsidiary) is contingently liable, including, without limitation, indebtedness for borrowed money and indebtedness guaranteed or supported indirectly by the Company (or a Subsidiary) through an agreement, contingent or otherwise (i) to purchase the indebtedness, or (ii) to purchase, sell, transport or lease (as lessee or lessor) property, or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (iii) to supply funds to or in any other manner invest in the debtor; and (c) indebtedness secured by any mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed. "Indebtedness" will not mean and include any indebtedness (1) in respect to which monies sufficient to pay and discharge the same in full shall have been deposited with a depositary, agency or trustee in trust for the payment thereof, or (2) as to which the Company (or Subsidiary) is in good faith contesting, provided that an adequate reserve therefore has been set up on the books of the Company or any of its consolidated Subsidiaries.

     "Independent Committee" has the meaning specified in Section 6.14 of this Agreement.

     "Intellectual Property Rights" means any and all patents, patent applications, trademarks, copyrights, trademark registrations and applications therefore, patent, trademark or trade name licenses, service marks, domain names, contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, processes, formulae or other know-how, and all patent, trademark or trade names or copyright licenses which are in force.

     "Investors Rights Agreement" means that certain Investors Rights Agreement of even date herewith by and among the Company, Purchasers and the holders of the Existing Debentures, a copy of which is attached to this Agreement as
Exhibit I, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "IRS" means the Internal Revenue Service.

     "Joinder Agreement" means a Joinder Agreement in the form attached to this Agreement as Exhibit J, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Leased Property" has the meaning specified in Section 4.20 of this Agreement.

     "Leases" any lease and sublease agreements, as amended to date, relating to the Owned Property and the Leased Property.

     "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, judgment, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental entity.

     "Liquidation Event" has the meaning specified in the Charter Amendment.

     "Losses" means any claims, losses, damages, liabilities (or actions in respect thereof), obligations, penalties, awards, judgments, expenses (including, without limitation, reasonable fees and expenses of counsel) or disbursements.

     "Material Adverse Effect" means (a) a material adverse effect on, or change in, the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect on (i) the ability of the Company or any of the Guarantors to perform its respective obligations or (ii) the rights or remedies of any Purchaser under any Transaction Document.

     "Minimum Offering Threshold" has the meaning specified in Section 17.1(a) of this Agreement.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "New York Act" means the New York Business Corporation Law, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the New York Act shall be deemed to include any corresponding provisions of future law.

     "Noteholder Agreement" means that certain Noteholder Agreement of even date herewith by and among the Company and the other parties thereto, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Notice of Acceptance" has the meaning specified in Section 17.1(c) of this Agreement.

     "Offer" has the meaning specified in Section 17.1(a) of this Agreement.

     "Offered Price" has the meaning specified in Section 18.2 of this Agreement.

     "Offered Securities" means the number of Restricted Securities set forth in a Seller Notice which a Holder proposes to Transfer.

     "Old Common Holders" means the holders of shares of Preferred Stock or Common Stock issued upon the conversion of the Existing 1998 Debentures or Existing 2002 Debentures (provided any Existing 1998 Debentures and Existing 2002 Debentures remain outstanding and the shares of Preferred Stock or Common Stock received upon conversion have not been sold, transferred or otherwise disposed of).

     "Owned Property" has the meaning specified in Section 4.20 of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PCB" means polychlorinated biphenyls.

     "Permitted Liens" means the liens listed in Section 10.3(l) of the Schedule of Exceptions.

     "Permitted Transfers" means, collectively, (a) any Transfer of Restricted Securities by a Holder who is an individual to such Holder's spouse, lineal descendant or antecedent, father, mother, brother or sister of such Holder, the adopted child or adopted grandchild of such Holder, or the spouse of any child, adopted child, grandchild or adopted grandchild of such Holder, or to a trust or trusts or other entity (including family limited partnerships or family limited liability companies) for the exclusive benefit of or exclusively controlled by such Holder or such Holder's family members as described in this clause (a), or Transfers of Restricted Securities by the Holder by devise or descent so long as such Transfer complies with Section 18.1 of this Agreement; (b) any Transfer of Restricted Securities by a Holder made pursuant to (i) a merger or consolidation of the Company with or into another corporation or corporations, or (ii) the winding up and dissolution of the Company; and (c) any Transfer of Restricted Securities by a Holder which is an entity to its Affiliates, partners, limited partners, members or stockholders or any Transfers to a family member or trust as described in clause (a) above of such partner, limited partner, member or stockholder so long as such Transfer complies with Section 18.1 of this Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" has the meaning specified in Section 4.18(a) of this Agreement.

     "Preferred Stock" means the Series A Preferred, the Series B Preferred, the Series C-1 Preferred, the Series C-2 Preferred and the Series C-3 Preferred.

     "Proposed Transferee" has the meaning specified in Section 18.2 of this Agreement.

     "Proxy Statement" has the meaning specified in Section 9.15 of this Agreement.

     "Purchase Right" has the meaning specified in Section 18.3 of this Agreement.

     "Refused Securities" has the meaning specified in Section 17.1(d) of this Agreement.

     "Registration Rights Agreement" means that certain Amended and Restated Registration Rights Agreement dated the date of this Agreement by and among the Company, Watson, the holders of the 1998 Debentures, the holders of the 1999 Debentures, the holders of the 2002 Debentures, and the other parties listed on
Schedule 1 thereto, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms, including, without limitation, by the amendment to such agreement of even date herewith.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Restricted Securities" means any shares of the Preferred Stock or Common Stock or any Existing Debentures or Debentures owned by a Holder.

     "Schedule of Exceptions" means the Schedule of Exceptions attached to this Agreement as Exhibit K.

     "SEC" means the Securities and Exchange Commission.

     "SEC Reports" means any reports, statements, releases or other documents required to be filed by the Company with the SEC under the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended, and any applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

     "Security Interest Termination Date" means the first date on which each of the following events shall have occurred: (a) the occurrence of the Conversion Event, and (b) Galen, acting as agent for the Purchasers under the applicable Transaction Documents, shall have delivered written notification to the Company and the Guarantors of the satisfaction of the condition in subsection (a) above.

     "Seller Notice" has the meaning specified in Section 18.2 of this Agreement.

     "Selling Security Holder" has the meaning specified in Section 18.2 of this Agreement.

     "Senior Notes" means that certain Amended and Restated Note in the principal amount of $5,000,000 issued by the Company as of the date hereof pursuant to the Watson Term Loan, and any other promissory notes issued by the Company pursuant to the Watson Term Loan from time to time.

     "Series A Preferred" means the Series A Convertible Preferred Stock, $.01 par value, of the Company (now or hereafter issued).

     "Series B Preferred" means the Series B Convertible Preferred Stock, $.01 par value, of the Company (now or hereafter issued).

     "Series C-1 Preferred" means the Series C-1 Convertible Preferred Stock, $.01 par value, of the Company (now or hereafter issued).

     "Series C-2 Preferred" means the Series C-2 Convertible Preferred Stock, $.01 par value, of the Company (now or hereafter issued).

     "Series C-3 Preferred" means the Series C-3 Convertible Preferred Stock, $.01 par value, of the Company (now or hereafter issued).

     "Shares" means the shares of Series A Preferred and Common Stock which may be issued upon conversion of all or a portion of the principal amount of the Debentures. The term "Shares" does not include any other shares of Series A Preferred, Common Stock or other capital stock of the Company.

     "Solvent" means, with respect to each Guarantor on a particular date, that on and as of such date (a) the fair market value of the assets of such Guarantor is greater than the total amount of liabilities (including, without limitations, contingent liabilities) of such Guarantor, (b) the present fair saleable value of the assets of such Guarantor is greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts as they become absolute and matured, (c) such Guarantor is able to realize upon its assets, through sale, use or borrowing, and is able to pay its debts and other liabilities, including contingent obligations, as they mature, and (d) such Guarantor does not have unreasonably small capital.

     "Stockholders Meeting" means the special meeting of the Company's stockholders and Existing Debentureholders to approve the Charter Amendment.

     "Stockholders Meeting Date" means the date of the Stockholders Meeting.

     "Stock Pledge Agreement" means the Stock Pledge Agreement substantially in the form attached to this Agreement as Exhibit L hereto, as supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Subordination Agreement" means that certain Subordination Agreement of even date herewith by and among the Company, the Purchasers, the holders of the Existing Debentures and certain other parties signatory thereto, a copy of which is attached to this Agreement as Exhibit M, as supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Subsidiary" means any entity in which the Company owns securities having a majority of the voting power in the election of directors or persons serving equivalent functions.

     "Term Sheet" means that certain Confidential Private Place Term Sheet dated January 10, 2004 prepared by the Company and delivered to the Purchasers.

     "Termination Date" means the earlier of (a) the 120th day following the date of this Agreement, or (b) the Conversion Event.

     "Transaction Documents" means, collectively, (a) this Agreement, (b) the Debentures, (c) the Conversion Agreement, (d) the Charter Amendment, (e) the Investors Rights Agreement, (f) the Voting Agreement, (g) the Registration Rights Agreement; (h) the Subordination Agreement; (i) the Company General Security Agreement, (j) the Guaranties, (k) the Guarantors Security Agreement,
(l) the Stock Pledge Agreement, (m) the Existing Debentureholder Consent, (n) the Existing Debentureholder Waiver, (o) the Debenture and Warrant Dilution Waiver, (p) the Joinder Agreement, (q) the Watson Term Loan, (r) the Senior Notes, (s) the Noteholder Agreement; (t) the Watson Umbrella Agreement, and (u) the Bridge Lenders' Consent.

     "Transfer" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, including, without limitation, Permitted Transfers.

     "Unfunded Pension Liability" means, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(16) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

     "Voting Agreement" means the Voting Agreement in substantially the form attached to this Agreement as Exhibit I, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

     "Warrant Holders" means the holders of the Company's Common Stock purchase warrants.

     "Watson" means Watson Pharmaceuticals, Inc., a Nevada corporation.

     "Watson Umbrella Agreement" means the Umbrella Agreement dated the date of this Agreement by and among the Company, Watson, Essex, Care Capital, the Galen Entities and the other signatories thereto, in form and substance reasonably acceptable to the Purchasers.

     "Watson Term Loan" means that certain Term Loan Agreement dated March 29, 2000 by and between the Company and Watson, as such agreement may be supplemented, amended or otherwise modified from time to time in accordance with its terms, including, without limitation, by the amendment to the Watson Term Loan as of the date hereof.

     "Withdrawal Liability" has the meaning specified in Section 4201 of ERISA.

                          [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Debenture and Share Purchase Agreement as of the date first written above.

                                          HALSEY DRUG CO., INC.

                                          By:      /s/ ANDREW REDDICK
                                            ------------------------------------
                                            Name: Andrew Reddick
                                            Title:   President and Chief
                                              Executive Officer

       GALEN PARTNERS III, L.P.                               CARE CAPITAL INVESTMENTS II, LP
       By: Claudius, L.L.C., General Partner                  By: Care Capital II, LLC, as general
                                                              partner
       610 Fifth Avenue, 5th Floor                            47 Hulfish St., Suite 310
       New York, New York 10019                               Princeton, NJ 08542


By:              /s/ SRINI CONJEEVARAM                 By:               /s/ DAVID R. RAMSEY
       -----------------------------------------              -----------------------------------------
                 By: Srini Conjeevaram                                  By:  David R. Ramsay
                 Its: General Partner                                Title: Authorized Signatory


       GALEN PARTNERS                                         ESSEX WOODLANDS HEALTH
       INTERNATIONAL, III, L.P.                               VENTURES V, L.P.
       By: Claudius, L.L.C., General Partner                  190 South LaSalle Street,
       610 Fifth Avenue, 5th Floor                            Suite 2800
       New York, New York 10020                               Chicago, IL 60603


By:              /s/ SRINI CONJEEVARAM                 By:             /s/ IMMANUEL THANGARAJ
       -----------------------------------------              -----------------------------------------
                 By: Srini Conjeevaram                                 By: Immanuel Thangaraj
                 Its: General Partner                                  Its: Managing Director


       GALEN EMPLOYEE FUND III, L.P.                          DENNIS ADAMS
       By: Wesson Enterprises, Inc.                           120 Kynlyn Road
       610 Fifth Avenue, 5th Floor                            Radnor, Pennsylvania 19312
       New York, New York 10020


By:               /s/ BRUCE F. WESSON                  By:                /s/ DENNIS ADAMS
       -----------------------------------------              -----------------------------------------
                  By: Bruce F. Wesson
                 Its: General Partner


       MICHAEL WEISBROT                                       SUSAN WEISBROT
       1136 Rock Creek Road                                   1136 Rock Creek Road
       Gladwyne, Pennsylvania 19035                           Gladwyne, Pennsylvania 19035

                 /s/ MICHAEL WEISBROT                                    /s/ SUSAN WEISBROT
       -----------------------------------------              -----------------------------------------


       PETER STIEGLITZ                                        GEORGE E. BOUDREAU
       RJ Palmer LLC                                          222 Elbow Lane
       156 West 56th Street, 5th Floor                        Haverford, PA 19041
       New York, New York 10019

                  /s/ PETER STIEGLITZ                                  /s/ GEORGE E. BOUDREAU
       -----------------------------------------              -----------------------------------------


       JOHN E. HEPPE, JR.
       237 W. Montgomery Avenue
       Haverford, Pennsylvania 19041

                /s/ JOHN E. HEPPE, JR.
       -----------------------------------------

                                                                      APPENDIX H

                             FORM OF 2004 DEBENTURE

THIS CONVERTIBLE SENIOR SECURED DEBENTURE AND THE SERIES A CONVERTIBLE PREFERRED STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH DEBENTURE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DEBENTURE AND/OR STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                             HALSEY DRUG CO., INC.
                      CONVERTIBLE SENIOR SECURED DEBENTURE
$                                                                    NO. N-
FEBRUARY 6, 2004

     HALSEY DRUG CO., INC., a corporation organized under the laws of the State of New York (the "Company"), for value received, hereby promises to pay to
          , or registered assigns (the "Payee" or "Holder"), upon due presentation and surrender of this Debenture, on the Maturity Date, the
principal amount of           ($     ) and accrued interest thereon as
hereinafter provided. As used herein, the "Maturity Date" means July 31, 2004; provided, that (i) the Company may extend the Maturity Date, for a period not to exceed 90 days, to the extent the effectiveness of the Amendment (as defined below) is delayed due to the review of the Proxy Statement (as defined below) by the Securities and Exchange Commission, and (ii) the Holders holding at least the Approval Threshold (as defined below) may extend the Maturity Date from time to time in their sole discretion.

     This Debenture was issued by the Company pursuant to a certain Debenture and Share Purchase Agreement dated as of February 6, 2004 among the Company and certain purchasers identified therein, including the Payee (together with the Schedules and Exhibits thereto, the "Purchase Agreement") relating to the purchase and sale of Convertible Senior Secured Debentures (the "Debentures"). The holders from time to time of the Debentures (including the Holder) are referred to hereinafter as the "Holders". The Holder is entitled to the benefits of the Purchase Agreement, including, without limitation, the rights upon the occurrence and during the continuance of an Event of Default and the benefits of security interests and guaranties referred to below. Reference is made to the Purchase Agreement and the documents entered into pursuant thereto with respect to certain additional rights of the Holder and obligations of the Company and its Subsidiaries not expressly set forth herein. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement. All such rights and obligations set forth in the Purchase Agreement are incorporated herein by reference.

                                   ARTICLE I

              PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT

     1.1. Payment, if any, of the principal and accrued interest on this Debenture shall be made in cash, in immediately available funds, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid portion of said principal amount from time to time outstanding at the Stated Interest Rate (as defined below), and shall be paid by the Company to the

Payee on the Maturity Date or earlier acceleration hereof (unless this Debenture, including such accrued interest, is earlier converted pursuant to
Article III below). Both principal hereof and interest hereon are payable at the Holder's address above or such other address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check or wire transfer, at the Holder's election, and, without any requirement for the presentation of this Debenture or making any notation thereon, except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Debenture to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee. As used herein, the "Stated Interest Rate" means the rate of
(i) 1.62% per annum prior to the Maturity Date or earlier acceleration hereof, and (ii) fifteen percent (15%) per annum on and after the Maturity Date or earlier acceleration hereof, in each case subject to the limitations of applicable law.

     1.2. If any payment of principal or interest or both shall remain unpaid for a period of two (2) business days or more after the Maturity Date or earlier acceleration hereof a late charge equivalent to five percent (5%) of the unpaid amount shall be charged. In addition, a late charge equivalent to five percent (5%) of the outstanding principal amount and accrued interest shall be charged if this Debenture has not been converted pursuant to Article III before November 1, 2004.

     1.3. If this Debenture or any portion hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the Stated Rate per annum during such extension. All payments received by the Holder shall be applied first to the payment of all accrued interest payable hereunder.

     1.4 Notwithstanding anything to the contrary herein, no Debenture may be prepaid in whole or in part without the prior written consent of Holders holding at least sixty percent (60%) of the aggregate principal amount of the Debentures then outstanding (the "Approval Threshold"). Any such prepayment that is so approved shall be made ratably among the Holders in proportion to the percentage of the aggregate principal amount of the Debentures held by each such Holder.

                                   ARTICLE II

                             SECURITY/SUBORDINATION

     2.1. The obligations of the Company under this Debenture are secured pursuant to security interests on and collateral assignments of, assets, tangible and intangible, of the Company granted by the Company to the Holder and the other Holders pursuant to a General Security Agreement of even date herewith, and the collateral assignments referred to in the Purchase Agreement. In addition, each of Houba, Inc. ("Houba") and Axiom Pharmaceutical Corporation, each a wholly owned subsidiary of the Company (individually a "Guarantor" and collectively, the "Guarantors"), has executed and delivered in favor of the Holder and the other Holders a Continuing Unconditional Guaranty, dated an even date herewith (each a "Guarantee"), guaranteeing the full and unconditional payment when due of the amounts payable by the Company to the Holder and the other Holders pursuant to the terms of their respective Debentures. The obligations of each Guarantor under its Guaranty are secured (subject to the Subordination Agreement) pursuant to security interests on and collateral assignments of, assets, tangible and intangible, of such Guarantor granted by the Guarantor to the Holder and the other Holders pursuant to a security agreement of even date herewith, and the collateral assignments referred to in the Purchase Agreement. The rights of the Holders with respect to the collateral described in the security agreements and collateral assignments with the Company and the Guarantors as provided in the Purchase Agreement are subject to the terms of an Amended and Restated Subordination Agreement dated of even date herewith by and among the Company, the Holders and the other signatories thereto (the "Subordination Agreement").

                                  ARTICLE III

                                   CONVERSION

     3.1. At 12:01 a.m. (New York time) on the first day after the effectiveness of the Amendment (the "Conversion Date"), so long as no Conversion Default (as defined below) is then existing, the entire principal amount hereof and all accrued interest hereon (through and including the day prior to the Conversion Date) shall automatically convert into shares of Series A Convertible Preferred Stock of the Company at a conversion price equal to $0.6425 per share, as such conversion price may be adjusted as provided in Section 3.4 hereof (as so adjusted, the "Conversion Price"). Promptly thereafter the Company shall deliver a notice to each Holder that shall (i) state the date of the Conversion Date, (ii) include any disclosures required by law, (iii) include a copy of the Amendment accepted by the Secretary of State of New York, (iv) specify the exact amount of principal and accrued interest that was converted in accordance with this Section 3.1 and the number of shares to be issued in conversion thereof,
(v) state the place where the Debenture shall be delivered for cancellation, and
(vi) include any other instructions that Holders must follow in order to tender their Debentures in exchange for certificates for Series A Convertible Preferred Stock. An affidavit of the Secretary or an Assistant Secretary of the Company or an agent employed by the Company that notice of conversion has been mailed postage prepaid to the last address of the Holder appearing on the Debenture registry books kept by the Company shall, in the absence of fraud, be prima facie evidence of the facts stated therein. On and after the Conversion Date, except as provided in the next sentence, Holders of the Debentures shall have no further rights except to receive, upon surrender of the Debentures, a certificate or certificates for the number of shares of Series A Convertible Preferred Stock as to which the Debenture shall have been converted. No fractional shares or scrip representing fractional shares will be issued upon any conversion, with the calculation of the number of shares of Series A Convertible Preferred Stock rounded to the nearest whole share. As used herein, "Conversion Default" means an Event of Default under Section 12.1(e), 12.1(h), 12.1(i) or 12.1(l) of the Purchase Agreement.

     3.2. Registration of Transfer; Conversion Procedure. The Company shall maintain books for the transfer and registration of the Debentures. Upon the transfer of any Debenture in accordance with the provisions of the Purchase Agreement, the Company shall issue and register the Debenture in the names of the new Holders. The Debentures shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. Subject to the terms of this Debenture, not later than three (3) days following the surrender of this Debenture the Company shall issue and deliver to or upon the written order of the Holder of such Debenture and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Series A Convertible Preferred Stock due to such Holder upon the conversion of this Debenture. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the Conversion Date. The Company will comply with all securities laws regulating the offer and delivery of the Series A Convertible Preferred Stock upon conversion of the Debentures.

     3.3. Company to Provide Series A Convertible Preferred Stock. In accordance with the provisions of the Purchase Agreement, the Company covenants to take certain actions, including to seek the approval of its shareholders and directors, to amend and restate its Certificate of Incorporation in the form attached as Exhibit D to the Purchase Agreement (the "Amendment"), including filing the Proxy Statement described in the Purchase Agreement (the "Proxy Statement").

     3.4. Adjustments to Conversion Price. In order to prevent dilution of the conversion rights granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 3.4.

     The Conversion Price in effect at the time of the exercise of conversion rights hereunder shall be subject to adjustment from time to time as follows:

          (a) If the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") for a consideration per share which is less than the Conversion Price in effect immediately prior to such issuance or sale (the "Applicable Conversion Price"), then the Applicable Conversion Price in effect immediately prior to such issuance or sale shall, and thereafter, upon each issuance or sale for a consideration per share which is less than the Applicable Conversion Price, the Applicable Conversion Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Conversion Price shall equal (A) the price per share received by the Company, in the case of the issuance of Common Stock by the Company, or
     (B) the exercise or conversion price of the Convertible Securities issued by the Company, as applicable.

          (b) Anything in this Section 3.4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with:

             (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors or approved by the Company's shareholders, as each may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors; or

             (ii) the grant, issuance or exercise of any Convertible Securities in connection with the hire or retention of any officer, director or key employee of the Company, provided such grant is approved by the Company's Board of Directors; or

             (iii) the issuance of any Preferred Stock issued in satisfaction of interest payments on the Debentures and the Existing Debentures, as provided in the Debenture Conversion Agreement; or

             (iv) the issuance of any Common Stock issued in satisfaction of interest on the Company's indebtedness for borrowed money, provided the number of shares of Common Stock issuable is based on the average closing bid and asked prices for the Common Stock for the twenty (20) trading days preceding the interest payment; or

             (v) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof (exclusive of any subsequent amendments thereto).

          (c) For the purpose of Subsections 3.4, the following provisions shall also be applied:

             (i) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

             (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company upon conversion of such Convertible Securities.

             (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accrued value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

             (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in paragraphs (i) and
        (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

             (v) In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of the Applicable Conversion Price shall be required by reason of the fixing of such record date.

          (d) For purposes of the adjustment provided for in Section 3.4, if at any time the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

          (e) On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (i) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (ii) had all subsequent adjustments been made on only the basis of the Conversion Price as readjusted under this subsection 3.4(e) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

          (f) Anything in this Section 3.4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent per share in such Conversion Price; provided, however, that any adjustments which by reason of this subsection 3.4(f) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 3.4 shall be made to the nearest cent.

          (g) Upon any adjustment of any Conversion Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Debenture, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     3.5. Reorganization of the Company. If the Company is a party to a merger or other transaction which reclassifies or changes its outstanding Common Stock, upon consummation of such transaction this Debenture shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of this Debenture would have owned immediately after such transaction if the Holder had converted this Debenture at the Conversion Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of this Debenture shall execute and deliver to the Holder a supplemental Debenture so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this Article 3. The successor Company shall mail to the Holder a notice describing the supplemental Debenture.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.1. Default. Upon the occurrence of any one or more of the Events of Default specified in the Purchase Agreement all amounts then remaining unpaid on this Debenture may be declared to be, or automatically become, immediately due and payable as provided in the Purchase Agreement.

     4.2. Collection Costs. In the event that this Debenture shall be placed in the hands of an attorney for collection by reason of any event of default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the Holder in connection with the collection of this Debenture.

     4.3. Rights Cumulative; Specific Performances. The rights, powers and remedies given to the Payee under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of the Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law. Without limiting the generality of the foregoing, the Company and Holder acknowledge and agree that the transactions contemplated by this Debenture are unique. Accordingly, the Company acknowledges and agrees that in addition to the other remedies to which the Holder may be entitled, the Holder shall be entitled to a decree of a specific performance and injunctive and other equitable relief to require the Company's compliance with its obligations hereunder.

     4.4. No Waivers. Any forbearance, failure or delay by the Payee in exercising any right, power or remedy under this Debenture, the Purchase Agreement, any documents or instruments executed in connection therewith or otherwise available to the Payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

     4.5. Amendments in Writing. Subject to the terms of the Purchase Agreement, no amendment, modification or waiver of any provision of this Debenture shall be effective unless it shall be in writing and signed by the Holders holding at least the Approval Threshold, and any such amendment, modification or waiver shall apply only in the specific instance for which given. Each such amendment, modification or waiver that is approved shall apply to each Debenture.

     4.6. Governing Law; Jurisdiction. (a) This Debenture and the rights of the holders hereof shall be governed by, and construed in accordance with, the laws of the State of New York wherein the terms of this Debenture were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

     (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or United States Federal court sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Debenture or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such United States Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law. Nothing in this Debenture or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Debenture or any of the other Transaction Documents in the courts of any jurisdiction.

     (c) The Company irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Debenture or any other transaction document to which it is a party in any such New York State or United States Federal Court. The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     4.7. No Counterclaims. The Company waives the right to interpose counterclaims or set-offs of any kind and description in any litigation arising hereunder (whether or not arising out of or relating to this Debenture).

     4.8. Successors. The term "Payee" and "Holder" as used herein shall be deemed to include the Holder and its successors, endorsees and assigns.

     4.9. Certain Waivers. The Company hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

     4.10. Stamp Tax. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Series A Convertible Preferred Stock issuable upon the conversion of this Debenture; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for such stock in a name other than that of the Holder in respect of which such stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid.

     4.11. Mutilated, Lost, Stolen or Destroyed Debentures. In case this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it (but without requirement of posting any bond).

     4.12. Maintenance of Office. The Company covenants and agrees that so long as this Debenture shall be outstanding, it will maintain an office or agency in New York (or such other place as the Company may designate in writing to the holder of this Debenture) where notices, presentations and demands to or upon the Company in respect of this Debenture may be given or made.

     4.13. WAIVER OF JURY TRIAL. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DEBENTURE OR ANY OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, Halsey Drug Co., Inc. has caused this Debenture to be signed by its President and to be dated the day and year first above written.

ATTEST [SEAL]                                   HALSEY DRUG CO., INC.

-----------------------------------------       By:
                                                --------------------------------------------------------
                                                    Name: Andrew D. Reddick
                                                    Title:   President Chief Executive Officer

                                  ATTACHMENT I

                                   ASSIGNMENT

     For value received, the undersigned hereby assigns subject to the
provisions of Section           of the Purchase Agreement, to           $
principal amount of the Convertible Senior Secured Debenture evidenced hereby
and hereby irrevocably appoints           attorney to transfer the Debenture on
the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:

------------------------------------------------------

                                                                      APPENDIX I

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                             HALSEY DRUG CO., INC.
                                      AND
                        AXIOM PHARMACEUTICAL CORPORATION
                                 AS THE SELLER,

                                      AND
                       IVAX PHARMACEUTICALS NEW YORK LLC
                                AS THE PURCHASER

           DATED AND ENTERED INTO ON THIS THE 19TH DAY OF MARCH, 2004

                               TABLE OF CONTENTS

                                              EXHIBITS
Exhibit A.................................   Products
Exhibit B.................................   Form of Bill of Sale
Exhibit C.................................   Halsey Equipment
Exhibit D.................................   Excluded Assets
Exhibit E.................................   Assignment of Contract of Sale
Exhibit F.................................   Par's consent to the assignment of the Brenner Contract
                                             of Sale
Exhibit G.................................   Form of Assignment of Service Contract
Exhibit H.................................   Use and License Agreement
Exhibit I.................................   Agent's Release of Liens
Exhibit J.................................   Par-Purchaser Closing Statement
Exhibit K.................................   Par Equipment
Exhibit L.................................   Seller-Purchaser Closing Statement
Exhibit M.................................   Voting Agreement
Exhibit N.................................   Acknowledgement terminating the Brenner Drive Lease
Exhibit O.................................   Assignment to the Purchaser Halsey's rights as tenant
                                             under Wells Avenue Lease
Exhibit P.................................   Consent of Rendahl Corporation to the assignment of
                                             Halsey's rights as tenant under Wells Avenue Lease
Exhibit Q.................................   Rendahl Corporation's estoppel letter relating to the
                                             Wells Facility
Exhibit R.................................   Halsey's estoppel letter relating to the Wells Facility
Exhibit S.................................   Seller's Officer's Certificate
Exhibit T.................................   Legal Opinion of Seller's Counsel
Exhibit U.................................   Purchaser's Officer's Certificate
Exhibit V.................................   Legal Opinion of Purchaser's Counsel
Exhibit W.................................   Security Agreement
Exhibit X.................................   Form of FDA Transfer Letter

                                             SCHEDULES
Schedule A................................   Seller's Representatives for Knowledge Representations
Schedule B................................   Purchaser's Representatives for Knowledge
                                             Representations
Schedule C................................   Transferred Deposits and Prepaid Expenses

                                        DISCLOSURE SCHEDULES
Part 2.3(a)(ii)...........................   Assumed Contracts
Part 2.4(b)(viii).........................   Terminated Contracts
Part 2.5(c)(xii)..........................   Seller's Wire Instructions for the First Closing
Part 2.6(c)(iii)..........................   Seller's Wire Instructions for the Second Closing
Part 3.1..................................   Affiliates of Halsey
Part 3.2(d)...............................   Halsey Capitalization
Part 3.3(a)...............................   Consents and Approvals
Part 3.3(b)...............................   Product Registrations
Part 3.6(a)...............................   Intellectual Property
Part 3.6(b)...............................   Exceptions to Intellectual Property
Part 3.7..................................   Computer Systems
Part 3.8..................................   Contracts
Part 3.9(b)...............................   Violations
Part 3.9(c)...............................   Government Action
Part 3.10.................................   Litigation
Part 3.11.................................   Medical Information
Part 3.14(a)..............................   Compliance with Environmental Laws
Part 3.14(b)..............................   Release of Hazardous Materials at or from the
                                             Facilities
Part 3.14(c)..............................   Pending or Threatened Environmental Litigation or
                                             Enforcement
Part 3.15.................................   Notices
Part 3.16.................................   Reporting and Remediation Obligations
Part 3.18.................................   Insurance
Part 3.19(a)..............................   Wells Avenue Lease
Part 3.19(b)..............................   Brenner Drive Lease
Part 3.19(c)..............................   "Contract Of Sale" as Exhibit F to the Brenner Avenue
                                             Lease
Part 3.19(j)..............................   Violations of Certain Ordinances
Part 3.19(m)..............................   Service Agreements

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated and entered into as of this the 19th day of March, 2004, by and among HALSEY DRUG CO., INC., a New York corporation with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 ("Halsey"), AXIOM PHARMACEUTICAL CORPORATION, a Delaware corporation and wholly-owned direct subsidiary of Halsey with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 ("Axiom" and, together with Halsey, collectively and individually, the "Seller"), and IVAX PHARMACEUTICALS NEW YORK LLC, a New York limited liability company with offices at 77 Brenner Drive, Congers, New York 10920 (the "Purchaser") (the Seller and the Purchaser, collectively, the "Parties", and each individually, a "Party").

                             PRELIMINARY STATEMENTS

     In connection with the assignment to the Purchaser of (i) all the Seller's rights, title and interests in and to the Brenner Contract of Sale (as defined herein) relating to the Brenner Facility (as hereinafter defined) and (ii) Seller's tenant interest in the Wells Avenue Lease relating to the Wells Facility (as hereinafter defined, collectively together with the Brenner Facility, the "Facilities", and each individually, a "Facility"), each pursuant to the transactions, documents and deliveries contemplated by this Agreement, the Seller also desires to sell, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the Seller's rights in the Products as well as the Halsey Equipment, Intellectual Property, Product Registrations, Transferred Documentation and Manufacturing Information (each, as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

                                   SECTION 1

                           DEFINITIONS AND REFERENCES

     1.1. Defined Terms. As used in this Agreement, the following defined terms shall have the meanings specified below:

     "Acquired Assets" shall mean the First Closing Acquired Assets and the Second Closing Acquired Assets.

     "Act" shall mean the federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

     "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes hereof, the term "controlled" (including the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

     "Agent's Release of Liens" shall have the meaning set forth in Section 2.5(b)(vii).

     "Allocation Schedule" shall have the meaning set forth in Section 2.2(b).

     "ANDA" shall mean an abbreviated new drug application requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314 Subpart C, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market the drug in the United States.

     "API" shall mean the active pharmaceutical ingredient(s) in a Product.

     "Applicable Law" shall mean all federal, regional, state, county, municipal or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives, judgments and governmental policies applicable to, covering or relating to the Business, Seller's conduct thereof, the Acquired Assets, the Par Equipment or either of the Facilities, including, without limitation, the Act, the Chemical Diversion and Trafficking Act of 1988, the Domestic Chemical Diversion Control Act of 1993, the Comprehensive Methamphetamine Control Act of 1996, the Methamphetamine Anti-Proliferation Act of 2000, the rules, regulations and policies applicable under the federal Medicare program and all state Medicaid programs, and Environmental Laws, as well as the requirements of any local board of fire underwriters (or other body exercising similar functions).

     "Assignment of Contract of Sale" shall have the meaning set forth in
Section 2.5(b)(iv).

     "Assignment and Assumption of Tenant's Interest in Lease" shall have the meaning set forth in Section 2.5(b)(xii).

     "Assumed Contracts" shall have the meaning set forth in Section
2.3(a)(iii).

     "Assumed Liabilities" shall have the meaning set forth in Section 2.4(a).

     "Auditor" shall have the meaning set forth in Section 5.11.

     "Bill of Sale" shall mean each Bill of Sale and Assignment of Assets, dated as of the First Closing Date or Second Closing Date, as the case may be, and executed by the Seller, in the form attached hereto as Exhibit B.

     "Brenner Contract of Sale" shall have the meaning set forth in Section 2.5(b)(iii).

     "Brenner Drive Lease" shall have the meaning set forth in Section 3.19(b).

     "Brenner Facility" shall mean the land, facilities and equipment leased by the Seller at 77 Brenner Drive, Congers, New York, being formerly known as Lot 22.02, Block A, Section 128 and being currently known as Lot 12, Block 2,
Section 44.7 on the tax map of the Town of Clarkstown, Rockland County, New
York.

     "Business" shall mean the Seller's (a) ownership, operation and use of the Acquired Assets, (b) operation, use, validation and qualification of the Halsey Equipment and the Par Equipment, (c) operation, use and approval of each of the Facilities, (d) operation of the Facilities in the State of New York for pharmaceutical product manufacturing, packaging, labeling, storage, warehousing and distribution, including, but not limited to pharmaceutical products containing controlled substances, and (e) the development, validation, manufacturing, packaging, use, labeling, storage, warehousing, distribution and sale of the Products; in each case, on or before the First Closing Date.

     "C.F.R." shall mean the United States Code of Federal Regulations.

     "Closing" shall mean the First Closing and/or the Second Closing, as the case may be.

     "Closing Asset Shortfall" shall have the meaning set forth in Section 5.11.

     "Closing Date" shall mean the First Closing Date and/or the Second Closing Date, as the case may be.

     "Computer Systems" shall have the meaning set forth in Section 3.7.

     "Confidential Asset Information" shall have the meaning set forth in
Section 5.3(a).

     "Confidential Information" shall have the meaning set forth in Section 5.3(a).

     "Confidential Party Information" shall have the meaning set forth in
Section 5.3(a).

     "Consent to Assignment of Lease" shall have the meaning set forth in
Section 2.5(b)(xiv).

     "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

     "Contracts" shall have the meaning set forth in Section 3.8.

     "Damages" shall mean any and all costs (including amounts paid in settlement), losses, damages, claims, liabilities, fines, penalties and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses.

     "DEA" shall mean the United States Drug Enforcement Administration and any successor agency or entity that may be established hereafter.

     "Designated Products" shall mean
Dextromethorphan-Guaifenesin-Pseudoephedrine, Dextromethorphan-Guaifenesin,
Dextromethorphan-Guaifenesin-Pyrilamine, and Pseudoephedrine-Dextromethorphan-
Chlorpheniramine.

     "Dextromethorphan-Guaifenesin" shall mean the formulation of Dextromethorphan HBr and Guaifenesin described on Exhibit A.

     "Dextromethorphan-Guaifenesin-Pseudoephedrine" shall mean the formulation of Dextromethorphan HBr, Guaifenesin and Pseudoephedrine HCl Liquid described on Exhibit A.

     "Dextromethorphan-Guaifenesin-Pyrilamine" shall mean the formulation of Dextromethorphan HBr, Guaifenesin and Pyrilamine Maleate described on Exhibit A.

     "Environment" shall mean air, land, surface soil, subsurface soil, sediment, surface water, groundwater, wetlands and all flora and fauna present therein or thereon.

     "Environmental Claim" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, orders, losses, judgments, decrees, debts, investigations, requests or demands for information, damages (whether to person, property or natural resources), liabilities, court costs, attorneys' fees and other expenses.

     "Environmental Conditions" shall mean any pollution or contamination of, or the Release of Hazardous Materials into, the Environment.

     "Environmental Laws" shall mean all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, including but not limited to: the Federal Water Pollution Control Act, 33 U.S.C.
sec.sec. 1231-1387; the Resource Conservation and Recovery Act, 42 U.S.C. sec.sec. 6901-6991 ("RCRA"); the Clean Air Act, 42 U.S.C. sec.sec. 7401-7642;
the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. sec.sec. 9601-9675 ("CERCLA"); the Toxic Substances Control Act, 15 U.S.C. sec.sec. 2601-2629; the Federal Occupational Safety and Health Act, 29 U.S.C. sec. 657 et seq. ("OSHA"); Air Pollution Control Act, New York Environmental Conservation Laws ("NYECL") sec. 19-0101 et seq.; Water Pollution Control Act, NYECL sec. 17-0101 et seq.; Flood Control Act, NYECL sec. 16-010 sec.; Water Resources Law, NYECL sec. 15-010 et seq.; Fresh Water Wetlands Act, NYECL sec. 24-010 et seq.; Tidal Wetlands Act, NYECL sec. 25-0101 et seq.; Hazardous Substances Bulk Storage Act, NYECL sec. 40-010 et seq.; Environmental Protection Act, NYECL sec. 54-010 et seq.; Bulk Storage of Petroleum Act, NYECL sec. 17-1001 et seq.; Navigation Law, N.Y. Nav. Law. Art. 12 sec. 176 et. seq.; Brownfield Cleanup Act, NYECL sec. 15-0101 et seq.; and any and all rules and regulations promulgated under any of the foregoing.

     "Excluded Assets" shall have the meaning set forth in Section 2.3(c).

     "Excluded Liabilities" shall have the meaning set forth in Section 2.4(b).

     "FDA" shall mean the United States Food and Drug Administration and any successor agency or entity that may be established hereafter.

     "FDA Transfer of Ownership Letter" shall mean the letter submitted by each of the Parties to the FDA notifying the agency of the change in ownership of an ANDA in accordance with 21 C.F.R. 314.72.

     "Final Asset Measurement Date" shall have the meaning set forth in Section 5.11.

     "First Closing" shall have the meaning set forth in Section 2.5(a).

     "First Closing Acquired Assets" shall have the meaning set forth in Section 2.3(a).

     "First Closing Date" shall have the meaning set forth in Section 2.5(a).

     "First Closing Payment" shall have the meaning set forth in Section 2.2(a)(i).

     "Governmental Authority" shall mean any court of competent jurisdiction, governmental agency, board or commission or other governmental authority or other instrumentality of the United States, any state, county, city or other political subdivision within the United States or any other jurisdiction within the Territory (including, without limitation, the FDA and DEA).

     "Guaifenesin-Codeine" shall mean the formulation of Guaifenesin and Codeine described on Exhibit A.

     "Guaifenesin-Hydrocodone" shall mean the formulation of Guaifenesin and Hydrocodone Bitartrate described on Exhibit A.

     "Guaifenesin-Pseudoephedrine-Codeine" shall mean the formulation of Guaifenesin, Pseudoephedrine HCl and Codeine described on Exhibit A.

     "Halsey Equipment" shall mean all machinery, equipment, furniture, vehicles and other similar tangible assets located at the Facilities, including manufacturing, packaging and labeling equipment for the production of solid and liquid products, equipment for various utilities, boilers, compressors and water systems, tools, laboratory equipment and accessories, including without limitation, the equipment identified on Exhibit C, except (a) the Par Equipment,
(b) the assets identified on Exhibit D and (c) the Inventory.

     "Hazardous Materials" shall mean any substances, materials or wastes, whether liquid, gaseous or solid, or any pollutant or contaminant, that is infectious, toxic, hazardous, explosive, corrosive, flammable or radioactive, including without limitation, petroleum, polychlorinated biphenyls, asbestos and asbestos containing materials and urea formaldehyde, or that is regulated under, defined, listed or included in any Environmental Laws, including without limitation, CERCLA, RCRA and OSHA.

     "Homatropine-Hydrocodone" shall mean the formulation of Homatropine Methylbromide and Hydrocodone Bitartrate described on Exhibit A.

     "Indebtedness" of any Person means, without duplication: (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

     "Indemnified Party" shall have the meaning set forth in Section 8.5(a).

     "Indemnifying Party" shall have the meaning set forth in Section 8.5(a).

     "Insurance Policies" shall have the meaning set forth in Section 3.18.

     "Intellectual Property" shall mean any and all formulae, formulations, specifications, technologies, inventions, assays, quality control and testing methods and procedures, manufacturing processes, know-how and trade secrets, whether or not patentable, relating to the Business, the conduct thereof by the Seller or otherwise, operation of the Facilities, operation or use of the Par Equipment, operation or use of the Halsey Equipment, or the Products or the manufacture, formulation, testing or packaging thereof, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data and medical uses.

     "Inventory" shall mean any and all (a) finished goods, raw materials, API, other chemical compounds, excipients, labels, inserts and other product components and products labeling and packaging materials, and (b) market research data, customer information, sales information, and all sales or marketing training materials in whatever medium (e.g., audio, visual, print or electronic); in each case, owned by the Seller, in the Seller's possession or located at either of the Facilities as of the First Closing Date.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Liabilities" means, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other financial books and records.

     "Lien" shall mean any lien (statutory or otherwise), claim, charge, option, security interest, judgment, pledge, mortgage, restriction, financing statement or similar encumbrance or right of any kind or nature whatsoever, including without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device, or any statutory mechanics', warehousemen's, materialmen's, contractors', workmen's, repairmen's and carriers' liens and other similar liens.

     "Losses" shall have the meaning set forth in Section 8.3.

     "Knowledge" shall mean (i) with respect to the Seller, the actual knowledge of the representatives of the Seller set forth on Schedule A after due inquiry; and (ii) with respect to the Purchaser, the actual knowledge of the representatives of the Purchaser set forth on Schedule B after due inquiry.

     "Manufacturing Information" shall mean any and all information, data, documentation, schedules and procedures relating to manufacturing processes, process validation, process qualification, equipment validation, equipment qualification, equipment maintenance, equipment calibration, equipment installation, equipment control parameters, environmental controls, and equipment and process operating information, operating manuals and training materials, in whatever medium (e.g., audio, visual, print or electronic), held by the Seller or to which the Seller has rights, including, without limitation, any and all such information, data, documentation, schedules and procedures required by any Governmental Authority or relating to compliance with good manufacturing practice or other Applicable Law, including, without limitation, equipment drawings; in each case to the extent not included in Intellectual Property.

     "Non-Packaging Assets" shall have the meaning assigned to such term in the Use and License Agreement.

     "NYDEC" shall mean the New York State Department of Environmental Conservation, its divisions, bureaus and subdivisions.

     "Other Brenner Real Estate Documents" shall have the meaning set forth in
Section 2.5(b)(ix).

     "Other Wells Real Estate Documents" shall have the meaning set forth in
Section 2.5(b)(xvii).

     "Outside Meeting Date" shall have the meaning set forth in Section 2.11.

     "Packaging Equipment" shall have the meaning assigned to such term in the Use and License Agreement.

     "Par" shall mean Par Pharmaceutical, Inc.

     "Par Consent" shall have the meaning set forth in Section 2.5(b)(v).

     "Par Equipment" shall mean the equipment identified on Exhibit K.

     "Par-Purchaser Closing Statement" shall have the meaning set forth in
Section 2.5(b)(xix).

     "Permitted Liens" shall mean Liens for taxes or assessments which are not due and payable.

     "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

     "Prednisolone Syrup" shall mean the formulation of Prednisolone Syrup described on Exhibit A.

     "Proceeding" shall mean all obligations, liabilities, and commitments in respect of any claims, action or proceeding, including product liability claims.

     "Product Registrations" shall mean the approvals, registrations, applications, licenses and permits (including but not limited to the ANDAs and the master batch records) for the Products which have been prepared, fixed and/or received in order to manufacture, distribute, market or sell same (and related submissions to and correspondence with the FDA, DEA or other Governmental Authority), in each case held in the Seller's name on or prior to the First Closing Date to, from or with the FDA, DEA or other Governmental Authority.

     "Products" shall mean Prednisolone Syrup, Homatropine-Hydrocodone, Guaifenesin-Codeine, Guaifenesin-Pseudoephedrine-Codeine,
Guaifenesin-Hydrocodone, Dextromethorphan-Guaifenesin-Pseudoephedrine,
Dextromethorphan-Guaifenesin, Dextromethorphan-Guaifenesin-Pyrilamine, and
Pseudoephedrine-Dextromethorphan-Chlorpheniramine.

     "Proxy Statement" shall have the meaning set forth in Section 2.10(a).

     "Pseudoephedrine-Dextromethorphan-Chlorpheniramine" shall mean the formulation of Pseudoephedrine HCl, Dextromethorphan HBr and Chlorpheniramine Maleate described on Exhibit A.

     "Purchase Price" shall have the meaning set forth in Section 2.2(a).

     "Refundable Amount" shall have the meaning set forth in Section 2.2(a)(i).

     "Related Agreements" shall mean the Brenner Contract of Sale, Assignment of Contract of Sale, Par Consent, Agent's Release of Liens, Use and License Agreement, Voting Agreement, Other Brenner Real Estate Documents, Other Wells Real Estate Documents, Termination of Lease, Assignment and Assumption of Tenant's Interest in Lease, Consent to Assignment of Lease, Wells Landlord Estoppel Letter, Wells Tenant Estoppel Letter, Par-Purchaser Closing Statement, Seller-Purchaser Closing Statement, each Bill of Sale entered into by the Parties, the Security Agreement, the Seller's Officer's Certificates, the Purchaser's Officer's Certificates and all other documents and agreements delivered at either Closing.

     "Release" shall mean any intentional or unintentional release, discharge, burial, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the Environment.

     "Remedial Action" means any and all: (i) investigations of Environmental Conditions of any kind or nature whatsoever, including site assessments, site investigations, remedial investigations, soil, groundwater, surface water, sediment sampling or monitoring; or (ii) actions of any kind or nature whatsoever taken to remove, abate or remediate Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface or subsurface soils, encapsulation or stabilization of soils, excavation and off-site treatment or disposal of soils, systems for the recovery and/or treatment of groundwater or free product.

     "Retained Information" shall mean the books and records prepared and maintained by the Seller containing the laboratory books and batch records for the Products, in each case the originals or copies of which are required to be kept by the Seller pursuant to applicable government regulations in connection with the Seller's conduct of the Business.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Second Closing" shall have the meaning set forth in Section 2.6(a).

     "Second Closing Acquired Assets" shall have the meaning set forth in
Section 2.3(b).

     "Second Closing Date" shall have the meaning set forth in Section 2.6(a).

     "Second Closing Payment" shall have the meaning set forth in Section 2.2(a)(ii).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall have the meaning set forth in Section 2.5(b)(xxii).

     "Seller-Purchaser Closing Statement" shall have the meaning set forth in
Section 2.5(b)(xx).

     "Service Agreements" shall have the meaning set forth in Section 3.19(m).

     "Shareholder Approval" shall mean the adoption and approval of the Transactions Requiring Shareholder Approval by the holders of Halsey's Voting Securities representing two-thirds or greater of the outstanding Voting Securities of Halsey, such adoption and approval obtained pursuant to the New York Business Corporation Law, any other applicable laws, Halsey's certificate of incorporation and bylaws, each as amended to date, and all contracts binding on Halsey.

     "Shareholder Meeting" shall have the meaning set forth in Section 2.11.

     "Tax" shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement, any other contract or any of the Contracts.

     "Tax Liabilities" shall have the meaning set forth in Section 2.4(b)(vi).

     "Terminated Contracts" shall have the meaning set forth in Section 2.4(b)(viii).

     "Termination of Lease" shall have the meaning set forth in Section 2.5(b)(xi).

     "Territory" shall mean the fifty (50) states of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico and all territories or possessions of the United States.

     "Third Party" shall mean any person or entity who or which is neither a Party nor an Affiliate of a Party.

     "Third Party Claim" shall have the meaning set forth in Section 8.5(a).

     "Transactions Requiring Shareholder Approval" shall mean only the purchase and sale of the Second Closing Acquired Assets as contemplated in this Agreement and no other transaction, right or obligation of any Party, whether or not set forth in this Agreement or any Related Agreement.

     "Transferred Deposits and Prepaid Expenses" shall have the meaning set forth in Section 2.5(b)(xx).

     "Transferred Documentation" shall mean all documentation, whether in hard-copy or electronic form, which the Seller owns, has rights to or has in its possession, pertaining to the validation, approval, analysis, manufacture, marketing or distribution of any of the Products, including, but not limited to, all of the following with respect to each of the Products, complete: (a) regulatory filings and supporting documents, correspon-dence sent to and from regulatory authorities, warnings and notices from regulatory authorities, chemistry, manufacturing and controls data and documentation, preclinical and clinical studies and tests, including, without limitation, the master batch records, for each Product, analytical test methods and validation reports, stability data and change controls; (b) supplier and customer lists; (c) records maintained under record keeping or reporting requirements of the FDA, DEA, any other Governmental Authority or under Applicable Law; (d) field alerts, investigational reports, complaint, adverse event and medical inquiry filings and records with respect to the Products; and
(e) if the Product has an ANDA, a complete copy of such ANDA for such Product.

     "Use and License Agreement" shall have the meaning set forth in Section 2.5(b)(vi).

     "Voting Agreement" shall have the meaning set forth in Section
2.5(b)(viii).

     "Voting Securities" shall mean any and all (a) common stock and other voting stock of Halsey, and (b) rights, warrants, contract rights, options, notes, debentures and other securities which are (i) convertible into or exercisable for common stock or other voting stock of Halsey, or (ii) whose holders have the right to vote at shareholder meetings of Halsey.

     "Wells Avenue Lease" shall have the meaning set forth in Section 3.19(a).

     "Wells Facility" shall mean the land and facilities leased by the Seller at 125 Wells Avenue, Congers, New York, being formerly known as Lot 26, Block A,
Section 128 and being currently known as Lot 3, Block 3, Section 44.11 on the tax maps of the Town of Clarkstown, New York.

     "Wells Landlord Estoppel Letter" shall have the meaning set forth in
Section 2.5(b)(xv).

     "Wells Tenant Estoppel Letter" shall have the meaning set forth in Section 2.5(b)(xvi).

                                   SECTION 2

                          SALE AND PURCHASE OF ASSETS

     2.1.  Purchase and Sale.

     (a) First Closing. On the terms and subject to the conditions of this Agreement, at the First Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the First Closing Acquired Assets, free and clear of all Liens, other than Permitted Liens, and the Purchaser shall pay to Halsey the First Closing Payment.

     (b) Second Closing. On the terms and subject to the conditions of this Agreement, at the Second Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Second Closing Acquired Assets, free and clear of all Liens, other than Permitted Liens, and the Purchaser shall pay to Halsey the Second Closing Payment.

     2.2.  Purchase Price; Allocation.

     (a) Purchase Price. Subject to the other terms and conditions of this Agreement, including any setoff amounts and any applicable deductions, prorated amounts and credits, the total payments to be made by the Purchaser to the Seller under this Agreement and any Related Agreement shall be Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Purchase Price") and the Purchase Price shall be payable in the following payments:

          (i) The "First Closing Payment" shall mean Two Million Dollars ($2,000,000), all of which (the "Refundable Amount") shall be refundable in accordance with the terms of Section 9.2.

          (ii) The "Second Closing Payment" shall mean Five Hundred Thousand Dollars ($500,000).

     (b) The Purchase Price shall be allocated among the First Closing Acquired Assets and Second Closing Acquired Assets in accordance with the determination of a Third Party appraiser selected by the Purchaser, such determination to be made in the sole discretion of such Third Party appraiser based upon appraisals undertaken by it following each Closing, at the Purchaser's cost, (the "Allocation Schedule"). The Seller and the Purchaser shall sign and submit all necessary forms to report this transaction for federal, state and foreign income tax purposes in accordance with the Allocation Schedule as provided in Treasury Regulations Section 1.1060-1.

     2.3.  Acquired Assets.

     (a) First Closing. The term "First Closing Acquired Assets" shall mean all of the Seller's rights, title and interest in, to and under the following assets of the Seller:

          (i) all Intellectual Property and Manufacturing Information relating to the Par Equipment and the Facilities;

          (ii) all of the Transferred Deposits and Prepaid Expenses; and

          (iii) all rights under the contracts listed on Part 2.3(a)(ii) of the Disclosure Schedules (collectively, the "Assumed Contracts").

     (b) Second Closing. The term "Second Closing Acquired Assets" shall mean all of the Seller's rights, title and interest in, to and under the following assets of the Seller:

          (i) all of the Halsey Equipment;

          (ii) all Intellectual Property and Manufacturing Information relating to the Halsey Equipment;

          (iii) all of the Product Registrations;

          (iv) all of the Transferred Documentation; and

          (v) all Intellectual Property and Manufacturing Information relating to the Products.

     (c) The Purchaser acknowledges and agrees that it is not acquiring any rights, title or interest in, to and under any of the following assets (the "Excluded Assets"):

          (i) cash and cash equivalents of the Seller;

          (ii) accounts receivable, notes receivable and other indebtedness due and owed by any Third Party or Affiliate to the Seller arising or held in connection with the Business;

(iii) the assets listed on Exhibit D attached hereto, and

          (iv) the Inventory and any other assets, properties or rights of the Seller other than the First Closing Acquired Assets and Second Closing Acquired Assets.

     2.4.  Assumed Liabilities.

     (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser shall assume, as of the First Closing Date, and the Purchaser shall pay, perform and discharge when due, all performance obligations of the Seller under the Assumed Contracts with respect to periods after the First Closing Date, other than (i) liabilities for amounts owed and other obligations thereunder by the Seller with respect to periods on or prior to the First Closing Date and (ii) liabilities and other obligations arising out of any breach thereof by the Seller, (the "Assumed Liabilities").

     (b) Notwithstanding any other provision of this Agreement or any Related Agreement to the contrary, other than the Assumed Liabilities, the Purchaser shall not assume or be deemed to have assumed any Liability or other obligation of the Seller whatsoever (the "Excluded Liabilities"), including, without limitation, any Liability arising out of, resulting from or relating to:

          (i) any accounts payable of the Seller;

          (ii) the Business or the Seller's conduct thereof, including, without limitation, (A) any product liability, breach of warranty or similar causes of action or claims, whether in tort, contract or otherwise, regardless of when asserted, which resulted from the use or misuse of any Product manufactured by or on behalf of or sold or distributed by the Seller, (B) any violation of Applicable Laws, and (C) any Liabilities relating to the pricing of the Products by the Seller, rebates, chargebacks or other forms of discounts, allowances or other deductions granted by the Seller, or the marketing of the Products by the Seller or any Person acting on behalf of the Seller;

          (iii) Environmental Claims, Environmental Conditions and natural resources damages and injuries existing on or prior to the First Closing Date, or arising from events on or prior to the First Closing Date, in each case including, but not limited to, (1) Environmental Claims, Environmental Conditions and natural resources damages or injuries, respecting any of the Acquired Assets, the Halsey Equipment or the Par Equipment, either of the Facilities or improvements thereon, the Excluded Assets, the Business as conducted by the Seller or otherwise, and (2) any and all Losses and events giving rise to Losses covered by Section 8.3(d);

          (iv) employment, payroll, compensation or benefits (including severance) for the past, present or future employees of the Seller or any contractor of the Seller, including Liability arising under federal or state plant shutdown laws such as the Warn Act, arising in connection with any termination of employment, movement of place of employment, shutdown or wind down of operations at the Facilities or any other operation of the Seller, at any time past, present or future;

          (v) Seller's past, present or future agreements with labor unions;

          (vi) any Liabilities of Seller for Taxes, including (A) any Taxes arising as a result of the Seller's operation of its business in the past, present or future, (B) any Taxes arising as a result of the Business, (C) any Taxes, other than sales taxes, that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement and (D) any deferred Taxes of any nature ("Tax Liabilities");

          (vii) rebates, chargebacks or other forms of discounts, allowances or other deductions granted by the Seller with respect to any Product, or with respect to any returns of any Product sold by the Seller; or

          (viii) all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments of the Seller relating to the Business or otherwise other than the obligations under the Assumed Contracts assumed pursuant to Section 2.3(a)(ii), but including without limitation, those listed as Part 2.4(b)(viii) of the Disclosure Schedules (collectively, the "Terminated Contracts") which shall be terminated by the Seller on or prior to the First Closing Date and all sums due thereunder shall be paid in full by the Seller and all obligations due thereunder shall be performed by the Seller to completeness.

     (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT TO THE CONTRARY, (I) PURCHASER IS NOT IN ANY WAY A SUCCESSOR OF SELLER OR ANY OF ITS AFFILIATES UNDER APPLICABLE ENVIRONMENTAL LAWS OR ANY OTHER LAWS, AND (II) PURCHASER DOES NOT IN ANY WAY ASSUME ANY RESPONSIBILITY OR LIABILITIES OF THE SELLER FOR ENVIRONMENTAL CONDITIONS EXISTING ON OR RELATING TO THE FACILITIES OR ENVIRONMENTAL CLAIMS RELATING THERETO.

     2.5.  First Closing.

     (a) First Closing. The simultaneous consummation of the transactions contemplated in this Section 2.5 (the "First Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3, take place at 10:00 a.m. on March 19, 2004, at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Princeton, New Jersey 08543, or at such other time and place as shall be mutually agreed upon by the Parties. The date on which the First Closing occurs is referred to in this Agreement as the "First Closing Date". As promptly as reasonably practicable after the First Closing Date and in any event within 10 business days after the First Closing Date, the Seller shall deliver to the Purchaser any information, records and materials identified in Section 2.3(a) which shall not have been theretofore delivered. All such information, records and materials provided by the Seller shall be filed in files at the Facilities or packaged, organized and listed in a commercially reasonable manner, at the Seller's cost.

     (b) Seller's Obligations at the First Closing. At the First Closing, the Seller shall undertake, cause to be undertaken, deliver to the Purchaser and/or cause to be delivered to the Purchaser, as applicable, the following, each duly undertaken or executed on behalf of the applicable party by an authorized officer thereof:

          (i) The Seller shall deliver to the Purchaser a Bill of Sale executed by the Seller with respect to the First Closing Acquired Assets in the form of Exhibit B;

     BRENNER PURCHASE OPTION AND AGREEMENT

          (ii) Halsey shall exercise the option to purchase the Brenner Facility in accordance with the Brenner Drive Lease and in connection therewith shall cause to be paid to Par Two Hundred and Fifty Thousand Dollars ($250,000) in immediately available funds as a deposit on the full purchase price for the Brenner Facility and the Par Equipment;

          (iii) Halsey and Par shall execute and deliver to the Purchaser the contract of sale for the Brenner Facility in the form attached to the Brenner Drive Lease pursuant to which Halsey shall purchase from Par, and Par shall sell to Halsey, the Brenner Facility and the Par Equipment (the "Brenner Contract of Sale");

          (iv) Halsey shall deliver to the Purchaser the Assignment and Assumption of Contract of Sale executed by Halsey in the form attached hereto as Exhibit E (the "Assignment of Contract of Sale");

          (v) Par shall consent in writing in the form attached hereto as Exhibit F (the "Par Consent") to the assignment of the Brenner Contract of Sale as contemplated by the Assignment of Contract of Sale;

     USE AND LICENSE; RELEASE OF LIENS AND GRANT OF CONSENT BY THIRD PARTIES

          (vi) The Seller shall deliver to the Purchaser the Use and License Agreement executed by the Seller in the form attached hereto as Exhibit H (the "Use and License Agreement");

          (vii) Galen Partners III, L.P. shall execute and deliver to the Seller and the Purchaser the Agent's Release of Liens attached hereto as Exhibit I (the "Agent's Release of Liens");

          (viii) The Voting Agreement in the form attached hereto as Exhibit M (the "Voting Agreement") shall be executed by the parties thereto and delivered to the Seller and the Purchaser;

     BRENNER FACILITY REAL ESTATE CLOSING

          (ix) Par shall execute and deliver to the Purchaser the following relating to the Brenner Facility: Deed, Affidavit of Title, Form 1099, a Bill of Sale relating to the Par Equipment, and other ancillary documentation and customary real estate closing deliveries as may be required by the title company in connection with the transactions relating to the Brenner Facility (collectively, the "Other Brenner Real Estate Documents");

          (x) Halsey shall, on the earlier of the First Closing Date or March 19, 2004, remove any and all assets, furniture, chemicals and other materials and documents at the Brenner Facility which are not included in the Acquired Assets or the Par Equipment, including, without limitation, the Inventory and the assets set forth on Exhibit D;

          (xi) Halsey and Par shall execute and deliver to the Purchaser the Termination of Lease attached hereto as Exhibit N (the "Termination of Lease");

     WELLS FACILITY LEASE

          (xii) Halsey shall provide the Purchaser with the Assignment and Assumption of Tenant's Interest in Lease executed by Halsey in the form attached hereto as Exhibit O (the "Assignment and Assumption of Tenant's Interest in Lease");

          (xiii) Halsey shall, on the earlier of the First Closing Date or March 19, 2004, remove any and all assets, furniture, chemicals and other materials and documents at the Wells Facility which are not included in the Acquired Assets or the Par Equipment, including, without limitation, the Inventory and the assets set forth on Exhibit D;

          (xiv) Rendahl Corporation shall provide the Purchaser with the Consent to Assignment of Lease executed by Rendahl Corporation in form attached hereto as Exhibit P (the "Consent to Assignment of Lease");

          (xv) Rendahl Corporation shall provide the Purchaser with the Landlord Estoppel Letter executed by Rendahl Corporation in form attached hereto as Exhibit Q (the "Wells Landlord Estoppel Letter");

          (xvi) Halsey shall provide the Purchaser with the Tenant Estoppel Letter executed by Halsey in the form attached hereto as Exhibit R (the "Wells Tenant Estoppel Letter");

          (xvii) Such other real estate closing deliveries as may be required by the title company in connection with the transactions relating to the Wells Facility (the "Other Wells Real Estate Documents");

     ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

          (xviii) The Seller shall assign, and the Purchaser shall assume, the Assumed Contracts pursuant to the form of assignment attached hereto as Exhibit G or in another form of assignment acceptable to the Purchaser. The Parties acknowledge that there are no Service Contracts relating to Computer Systems.

     CLOSING STATEMENTS; AIR PERMITS; SECURITY AGREEMENT

          (xix) Par shall provide to the Purchaser a closing statement executed by the Seller in the form attached hereto as Exhibit J (the "Par-Purchaser Closing Statement");

          (xx) The Seller shall provide to the Purchaser a closing statement executed by the Seller in the form attached hereto as Exhibit L (the "Seller-Purchaser Closing Statement"), which shall reflect, among other things, the amounts set forth on Schedule C of the Disclosure Schedules ("Transferred Deposits and Prepaid Expenses");

          (xxi) The Seller and Purchaser shall execute and file with appropriate Governmental Authorities documentation to transfer the air permits for the Brenner Facility that have been issued as of the First Closing Date;

          (xxii) The Seller shall provide the Purchaser with the Security Agreement executed by the Seller in the form attached hereto as Exhibit W (the "Security Agreement");

     SELLER'S OFFICER'S CERTIFICATE; OPINION OF THE SELLER'S COUNSEL

          (xxiii) The Seller shall deliver to the Purchaser the Seller's Officer's Certificate executed by the Seller in the form of Exhibit S; and

          (xxiv) Counsel for the Seller shall deliver a legal opinion to the Purchaser in the form attached hereto as Exhibit T.

     (c) Purchaser's Obligations at the First Closing. At the First Closing, the Purchaser shall undertake, cause to be undertaken, deliver to the Seller and/or cause to be delivered to the Seller, as applicable, the following, each duly undertaken or executed on behalf of the Purchaser by an authorized officer thereof:

     BRENNER PURCHASE OPTION

          (i) In connection with Halsey's exercise of the option to purchase the Brenner Facility in accordance with the Brenner Drive Lease, the Purchaser shall pay to Par Two Hundred and Fifty

     Thousand Dollars ($250,000) in immediately available funds as a deposit on the full purchase price for the Brenner Facility and the Par Equipment;

          (ii) The Purchaser shall deliver to Halsey the Assignment of Contract of Sale executed by the Purchaser;

     REAL ESTATE CLOSING ON THE BRENNER FACILITY

          (iii) Pursuant to the Brenner Contract of Sale that has been assigned to the Purchaser, the Purchaser shall pay to Par Five Million Dollars ($5,000,000) less (A) the deposit of Two Hundred and Fifty Thousand Dollars ($250,000) delivered by the Purchaser to Par upon exercise of the option to purchase the Brenner Facility in accordance with the Brenner Drive Lease, and (B) any other applicable deductions and prorated amounts as set forth in the Par-Purchaser Closing Statement;

     WELLS FACILITY LEASE

          (iv) The Purchaser shall deliver to Halsey the Assignment and Assumption of Tenant's Interest in Lease executed by the Purchaser;

          (v) The Purchaser shall exercise the option to renew the Wells Avenue Lease;

     CLOSING STATEMENTS; AIR PERMITS; SECURITY AGREEMENT

          (vi) The Purchaser shall provide to Par the Par-Purchaser Closing Statement executed by the Purchaser;

          (vii) The Purchaser shall provide to the Seller the Seller-Purchaser Closing Statement executed by the Purchaser, which shall reflect, among other things, the amounts set forth on Schedule C of the Disclosure Schedules;

          (viii) The Seller and Purchaser shall execute and file with appropriate Governmental Authorities documentation to transfer the air permits for the Brenner Facility that have been issued as of the First Closing Date;

          (ix) The Purchaser shall deliver to the Seller the Security Agreement executed by the Purchaser;

     PURCHASER'S OFFICER'S CERTIFICATE; OPINION OF PURCHASER'S COUNSEL

          (x) The Purchaser shall deliver to the Seller the Purchaser's Officer's Certificate executed by the Purchaser in the form of Exhibit U;

          (xi) Counsel for the Purchaser shall deliver a legal opinion to the Seller in the form attached hereto as Exhibit V; and

     FIRST CLOSING PAYMENT

          (xii) Subject to any applicable deductions or credits and prorated amounts under the Seller-Purchaser Closing Statement, the Purchaser shall deliver to the Seller cash in the amount of the First Closing Payment by wire transfer to the account of the Seller listed as Part 2.5(c)(xii) of the Disclosure Schedules.

     2.6.  Second Closing.

     (a) Second Closing. The simultaneous consummation of the transactions contemplated in this Section 2.6 (the "Second Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3, take place at 10:00 a.m. three business days following Halsey receiving Shareholder Approval, at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Princeton, New Jersey 08543, or at such other time and place as shall be mutually agreed upon by the Parties. The date on which the Second Closing occurs is referred to in this Agreement as the "Second Closing Date". As promptly as reasonably practicable after the Second Closing Date and in any event within 10 business days after the Second Closing Date, the Seller shall deliver to the Purchaser any information, records and materials identified in Section 2.3(b) which shall not have been theretofore delivered. All such information, records and materials provided by the Seller shall be filed in files at the Facilities or packaged, organized and listed in a commercially reasonable manner, at the Seller's cost.

     (b) Seller's Obligations at the Second Closing. At the Second Closing, the Seller shall undertake, cause to be undertaken, deliver to the Purchaser and/or cause to be delivered to the Purchaser, as applicable, the following, each duly undertaken or executed on behalf of the applicable party by an authorized officer thereof:

          (i) The Seller shall deliver to the Purchaser an executed affidavit certifying Shareholder Approval given by the Inspector of Election to whom Halsey's Board of Directors has delegated responsibility with respect to the voting of the holders of Halsey's Voting Securities at the Shareholder Meeting;

          (ii) The Seller shall deliver to the Purchaser a Bill of Sale executed by the Seller with respect to the Second Closing Acquired Assets in the form of Exhibit B;

          (iii) If notwithstanding Section 5.10, any Lien exists on any of the Second Closing Acquired Assets, then the Seller shall cause each such Lien, and the security interest evidenced thereby, to be terminated, and this shall include, but not be limited to, filing of UCC-3 termination statements with respect to such Liens;

          (iv) The Parties shall file with the FDA the information required pursuant to 21 C.F.R. 314.72, or any successor regulation thereto, regarding the transfer of the ANDAs from the Seller to the Purchaser in the form attached as Exhibit X;

          (v) The Seller shall deliver to the Purchaser the Seller's Officer's Certificate executed by the Seller in the form of Exhibit S; and

          (vi) Counsel for the Seller shall deliver a legal opinion to the Purchaser in the form attached hereto as Exhibit T.

     (c) Purchaser's Obligations at the Second Closing. At the Second Closing, the Purchaser shall undertake, cause to be undertaken, deliver to the Seller and/or cause to be delivered to the Seller, as applicable, the following, each duly undertaken or executed on behalf of the Purchaser by an authorized officer thereof:

          (i) The Parties shall file with the FDA the information required pursuant to 21 C.F.R. 314.72, or any successor regulation thereto, regarding the transfer of the ANDAs from the Seller to the Purchaser in the form attached as Exhibit X;

          (ii) The Purchaser shall deliver to the Seller the Purchaser's Officer's Certificate executed by the Purchaser in the form of Exhibit U;

          (iii) Subject to any Losses arising on or before the Second Closing Date, unpaid amounts owed as the value of the Closing Asset Shortfall under
     Section 5.11, or any other unpaid amounts owed by the Seller to the Purchaser as of the Second Closing Date, which amounts shall be set off against and deducted from the amount that would otherwise be due at the Second Closing, thereby reducing the Second Closing Payment otherwise payable at the Second Closing, the Purchaser shall deliver to the Seller cash in the amount of the Second Closing Payment by wire transfer to the account of the Seller listed as Part 2.6(c)(iii) of the Disclosure Schedules; and

          (iv) Counsel for the Purchaser shall deliver a legal opinion to the Seller in the form attached as Exhibit V.

     2.7. License to the Retained Information. The Seller hereby grants to the Purchaser and its Affiliates, effective immediately upon the Second Closing, an exclusive, perpetual, fully paid-up and royalty-free, transferable and sublicensable right and license to use the Retained Information to (i) make, have made, use, offer for sale, sell, import, develop and commercialize the Products, (ii) use and operate the Facilities, the Par Equipment and the Halsey Equipment for any purpose, and (iii) utilize for any purpose the Intellectual Property, Product Registrations, Transferred Documentation and Manufacturing Information relating to either the Par Equipment or the Halsey Equipment.

     2.8.  Risk of Loss.

     Until the First Closing Date, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of the Seller. At the First Closing, title and risk of loss to the First Closing Acquired Assets shall be transferred to the Purchaser. Title to the Second Closing Acquired Assets shall be maintained at all times with the Seller until the Second Closing, however beginning with the First Closing Date and thereafter until and if this Agreement is terminated, the Purchaser shall bear all risk of loss associated with the Halsey Equipment and be solely responsible for procuring adequate insurance to protect such Halsey Equipment against any such loss to the extent the Purchaser desires in its sole discretion; provided, however the Parties acknowledge and agree that in the event of any such loss (1) the Purchaser shall be promptly paid and shall retain any and all insurance and other payments received by any Party in connection with such loss and the Seller shall have no claim on any such payments whatsoever, (2) the terms set forth in
Section 4.2(e) of the Use and License Agreement shall apply, and (3) neither such loss to the Halsey Equipment nor any of the foregoing terms shall prevent the Second Closing and there shall be no deduction in the Second Closing Payment due to such loss. At the Second Closing, title and, except as provided above, risk of loss to the Second Closing Acquired Assets shall be transferred to the Purchaser.

     2.9.  Scope of the Parties' Rights.

     (a) The Purchaser hereby acknowledges and agrees that it will acquire no right, title, or interest whatsoever in any property or assets of the Seller except as set forth in this Agreement and the Related Agreements.

     (b) The Seller hereby acknowledges and agrees that the Seller shall not interfere with, nor have the right to prohibit, the development, manufacture, sale, or distribution of the Products in the Territory by Purchaser.

     2.10.  Proxy Statement.

     (a) Halsey shall as promptly as is reasonably practicable, but no later than May 31, 2004, prepare and file with the SEC a preliminary proxy statement and related soliciting materials under the Securities Exchange Act of 1934, as amended, such that the holders of Halsey's Voting Securities may consider and vote upon the adoption of a resolution approving the Transactions Requiring Shareholder Approval in accordance with the New York Business Corporation Law at the Shareholder Meeting (the "Proxy Statement"); provided, however, prior to filing or mailing of the definitive Proxy Statement, any supplement or amendment thereto, and any correspondence with the SEC, Halsey shall use its best efforts to respond to the comments of the SEC thereon and shall promptly make any further filings (including amendments and supplements) in connection therewith that may be necessary. Halsey shall cause the Proxy Statement, related materials and all other documents it is filing with the SEC or other regulatory authorities under this Section 2.10 to comply as to form and substance in all material respects with applicable law, including without limitation the Securities Exchange Act. Halsey shall permit the Purchaser to review and comment on any documents and filings with the SEC, including without limitation, the Proxy Statement and any related soliciting material provided to holders of Halsey's Voting Securities in connection with the Transactions Requiring Shareholder Approval, to the extent such documents and filings contain any references to the Purchaser, its Affiliates and/or the transactions contemplated by this Agreement or any Related Agreement.

     (b) Halsey shall notify the Purchaser promptly upon receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant to this Section 2.10 and of any request by the SEC or its staff or any other government officials for amendments, revisions or supplements to the Proxy Statement of other SEC filings, or for additional information made pursuant hereto. Halsey shall supply the Purchaser with copies of all correspondence between the SEC, its staff or any other government officials, on the one hand, and Halsey or any of its representatives, on the other hand, with respect to Halsey's

Proxy Statement, the transactions contemplated by this Agreement and the Related Agreements or any other filing with the SEC related to the transactions contemplated by this Agreement and the Related Agreements.

     (c) The Proxy Statement and any related soliciting material provided to the holders of Halsey's Voting Securities in connection with the Transactions Requiring Stockholder Approval shall not contain any untrue statement of material fact or omit a fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     2.11.  Shareholder Meeting.

     Following the First Closing Date, Halsey shall take all action necessary in accordance with applicable law, Halsey's certificate of incorporation and bylaws, each as amended to date, and all contracts binding on Halsey to give timely notice of the annual meeting of its shareholders that first follows the First Closing Date (the "Shareholder Meeting"). Subject to the fiduciary duty of Halsey's directors and applicable law, Halsey shall use its reasonable best efforts to solicit from the holders of Halsey's Voting Securities proxies in favor of the adoption and approval of the Transactions Requiring Shareholder Approval, and at the Shareholder Meeting shall do so first before considering any other proposals, and shall take all other action necessary to secure the approval of the holders of Halsey's Voting Securities (by vote or consent) required by applicable law, Halsey's certificate of incorporation and bylaws, each as amended to date, and all contracts binding on Halsey. The Proxy Statement shall contain the affirmative recommendation of the board of directors of Halsey in favor of the adoption of a resolution approving the Transactions Requiring Shareholder Approval; provided, however, no director or officer of Halsey shall be required to violate any fiduciary duty or other requirement imposed by applicable law in connection therewith. In accordance with Halsey's bylaws and applicable law, Halsey shall as promptly as is reasonably practicable, but no later than September 30, 2004; provided, however, that, if Halsey receives comments from the SEC on the Proxy Statement, Halsey may extend such date to October 31, 2004 (the "Outside Meeting Date"), convene the Shareholder Meeting. If (a) Halsey does not convene the Shareholder Meeting on or before by the Outside Meeting Date or (b) Halsey does convene the Shareholder Meeting by the Outside Meeting Date but does not secure Shareholder Approval by the Outside Meeting Date or (c) anytime prior to Shareholder Approval, proxies subject to the Voting Agreement represent less than two-thirds of the issued and outstanding Voting Securities of Halsey, then the Purchaser may, but shall not be required to, terminate this Agreement. The effects of such termination shall be set forth in Section 9.2.

                                   SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     The Seller hereby represents and warrants to the Purchaser that, except as may be set forth in the Disclosure Schedules delivered to the Purchaser simultaneously with the execution of this Agreement:

     3.1.  Organization.

     Halsey is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Axiom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and a wholly owned direct subsidiary of Halsey. The Seller is duly qualified to do business if required to do so pursuant to the laws of each jurisdiction in which it does business. The Seller has all requisite power and authority to own and operate all of the Acquired Assets, to lease each of the Facilities and the Par Equipment and to carry on the Business as presently and heretofore conducted. Part 3.1 of the Disclosure Schedules identifies (a) the name, jurisdiction of formation and principal place of business for each of Halsey's Affiliates, (b) ownership interests of Halsey in each such Affiliate, and (c) which, if any, of the Acquired Assets each such Affiliate owns or has any rights or claims to. Each Affiliate of Halsey is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified to do business if required to do so pursuant to the laws of each jurisdiction in which it does business.

     3.2. Authority; Execution and Delivery; Enforceability; Equity Capitalization.

     (a) The Seller has the requisite power and authority to execute and deliver this Agreement and the Related Agreements and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by the Seller of its obligations hereunder and thereunder have been authorized by all requisite action on the part of the Seller. This Agreement has been validly executed and delivered by the Seller and constitutes, and each Related Agreement that is to be executed and delivered by the Seller will, when executed and delivered by the Seller, constitute, a legal, valid and binding obligation of such the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     (b) The Seller has furnished or made available to the Purchaser true, correct and complete copies of the Seller's Certificate of Incorporation, as amended and as in effect on the date hereof, and the Seller's bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, common stock of Halsey and the material rights of the holders thereof in respect thereto.

     (c) Except with respect to the Transactions Requiring Shareholder Approval at the Shareholder Meeting, Halsey is not required under the New York Business Corporation Law, Securities Exchange Act, any stock exchange rules or any other applicable law to obtain the approval of its shareholders in order for it to enter into any transaction, right or obligation contemplated by this Agreement or any of the Related Agreements, including without limitation the transactions, rights and obligations of the Parties relating to the First Closing, the Use and License Agreement, the Brenner Facility Transactions and the Wells Facility Transactions.

     (d) As of the First Closing Date, the authorized capital stock of Halsey is as set forth on Part 3.2(d) of the Disclosure Schedules. In addition, as of the First Closing Date, the Voting Securities of Halsey is as set forth on Part 3.2(d) of the Disclosure Schedules. All of such outstanding shares of common stock have been, or upon issuance will be, validly issued and fully paid and nonassessable. Except as set forth on Part 3.2(d) of the Disclosure Schedules:
(A) no shares of the Seller's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Seller; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Seller or any of its Affiliates, or contracts, commitments, understandings or arrangements by which the Seller or any of its Affiliates is or may become bound to issue additional shares of capital stock of the Seller or any of its Affiliates or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Seller or any of its Affiliates; (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Seller or any of its Affiliates or by which the Seller or any of its Affiliates is or may become bound; (D) there are no agreements or arrangements under which the Seller or any of its Affiliates is obligated to register the sale of any of their securities under the Securities Act; (E) there are no outstanding securities or instruments of the Seller or any of its Affiliates which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Seller or any of its Affiliates is or may become bound to redeem a security of the Seller or any of its Affiliates;
(F) there are no securities or instruments containing anti-dilution or similar provisions; and (G) the Seller does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

     (e) The Voting Agreement is irrevocable and such Voting Agreement, and proxies contained therein, confer the requisite number of votes of the debenture holders option holders, stockholders, and/or holders of any other voting rights of Halsey, as of the date hereof, on a non-diluted basis, and, assuming all Persons who have been designated by the Parties as signatories to the Voting Agreement execute and deliver the Voting Agreement, on a fully-diluted basis as if all securities providing for conversion rights were converted, necessary to approve the obligation to transfer the Acquired Assets to the Purchaser. The Voting Agreement confers rights to the Purchaser as a third-party beneficiary.

     3.3.  Consents and Approvals; No Violations.

     (a) Except as set forth in Part 3.3(a) of the Disclosure Schedules, neither the execution and delivery of this Agreement nor the Related Agreements by the Seller, nor the performance by the Seller of their obligations hereunder or thereunder will: (i) violate the organizational documents of the Seller; (ii) conflict with or result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which the Seller is a party or by which the Acquired Assets are bound (including, without limitation, any Assumed Contract), or result in the creation or imposition of any Lien upon any of the Acquired Assets; or (iii) violate or conflict with any law, rule, regulation, judgment, order or decree of any court.

     (b) Except with respect to the Transactions Requiring Shareholder Approval which require approval only by the Persons holding two-thirds of Halsey's Voting Securities, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by the Seller of the transactions contemplated by this Agreement. Except as set forth on Part 3.3(b) of the Disclosure Schedules, there are no Product Registrations for the Products.

     3.4.  Equipment.

     (a) All of the Par Equipment is currently present at the Brenner Facility.

     (b) All of the Halsey Equipment is currently present at either the Brenner Facility or the Wells Facility.

     (c) All of the Par Equipment and the Halsey Equipment was, when last used by the Seller, in working order, normal wear and tear excepted.

     (d) Since February 29, 2004, no material changes have been made to or occurred with respect to the Facilities, the Par Equipment or the Halsey Equipment, except that Seller has discontinued manufacturing, labeling and packaging operations at the Facilities and terminated substantially all of its employees at the Facilities.

     (e) EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT, (1) THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED ASSETS, THE FACILITIES OR THE PAR EQUIPMENT (2) THE PURCHASER IS PURCHASING THE ACQUIRED ASSETS "AS IS", AND (3) THE SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     3.5.  Title to Assets.

     The Seller has good and marketable title to all the Acquired Assets. As of the First Closing Date, the Purchaser shall acquire good and marketable title to, and all right, title and interest of the Seller in and to, the First Closing Acquired Assets, free and clear of all Liens and Environmental Claims, other than Permitted Liens. As of the Second Closing Date, the Purchaser shall acquire good and marketable title to, and all right, title and interest of the Seller in and to, the Second Closing Acquired Assets, free and clear of all Liens and Environmental Claims, other than Permitted Liens. As of the First Closing Date there are no Liens, other than Permitted Liens, on any of the First Closing Acquired Assets or the Second Closing Acquired Assets. The Seller owns and is transferring to the Purchaser the formulas, master batch records, analytical testing methods, other Intellectual Property and Transferred Documents with respect to the Products. Subject to necessary regulatory approvals, the Seller has all rights to manufacture, distribute, market and sell the Products in the Territory and, in accordance with the terms of this Agreement and the Related Agreements, the Seller is transferring all such rights to the Purchaser. While the Seller owns the formulas, master batch records, analytical testing methods, other Intellectual Property and Transferred Documents relating to the Designated Products, to date, the Seller has not sold the Designated Products under the Seller's name in the Territory and the Seller has engaged in contract manufacturing of the Designated Products under which

Designated Products have been sold to Deliz Pharmaceutical Corp. for distribution, marketing and sale in Puerto Rico by Deliz Pharmaceutical Corp. under trademarks owned by Deliz Pharmaceutical Corp. Other than Homatropine-Hydrocodone, the Products were made by the Seller at the Facilities utilizing only the improvements at the Facilities, the Par Equipment and the Acquired Assets. The Seller has not received regulatory approvals to market and sell the Designated Products in the Territory.

     3.6.  Intellectual Property.

     (a) Part 3.6(a) of the Disclosure Schedules sets forth a list of the Intellectual Property and all licenses or similar agreements or arrangements to which the Seller is a party, either as licensee or licensor, relating to the Intellectual Property.

     (b) Except as set forth on Part 3.6(b) of the Disclosure Schedules:

          (i) the Seller is the sole owner of all rights, title and interest in and to the Intellectual Property;

          (ii) the Seller has not assigned, transferred, terminated, licensed, pledged, or otherwise encumbered or disposed of any of the Intellectual Property;

          (iii) to the Seller's Knowledge, no Third Party has a superior right to the Seller to use any of the Intellectual Property relating to the Products;

          (iv) to the Seller's Knowledge, no Third Party has questioned or challenged the scope or validity of the Intellectual Property;

          (v) the Seller has not received notice from any Third Party and has no Knowledge that the use of the Intellectual Property infringes, has infringed or has misappropriated, or will infringe the intellectual property rights of any Third Party or has constituted or does or will constitute unfair competition or unfair trade practices under the laws of any jurisdiction; and

          (vi) none of the Intellectual Property is subject to any contractual obligation restricting the Seller's use or transfer thereof within the Territory or entitling others to use the same or in any way obligating the Seller to make payments to others.

     (c) The Intellectual Property included in the Acquired Assets constitutes all of the rights to patents, trade secrets, know-how, proprietary information and other intellectual property rights that were used in the Business.

     3.7.  Computer Systems.

     Part 3.7 of the Disclosure Schedules identifies (i) all of the electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, routines, report layouts and formats, record file layouts, computer databases and related material (collectively, the "Computer Systems") that are needed in the conduct of the Business, (ii) whether such Computer Systems are owned or licensed to the Seller and, (iii) if licensed, the name of such licensor. The Seller has, and except as set forth on Part 3.7 of the Disclosure Schedules, the Purchaser shall have following the Second Closing, all ownership, right and title to such Computer Systems. Regardless of whether such Computer Systems are owned by, or licensed to the Seller, the Purchaser shall have following the Second Closing the legal right to use the Computer Systems as they are currently being used by the Seller, including, but not limited to, the right to create derivative works and to grant further sublicenses under such Computer Systems (to the extent Computer Systems licensed to the Seller currently permit such rights). The Computer Systems owned by the Seller, and, to the Knowledge of the Seller, the Computer Systems licensed to the Seller, do not infringe upon the rights of any other person or entity, nor has the Seller received any notice of a claim of such infringement. Except as set forth in Part 3.7 of the Disclosure Schedules, there are no sublicenses or other agreements relating to the use of the Computer Systems by Third Parties.

     3.8.  Contracts.

     The contracts listed in Part 3.8 of the Disclosure Schedules constitute all of the material contracts relating to the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment or either of the

Facilities to which the Seller is a party (the "Contracts"). Except as set forth on Part 3.8 of the Disclosure Schedules, each of the Contracts is in full force and effect and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting the rights and remedies of creditors, and general principles of equity. Neither the Seller nor, to the Seller's Knowledge, any other party to any Contract is in default thereof, and no condition or set of facts exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Seller or, to the Seller's Knowledge, on the part of any other party thereto. Except as contemplated by this Agreement, the Seller has not assigned any of its interest in any Contract listed as Part 3.8 of the Disclosure Schedules. The Seller shall have terminated each of the Terminated Contracts on or prior to the First Closing Date and all sums due thereunder shall be paid in full by the Seller and all obligations due thereunder shall be performed by the Seller to completeness. Except for the consents to assignment required for assignment of the Assumed Contracts to the Purchaser as set forth in Part 2.3(a)(ii) of the Disclosure Schedules, no filing with or notice to, or consent or approval of, any Person is required for the Seller's valid assignment pursuant to an Assumption Agreement of the Assumed Contracts to the Purchaser in accordance with the terms of such Assumed Contracts and applicable law. Subject to the receipt of the consents to assignment set forth in Part 2.3(a)(ii) of the Disclosure Schedules, upon assignment of each Assumed Contract to the Purchaser pursuant to the Assumption Agreement, such Assumed Contract will be in full force and effect as a contract between the Purchaser and the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting the rights and remedies of creditors, and general principles of equity.

     3.9.  Compliance with Law.

     (a) The application numbers of the ANDAs for the applicable Products are as set forth on Exhibit A.

     (b) Except as provided on Part 3.9(b) of the Disclosure Schedules, the Seller has no Knowledge that: (i) its conduct of the Business on or prior to the First Closing Date was in violation of any Applicable Law or any private limitation, restriction, covenant or condition; (ii) with respect to any Product, the Seller was in violation of any Applicable Law as to the timely filing with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports; or (iii) any manufacturing, testing, distributing and/or marketing of the Products on or prior to the First Closing Date was in violation of any Applicable Law, including those relating to investigational use, premarket clearance, manufacturing in accordance with product specifications, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.

     (c) Except as set forth on Part 3.9(c) to the Disclosure Schedules, no Governmental Authority has commenced, or, to the Knowledge of the Seller threatened to initiate, any action to withdraw its approval or request the recall of any Product, or commenced or, to the Knowledge of the Seller, threatened to initiate any action to enjoin production of any Product at any facility.

     (d) The Seller has made available to the Purchaser copies of all (i) ANDA filings relating to the Products, including without limitation any analytical, sterility and biologic tests; (ii) reports of inspection observations relating to the Products; (iii) establishment inspection reports relating to the Products; and (iv) warning letters as well as any other documents received by the Seller or any other Person from the FDA, DEA or any other Governmental Authority relating to any Product, either of the Facilities, the Halsey Equipment or the Par Equipment and/or arising out of the conduct of the Business.

     (e) None of the Seller or its officers, employees, or agents, nor to the Seller's Knowledge any current or predecessor holder of any Product Registrations nor any of their respective officers, employees or agents, has made an untrue statement of material fact or fraudulent statement to FDA, DEA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA, DEA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto with respect to any Product.

     3.10.  Litigation.

     Except as set forth on Part 3.10 of the Disclosure Schedules, there are no Proceedings pending or, to Knowledge of the Seller, threatened against or affecting the Seller, any Product, either of the Facilities, the Halsey Equipment or the Par Equipment, the Business or any of the Acquired Assets.

     3.11.  Medical Information.

     The Seller has delivered to the Purchaser copies of all serious adverse event reports and periodic adverse event reports with respect to the Products that have been filed with the FDA, including any correspondence or other documents relating thereto. Part 3.11 of the Disclosure Schedules contains (i) a schedule of all payouts made by or on behalf of the Seller (including, without limitation, by any insurer) to any Person in respect of claims relating to any Product, and (ii) a schedule of all actual or, to the Seller's Knowledge, threatened claims made by any Person with respect to any Product against the Seller or any prior owner of rights in the Product.

     3.12.  Brokers or Finders.

     The Seller has had no dealings, negotiations or communications, whether in writing or otherwise, with any broker(s), other intermediaries or other person acting pursuant to the Seller's authority who will be entitled to make any claim against the Purchaser for any commission, finder's fee or other fee may, in any circumstance or event, be payable in connection with the transactions contemplated by this Agreement, including without limitation the assignments of the Wells Avenue Lease and the Brenner Contract of Sale Agreement.

     3.13.  Absence of Changes to the Acquired Assets.

     Between the First Closing Date and the Second Closing Date, the Seller has not sold, assigned, conveyed, transferred, pledged, permitted a Lien to be placed upon, licensed or disposed any of the Acquired Assets other than as contemplated in a transaction with the Purchaser as contemplated by this Agreement or a Related Agreement.

     3.14.  Environmental Laws and Compliance.

     (a) Except as set forth on Part 3.14(a) of the Disclosure Schedules, to Seller's Knowledge, the Seller's Business is, and at all times has been, in material compliance with all Environmental Laws applicable to the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment, either of the Facilities, making of the Products, or the storage and disposal of Hazardous Materials.

     (b) Except as set forth on Part 3.14(b) of the Disclosure Schedules, to Seller's Knowledge, no Release of Hazardous Materials has ever occurred at or from the Facilities.

     (c) Except as set forth on Part 3.14(c) of the Disclosure Schedules, to Seller's Knowledge, neither Seller nor any owner of the Facilities has received any notice whatsoever of pending or threatened litigation or enforcement compliance actions under Environmental Laws.

     (d) At no time after December 31, 2002 were any chlorinated solvents used in any manner whatsoever (other than storage) at either of the Facilities, including in connection with any manufacturing or other activity taking place at either of the Facilities.

     (e) At no time after September 30, 2003 were any chlorinated solvents stored in any manner whatsoever at either of the Facilities, including in connection with any manufacturing or other activity taking place at either of the Facilities.

     (f) To Seller's Knowledge, at no time during Seller's occupation of the Facilities were any chlorinated solvents ever Released in any manner whatsoever at or from either of the Facilities, including in connection with any manufacturing or other activity taking place at either of the Facilities.

     3.15. Notices. Except as set forth on Part 3.15 of the Disclosure Schedules, Seller has not received any written notice that the Seller, the Business or the conduct thereof by Seller or otherwise or either of the

Facilities: (i) is in violation of the requirements of any Environmental Laws;
(ii) is the subject of any Environmental Claim; or (iii) has actual or potential liability under any Environmental Laws.

     3.16.  No Reporting or Remediation Obligations.  Except as set forth on
Schedule 3.16, to the Seller's Knowledge, there are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Business, the conduct thereof by Seller or otherwise, or the use, operation or occupancy by the Seller of the Facilities, that result or reasonably could be expected to result in (i) any obligation of the Seller to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any Remedial Action under Environmental Laws; or (ii) liability, either to the NYDEC or other Governmental Authority or Third Parties, for any Environmental Claim.

     3.17. Taxes. The Seller has filed in compliance with all applicable Legal Requirements all Tax returns and has paid all Taxes required to be paid as shown to be due thereby and has duly paid all Tax Liabilities when due, in each case, including, without limitation, interest and penalties. The Seller has taken no action or failed to take action with respect to any Tax or Tax Liabilities relating to the Acquired Assets, its business, operations, products or sales, which would give rise to a Lien on any of the Acquired Assets. The Seller is not required to collect or remit to New York State sales tax in the ordinary course of the Seller's business.

     3.18. Insurance. The Seller has previously delivered to the Purchaser the various policies of general liability and other forms of insurance under which the assets, properties and operations of the Seller are insured together with the name of the insurance company, the type of coverage, the policy number, coverage limits, information regarding all outstanding claims, whether or not the policy is in full force and effect, and the expiration dates of the policy, with respect to each such policy (the "Insurance Policies").

     3.19.  Real Estate.

     (a) The copy of the Lease entered into by Halsey and Rendahl Corporation on July 1, 2000, as amended by the First Amendment to Agreement of Lease entered into on January 27, 2004 and the Second Amendment to Agreement of Lease entered into on March 8, 2004, collectively attached hereto as Part 3.19(a) of the Disclosure Schedules (the "Wells Avenue Lease") is a true, correct and complete copy of such Wells Avenue Lease and there has been no assignment, amendment, modification, extension, renewal or supplement thereto of any kind or nature.

     (b) The copy of the Agreement of Lease entered into by Halsey and Par as of March 17, 1999, as amended by the First Amendment to Agreement of Lease entered into on January 14, 2004, the Second Amendment to Agreement of Lease entered into on February 17, 2004, and the Third Amendment to Agreement of Lease entered into on March 5, 2004, collectively attached hereto as Part 3.19(b) of the Disclosure Schedules (the "Brenner Drive Lease") is a true, correct and complete copy of such Brenner Drive Lease and there has been no assignment, amendment, modification, extension, renewal or supplement thereto of any kind or nature.

     (c) The copy of the Brenner Contract of Sale attached hereto as Part 3.19(c) of the Disclosure Schedules and entitled "Contract of Sale" as Exhibit F to the Brenner Avenue Lease is a true, correct and complete copy of the Brenner Contract of Sale and there has been no assignment, amendment, modification, extension, renewal or supplement thereto of any kind or nature.

     (d) The Wells Avenue Lease represents the entire agreement between Seller and Rendahl Corporation with respect to the leasing of the Wells Facility.

     (e) The Wells Avenue Lease is in full force and effect and is a valid, binding and enforceable agreement between Halsey and Rendahl Corporation.

     (f) Halsey entered into possession and occupancy of the Wells Facility on or about July 1, 2000 and is in possession of and occupies the Wells Facility for the purposes permitted under the Wells Avenue Lease.

     (g) The term of the Wells Avenue Lease shall expire on June 30, 2004; the rent due under the Wells Avenue Lease is paid by the Seller through March 31, 2004; the Landlord has no special right to terminate the Wells Avenue Lease prior to such date, and, by the terms of paragraph 61 the Wells Avenue Lease, Halsey has the contractual right to renew or extend the term of such Lease or extend its rights under the Wells Avenue Lease.

     (h) There are no uncured defaults by Rendahl Corporation or Halsey under the Wells Avenue Lease, and Halsey has no Knowledge of any event or condition which, with the passage of time or the giving of notice, or both, would constitute a default by Rendahl Corporation or Halsey under the Wells Avenue Lease. In addition, there are no existing defenses or offsets against the enforcement of the Wells Avenue Lease by the tenant thereunder, whether when such tenant was Halsey or, after giving effect to the transactions contemplated hereby, when such tenant becomes and is the Purchaser.

     (i) Halsey has not exercised nor waived the right to extend the term of the Wells Avenue Lease for the additional three (3) year term as is contemplated by
Section 61 of the Wells Avenue Lease.

     (j) Seller has not received, nor been informed of, the issuance of any notice from any governmental authority, agency or body of a violation of the zoning, safety, fire, health or other ordinances affecting the Wells Facility or the Brenner Facility, or their respective occupancies or uses, other than as set forth on Part 3.19(j) of the Disclosure Schedules.

     (k) Halsey has not assigned, mortgaged, licensed or pledged all or any part of its leasehold interests and estate under the Wells Avenue Lease nor under the Brenner Contract of Sale.

     (l) Halsey has not sublet all or any part of the Wells Facility or the Brenner Facility, and possesses the full and unrestricted right and power to make the representations set forth herein, to assign the Wells Avenue Lease and the Brenner Contract of Sale pursuant to the respective Assignments thereof, and both of such assignments are made free and clear of all liens, encumbrances, security interests, equities, claims, restrictions or agreements.

     (m) There are no management, services, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting either of the Facilities, except for the Agreements listed on Part 3.19(m) of the Disclosure Schedules (collectively, the "Service Agreements"). Neither Seller nor any other party to any of the Service Agreements is in default thereunder and no event or omission has occurred which with the giving notice or lapse of time, or both, would constitute a default or breach under the Service Agreements; each of the Service Agreements which are included in the Assumed Contracts is assignable by Halsey with, in some cases, the consent of the other party thereto and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or the assignment of the Wells Avenue Lease or the purchase and sale of the Brenner Facility pursuant to the Brenner Contract of Sale, each as contemplated by this Agreement; the copies of the Service Agreements previously delivered by the Seller to the Purchaser are true and complete copies thereof, and the same have not been further amended, modified or supplemented; and each of the Services Agreements included in the Terminated Contracts shall be terminated by Halsey on or prior to the First Closing Date and all sums due thereunder shall be paid in full by Halsey.

     (n) As of the First Closing Date: all buildings and improvements (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) made by the Seller and included within either Facility have been completed and installed in accordance with the plans and specifications therefore as approved by the governmental authorities having jurisdiction therefore. To Seller's Knowledge, no governmental authority has ordered any improvements be made to the Facilities. To Seller's Knowledge, all street paving, curbing, sanitary sewers, storm sewers or other municipal or other governmental approvals which have been constructed or installed have been paid for and will not hereafter be assessed, and all assessments heretofore made have been paid in full. To Seller's Knowledge, there are no private contractual obligations relating to the installation or connection to any sanitary sewers or storm sewers affecting either Facility.

     (o) As of the First Closing Date: to Seller's Knowledge, all permanent certificates of occupancy and all of the licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction thereof and the requisite certificates of the local board of underwriters (or other body exercising similar functions) have been issued for each Facility and have been paid for and are in full force and effect. To Seller's Knowledge, the construction, operation and use by the Seller of the buildings and other improvements located on both Facilities do not violate any zoning, subdivision, building or similar law, ordinance, order, regulation or recorded plat or any certificate of occupancy issued for either Facility. Furthermore, Halsey has not received any written notice of any pending or intended actions relating to rezoning of any of the Facilities, or relating to the imposition of any special taxes or assessments, or payments in lieu thereof, against any of the Facilities, or relating to an increase or proposed increase in the tax assessment or rate against any Facility.

     (p) To Seller's Knowledge, no portion of either Facility and no method of operation of either Facility is in material violation of any Applicable Law or provisions of either the Wells Avenue Lease or the Brenner Drive Lease, or the Service Agreements, and there are presently no outstanding or uncured notices of any such violations.

     (q) There is, to the Knowledge of Seller, no action, suit or proceeding pending or threatened against or affecting Seller, either Facility or the owners of either Facility, relating to or arising out of the ownership, management or operation of either property, in any court or before or by any federal, state, county or municipal department, commissions, board, bureau or agency or other Governmental Authority.

     (r) Seller has no Knowledge of any defective condition, structural or otherwise, with respect to either Facility arising after February 29, 2004 but on or before the First Closing Date, including, without limitation, with respect to the heating, ventilation and air conditioning, plumbing, sprinkler, electrical drainage systems, or roofs, or any other fixtures, equipment or systems at or serving the respective Facilities.

     (s) Water, sanitary sewer, storm sewer, drainage, electric, telephone, gas and other public utility systems and lines serve both Facilities with capacity and in a manner adequate to support similar activities and similar volume and character of activities as had been previously conducted by the Seller in the conduct of its Business at the Facilities on or prior to the First Closing Date during active operations of the Facilities by the Seller, and such systems and lines are directly connected to the lines and/or other facilities of the respective public authorities or other utility companies providing such services or accepting such discharge.

     (t) Seller has not received any written notice of any condemnation proceeding or other proceedings in the nature of eminent domain takings in connection with either Facility, and to Seller's Knowledge, no such taking has been threatened.

     (u) The "M&S Agreement" referred to in Section 2.3 of the Brenner Drive Lease has been terminated, is no longer in force and has no continuing legal effect, all payments due thereunder have been paid in full, and all other obligations one party to the other party have been fulfilled, and neither Par nor Seller owe any remaining payments to one another with respect thereto.

     (v) The entire $250,000.00 "Option Payment" (as such term is defined in the Brenner Drive Lease) has been previously paid in full to Par by Halsey separate and apart from any payment contemplated to be made under this Agreement, and no other amount is due and payable by Seller to Par in connection therewith or as a precondition to the exercise of the "Purchase Option" (as such term is defined in the Brenner Drive Lease).

     3.20. Disclosure. Neither this Agreement, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of material fact or omit a fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser of which the Seller is aware and which materially affects the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment or either of the Facilities or the value of any of the foregoing.

     3.21. Due Diligence. The representations, warranties, covenants and agreements of the Seller set forth in this Agreement, in the Related Agreements and in the documents, schedules, certificates and agreements delivered pursuant hereto shall not be affected or diminished in any way by any investigation or failure to investigate at any time by or on behalf of the Purchaser or by the Purchaser's knowledge.

                                   SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to the Seller that:

     4.1.  Organization.

     The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

     4.2.  Authority; Execution and Delivery; Enforceability.

     The Purchaser has the requisite power and authority to execute and deliver this Agreement and the Related Agreements and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by the Purchaser of its obligations hereunder and thereunder have been authorized by all requisite action on the part of the Purchaser. This Agreement has been validly executed and delivered by the Purchaser and constitutes, and each Related Agreement that is to be executed and delivered by the Purchaser will, when executed and delivered by the Purchaser, constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     4.3.  Consents and Approvals; No Violations.

     (a) Neither the execution and delivery of this Agreement nor any Related Agreement by the Purchaser nor the performance by the Purchaser of its obligations hereunder or thereunder will: (i) violate the certificate of formation, operating agreement or other organizational document of the Purchaser; (ii) conflict with or result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which the Purchaser or any of its Affiliates is a party or by which any of its or their properties or assets are bound; or (iii) violate or conflict with any law, rule, regulation, judgment, order or decree.

     (b) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

     4.4.  No Proceedings.

     There is no Proceeding pending or, to the Knowledge of the Purchaser, threatened against or affecting the Purchaser which would affect the Purchaser's ability to consummate the transactions contemplated by this Agreement and each Related Agreement.

     4.5.  Brokers or Finders.

     The Purchaser has had no dealings, negotiations or communications, whether in writing or otherwise, with any broker(s), other intermediaries or other person acting pursuant to the Purchaser's authority will be entitled to make any claim against the Seller for any commission, finder's fee or other fee may, in any circumstance or event, be payable in connection with the transactions contemplated by this Agreement, including without limitation the assignments of the Wells Avenue Lease and the Brenner Contract of Sale Agreement

                                   SECTION 5

                                   COVENANTS

     5.1.  Transfer of Regulatory Filings; Responsibility for the Product.

     (a) Promptly after the First Closing Date, the Parties shall file with the FDA such information required to notify the FDA that each of the Products is no longer being made or sold by the Seller under the applicable

Product Registrations. After the First Closing Date, promptly following the request of the Purchaser, the Parties shall notify the FDA that each of the Products which are the subject of the Purchaser's request will be made by the Purchaser pursuant to a license under the applicable Product Registrations. The Seller shall use its best commercial efforts to take any and all other actions required by the FDA, DEA or other necessary governmental agencies, if any, to give effect to the rights of the Purchaser to the Second Closing Acquired Assets under the Use and License Agreement, including, without limitation, diligently fulfilling all of the Seller's obligations under this Section 5.1.

     (b) Until the Second Closing, the Seller shall have all responsibility for any and all fees assessed with respect to the Products under the Prescription User Drug Fee Act, as amended.

     (c) Until the Second Closing, the Purchaser shall notify the Seller of any and all complaints or inquiries received by the Purchaser concerning the Products by sending written communications to the Seller to Kelly Robbins, Manager of Quality Assurance and DEA Compliance, at krobbins@axiompharm.com, or such other person or persons as the Seller may specify from time to time by written notice to the Purchaser.

     (d) Promptly after the Second Closing, the Seller shall file with the FDA and other applicable Governmental Authorities all information required of a former owner of the Products. The Parties also agree to use their best efforts to take any and all other actions required by the FDA, DEA or other necessary governmental agencies, if any, to effect the transfer of the ANDAs for the Products from the Seller to the Purchaser. The Seller may retain and have access to an archival copy of the ANDAs, including supplements and records that are required to be kept under applicable law, and the Seller shall treat such archived copies as Confidential Information of the Purchaser. With respect to any Products sold or manufactured by the Seller at any time, whether before or after any Closing, the Seller shall, at its expense, diligently conduct all investigations relating to product quality complaints, adverse drug events and all other issues necessitating such investigations, and with respect to ANDA Products, the Seller shall be responsible for FDA reporting regarding the foregoing for as long as the ANDAs are in its name. The Seller shall, at its expense, promptly provide the Purchaser with all such information and reports necessary or useful in connection with the Products to enable the Purchaser to file all reports required to be filed by it and to comply with applicable law.

     (e) Promptly after the Second Closing, the Purchaser and the Seller shall take all actions necessary or required under applicable laws, rules, and regulations, to reflect that the Second Closing Acquired Assets are owned by the Purchaser.

     (f) After the Second Closing, the Seller shall notify the Purchaser of any and all complaints or inquiries concerning the Products by sending written communications to the Purchaser to the attention of Adel Kheir-Eldin by email to Adel Kleir-Eldin@ivax.com, with a copy by fax to (305) 575-4183, or such other person or persons as the Purchaser may specify from time to time by written notice to the Seller, within 48 hours of receiving such complaints or inquiries. After the Second Closing, the Purchaser shall notify the Seller of any and all complaints or inquiries of which it receives notice concerning the Products manufactured or sold by the Seller by sending written communications to the Seller to the attention of Kelly Robbins, Manager of Quality Assurance and DEA Compliance, at krobbins@axiompharm.com, or such other person or persons as the Seller may specify from time to time by written notice to the Purchaser, within 48 hours of receiving such complaints or inquiries.

     (g) The Seller shall continue to conduct stability testing on the Products manufactured by the Seller from the date of this Agreement through the expiration date of the last lot of Product manufactured at the Facilities by the Seller.

     (h) Seller shall complete the Prednisolone Syrup annual reports for May 2002 through April 2003 within 30 days after the First Closing Date. No later than by May 31, 2004, Seller shall complete the Prednisolone Syrup annual report for the period May 2003 through April 2004. No later than by May 31, 2004, Seller shall complete all other Product annual reports required by the FDA which have been due since 12/1/2000 or cover the period ending April 2004 and until the Second Closing Date. From the First Closing Date continuing until the Seller's obligations under this Section 5.1(h) are satisfied, the Purchaser shall permit the Seller and its representatives and agents to have reasonable access during normal business hours to the Transferred

Documentation necessary in connection with the Seller's performance of its obligations under this Section 5.1(h) and the Seller shall reimburse the Purchaser for its reasonable out of pocket costs for having such information copied for the Seller.

     (i) With respect to annual reports for Products required by the FDA which are due on or before the Second Closing Date, the Seller shall prepare, complete and timely file such reports. Subject to Section 5.1(h), with respect to annual reports for Products required by the FDA which are due after the Second Closing Date, the Purchaser shall prepare, complete and timely file such reports. The Seller shall provide the Purchaser with all stability data relating to the stability studies conducted by it pursuant to Section 5.1(g) and all other information reasonably necessary or useful in the Purchaser's preparation, completion and filing of any annual reports relating to the Products under this
Section 5.1(h) or (i). The Purchaser shall provide the Seller with all information relating to any Products manufactured or sold by the Purchaser under the Product Registrations prior to the Second Closing to which the Purchaser has rights under this Agreement and the Use and License Agreement, reasonably necessary or useful in the Seller's preparation, completion and filing of any annual reports relating to the Products under this Section 5.1(i).

     (j) To the extent the Seller does not fully and timely complete any of reports required under this Section 5.1, the Purchaser may, but shall not be obligated to, take such actions as necessary or useful to prepare, complete and file such reports and the Seller shall reimburse the Purchaser for its fully burdened costs of doing so.

     5.2.  Access to Information.

     (a) From the First Closing Date continuing until 2 (two) years after the Second Closing Date, the Seller shall permit the Purchaser and its representatives and agents to have reasonable access during normal business hours to the Seller's books and records and personnel primarily relating to the Acquired Assets, the Halsey Equipment or the Par Equipment, either of the Facilities or the Business, and the Seller shall furnish promptly to the Purchaser such available information concerning the Acquired Assets, the Halsey Equipment and Par Equipment, either of the Facilities and the Business as the Purchaser may reasonably request; provided the Purchaser shall reimburse the Seller for its reasonable out of pocket costs for having such information copied for the Purchaser to the extent such information is not included in any information which was required to be delivered to the Purchaser at either Closing or any other time at the Seller's expense.

     (b) In addition, at any time prior to, on or after the First Closing Date:
(i) from the First Closing Date continuing until 2 years after the Second Closing Date, unless a longer period is required by law, the Seller shall grant the Purchaser and its employees, attorneys, accountants, officers, representatives and agents, during normal business hours and upon reasonable advance written notice, reasonable access to the Retained Information, for review and photocopying by the Purchaser, at the Purchaser's expense, at the reasonable request of the Purchaser; and (ii) the Seller shall cause its employees, agents, auditors, Affiliates and representatives to cooperate with the Purchaser to ensure the orderly transition of the Business from the Seller to the Purchaser as of the First Closing Date and to minimize any disruption to the Business and the other respective businesses of the Parties that might result from the transactions contemplated hereby. Retained Information will be subject to the confidentiality obligations contained in Section 5.3. Any Retained Information to be delivered or disclosed to the Purchaser in accordance with this Section 5.2(b) may be redacted or withheld by the Seller to the extent such Retained Information relates to products (other than the Products) and businesses (other than the Business) owned or operated by the Seller.

     (c) Nothing in this Section 5.2 or otherwise in this Agreement shall require the disclosure or access by any Party of any documents or information that would cause such Party to forfeit or waive attorney-client privilege accorded it under applicable law.

     5.3.  Confidentiality.

     (a) As used herein, the term "Confidential Information" shall mean (i) any information that relates exclusively to the Products or their development, manufacture, testing or FDA approval, or manufacturing procedures, manufacturing processes, manufacturing equipment, plant layouts, quality control procedures, and quality control standards, and any other information included in or related to the Acquired Assets, the Halsey

Equipment or the Par Equipment, or either of the Facilities ("Confidential Asset Information"); and (ii) any information regarding the other business, other operations or other products of the Seller or the Purchaser, as the case may be, that has been disclosed to the other Party in connection with the transactions contemplated by this Agreement or the Related Agreements, as the case may be ("Confidential Party Information").

     (b) Each Party shall retain Confidential Party Information of the other Party and the Seller retain the Confidential Asset Information, in each case in strict confidence and shall not, directly or indirectly, publish or disclose it to any Third Party, or use such Confidential Information for any purpose other than for the purposes of this Agreement or the Related Agreements without the prior written consent of the other Party. Each Party agrees that it shall not communicate such Confidential Information except to its employees, advisors, representatives and contractors who have a need to know it. Each Party shall ensure that any employees, advisors, representatives or contractors who are placed in a position to learn such Confidential Information will have been previously made aware of the terms of this Agreement, have employment agreements or other agreements obligating them to keep such information confidential consistent with the terms of this Agreement and each Party shall indemnify the other Party against the misuse of such Confidential Information by its employees, advisors, representatives or contractors. For the avoidance of doubt, the Purchaser shall be under no obligation to maintain the confidentiality of any of the Confidential Asset Information and it may use and disclose the Confidential Asset Information in any manner it chooses in its sole discretion.

     (c) The obligations of confidentiality and nondisclosure shall not apply to Confidential Information which:

          (i) at the time of disclosure is in the public domain;

          (ii) after disclosure becomes part of the public domain through no act or omission by the receiving Party; or

          (iii) a Party hereto is compelled to disclose by a court or other tribunal of competent jurisdiction. In this case, the compelled Party shall give the disclosing Party prompt notice so that the disclosing Party can seek a protective order, and shall exercise reasonable efforts to ensure that the information is accorded confidential treatment by the court or other tribunal.

     (d) The obligations of confidentiality and nondisclosure shall not apply to Confidential Party Information which:

          (i) as shown by written records or other competent proof was in the possession of the receiving Party prior to disclosure or development under this Agreement;

          (ii) is rightly received by the receiving Party, without obligation of secrecy, from a Third Party who was entitled to receive and transfer such; or

          (iii) as shown by written records or other competent proof is independently developed by employees of the receiving Party who did not have access to Confidential Information.

     (e) A Party shall also be entitled to disclose Confidential Asset Information or the other Party's Confidential Party Information, as the case may be (i) that is required to be disclosed in compliance with applicable laws or by order of any governmental body or a court of competent jurisdiction; (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; (iii) as required in furtherance of a Party's obligations under this Agreement or the Related Agreements; (iv) as necessary or appropriate in connection with disclosures or filings made with the FDA or other Governmental Authorities relating to the Business or the Purchaser's ownership of the Acquired Assets, manufacture of the Products, operation and use of the Facilities, the Halsey Equipment or the Par Equipment (in each case, including, without limitation, with respect to any Retained Information); (v) as may be necessary to Third Parties in connection with business transactions with the Parties, provided, that such Third Parties shall be bound by a confidentiality agreement obligating them to keep such information confidential consistent with the terms of this Agreement; and (vi) as may be required otherwise provided that a Party give the other Party an outline of the material to be disclosed and such other Party shall consent to such disclosure; provided, that the Party required to disclose such information shall use commercially reasonable efforts to obtain confidential treatment of such information by the agency or court or other disclosee to the maximum permitted extent under law, and that, in the case of disclosure under
(i) shall provide the other Party with a copy of the proposed disclosure in sufficient time to allow reasonable opportunity to comment thereon.

     (f) Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining any other Party from any violation or threatened violation of this Section 5.3.

     5.4.  Taxes.

     The Seller shall pay in a timely manner, no later than within 20 days of the First Closing Date, all Taxes, other than sales taxes, resulting from or payable in connection with the First Closing pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements. The Seller shall pay in a timely manner, no later than within 20 days of the Second Closing Date, all Taxes, other than sales taxes, resulting from or payable in connection with the Second Closing pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements. In each case, the Seller shall promptly provide to the Purchaser evidence of the Seller having made such payments. Furthermore, with respect to any such payments to be made with respect to the First Closing which have not been made by the Second Closing Date and to the extent of any breach of Section 3.17, the Purchaser shall be entitled to set off against the amounts that would otherwise by due to the Seller at the Second Closing such payment amounts and tax liabilities, as the case may be.

     5.5.  Publicity.

     Except as otherwise contemplated by this Agreement or required by law or applicable SEC or stock exchange requirements, neither the Purchaser nor the Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement. The content of the initial press release for each Party announcing the execution of this Agreement shall be mutually agreed upon by the Purchaser and the Seller. Unless disclosure is required by applicable law, no Party shall disclose the Purchase Price or any payment thereof.

     5.6.  Further Assurances.

     Each Party shall from time to time after the First Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other Party to make effective the transactions contemplated by this Agreement and each Related Agreement.

     5.7.  Security Interest of the Purchaser.

     On the First Closing Date, the Seller consents to the Purchaser filing UCC-1 financing statements on the Second Closing Acquired Assets to help secure the Purchaser's first priority security interest in the Second Closing Acquired Assets as contemplated by the Security Agreement. The Seller shall execute and deliver all such additional documents and filings, and provide all cooperation to the Purchaser, necessary or useful in completing the filings and granting of the first priority security the interest contemplated by this Section 5.7.

     5.8.  Non-Solicitation.

     From the First Closing Date and continuing for a period of one (1) year after the Second Closing Date, the Seller shall not directly or indirectly solicit, divert or take away any employees of the Purchaser, notwithstanding that such employees may have been originally obtained or recruited through the efforts of the Seller.

     5.9.  Additional Registration Statements; Subsequent Placements;
Redemption.

     Halsey hereby covenants and agrees that Halsey shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement.

Without limiting the generality of the foregoing, from the First Closing Date until Shareholder Approval: (a) Halsey shall not file a registration statement under the Securities Act other than (i) an amendment to a Form S-8 that has been filed as of the First Closing Date, and (ii) pursuant to demand registration rights held by a Third Party on or prior to the First Closing Date; (b) Halsey shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of ) any of its or its Affiliates equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for the common stock of Halsey or Voting Securities if such securities have voting rights; (c) Halsey shall issue, if at all, no more than 10,500,000 of its authorized, reserved shares of common stock to any of its existing shareholders, option holders and warrant holders listed, and in any case shall issue no more than its currently authorized 80,000,000 shares of common stock until after Shareholder Approval; and (d) Halsey shall not subdivide (by any stock split, stock dividend, recapitalization or otherwise) any outstanding shares of its common stock into a greater number of shares. Furthermore, prior to the Stockholder Meeting, Halsey shall not redeem, call, cancel or take any other similar action relating to, nor approve any action by any Third Party to redeem, call, cancel or take any other similar action relating to, any debentures of Halsey which are outstanding as of the First Closing Date.

     5.10.  No Additional Liens.

     Subject to Section 5.7, after the First Closing Date the Seller (a) shall not, and shall not permit or authorize any Affiliate or Third Party to, sell, assign, convey, transfer, pledge, create or permit a Lien to be placed upon, license or dispose any of the Acquired Assets, and (b) shall use its best efforts to immediately remove any Lien that is placed on any of the Acquired Assets. Except for transfers to the Purchaser contemplated by this Agreement or in any Related Agreement, the Seller shall not sell, transfer, lease or otherwise dispose of any Acquired Assets or authorize or create any obligation to do so.

     5.11.  Inspection.

     The Purchaser shall notify the Seller of the date on which the Purchaser shall take a final physical asset count of the Halsey Equipment and the Par Equipment (the "Final Asset Measurement Date"), which date shall be within 30 days following the First Closing Date. The Seller shall have the right (but not the obligation) to observe and jointly perform such count together with the Purchaser. On the Final Asset Measurement Date, with or without the Seller, a physical asset count shall be conducted by the Purchaser in order to determine the amount of asset shortfall, if any, in the Halsey Equipment and the Par Equipment as of the Final Asset Measurement Date (the "Closing Asset Shortfall"). Promptly upon completion of the final physical asset count, the Purchaser shall determine if any items are missing from the Halsey Equipment or the Par Equipment which are listed on Exhibit C and Exhibit K, respectively, and if there are missing items, then the Purchaser and the Seller shall jointly determine in good faith the value of the Closing Asset Shortfall.

     In the event the Purchaser and the Seller agree on the Closing Asset Shortfall and the value thereof, the Closing Asset Shortfall shall be final and the Seller shall promptly pay to the Purchaser the full amount of the value of the Closing Asset Shortfall. In the event the Purchaser and the Seller can not agree on the Closing Asset Shortfall and the value thereof within 30 days following the Final Asset Measurement Date or such later time as mutually agreed by the Parties, then the Purchaser and the Seller hereby agree to submit such dispute to a internationally recognized independent auditing firm or mutually agreeable appraiser that is not then engaged by either Party for assurance services (the "Auditor"), and the Auditor shall promptly (but in any event no later than by the Second Closing) determine the aspects of the Closing Asset Shortfall and the value thereof which have not been agreed to based upon evidence on the presence or absence of such items and the fair market value thereof, and such determination shall be binding and final, and the Seller shall promptly pay to the Purchaser the full amount of the value of the Closing Asset Shortfall.

     5.12.  Insurance.

     The Seller shall maintain, at its expense, products liability and general liability "tail coverage" naming the Purchaser as additional insured, having a limit of not less than Five Million Dollars ($5,000,000) in the aggregate, for a period from the date hereof until three (3) years from the Second Closing Date, covering the Products manufactured or sold by the Seller on or prior to the First Closing. The Seller shall provide to the Purchaser 30 days prior written notice of any cancellation or change in the foregoing coverage. Upon request of the Purchaser, the Seller shall provide to the Purchaser certificates of insurance evidencing the foregoing coverage.

     5.13.  Removal of Inventory.

     If on or prior to the First Closing Date Halsey fails to remove any assets, furniture, chemicals and other materials or documents at either Facility which are not included in the Acquired Assets or the Par Equipment, including, without limitation, the Inventory, then the Purchaser may, at its option and in its sole discretion, (a) require Halsey to complete the removal of such assets, furniture, chemicals and other materials and documents, or (b) remove such assets, furniture, chemicals and other materials and documents itself and Halsey shall immediately pay the Purchaser its fully burden cost of having such items removed from the Facilities and properly disposed of, and if such payment is not received prior to the Second Closing, then set off against and reduce the Second Closing Payment such amounts which are due under this Section 5.13.

                                   SECTION 6

                                   CONDITIONS

     6.1.  Conditions to Each Party's Obligations.

     The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to either Closing that there shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.

     6.2.  Conditions to Obligations of the Purchaser.

     The obligation of the Purchaser to effect each Closing shall be further subject to the satisfaction or waiver by the Purchaser at or prior to the applicable Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Seller made in this Agreement and the Related Agreements shall be true and correct in all material respects as of the applicable Closing Date as though made on such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (b) Obligations and Covenants. The Seller shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Seller under this Agreement by the time of the applicable Closing.

          (c) Liens on the Brenner Facility and the Par Equipment. With regard to the First Closing, as of the First Closing Date the Brenner Facility and the Par Equipment shall be free and clear of all Liens and encumbrances, other than the Permitted Exceptions (as such term is defined in the Brenner Contract of Sale).

          (d) Actions and Documents. For the First Closing, the Seller shall have undertaken, caused to be undertaken, delivered to the Purchaser and/or caused to be delivered to the Purchaser, as applicable, each of the actions, documents and instruments, as the case may be, set forth in
     Section 2.5(b). For the Second Closing, the Seller shall have undertaken, caused to be undertaken, delivered to the Purchaser and/or caused to be delivered to the Purchaser, as applicable, each of the actions, documents and instruments, as the case may be, set forth in Section 2.6(b).

     6.3.  Conditions to Obligations of the Seller.

     The obligation of the Seller to effect each Closing shall be further subject to the satisfaction or waiver by the Seller at or prior to the applicable Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Purchaser made in this Agreement and the Related Agreements shall be true and correct in all material respects as of the applicable Closing Date as though made on the applicable Closing Date, except to the extent such representations and warranties expressly related to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (b) Obligations and Covenants. The Purchaser shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Purchaser under this Agreement by the time of the applicable Closing.

          (c) Actions and Documents. For the First Closing, the Purchaser shall have undertaken, caused to be undertaken, delivered to the Seller and/or caused to be delivered to the Seller, as applicable, each of the actions, documents and instruments, as the case may be, set forth in Section 2.5(c). For the Second Closing, the Purchaser shall have undertaken, caused to be undertaken, delivered to the Seller and/or caused to be delivered to the Seller, as applicable, each of the actions, documents and instruments, as the case may be, set forth in Section 2.6(c).

                                   SECTION 7

                                   AMENDMENTS

     7.1.  Amendments.

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any Related Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

                                   SECTION 8

                           SURVIVAL; INDEMNIFICATION

     8.1.  Survival of Representations.

     The representations and warranties contained in this Agreement (including in Sections 3 and 4 as well as in the Exhibits, Schedules and Disclosure Schedules attached hereto), in any Related Agreement, the Seller's Officer's Certificate, the Purchaser's Officer's Certificate and in any other document delivered in connection herewith or therewith, together with the related obligations to indemnify and hold harmless under Section 8.3(a) and Section 8.4(a), shall survive each Closing and shall terminate at the close of business on the third (3rd) anniversary of the Second Closing Date; provided, however, that such representations and warranties, together with the related obligations to indemnify and hold harmless under Section 8.3(a), shall not terminate with respect to:

          (a) Representations and warranties made by Seller in Sections 3.5, 3.14, 3.15, 3.16 and 3.17 and Seller's related obligation to indemnify and hold harmless the Purchaser under Section 8.3(a) with respect to such representations and warranties as well as Seller's related obligation to indemnify and hold harmless the Purchaser for Losses covered by Sections 8.2(a) or (b), which representations and warranties and obligations to indemnify and hold harmless shall survive each Closing and any termination of this Agreement forever; and

          (b) Any item as to which the Person to be indemnified shall have made a claim by delivering a notice of such claim before the expiration of the applicable period for indemnification (stating in reasonable detail the basis of such claim) pursuant to Section 8.4 to the Party to be providing the indemnification.

     8.2.  Survival of Other Provisions.

     (a) Sections 2, 5 (other than Section 5.3) and 8 (except as set forth in
Section 8.1) shall survive both the First Closing and the Second Closing, and subject to Section 9, shall continue forever. Sections 10.7, 10.12, 10.13, 10.14, 10.15 and 10.16 shall survive both the First Closing and the Second Closing and shall continue forever.

     (b) Section 5.3, together with any liability and obligation to indemnify and hold harmless relating to any breach of Section 5.3, shall survive for 7 years following the Second Closing Date or the termination of this Agreement, whichever is longer.

     8.3.  Indemnification by the Seller.

     The Seller shall indemnify the Purchaser, its Affiliates, and its and their respective officers, directors, employees, shareholders, agents and representatives against, and hold them harmless from, any loss, liability, obligation, claim, damage or expense (including reasonable legal fees and expenses and consultants' fees and natural resource damages where applicable) ("Losses"), as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of the Seller which is contained in this Agreement (including in Section 3 as well as in the Exhibits, Schedules and Disclosure Schedules attached hereto), in any Related Agreement, the Seller's Officer's Certificate and in any other document delivered in connection herewith or therewith;

          (b) any breach of any covenant or agreement of the Seller or breach of any license rights granted by the Seller to the Purchaser contained in this Agreement or any Related Agreement;

          (c) the failure by the Seller to assume, pay, perform and discharge any Excluded Liabilities;

          (d) directly or indirectly,

             (i) any Environmental Conditions on, at, under or emanating from the Facilities occurring or existing on or before the First Closing Date;

             (ii) any violation or non-compliance by the Seller, the Business, or the conduct of the Business by the Seller or otherwise at any time with any Environmental Laws;

             (iii) failure by Seller or its agents, employees, consultants or contractors to comply with Environmental Laws applicable to the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment, or either of the Facilities on or prior to the First Closing Date;

             (iv) treatment, storage, disposal or Release at any location of Hazardous Materials used, generated, handled, stored, manufactured, originating at or transported from any of the Facilities or in connection with the Business on or prior to the First Closing Date;

             (v) Environmental Claims, including without limitation the NYDEC, other Governmental Entities and any other Third Party, alleging a Environmental Conditions on, at, under or emanating from the Facilities or damages arising from personal injury, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under or emanating from the Facilities or the conduct of the Business on or before the First Closing Date;

             (vi) breach of any of the representations or warranties set forth in Section 3.14, 3.15 or 3.16; or

             (vii) any Environmental Conditions on, at, under or emanating from any of the Facilities after the First Closing Date arising from a Release taking place on or before the First Closing Date.

          (e) any challenge, suit, action or investigation relating to the Shareholder Approval, the Shareholder Meeting, the Proxy Statement, the Voting Agreement or any of the transactions contemplated by this Agreement or any Related Agreement;

          (f) except as otherwise expressly provided herein, any Liabilities (other than Assumed Liabilities) arising out of or resulting from the Seller's ownership of the Acquired Assets, use of the Halsey Equipment or the Par Equipment, operation of either of the Facilities or conduct of the Business, including, without limitation, any product liability, breach of warranty or similar causes of action or claims, whether in tort, contract or otherwise, regardless of when asserted, which resulted from the use or misuse of any Product sold by the Seller; and

          (g) any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

     8.4.  Indemnification by the Purchaser.

     The Purchaser shall indemnify the Seller, its Affiliates, and its and their respective officers, directors, employees, shareholders, agents and representatives against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of the Purchaser which is contained in this Agreement, in any Related Agreement, the Purchaser's Officer's Certificate and in any other document delivered in connection herewith or therewith;

          (b) any failure of the Purchaser to pay or perform any Assumed Liabilities; or

          (c) except as otherwise expressly provided herein, any Liabilities (other than Excluded Liabilities) arising out of or resulting from any product liability, breach of warranty or similar causes of action or claims, whether in tort, contract or otherwise, regardless of when asserted, which resulted from the use or misuse of any Product sold by the Purchaser.

     8.5.  Procedures.

     (a) In order for a Party (the "Indemnified Party") to be entitled to the indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying Party (the "Indemnifying Party") in writing (and in reasonable detail) of the Third Party Claim promptly, and in any event within 10 business days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within 10 business days' after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so elects by giving written notice of such election to the Indemnified Party within 10 business days of its receipt of the Indemnified Party's notification of the Third Party Claim, to assume the defense thereof with counsel reasonably acceptable to the Indemnifying Party; provided, that no Indemnifying Party may so assume such defense unless it also acknowledges to the Indemnified Party in writing that it is obligated to indemnify the Indemnified Party against any Losses arising from such Third Party Claim as provided herein. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the so long as the Indemnifying Party diligently conducts such defense it shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying

Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). Whether or not the Indemnifying Party chooses to defend a Third Party Claim, all Parties shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the request of the Party defending the Third Party Claim) the provision to the Party defending the Third Party Claim of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party does not assume the defense of a Third Party Claim, the Indemnified Party may settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, and the Indemnifying Party shall be obligated to indemnify the Indemnified Party for any Losses (including amounts paid in settlement) incurred by the Indemnified Party which result from such Third Party Claim to the extent such Losses are covered by the terms of the indemnities contained in Sections 8.3 or 8.4 (as applicable) If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Party.

     (c) In the event any Indemnified Party should have a claim against any Indemnifying Party under Sections 8.3 or 8.4 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Sections 8.3 or 8.4, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     8.6.  Limitation; Exclusions from Limitation.

     Notwithstanding anything to the contrary contained herein, but except as provided below in this Section 8.6, the Seller's aggregate liability to the Purchaser for Losses under Section 8.3(a) will in no event exceed Two Million Five Hundred Thousand Dollars ($2,500,000). The foregoing limitation on the Seller's liability shall not apply to, and the calculation of the Seller's aggregate liability under such limitation shall not include, any Losses resulting from a breach of the representations and warranties made by Seller under (i) Section 3.17, or (ii) Sections 3.14, 3.15 or 3.16.

                                   SECTION 9

                                  TERMINATION

     9.1.  Termination prior to Second Closing Date.

     This Agreement may be terminated at any time prior to the Second Closing
Date:

          (a) by mutual written consent of the Parties;

          (b) by either Party sending notice to the other Party if a Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action that permanently restrains, enjoins, or otherwise prohibits the transactions contemplated by this Agreement and such injunction, order, decree, ruling or other actions shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall not have taken any action, or failed to take any action, that would cause it to be in breach of any of its agreements, representations, warranties or covenants set forth in this Agreement;

          (c) by the Purchaser in the event the Second Closing Date does not occur on or before 10 business days following the date of Shareholder Approval, if and when the Purchaser so elects in its sole discretion by sending notice to the Seller of such election; provided, however, that the Purchaser will have no right to terminate this Agreement pursuant to this
     Section 9.1(c) if, as of the close of the 10th business day following the date of Stockholder Approval, the Seller has fulfilled all of its obligations under this Agreement and is not then in breach of any obligation under the Agreement, including, without limitation, taking or causing to be taken all actions required under Section 2.6(b), delivery of all documents and agreements required under Section 2.6(b), complete performance of all covenants pursuant to Section 5, and all conditions to the obligations of the Purchaser set forth in Section 6.2 with respect to the Second Closing shall have been satisfied; or

          (d) by either Party by sending notice to the other Party on or after January 1, 2005 in the event that (i) by January 1, 2005 Shareholder Approval has not been obtained and (ii) a meeting of Halsey's shareholders has been held during which Shareholder Approval of the Transactions Requiring Shareholder Approval was considered.

     9.2. Effectiveness and Effects of Termination. The termination of this Agreement in accordance with Sections 2.11 or 9.1 shall be effective upon notice of such termination being given the by the terminating Party to the other Party. Within one (1) business day following notice of such termination being given the by the terminating Party to the other Party, the Seller shall pay to the Purchaser the full amount of the Refundable Amount as well as any other amounts which are then due and payable by the Seller to the Purchaser under this Agreement or any Related Agreement. The Use and License Agreement may not be terminated by the Seller with respect to the Non-Packaging Assets unless and until this Agreement is terminated in accordance with this Section 9 and the Seller pays to the Purchaser the full amount of the Refundable Amount as well as any other amounts which are then due and payable by the Seller to the Purchaser under this Agreement or any Related Agreement. Notwithstanding the foregoing, with respect to the Packaging Equipment, the Use and License Agreement shall survive any such termination of this Agreement. Furthermore, following such termination of this Agreement:

          (a) The Parties shall have no further liability hereunder with respect to the Second Closing except that each Party shall remain liable to the other for any breach by it of this Agreement or, for the applicable time periods set forth in Section 8, of any representation, warranty or covenant contained herein occurring before the date of such termination;

          (b) The transactions contemplated by the First Closing shall remain unaffected and shall not be terminated or revoked in any way, other than the return to the Purchaser of the Refundable Amount;

          (c) Notwithstanding Section 8.2(a), Sections 2.1(b), 2.6, 2.9(b), 2.10 and 2.11 shall not survive such termination. Notwithstanding Section 8.2(a), Section 5 shall not survive such termination other than Sections
     5.2 (for 2 years following such termination), 5.3, 5.4 and 5.6, 5.12 and 5.13, each of which shall survive any such termination of this Agreement, and 5.7 and 5.10, each of which shall survive any such termination of this Agreement until all amounts owed and obligations secured by the Security Agreement have been paid in full to the Purchaser by the Seller. Sections 9.3, 10.7, 10.12, 10.13, 10.14, 10.15 and 10.16 shall survive any such termination; and

          (d) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights, claims or amounts owed that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

     9.3. Limitation on the Purchaser's Liability. In no event shall the Purchaser or its Affiliates have any liability to the Seller, if any at all, in excess of the Purchase Price. In no event shall the Purchaser have any liability to the Seller for any other actual, special, consequential or punitive damages, and any claim, right, cause of action or liability for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully released and forever discharged. Without limiting the generality of the foregoing, the Seller shall not have a right to specific performance following a termination of this Agreement by the Purchaser.

                                   SECTION 10

                                 MISCELLANEOUS

     10.1.  Notices.

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested; (b) overnight via a nationally recognized courier service guaranteeing next-day delivery, charges prepaid; or (c) facsimile (with original promptly sent by any of the foregoing manners). Any such notices shall be addressed to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

     (a) if to the Seller, to:

        Halsey Drug Co., Inc.
        616 N. North Court, Suite 120
        Palatine, Illinois 60067
        Fax: (847) 705-5399
        Telephone: (847) 705-7709
        Attention: President and CEO

        with a copy to:
        St. John & Wayne, L.L.C.
        Two Penn Plaza East
        Newark, New Jersey 07105
        Fax: (973) 491-3555
        Telephone: (973) 491-3600
        Attention: William P. Oberdorf, Esq.

     (b) if to the Purchaser, to:

        IVAX Pharmaceuticals New York LLC
        4400 Biscayne Boulevard
        Miami, Florida 33137
        Telephone: (305) 575-4101
        Facsimile: (305) 575-4105
        Attention: Rafick Henein

        with a copy to:

        IVAX Corporation
        4400 Biscayne Boulevard
        Miami, Florida 33137
        Telephone: (305) 575-6000
        Facsimile: (305) 575-6049
        Attention: General Counsel
         with a copy to:

         Reed Smith LLP
        599 Lexington Avenue
        New York, New York 10022-7650
        Telephone: (212) 549-0238
        Facsimile: (212) 521-5450
        Attention: William R. Griffith, Esq.

All notices shall be effective upon such personal delivery or upon transmission by facsimile, or next business day following delivery to such courier service, or three calendar days after it is sent by such registered or certified mail, as the case may be. Copies shall be sent in the same manner as originals.

     10.2.  Descriptive Headings.

     The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     10.3.  Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

     10.4.  Entire Agreement.

     This Agreement, the Related Agreements and the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither Party shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Agreements.

     10.5.  Fees and Expenses.

     Regardless of whether or not the transactions contemplated by this Agreement are consummated, except as otherwise provided herein each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     10.6.  Independent Contractors.

     Nothing contained in this Agreement shall be deemed to constitute a partnership or joint venture between the Seller and the Purchaser, or to constitute one as the agent of the other. The Seller and the Purchaser shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either Party the power or authority, express or implied, to act for, bind, or commit the other Party.

     10.7.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any applicable principles of conflicts of law.

     10.8.  Specific Performance.

     The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

     10.9.  Assignment.

     This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, provided, however, that the Purchaser may assign its rights under this Agreement to an Affiliate without the consent of the Seller; provided, that such assignment shall not be deemed to release the Purchaser from its obligations hereunder. Any attempted assignment in violation of this Section 10.9 shall be void.

     10.10.  Successors and Assigns.

     This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     10.11.  Severability.

     In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

     10.12.  Consent to Jurisdiction.

     Each of the Purchaser and the Seller irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Related Agreement or any transaction contemplated hereby or thereby. Each of the Purchaser and the Seller agrees to commence any such action, suit or proceeding either in the U.S. District Court for the Southern District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Courts of the State of Florida. Each of the Purchaser and the Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section 10.12. Each of the Purchaser and the Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Related Agreement or the transactions contemplated hereby and thereby in the U.S. District Court for the Southern District of Florida, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.13.  Waiver of Jury Trial.

     EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

     10.14.  Attorney Fees.

     A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other Party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled.
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

     10.15.  Interpretation.

     (a) In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

     (b) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (B) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended; (C) any reference herein to any Person shall be construed to include the Person's successors and assigns; (D) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (E) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement.

     10.16.  Joint and Several Obligations; Interpretation of "Seller".

     Halsey and Axiom shall be jointly and severally liable for the obligations of the Seller and of each other under this Agreement and all of the Related Agreements. Each reference to the phrase "the Seller" or "Seller" in this Agreement or any Related Agreement to which Halsey and Axiom are both parties shall be deemed to read as meaning "Halsey" as well as "Axiom".

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                          HALSEY DRUG CO., INC.

                                          By:     /s/ ANDREW D. REDDICK
                                            ------------------------------------
                                              Name: Andrew D. Reddick
                                            Title:   President and CEO

                                          AXIOM PHARMACEUTICAL CORPORATION

                                          By:     /s/ ANDREW D. REDDICK
                                            ------------------------------------
                                              Name: Andrew D. Reddick
                                            Title:   President and CEO

                                          IVAX PHARMACEUTICALS NEW YORK LLC

                                          By:       /s/ JORDAN SIEGEL
                                            ------------------------------------
                                              Name: Jordan Siegel
                                            Title:   Vice President

                                   EXHIBIT A

                                    PRODUCTS

                                                                                     FDA APPLICATION/
PRODUCTS LISTED BY ACTIVE                                 STRENGTH OF ACTIVE       PRODUCT REGISTRATION
PHARMACEUTICAL INGREDIENT(S)                          PHARMACEUTICAL INGREDIENTS         NUMBERS
----------------------------                          --------------------------   --------------------
Prednisolone Syrup..................................  15MG per 5ML                 040287
Homatropine Methylbromide and Hydrocodone Bitartrate
  Syrup*............................................  1.5/5MG per 5ML              040285
Guaifenesin and Codeine Liquid......................  100/10MG per 5ML             Not applicable
Guaifenesin, Pseudoephedrine HCl and Codeine
  Liquid............................................  100/30/10MG per 5ML          Not applicable
Guaifenesin and Hydrocodone Bitartrate Liquid.......  100/5MG per 5ML              Not applicable
Dextromethorphan HBr, Guaifenesin and
  Pseudoephedrine HCl Liquid**......................  10/25/30 MG per 5ML          Not applicable
Dextromethorphan HBr and Guaifenesin**..............  10/30 MG per 5 ML            Not applicable
Dextromethorphan HBr, Guaifenesin And Pyrilamine
  Maleate**.........................................  10/25/10 MG per 5ML          Not applicable
Pseudoephedrine HCl, Dextromethorphan HBr and
  Chlorpheniramine Maleate**........................  30/20/2 MG per 5ML           Not applicable

---------------

* The manufacturing site transfer for this Product from Brooklyn, New York to the Facilities was not completed.

** The trademarks "Trispec PE", "Trispec DM", "Trispec SF" and "Deltuss" are owned by Deliz Pharmaceutical Corp. ("Deliz"). These Products have been distributed by Deliz in Puerto Rico under the "Trispec PE", "Trispec DM", "Trispec SF" and "Deltuss" trademarks.

                                                                      APPENDIX J

                                                                  EXECUTION COPY

                     AMENDED AND RESTATED VOTING AGREEMENT

     This AMENDED AND RESTATED VOTING AGREEMENT(this "Agreement") dated as of February 6, 2004, among the Parties signatory hereto (the "Parties"). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Purchase Agreement (as defined below).

     WHEREAS, Halsey Drug Co., Inc., a New York corporation (the "Company"), has entered into the Debenture and Share Purchase Agreement dated of even date herewith (the "Purchase Agreement"), by and among the Company, Care Capital Investments II, LP ("Care Capital"), Essex Woodlands Health Ventures V, L.P. ("Essex"), Galen Partners III, LP ("Galen") and other signatories thereto, providing for the issuance by the Company of Convertible Senior Secured Debentures (the "2004 Debentures") in the aggregate principal amount of up to $14 million; and

     WHEREAS, the 2004 Debentures are convertible into Series A Preferred in accordance with the terms of the Purchase Agreement; and

     WHEREAS, the Company has entered into the Debenture Conversion Agreement dated of even date herewith (the "Conversion Agreement") by and among the Company, Care Capital, Essex, Galen and the other holders of the Company's 5% Convertible Senior Secured Debentures due March 31, 2006 (the "Outstanding Debentures"), providing for the conversion of all Outstanding Debentures into classes of Series B Preferred and/or Series C Preferred; and

     WHEREAS, the Company's Certificate of Incorporation currently does not have authorized the Series A Preferred, Series B Preferred or Series C Preferred (collectively, the "Preferred Shares") for issuance upon conversion of the 2004 Debentures and the Outstanding Debentures pursuant to the terms of the Purchase Agreement and the Conversion Agreement, respectively; and

     WHEREAS, the Preferred Shares are to be convertible into the Company's Common Stock, $.01 par value per share, (the "Common Stock") as provided in the Purchase Agreement and the Conversion Agreement; and

     WHEREAS, the Company does not have enough authorized and unreserved shares of its Common Stock available for issuance upon the conversion of the Preferred Shares; and

     WHEREAS, the Parties contemplate that upon the conversion of the 2004 Debentures into Series A Preferred and the exchange of the Outstanding Debentures for Series B Preferred and/or Series C Preferred, the holders of such Preferred Shares shall have the right to vote as part of the single class with all holders of the Company's Common Stock and other voting security holders on an as converted basis; and

     WHEREAS, the Company desires to amend and restate its Certificate of Incorporation to provide for (a) the authorization and creation of each of the class of Series A Preferred, Series B Preferred and Series C Preferred having the rights and preferences provided in the Company's Amended and Restated Certificate of Incorporation appended as an Exhibit to each of the Purchase Agreement and the Conversion Agreement and (b) the increase in the number of shares of Common Stock in order to reserve a sufficient number of shares for issuance upon the conversion of the Preferred Shares; and

     WHEREAS, as additional consideration for the investment by Care Capital, Essex and Galen in the Debentures, the Parties intend that so long as each such party shall remain a holder of the Minimum Threshold (as hereinafter defined) of Series A Preferred, the Parties desire to vote their Securities (as defined below) in such a manner so as to elect a Care Capital nominee, an Essex nominee, a Galen nominee and a collective nominee of each of Care Capital, Essex and Galen, to the Board of Directors of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Parties hereto agree as follows:

     1. Amendment to Company's Certificate of Incorporation. At the Company's next upcoming meeting of Shareholders, each Party hereto will vote all (x) shares of Common Stock, (y) 5% Convertible Senior Secured Debentures issued pursuant to that certain Debenture and Warrant Purchase Agreement dated March 10, 1998 between the Company and the purchasers listed on the signature page thereto, as amended (the "1998 Debentures"), and (z) 5% Convertible Senior Secured Debentures issued pursuant to that certain Debenture and Warrant Purchase Agreement dated May 26, 1999 between the Company and the purchasers listed on the signature page thereto, as amended (the "1999 Debentures"), then owned by such Party in favor of the following proposed amendments to the Company's Certificate of Incorporation:

          (a) Increasing the number of shares of the Company's Common Stock authorized for issuance from 80,000,000 to 650,000,000 shares;

          (b) Providing authorization to issue up to 45,000,000 shares of Series A Preferred having the rights and preferences provided in the Amended and Restated Certificate of Incorporation attached as Exhibit D to the Purchase Agreement;

          (c) Providing authorization to issue up to 25,000,000 shares of Series B Preferred having the rights and preferences provided in the Amended and Restated Certificate of Incorporation attached as Exhibit A to the Conversion Agreement; and

          (d) Providing authorization to issue up to 220,000,000 shares of Series C Preferred (consisting of up to 70,000,000 shares of Series C-1 Preferred, 50,000,000 shares of Series C-2 Preferred and 100,000,000 shares of Series C-3 Preferred) having the rights and preferences provided in the Amended and Restated Certificate of Incorporation attached as Exhibit A to the Conversion Agreement.

     2. Election of Director Nominees. Commencing upon the Company's next upcoming meeting of shareholders, each Party and Care Capital, Essex and Galen (each of Care Capital, Essex and Galen being referred to herein as a "Designating Party") agree as follows:

          (a) Each Party holding Common Stock, 1998 Debentures, 1999 Debentures, Series A Preferred, Series B Preferred and Series C Preferred (collectively, the "Securities") shall vote its Securities, and take or cause to be taken such other actions, as may be required from time to time to (i) ensure that the Board of Directors consists of no more than seven directors, and (ii) elect to the Board of Directors of the Company (A) one person designated by each Designating Party, (B) one person designated collectively by Care Capital, Essex and Galen by consent of at least two
     (2) of such three (3) entities (the "Group Designating Party") (C) one person who shall be the Chief Executive Officer of the Company, and (D) two persons who shall be independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities' Dealers Listing Standards, as may be modified or supplemented) nominated and elected to the Board of Directors by the then current directors. Without limiting the generality of the foregoing, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders and debentureholders of the Company called for the purpose of electing directors of the Company, and at any time at which the shareholders and debentureholders of the Company have the right to elect directors of the Company, in each such event, each Party shall vote all Securities owned by them (or shall consent in writing in lieu of a meeting of shareholders and debentureholders of the Company, as the case may be), or take such other actions as shall be necessary, to elect the Designating Party's designee and the Group Designating Party's designee as a director of the Company in accordance with the preceding provisions of this Section 2(a);

          (b) Each Party shall take all actions necessary to remove forthwith the director designated by a Designating Party or the Group Designating Party when such removal is requested for any reason, with or without cause, by such Designating Party or the Group Designating Party. In the case of the death, resignation or removal as herein provided of a Designating Party's designee or the Group Designating Party's designee, each Party shall vote all Securities held by it to elect another person designated by such Designating Party or the Group Designating Party pursuant to Section 2(a);

          (c) Each Party hereby agrees that it will not vote any of its Securities in favor of the removal of any director that shall have been designated by a Designating Party or the Group Designating Party, unless the Designating Party or the Group Designating Party that has designated such director shall have consented to such removal in writing.

          In the event that any Party shall fail to vote the Securities held by it in accordance with Section 2(a) and (b), such Party shall, upon such failure to so vote, be deemed immediately to have granted to each Designating Party or the Group Designating Party, as applicable, a proxy to vote its Securities solely for the election of the nominee of such Designating Party or the Group Designating Party, as applicable, or the removal of such Designating Party's or the Group Designating Party's designated director, as the case may be. Such Party acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed;

          (d) No Party shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Securities held by such Party, or enter into any shareholder agreement or arrangement of any kind with any person with respect to the Securities held by such person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement was or is with other shareholders of the Company that are or are not parties to this Agreement);

          (e) The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain executive, audit and compensation committees of the Board of Directors, as well as such other committees of the boards of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees. The designees of each Designating Party and the Group Designating Party shall be, if so requested by such Designating Party or the Group Designating Party, in its sole discretion, a member of each such committee; and

          (f) The rights and obligations provided in this Section 2 shall be applied separately for each Designating Party and for the Group Designating Party. The rights of a Designating Party shall terminate on the date such Designating Party ceases to be a holder of the Minimum Threshold (but only after the conversion of the 2004 Debentures). The right of a Designating Party to be a member of the Group Designating Party shall terminate on the date such Designating Party ceases to be a holder of the Minimum Threshold (but only after the conversion of the 2004 Debentures). For purposes hereof, "Minimum Threshold" shall mean at least 50% of the shares of Series A Preferred issued to such Designating Party upon conversion of its 2004 Debentures (or at least 50% of the shares of Common Stock issued upon conversion thereof).

     3. Liability. No Party who shall vote or consent or withhold consent or make a request with respect to any Securities subject to this Agreement on, to or from any matter in compliance with the terms hereof that shall, as a result of any such vote or consent or withholding of consent or making of a request, have any obligation or liability to any other Party (whether such other Party shall also vote or consent or withhold consent or make a request with respect to any Securities, then subject to this Agreement).

     4. Certain Remedies. Without intending to limit the remedies available to any of the Parties, each Party agrees that damages at law will be an insufficient remedy in the event such Party violates the terms hereof or the powers granted hereunder and each of the Parties hereto further agrees that each of the other Parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such Party's agreements or the powers granted hereunder set forth herein.

     5. Representations. Each Party represents and warrants to each other Party that this Agreement is its legal, valid and binding obligation, enforceable against such Party in accordance with its terms, and will not result in any (a) violation or breach of, or be in conflict with, each Party's respective organizational documents or material contracts, or (b) violation of any statutes, laws, rules, regulations, orders or judgments applicable to such Party.

     6. Transfer of Securities. Except as otherwise set forth in the Transaction Documents (as defined in the Purchase Agreement), nothing shall prohibit or in any manner restrict any Party's ability to freely transfer, assign, convey, or otherwise dispose of or convert its Securities; provided, that upon the transfer, assignment, conveyance or disposition of any Securities by a Party, such transferring Party shall cause the transferee to which the Securities are transferred, assigned, conveyed or otherwise disposed to agree to be bound by the terms hereof (unless such transfer is made pursuant to an effective registration agreement under the Securities Act or through a broker pursuant to Rule 144).

     7. Term. Except as provided in Sections 2(f) and 6 hereof, this Agreement and the Parties' obligations hereunder shall continue in effect for so long as any of Care Capital, Essex or Galen owns the Minimum Threshold.

     8. Amendment. Any term of this Agreement or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a majority of the Securities then subject to this Agreement, which majority must include each of Care Capital, Essex and Galen so long as it owns the Minimum Threshold.

     9. Binding Effect. (a) This Agreement and the powers granted hereunder shall be binding upon, and shall inure to the benefit of, Care Capital, Essex and Galen and the Parties.

     (b) Nothing in this Agreement or the powers granted hereunder shall obligate any Party hereto, in his or her capacity as an employee, officer or director of the Company or any of its subsidiaries, to take or refrain from taking any action in any such capacity or shall otherwise affect the rights or obligations of any such party in any such capacity.

     10. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, to the address for each Party as provided on the signature pages hereto, or to such other address as any such Party shall designate in writing. Any such notice, demand or communication shall be deemed to have been given (a) on the date of delivery, if delivered personally, (b) on the date of facsimile transmission, receipt confirmed, (c) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (d) five business days after the date of mailing, if mailed.

     11. Miscellaneous. The section headings herein are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement and the powers granted hereunder contain the entire agreement among the Parties hereto with respect to the matters contemplated herein. If for any reason any provision hereof shall be invalid, unenforceable or inoperative, the validity and effect of the other provisions hereof shall not be affected herein. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective as to each signatory hereto upon the execution and delivery hereof by such signatory. This Agreement and the powers granted hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

     12. Board Observers. So long as Galen has the right to designate a director pursuant to Section 2(a) hereof, the Company will permit one observer selected by Galen to attend all meetings of the Board of Directors of the Company, and shall provide such observer with such notice and other information with respect to such meetings as are delivered to the directors of the Company; provided, that such observer shall not be permitted to attend any meeting or portion thereof or have access to such other information if, in the judgment of the Company under advice of counsel, such observer's presence or receipt of such information would adversely affect attorney-client privilege with respect to such meeting or information.

     13. Termination of Original Agreement. The Parties acknowledge and agree that this Agreement is entered into in replacement of that certain Voting Agreement dated December 20, 2002 between the Company and the other Parties that are party thereto (the "Original Agreement"), and that upon effectiveness of this Agreement, the Original Agreement shall be terminated and no further legal force or effect.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement on the date first above written.

                                          HALSEY DRUG CO., INC.

                                          By:      /s/ ANDREW REDDICK
                                            ------------------------------------
                                            Name: Andrew Reddick
                                            Title:   President and Chief
                                              Executive Officer

       GALEN PARTNERS III, L.P.                              ORACLE STRATEGIC PARTNERS, L.P.
       By: Claudius, L.L.C., General Partner                 By: Oracle Strategic Capital L.L.C.,
       610 Fifth Avenue, 5th Fl                              General Partner
       New York, New York 10019                              200 Greenwich Avenue
                                                             3rd Floor
                                                             Greenwich, Connecticut 06830

                 /s/ SRINI CONJEEVARAM                                   /s/ JOEL LIFFMANN
       -----------------------------------------             -----------------------------------------
                 By: Srini Conjeevaram                                   By: Joel Liffmann
                 Its: General Partner                                  Its: Authorized Agent


       GALEN PARTNERS                                        CARE CAPITAL INVESTMENTS II, LP
       INTERNATIONAL, III, L.P.                              By: Care Capital II, LLC, as general
       By: Claudius, L.L.C., General Partner                 partner
       610 Fifth Avenue, 5th Floor                           47 Hulfish St., Suite 310
       New York, New York 10020                              Princeton, NJ 08542

                 /s/ SRINI CONJEEVARAM                By:               /s/ DAVID R. RAMSAY
       -----------------------------------------             -----------------------------------------
                 By: Srini Conjeevaram                                 Name: David R. Ramsay
                 Its: General Partner                              Title:   Authorized Signatory


       GALEN EMPLOYEE FUND III, L.P.                         ESSEX WOODLANDS HEALTH VENTURES V, L.P.
       By: Wesson Enterprises, Inc.                          190 South LaSalle Street, Suite 2800
       610 Fifth Avenue, 5th Floor                           Chicago, IL 60603
       New York, New York 10020

                  /s/ BRUCE F. WESSON                                 /s/ IMMANUEL THANGARAJ
       -----------------------------------------             -----------------------------------------
                  By: Bruce F. Wesson                                 By: Immanuel Thangaraj
                 Its: General Partner                                 Its: Managing Director


       ALAN SMITH                                            PATRICK COYNE
       21 Bedlow Avenue                                      800 Merion Square Road
       Newport, Rhode Island 02840                           Gladwyne, Pennsylvania 19035

                    /s/ ALAN SMITH                                       /s/ PATRICK COYNE
       -----------------------------------------             -----------------------------------------


       MICHAEL WEISBROT                                      SUSAN WEISBROT
       1136 Rock Creek Road                                  1136 Rock Creek Road
       Gladwyne, Pennsylvania 19035                          Gladwyne, Pennsylvania 19035

                 /s/ MICHAEL WEISBROT                                   /s/ SUSAN WEISBROT
       -----------------------------------------             -----------------------------------------


       GREG WOOD                                             DENNIS ADAMS
       1263 East Calavera Street                             120 Kynlyn Road
       Altadena, CA 91001                                    Radnor, Pennsylvania 19312

                     /s/ GREG WOOD                                       /s/ DENNIS ADAMS
       -----------------------------------------             -----------------------------------------


       STEFANIE HEITMEYER                                    BERNARD SELZ
       17759 Road, Route 66                                  600 Fifth Avenue, 25th Floor
       Fort Jennings, Ohio 45844                             New York, New York 10020

                /s/ STEFANIE HEITMEYER                                   /s/ BERNARD SELZ
       -----------------------------------------             -----------------------------------------


       PETER CLEMENS                                         ROGER GRIGGS
       c/o Halsey Drug Co., Inc.                             c/o Tom Jennings
       695 North Perryville Rd.                              7300 Turfway Road
       Crimson Building #2                                   Suite 300
       Rockford, Illinois 61107                              Florence, KY 41042

                   /s/ PETER CLEMENS                                     /s/ ROGER GRIGGS
       -----------------------------------------             -----------------------------------------


       VARSHA H. SHAH                                        HEMANT K. SHAH
       29 Chrissy Drive                                      29 Chrissy Drive
       Warren, New Jersey 07059                              Warren, New Jersey 07059

                  /s/ VARSHA H. SHAH                                    /s/ HEMANT K. SHAH
       -----------------------------------------             -----------------------------------------


       VARSHA H. SHAH AS CUSTODIAN                           VARSHA H. SHAH AS CUSTODIAN
       FOR SACHIN H. SHAH                                    FOR SUMEET H. SHAH
       29 Chrissy Drive                                      29 Chrissy Drive
       Warren, New Jersey 07059                              Warren, New Jersey 07059

                  /s/ VARSHA H. SHAH                                    /s/ VARSHA H. SHAH
       -----------------------------------------             -----------------------------------------
                  By: Varsha H. Shah                                    By: Varsha H. Shah
                    Its: Custodian                                        Its: Custodian


       MICHAEL RAINISCH                                      ILENE RAINISCH
       c/o Alvin Rainisch                                    c/o Alvin Rainisch
       300 Flower Lane                                       300 Flower Lane
       Morganville, New Jersey 07751                         Morganville, New Jersey 07751

                 /s/ MICHAEL RAINISCH                                   /s/ ILENE RAINISCH
       -----------------------------------------             -----------------------------------------


       KENNETH GIMBEL, IRA ACCOUNT                           KENNETH GIMBEL
       FBO KENNETH GIMBEL                                    2455 Montgomery Avenue
       2455 Montgomery Avenue                                Highland Park, Illinois 60035
       Highland Park, Illinois 60035

                  /s/ KENNETH GIMBEL                                    /s/ KENNETH GIMBEL
       -----------------------------------------             -----------------------------------------
                          By:
                     Its: Trustee


       JESSICA K. CLEMENS                                    JAKE P. CLEMENS
       c/o Halsey Drug Co., Inc.                             c/o Halsey Drug Co., Inc.
       695 North Perryville Rd.                              695 North Perryville Rd.
       Crimson Building #2                                   Crimson Building #2
       Rockford, Illinois 61107                              Rockford, Illinois 61107

                /s/ JESSICA K. CLEMENS                                  /s/ JAKE P. CLEMENS
       -----------------------------------------             -----------------------------------------


       MICHAEL REICHER TRUST
       c/o Halsey Drug Co., Inc.
       695 North Perryville Rd.
       Crimson Building #2
       Rockford, Illinois 61107

                /s/ MICHAEL K. REICHER
       -----------------------------------------
                By: Michael K. Reicher
                     Its: Trustee


       PETER STIEGLITZ                                       GEORGE E. BOUDREAU
       RJ Palmer LLC                                         222 Elbow Lane
       156 West 56th Street, 5th Floor                       Haverford, PA 19041
       New York, New York 10019

                  /s/ PETER STIEGLITZ                                 /s/ GEORGE E. BOUDREAU
       -----------------------------------------             -----------------------------------------


       JOHN E. HEPPE, JR.
       237 W. Montgomery Avenue
       Haverford, Pennsylvania 19041

                /s/ JOHN E. HEPPE, JR.
       -----------------------------------------

                                                                      APPENDIX K

                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement") is dated March 19, 2004, and is among HALSEY DRUG CO., INC., a New York corporation (the "Company"), IVAX PHARMACEUTICALS NEW YORK LLC, a New York limited liability company (the "Purchaser"), and each signatory listed on Exhibit A attached hereto (each such signatory a "Holder" and, collectively, the "Holders").

     WHEREAS, the Company and the Purchaser are parties to that certain Asset Purchase Agreement dated as of March 19, 2004 (the "Asset Purchase Agreement"), substantially in the form attached hereto as Exhibit B and as finally entered into by the Purchaser pursuant to which the Purchaser is purchasing certain of the Company's assets used in connection with the Company's operations located in Congers, New York, on such terms and conditions as determined by the Company's Board of Directors and the Purchaser (the "Proposed Transaction"); and

     WHEREAS, to induce the Purchaser to enter into the Asset Purchase Agreement which it would not do but for the agreement of the Holders to enter into this Agreement; and

     WHEREAS, the closing of the Proposed Transaction is conditioned upon security holders of the Company, who, collectively, represent no less than two-thirds of the Company's issued and outstanding common stock or right to vote as if they owned such common stock, entering into this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Representations and Warranties. Each Holder hereby represents, warrants and covenants to the Purchaser as follows:

          (a) Title. As of the date hereof, each Holder is the sole beneficial owner of record of the number of shares of each class of security of the Company set forth on Exhibit A hereto (the "Shares"). The term "beneficial owner" and all correlate expressions are used in this Agreement as defined in Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended; provided, however, that for the avoidance of doubt, each Holder will not be deemed the beneficial owner of any shares of capital stock of the Company that a Holder has the right to acquire, such as shares issuable to a Holder upon the exercise of an option or warrant, unless and until such shares are actually acquired by a Holder at which time such shares shall be treated as Additional Shares pursuant to Section 5 below; and further provided that notwithstanding the proviso stated above, certain of the Holders have the right to vote their Shares.

          (b) Right to Vote. As of the date hereof, except for this Agreement or as otherwise permitted by this Agreement, each Holder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by it, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, each Holder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting such Holder's legal power, authority or right to vote the Shares on any matter, except for the Voting Agreement dated February 6, 2004, concerning the election of directors and the amendment to the certificate of incorporation to increase the authorized common stock of the Company and authorize the creation of preferred stock. From and after the date hereof, except as otherwise permitted by this Agreement, each Holder will not commit any act that could restrict or otherwise affect such Holder's legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Holder. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, each Holder shall not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement of any kind with any Person limiting or affecting such Holder's legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

          (c) Authority. Each Holder has full legal power, authority and right to execute and deliver and to perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Holder and constitutes a legal, valid and binding agreement of each Holder enforceable against it in accordance with its terms.

          (d) Conflicting Instruments. The execution and delivery of this Agreement and the performance by each Holder of its obligations hereunder will not result in any: (i) violation or breach of, or be in conflict with, such Holder's respective organizational documents or material contracts, as applicable or (ii) violation of any statutes, laws, rules, regulations, orders or judgments applicable to such Holder, as applicable, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect such Holder's ability to perform its obligations under this Agreement or render inaccurate any of the representations made by such Holder herein.

     2.  Covenants.  Until the termination of this Agreement in accordance with
Section 4, each Holder hereby agrees as follows:

          (a) Restrictions on Transfer. Each Holder shall not, directly or indirectly, assign, sell, pledge, encumber, transfer (including transfers by testamentary or intestate succession or otherwise by operation of law) or otherwise dispose of (collectively, "Transfer"), or agree to or allow the Transfer, any of the Shares owned of record or beneficially by such Holder or any right, title or interest in any Additional Shares (or any right, title or interest therein, including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise); provided, however, that notwithstanding anything to the contrary contained in this Agreement, a Holder may Transfer Shares or any right, title or interest in any Additional Shares to a transferee if such transferee executes and delivers to the Company and the Purchaser a joinder to this Agreement satisfactory in form and substance to the Company and the Purchaser, stating that such transferee agrees to be fully bound by the terms of this Agreement.

          (b) Agreement to Vote. Each Holder hereby agrees to vote or to cause to be voted all of the Shares and Additional Shares owned of record or beneficially by such Holder as of the record date for such meeting or written consent, at the Company's upcoming meeting of Shareholders and at any other annual or special meeting of stockholders of the Company where any such proposal is submitted, and in connection with any written consent of stockholders: (A) in favor of the Proposed Transaction; and (B) against any action that may reasonably be expected to (i) impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Asset Purchase Agreement or (ii) result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Asset Purchase Agreement which would materially and adversely affect the Company or the Purchaser or their respective abilities to consummate the transactions contemplated by the Asset Purchase Agreement.

          (c) Granting of Proxy. In furtherance of the terms and provisions of this Agreement, and to secure the performance of obligations hereunder, each Holder hereby grants an irrevocable proxy, coupled with an interest, to the Purchaser and any authorized representative or agent of the Purchaser to vote all of the Shares beneficially owned now or during the term of the Asset Purchase Agreement by the Holder in favor of the Proposed Transaction and in accordance with the provisions of Section 2(b) and this
     Section 2(c). Each Holder hereby ratifies and approves of each and every action taken by the Purchaser and any authorized representative or agent of the Purchaser pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by the Purchaser, each Holder shall execute and deliver applicable proxy materials in furtherance of the provisions of
     Section 2(b) and this Section 2(c).

          (d) Appointing New Agent. Each Holder hereby covenants that if for any reason, Galen Partners III, L.P. is no longer acting as the agent for the Holders, pursuant to a certain Agency Letter Agreement dated February 6, 2004, the Holders shall appoint a replacement agent and the Holders shall cause such replacement agent to sign an Agent's Release of Liens form in the same form signed by Galen Partners III, L.P. on this date.

          (e) Each Holder consents to the Company's granting of a first lien and security interest in and to the Purchaser in the Acquired Assets to secure the repayment of the First Closing Payment and no Holder will consent to the granting of any other lien by it or by any Third-Party on the Acquired Assets.

     3. Action in Holder Capacity Only. Each Holder makes no agreement or understanding herein as director, officer or employee of the Company. Each Holder signs solely in such Holder's capacity as a record holder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in its capacity as an officer, director or employee of the Company.

     4.  Amendments; Termination; Modification.

          (a) Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of all parties.

          (b) This Agreement will terminate upon the earlier to occur of (i) the date and time at which the Company's stockholder approval approving the Proposed Transaction is obtained, and (ii) the termination of the Purchase Agreement in accordance with its terms.

     5. Additional Shares. If, after the date hereof, a Holder acquires beneficial or record ownership of any additional shares of capital stock of the Company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares will thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence will be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by such Holder of beneficial ownership of such Additional Shares.

     6. Certain Remedies. Without intending to limit the remedies available to any of the parties, each party agrees that damages at law will be an insufficient remedy in the event such party violates the terms hereof or the powers granted hereunder. Each party agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party's rights or powers granted hereunder.

     7. Binding Effect. This Agreement and the powers granted hereunder will be binding upon, and inure to the benefit of, the parties hereto, their successors and permitted assigns.

     8. Notices. All notices, demands or other communications given hereunder must be in writing and transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, to the address for each party as provided on the signature pages hereto, and in the case of the Purchaser with a copy to the General Counsel or to such other address as any such party may designate in writing. Any such notice, demand or communication will be deemed to have been given (a) on the date of delivery, if delivered personally, (b) on the date of facsimile transmission, receipt confirmed, (c) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (d) five business days after the date of mailing, if mailed.

     9. Miscellaneous. The section headings herein are inserted for convenience of reference only and do not affect the meaning or interpretation hereof. Any capitalized term used in this Agreement which is not defined herein shall have the meaning assigned to it in the Asset Purchase Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the subject matter of this Agreement. It supersedes all prior agreements of the parties, whether oral or written, pertaining to the subject matter of this Agreement. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, all other provisions of this Agreement will remain effective. If any provision of this Agreement is held to be unenforceable only in part or degree, it will remain effective to the extent not held unenforceable. This Agreement may be executed in counterparts, each of which is an original and all of which together constitute one and the same instrument. This Agreement is governed by the laws of the State of New York without giving effect to principles of conflict of laws.

                  [Remainder of page left blank intentionally]

     The undersigned are executing this Agreement on the date stated in the introductory clause.


       HALSEY DRUG CO., INC.                                  IVAX PHARMACEUTICALS
       616 N. North Court                                     NEW YORK LLC
       Palatine, Illinois 60067                               By: IVAX Corporation
                                                              4400 Biscayne Boulevard
                                                              Miami, Florida 33137
                                                              Attn: Rafick Henein

                 /s/ ANDREW D. REDDICK                                    /s/ JORDON SIEGEL
       -----------------------------------------              -----------------------------------------
                 By: Andrew D. Reddick                                    By: Jordon Siegel
                Its: President and CEO                                   Its: Vice President


       GALEN PARTNERS III, L.P.                               ORACLE STRATEGIC PARTNERS, L.P.
       By: Claudius, L.L.C., General Partner                  By: Oracle Strategic Capital L.L.C.,
       610 Fifth Avenue, 5th Fl                               General Partner
       New York, New York 10019                               200 Greenwich Avenue, 3rd Floor
                                                              Greenwich, Connecticut 06830

                 /s/ SRINI CONJEEVARAM                                    /s/ JOEL LIFFMANN
       -----------------------------------------              -----------------------------------------
                 By: Srini Conjeevaram                                    By: Joel Liffmann
                 Its: General Partner                                   Its: Authorized Agent


       GALEN PARTNERS                                         CARE CAPITAL INVESTMENTS II, LP
       INTERNATIONAL, III, L.P.                               By: Care Capital II, LLC, as general
       By: Claudius, L.L.C., General Partner                  partner
       610 Fifth Avenue, 5th Floor                            47 Hulfish St., Suite 310
       New York, New York 10020                               Princeton, NJ 08542

                 /s/ SRINI CONJEEVARAM                 By:               /s/ DAVID R. RAMSAY
       -----------------------------------------              -----------------------------------------
                 By: Srini Conjeevaram                                  Name: David R. Ramsay
                 Its: General Partner                               Title:   Authorized Signatory


       GALEN EMPLOYEE FUND III, L.P.                          ESSEX WOODLANDS HEALTH VENTURES V, L.P.
       By: Wesson Enterprises, Inc.                           190 South LaSalle Street, Suite 2800
       610 Fifth Avenue, 5th Floor                            Chicago, IL 60603
       New York, New York 10020

                  /s/ BRUCE F. WESSON                                  /s/ IMMANUEL THANGARAJ
       -----------------------------------------              -----------------------------------------
                  By: Bruce F. Wesson                                  By: Immanuel Thangaraj
                 Its: General Partner                                  Its: Managing Director


       ALAN SMITH                                             PATRICK COYNE
       21 Bedlow Avenue                                       800 Merion Square Road
       Newport, Rhode Island 02840                            Gladwyne, Pennsylvania 19035

                    /s/ ALAN SMITH                                        /s/ PATRICK COYNE
       -----------------------------------------              -----------------------------------------


       MICHAEL WEISBROT                                       SUSAN WEISBROT
       1136 Rock Creek Road                                   1136 Rock Creek Road
       Gladwyne, Pennsylvania 19035                           Gladwyne, Pennsylvania 19035

                 /s/ MICHAEL WEISBROT                                    /s/ SUSAN WEISBROT
       -----------------------------------------              -----------------------------------------


       GREG WOOD                                              DENNIS ADAMS
       1263 East Calavera Street                              120 Kynlyn Road
       Altadena, CA 91001                                     Radnor, Pennsylvania 19312

                     /s/ GREG WOOD                                        /s/ DENNIS ADAMS
       -----------------------------------------              -----------------------------------------


       STEFANIE HEITMEYER                                     BERNARD SELZ
       17759 Road, Route 66                                   600 Fifth Avenue, 25th Floor
       Fort Jennings, Ohio 45844                              New York, New York 10020

                /s/ STEFANIE HEITMEYER                                    /s/ BERNARD SELZ
       -----------------------------------------              -----------------------------------------


       PETER CLEMENS                                          ROGER GRIGGS
       c/o Halsey Drug Co., Inc.                              c/o Tom Jennings
       616 N. North Court                                     7300 Turfway Road
       Palatine, Illinois 60067                               Suite 300
                                                              Florence, KY 41042

                   /s/ PETER CLEMENS                                      /s/ ROGER GRIGGS
       -----------------------------------------              -----------------------------------------


       VARSHA H. SHAH                                         HEMANT K. SHAH
       29 Chrissy Drive                                       29 Chrissy Drive
       Warren, New Jersey 07059                               Warren, New Jersey 07059

                  /s/ VARSHA H. SHAH                                     /s/ HEMANT K. SHAH
       -----------------------------------------              -----------------------------------------


       VARSHA H. SHAH AS CUSTODIAN                            VARSHA H. SHAH AS CUSTODIAN
       FOR SACHIN H. SHAH                                     FOR SUMEET H. SHAH
       29 Chrissy Drive                                       29 Chrissy Drive
       Warren, New Jersey 07059                               Warren, New Jersey 07059

                  /s/ VARSHA H. SHAH                                     /s/ VARSHA H. SHAH
       -----------------------------------------              -----------------------------------------
                  By: Varsha H. Shah                                     By: Varsha H. Shah
                    Its: Custodian                                         Its: Custodian


       MICHAEL RAINISCH                                       ILENE RAINISCH
       c/o Alvin Rainisch                                     c/o Alvin Rainisch
       300 Flower Lane                                        300 Flower Lane
       Morganville, New Jersey 07751                          Morganville, New Jersey 07751

                 /s/ MICHAEL RAINISCH                                    /s/ ILENE RAINISCH
       -----------------------------------------              -----------------------------------------


       KENNETH GIMBEL, IRA ACCOUNT                            KENNETH GIMBEL
       FBO KENNETH GIMBEL                                     2455 Montgomery Avenue
       2455 Montgomery Avenue                                 Highland Park, Illinois 60035
       Highland Park, Illinois 60035

                  /s/ KENNETH GIMBEL                                     /s/ KENNETH GIMBEL
       -----------------------------------------              -----------------------------------------
                          By:
                     Its: Trustee


       JESSICA K. CLEMENS                                     JAKE P. CLEMENS
       c/o Halsey Drug Co., Inc.                              c/o Halsey Drug Co., Inc.
       616 N. North Court                                     Palatine, Illinois 60067
       Palatine, Illinois 60067

                /s/ JESSICA K. CLEMENS                                   /s/ JAKE P. CLEMENS
       -----------------------------------------              -----------------------------------------


       MICHAEL REICHER TRUST                                  ANDREW D. REDDICK
       c/o Halsey Drug Co., Inc.                              c/o Halsey Drug Co., Inc.
       616 N. North Court                                     616 N. North Court
       Palatine, Illinois 60067                               Palatine, Illinois 60067

                /s/ MICHAEL K. REICHER                                  /s/ ANDREW D. REDDICK
       -----------------------------------------              -----------------------------------------
                By: Michael K. Reicher
                     Its: Trustee


       PETER STIEGLITZ                                        GEORGE E. BOUDREAU
       RJ Palmer LLC                                          222 Elbow Lane
       156 West 56th Street, 5th Floor                        Haverford, PA 19041
       New York, New York 10019

                  /s/ PETER STIEGLITZ                                  /s/ GEORGE E. BOUDREAU
       -----------------------------------------              -----------------------------------------


       JOHN E. HEPPE, JR.                                     JAMES F. EMIGH
       237 W. Montgomery Avenue                               c/o Halsey Drug Co., Inc.
       Haverford, Pennsylvania 19041                          616 N. North Court
                                                              Palatine, Illinois 60067

                /s/ JOHN E. HEPPE, JR.                                   /s/ JAMES F. EMIGH
       -----------------------------------------              -----------------------------------------


       WILLIAM G. SKELLY
       c/o Central Biomedia, Inc.
       9900 Pflumm Road - Suite 63
       Lenexa, KS 66215

                 /s/ WILLIAM G. SKELLY
       -----------------------------------------

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
.................................................................................

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              HALSEY DRUG CO., INC.


         The undersigned appoints Jerry Karabelas and Andrew Reddick, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Halsey Drug Co., Inc. that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2004 Annual Meeting of Shareholders of Halsey Drug Co., Inc. to be held at the Wyndham Newark Airport Hotel, 1000 Spring Street, Elizabeth, New Jersey 07201 on August 12, 2004 at 11:00 a.m., Eastern Time or at any adjournment thereof.



       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
.................................................................................
                                     PROXY

                                                                    [X]

                                                            PLEASE MARK
                                                            YOUR VOTES LIKE THIS

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY DOES NOT GRANT AUTHORITY TO VOTE ON MATTERS REGARDING THE ADJOURNMENT OR POSTPONEMENT OF THE SHAREHOLDERS MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL VOTES ON THE PROPOSALS PROVIDED IN THIS PROXY.


                              FOR    WITHHOLD                                                           FOR   AGAINST   ABSTAIN
1.  ELECTION OF  DIRECTORS:   [ ]      [ ]        2.  PROPOSAL TO RESTATE THE COMPANY'S                 [ ]     [ ]       [ ]
                                                      CERTIFICATE OF INCORPORATION TO INCREASE ITS
                                                      AUTHORIZED CAPITAL STOCK

                                                                                                        FOR   AGAINST   ABSTAIN
(TO WITHHOLD AUTHORITY TO VOTE FOR ANY            3.  PROPOSAL TO APPROVE THE AMENDMENT TO THE          [ ]     [ ]       [ ]
INDIVIDUAL NOMINEE, STRIKE A LINE                     COMPANY'S CERTIFICATE OF INCORPORATION TO
THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)        CHANGE THE NAME OF THE COMPANY

                                                                                                        FOR   AGAINST   ABSTAIN
NOMINEES' NAME HERE                               4.  PROPOSAL TO APPROVE THE SALE OF                   [ ]     [ ]       [ ]
                                                      SUBSTANTIALLY ALL OF THE ASSETS USED IN
                                                      MANUFACTURE AND SALE OF FINISHED DOSAGE
                                                      PHARMACEUTICAL PRODUCTS AT THE COMPANY'S
                                                      FORMER CONGERS, NEW YORK LOCATIONS

                                                                                                        FOR   AGAINST   ABSTAIN
Jerry Karabelas; Immanuel Thangaraj; Bruce F.     5.  PROPOSAL TO APPROVE THE AMENDMENT TO              [ ]     [ ]       [ ]
Wesson; Andrew D. Reddick; William A. Sumner;         THE COMPANY'S 1998 STOCK OPTION PLAN
and William Skelly.

                                                                                                        FOR   AGAINST   ABSTAIN
                                                  6.  PROPOSAL TO RATIFY THE COMPANY'S                  [ ]     [ ]       [ ]
                                                      INDEPENDENT ACCOUNTANTS FOR THE CURRENT
                                                      FISCAL YEAR.

                                                  7.  In their discretion, the proxies are
                                                      authorized to vote upon such other
                                                      business as may properly come before the
                                                      meeting.




                                                         COMPANY ID:


                                                         PROXY NUMBER:


                                                         ACCOUNT NUMBER:




Signature                                    Signature                                     Date
         -----------------------------------          ------------------------------------     -------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership name by authorized person.